As filed with the Securities and Exchange Commission on November 8, 2019

Registration Nos. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD RENEWABLE CORPORATION	BROOKFIELD RENEWABLE PARTNERS L.P.
(Exact name of Registrant as specified in their charters)	(Exact name of Registrant as specified in their charters)

Not Applicable	Not Applicable
(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)

Canada	Bermuda
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

4911	4911
(Primary Standard Industrial Classification Code Numbers)	(Primary Standard Industrial Classification Code Numbers)

Not Applicable	Not Applicable
(IRS Employer Identification Numbers)	(IRS Employer Identification Numbers)

Brookfield Renewable Corporation	Brookfield Renewable Partners L.P.
250 Vesey Street, 15th Floor	73 Front Street, 5th Floor
New York, New York 10281-1023	Hamilton, HM 12, Bermuda
(212) 417-7000	+1 (441) 294-3304
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service of the Registrants)

Copies to:

Mile T. Kurta, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP (as defined below), indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share/Unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A Subordinate Voting Shares of Brookfield Renewable Corporation	(1)	N/A	$2,450,000,000(2)	$318,010(2)
Limited Partnership Units of Brookfield Renewable Partners L.P.	(3)	N/A	$— (5)	$— (5)
Limited Partnership Units of Brookfield Renewable Partners L.P.	(4)	N/A	$— (5)	$— (5)

(1)

This registration statement relates to an aggregate of 78,000,000 class A subordinate voting shares, no par value (“class A shares”), of Brookfield Renewable Corporation (the “company”), consisting of approximately 44,800,000 class A shares, which will be distributed (the “special distribution”) to the holders of limited partnership units of Brookfield Renewable Partners L.P. (“units”) and an additional approximate 33,200,000 class A shares to be issued to Brookfield Asset Management Inc. and its subsidiaries (other than entities within our group), as more fully described in the prospectus contained herein.

(2)	There is currently no market for the class A shares. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(3)

Represents 78,000,000 units of Brookfield Renewable Partners L.P. to be issued from time to time upon exchange, redemption or purchase of class A shares (including upon liquidation, dissolution, or winding up of the company) following the special distribution as described in the prospectus filed as part of this registration statement. The number of units represents a good-faith estimate of the maximum number of units to be issued upon exchange, redemption or purchase of class A shares (including upon liquidation, dissolution, or winding up of the company). Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional units as may be issuable as a result of stock splits, stock dividends or similar transactions.

(4)

Represents 78,000,000 units of Brookfield Renewable Partners L.P. to be delivered by the selling unitholder upon exchange, redemption or purchase of class A shares (including upon liquidation, dissolution, or winding up of the company) following the special distribution as described in the prospectus filed as part of this registration statement. The number of units represents a good-faith estimate of the maximum number of units to be delivered upon exchange, redemption or purchase of class A shares (including upon liquidation, dissolution, or winding up of the company). Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional units as may be deliverable as a result of stock splits, stock dividends or similar transactions.

(5)	No separate registration fee is payable pursuant to Rule 457(i) under the Securities Act.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED NOVEMBER 8, 2019

BROOKFIELD RENEWABLE CORPORATION

Class A Subordinate Voting Shares of Brookfield Renewable Corporation

Limited Partnership Units of Brookfield Renewable Partners L.P.

(issuable or deliverable upon exchange, redemption or purchase of Class A Subordinate Voting Shares)

This prospectus is being furnished to you as a unitholder of Brookfield Renewable Partners L.P., or the partnership, in connection with the planned special distribution, or the special distribution, by the partnership to the holders of its non-voting limited partnership units, or units, of approximately 44.7 million class A subordinate voting shares, or class A shares, of Brookfield Renewable Corporation, or our company, a corporation incorporated under, and governed by, the laws of British Columbia. Each class A share will be structured with the intention of providing an economic return equivalent to one unit (subject to adjustment to reflect certain capital events). Each class A share will be exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our company). The partnership may elect to satisfy our exchange obligation by acquiring such tendered class A shares for an equivalent number of units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the partnership). Our company and the partnership currently intend to satisfy any exchange requests on the class A shares through the delivery of units rather than cash. It is expected that following completion of the special distribution each class A share will receive identical dividends to the distributions paid on each unit as more fully described in this prospectus. We therefore expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of the partnership, our company and our respective subsidiaries as a whole, which we refer to throughout this prospectus as our group. Prior to the special distribution, our company will acquire our operating subsidiaries from certain of the partnership’s subsidiaries (excluding a 9% interest, which will continue to be held indirectly by the partnership through its continued ownership of 9% of the common shares of BRP Bermuda Holdings I Limited, or LATAM Holdco). Following completion of the special distribution, our company will own and operate high-quality, long-life renewable power assets that sell electricity under contracts with creditworthy counterparties. Our initial operations will consist of hydroelectric power assets in Brazil and Colombia.

This prospectus also relates to (i) the delivery of up to approximately 77.8 million units to holders of class A shares if our company or the partnership elects to satisfy any exchange, redemption or purchase of class A shares by delivering units pursuant to this prospectus (including in connection with any liquidation, dissolution or winding up of our company) and (ii) the delivery by Brookfield Asset Management Inc., as selling unitholder, of up to approximately 77.8 million units to holders of class A shares, pursuant to the rights agreement between Brookfield Asset Management Inc. and Wilmington Trust, National Association. Brookfield has agreed that, for up to two years from the date of the special distribution, in the event that our company or the partnership has not satisfied an exchange, redemption or purchase of class A shares in cash or by delivering units, then Brookfield, as selling unitholder, will satisfy or cause to be satisfied such exchange, redemption or purchase by paying such cash amount or delivering such units pursuant to this prospectus. The partnership and Brookfield currently intend to satisfy any exchange, redemption or purchase of class A shares through the delivery of units rather than cash.

The partnership is a holding entity and its only substantial asset is its limited partnership interests in Brookfield Renewable Energy L.P., or BRELP. Prior to the special distribution, the partnership will receive our class A shares through a special distribution by BRELP of the class A shares to all the holders of its equity units (which does not include preferred partnership units). Brookfield Asset Management Inc. and its subsidiaries (other than entities within our group), or Brookfield, who has a current approximate 60% economic interest in the partnership on a fully-exchanged basis, as holder of redeemable partnership units of BRELP and the general partner interests in Holdings LP and the partnership, will receive an additional approximate 33.1 million class A shares. Immediately following the special distribution, our company’s sole direct investment will be an interest in the common equity of BEP Subco Inc., or Canada SubCo. It is currently anticipated that immediately following the special distribution, (i) holders of units will (other than Brookfield and its affiliates) hold approximately 40% of the issued and outstanding class A shares of our company, (ii) Brookfield and its affiliates will hold approximately 60% of the issued and outstanding class A shares, and (iii) a subsidiary of the partnership will own all of the issued and outstanding class B multiple voting shares, or class B shares having a 75% voting interest, and all of the issued and outstanding class C non-voting shares, or class C shares, of our company. Holders of class A shares are expected to hold an aggregate 25% voting interest in our company.

Pursuant to the special distribution, holders of units as of                 , the record date for the special distribution, or the record date, will be entitled to receive one (1) class A share for every four (4) units held as of the record date, provided that the special distribution will be subject to any applicable withholding tax and no holder will be entitled to receive any fractional interests in the class A shares. The distribution date for the special distribution is expected to be on or about                 , or the distribution date. Holders of units who would otherwise be entitled to a fractional class A share will receive a cash payment.

Holders of units will not be required to pay for the class A shares to be received upon completion of the special distribution or tender or surrender units or take any other action in connection with the special distribution. Holders of units are not being asked for a proxy and are requested not to send a proxy. See “Questions and Answers Regarding the Special Distribution” for further details.

Our company may, at any time and in our sole discretion, upon sixty (60) days’ prior written notice to holders of class A shares, redeem all of the outstanding class A shares for one unit per class A share held (subject to adjustment to reflect certain capital events) or its cash equivalent. See “Description of Our Share Capital”.

In addition, wholly-owned subsidiaries of Brookfield will provide management services to us pursuant to the partnership’s existing master services agreement, or the Master Services Agreement, which will be amended in connection with the completion of the special distribution. There will be no increase to the base management fee and incentive distribution fees currently paid by the partnership to the Service Providers, though following completion of the special distribution, our company will be responsible for reimbursing the partnership or its subsidiaries, as the case may be, for our proportionate share of the base management fee. See also “Relationship with Brookfield—Incentive Distributions”.

There is currently no public market for our class A shares. However, we intend to apply to list our class A shares on the New York Stock Exchange, or the NYSE, and the Toronto Stock Exchange, or the TSX, under the symbol “BEPC”. We expect that trading of our class A shares will commence on the first trading day following the distribution date. The listing of our class A shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A shares on the TSX is subject to our company fulfilling all of the requirements of the TSX.

In reviewing this prospectus, you should carefully consider the matters described in the section entitled “Risk Factors ” beginning on page 21.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS INFORMATION IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.

NOTICE TO INVESTORS

About this Prospectus

This prospectus, which forms part of a registration statement on Form F-1 filed by our company and the partnership with the SEC, constitutes a prospectus of our company and the partnership for purposes of the Securities Act with respect to the class A shares to be distributed in the special distribution and the units to be issued or delivered in connection with the exchange, redemption or purchase, if any, of class A shares (including in connection with any liquidation, dissolution or winding up of our company).

You should rely only on the information contained in or incorporated by reference into this prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects could have changed since that date. We expressly disclaim any duty to update this prospectus, except as required by applicable law.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which, or from any person with respect to whom, it is unlawful to make any such offer in such jurisdiction.

Meaning of Certain References

Unless otherwise noted or the context otherwise requires, when used in this prospectus, the terms “we”, “us”, “our” and “our company” mean Brookfield Renewable Corporation together with all of its subsidiaries. References to “Brookfield Renewable” mean the partnership collectively with BRELP, the Holding Entities (but excluding our company) and the Operating Entities. References to “our group” mean, collectively, our company and Brookfield Renewable. Unless otherwise noted or the context otherwise requires, the disclosure in this prospectus assumes that the special distribution has been completed and we have acquired our operating subsidiaries from Brookfield Renewable, although we will not acquire such subsidiaries until prior to the special distribution. Certain capitalized terms and phrases used in this prospectus are defined in the “Glossary”. Words importing the singular number include the plural, and vice versa, and words importing any gender include all genders.

Historical Performance and Market Data

This prospectus contains information relating to our Business as well as historical performance and market data for Brookfield Renewable and certain of its operating subsidiaries. When considering this data, you should bear in mind that historical results and market data may not be indicative of the future results that you should expect from us or the partnership.

Financial Information

The financial information contained in this prospectus is presented in United States dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. All figures are unaudited unless otherwise indicated. In this prospectus, all references to “$” are to United States dollars, references to “C$” are to Canadian dollars, references to “R$” are to Brazilian real and references to “COP” are to Colombian pesos.

Use of Non-IFRS Measures

To measure performance, we focus on net income, an IFRS measure, as well as certain non-IFRS measures, including Funds from Operations, or FFO, and adjusted earnings before interest, taxes, depreciation, and amortization, or Adjusted EBITDA.

Our company uses FFO to assess the performance of the business before the effects of certain cash items (e.g., acquisition costs and other typical non-recurring cash items) and certain non-cash items (e.g., deferred income taxes, depreciation, non-cash portion of non-controlling interests, unrealized gain or loss on financial instruments, non-cash gain or loss from equity-accounted investments, and other non-cash items) as these are not reflective of the performance of the underlying business. In this prospectus, we use the revaluation approach in accordance with IAS 16, Property, Plant and Equipment, whereby depreciation is determined based on a revalued amount, thereby reducing comparability with our peers who do not report under IFRS as issued by the IASB or who do not employ the revaluation approach to measuring property, plant and equipment. We add back deferred income taxes on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over our long-term investment horizon. FFO is therefore unlikely to be comparable to similar measures presented by other issuers. FFO has limitations as an analytical tool. Specifically, our definition of FFO may differ from the definition used by other organizations, as well as the definition of Funds from Operations used by the Real Property Association of Canada and the National Association of Real Estate Investment Trusts, Inc., or NAREIT, in part because the NAREIT definition is based on U.S. GAAP, as opposed to IFRS.

Our company uses Adjusted EBITDA to assess the performance of the Business before the effects of interest expense, income taxes, depreciation, management service costs, non-controlling interests, unrealized gain or loss on financial instruments, non-cash gain or loss from equity-accounted investments, distributions to preferred limited partners and other typical non-recurring items. Our company adjusts for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance. Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS. Adjusted EBITDA is therefore unlikely to be comparable to similar measures presented by other issuers and has limitations as an analytical tool.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for reconciliations of non-IFRS measures to the nearest IFRS measures.

Market Data and Industry Data

Market and industry data presented throughout, or incorporated by reference in, this prospectus was obtained from third party sources, industry publications, and publicly available information, as well as industry and other data prepared by us and the partnership on the basis of our collective knowledge of the Canadian, U.S. and international markets and economies (including estimates and assumptions relating to these markets and economies based on that knowledge). Our group believes that the market and economic data is accurate and that the estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data used throughout this prospectus, or incorporated by reference herein, are not guaranteed and our group does not make any representation as to the accuracy of such information. Although our group believes it to be reliable, our group has not independently verified any of the data from third party sources referred to or incorporated by reference in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL DISTRIBUTION

The following questions and answers address briefly some questions you may have regarding the special distribution. These questions and answers may not address all questions that may be important to you as a holder of units and these questions and answers should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. See “Glossary” for the definitions of the various defined terms used throughout this prospectus.

Questions	Answers About the Special Distribution
Why is the partnership distributing our class A shares to its unitholders?

The partnership believes that certain investors in certain jurisdictions may be dissuaded from investing in the partnership because of the tax reporting framework that results from investing in units of a Bermuda-exempted limited partnership. Creating our company, a corporation, and distributing our class A shares, which have been structured with the intention of providing an economic return equivalent to the units, is intended to achieve the following objectives:

•  Provide investors that would not otherwise invest in the partnership with an opportunity to gain access to the partnership’s globally diversified portfolio of high-quality renewable power assets.

•  Provide investors with the flexibility to own, through the ownership of a class A share of our company, the economic equivalent of a unit because of the ability to exchange into a unit or its cash equivalent and the identical distributions that are expected to be paid on each class A share.

•  Provide investors with a tax reporting framework that may be favored by investors in some jurisdictions over the tax reporting framework provided by an investment in the partnership, which we believe will attract new investors who will benefit from investing in our business.

•  Create a company that we expect to be eligible for inclusion in several indices, which may be attractive to certain investors.

•  Provide our group with a greater securityholder base, thereby creating enhanced liquidity for our group’s securityholders.

•  Create a company that will provide our group with the ability to access new capital pools.

The special distribution is being effected in a manner that we expect will not result in any adverse impact on Brookfield Renewable’s credit rating or its preference shareholders, preferred unitholders or debtholders.

See “The Special Distribution—Background to and Purpose of the Special Distribution” and “Relationship with Brookfield Renewable—Credit Support”. For additional information regarding Brookfield Renewable, see “Brookfield Renewable Partners L.P.”.

How will our company’s performance track to the partnership’s performance?

Each class A share has been structured with the intention of providing an economic return equivalent to one unit. We therefore expect that the market price of our class A shares will be significantly impacted by the combined business performance of our group as a whole and the market price of the units in a manner that should result in the market price of the

Questions	Answers About the Special Distribution

class A shares tracking the market price of the units. Following the special distribution, it is expected that dividends on our class A shares will be declared and paid at the same time as distributions are declared and paid on the units and that dividends on each class A share will be declared and paid in the same amount as are declared and paid on each unit to provide holders of our class A shares with an economic return equivalent to holders of units. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution.

Each class A share will be exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our company). The partnership may elect to satisfy our exchange obligation by acquiring such tendered class A shares for an equivalent number of units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the partnership). Our company and the partnership currently intend to satisfy any exchange requests on the class A shares through the delivery of units rather than cash. However, factors that the partnership and our company may consider when determining whether to satisfy any exchange request for cash rather than units include, without limitation, compliance with applicable securities laws, changes in law (including the Bermuda limited partnership laws), the partnership’s and our company’s respective available consolidated liquidity, and any change in the tax consequences to the partnership or the company or to a holder as a result of delivery of units.

Do you intend to pay dividends on the class A shares?

Yes. The board of directors of our company, or our board, may declare dividends at its discretion. However, each class A share has been structured with the intention of providing an economic return equivalent to one unit and it is expected that dividends on the class A shares will be declared and paid at the same time and in the same amount as distributions are declared and paid on each unit. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution. The partnership pursues a strategy which our group expects will provide for highly stable, predictable cash flows sourced from predominantly long-life hydroelectric assets ensuring a sustainable distribution yield. Our group’s objective is to pay a distribution that is sustainable on a long-term basis and targets a payout ratio of approximately 70% of Brookfield Renewable’s FFO.

Immediately following completion of the special distribution, the aggregate distribution received by a holder on its units and class A shares will be the same as it would have received if the special distribution had not been made, with distributions on the units representing four-fifths (4/5ths) of such aggregate amount as a result of the one (1) for four (4) special distribution, and the dividends on each class A share being identical to the distribution on each unit.

Questions	Answers About the Special Distribution

What will our relationship with Brookfield be after the special distribution?

Our relationship with Brookfield will be substantially the same as Brookfield Renewable’s existing relationship with Brookfield. After the special distribution:

•  Brookfield will be our largest investor and will hold approximately 60% of our class A shares.

•  The Service Providers, being wholly-owned subsidiaries of Brookfield, will provide management and administrative services to us pursuant to the Master Services Agreement in exchange for a base management fee and incentive distributions. The Master Services Agreement will continue in perpetuity until terminated in accordance with its terms.

•  During the first two years after the distribution date, if our company or the partnership has not satisfied its obligation under our notice of articles and articles, or our articles, to deliver the unit amount or its cash equivalent amount upon an exchange request, Brookfield will satisfy or cause to be satisfied the obligation to deliver units or cash on an exchange of the class A shares.

For additional information, see “Management and the Master Services Agreement—The Master Services Agreement” and “Relationship with Brookfield”.

What will our company’s relationship with Brookfield Renewable be after the special distribution?

Brookfield Renewable, together with our company, comprise our group, which will serve as the primary vehicle through which Brookfield will acquire renewable power assets on a global basis, subject to certain exceptions. After the special distribution:

•  Each class A share has been structured with the intention of providing an economic return equivalent to one unit. We therefore expect that the market price of our class A shares will be significantly impacted by the combined business performance of our group as a whole and the market price of the units in a manner that should result in the market price of the class A shares tracking the market price of the units.

•  Following the special distribution, it is expected that dividends on our class A shares will be declared and paid at the same time as distributions are declared and paid on the units and that dividends on each class A share will be declared and paid in the same amount as are declared and paid on each unit to provide holders of our class A shares with an economic return equivalent to holders of units. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution. Immediately following completion of the special distribution, the aggregate distribution received by a holder on its units and class A shares will be the same as it would have received if the special distribution had not been made, with distributions on the units representing four-fifths (4/5ths) of such aggregate amount as a result of the one (1) for

Questions	Answers About the Special Distribution

four (4) special distribution, and the dividends on each class A share being identical to the distribution on each unit.

•  Each class A share will be exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our company). The partnership may elect to satisfy our exchange obligation by acquiring such tendered class A shares for an equivalent number of units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the partnership).

•  Following the second anniversary of the of the completion of the special distribution, Brookfield Renewable will provide support to our company in relation to, among other things, the payment of dividends on, and the satisfaction of our exchange and redemption obligations in respect of, our class A shares.

•  Brookfield Renewable will hold a 75% voting interest in our company through its holding of our class B shares. Brookfield Renewable’s ownership of class C shares will entitle it to receive dividends as and when declared by our board, subject to the holders of the class A shares receiving the dividends to which they are entitled.

•  Brookfield Renewable will provide our company with an equity commitment in the amount of $1 billion. In addition, we expect to enter into two credit agreements with Brookfield Renewable, one as borrower and one as lender, each providing for a ten-year revolving credit facility to facilitate the movement of cash within our group. Each credit facility will contemplate potential deposit arrangements pursuant to which the lender thereunder would, with the consent of the borrower, deposit funds on a demand basis to such borrower’s account at a reduced rate of interest.

•  We expect that our board will mirror the board of the general partner of the partnership, except that prior to the completion of the special distribution, we will add one additional non-overlapping board member to assist us with, among other things, resolving conflicts of interest, if any, that may arise from our relationship with Brookfield Renewable.

This prospectus, which forms a part of a registration statement on Form F-1, constitutes a prospectus of the partnership with respect to the delivery of units to holders of class A shares upon exchange, redemption or purchase of the class A shares as contemplated by our articles and the Rights Agreement (including in connection with any liquidation, dissolution or winding up of our company); however, the partnership intends to file a registration statement on Form F-3 in order to register the delivery of units in connection with any such redemption, exchange or purchase from and after the effective date of the special distribution.

For additional information, see “Description of Our Share Capital—Class A Shares” and “Relationship with Brookfield Renewable”.

Questions	Answers About the Special Distribution

Will there be any significant shareholders of our company after the special distribution?

Yes. Brookfield Renewable will hold all of our class B shares, thereby giving Brookfield Renewable a 75% voting interest and class C shares. In addition, Brookfield will, directly and indirectly, hold approximately 60% of our class A shares immediately upon completion of the special distribution as a result of class A shares distributed to Brookfield in respect of the redeemable partnership units and general partner interests that it holds in BRELP, the units and general partner interest that it holds in the partnership. See “The Special Distribution—Background to and Purpose of the Special Distribution”.

How will the special distribution work?

The partnership and BRELP intend to make a special distribution to holders of its equity units of all of the class A shares. As a result of the special distribution, holders of units will be entitled to receive one (1) class A share for every four (4) units held as of the record date, provided that the special distribution will be subject to any applicable withholding tax and no holder will be entitled to receive any fractional interests in the class A shares. Holders who would otherwise be entitled to a fractional class A share will receive a cash payment. For additional information, see “The Special Distribution—Mechanics of the Special Distribution”.

The determination of the special distribution ratio is based on two components. First, the number of shares our company will issue was based on the value of the business to be transferred and the anticipated value of a share of our company. Second, the special distribution ratio of our company’s shares was based on the number of shares of our company to be issued and the number of partnership units expected to be outstanding (assuming exchange of the redeemable partnership units of BRELP) at the time of the special distribution.

Holders of the partnership’s preferred limited partnership units, or the preferred units, will not participate in this special distribution.

If I am a holder of units, what do I have to do to participate in the distribution?

Nothing. You are not required to pay for the class A shares that you will receive upon the special distribution or tender or surrender your units or take any other action in connection with the special distribution. No vote of the partnership’s unitholders will be required for the special distribution. If you own units as of the close of business on the record date, a book-entry account statement reflecting your ownership of the class A shares will be mailed to you, or your brokerage account will be credited for the class A shares, on or about                 , 2020.

Are there risks associated with owning the class A shares or units?

Yes, our Business and the ownership of class A shares are subject to both general and specific risks and uncertainties. Owning units of the partnership also is subject to risks. For a discussion of factors you should consider, please see “Risk Factors”.

How will owning a class A share be different from owning a unit?

Each class A share will be structured with the intention of providing an economic return equivalent to one unit (subject to adjustment to reflect certain capital events), including identical dividends on a per share basis as are paid on each unit.

Questions	Answers About the Special Distribution

However, there are certain material differences between the rights of holders of class A shares and holders of the units under the governing documents of our company and the partnership and applicable law, such as the right of holders of class A shares to request an exchange of their class A shares for an equivalent number of units or its cash equivalent (the form of payment to be determined at the election of our group) and the redemption right of our company. These material differences are described in the section entitled “Comparison of Rights of Holders of Our Class A Shares and the Partnership’s Units”.

When will the special distribution be completed?	The partnership expects to complete the special distribution on or about , 2020.

What is the record date for the distribution?	On or about , 2020.

How many class A shares will I receive?

You will be entitled to receive one (1) class A share for every four (4) units you hold as of the record date of the special distribution. Based on the number of units expected to be outstanding on the record date for the special distribution, the partnership expects to distribute to holders of units (including Brookfield) approximately 44.7 million class A shares. An additional approximate 33.1 million class A shares will be distributed to Brookfield as holder of redeemable partnership units of BRELP and general partner interests in BRELP and the partnership. No holder will be entitled to receive any fractional interests in the class A shares. Holders who would otherwise be entitled to a fractional class A share will receive a cash payment. For additional information on the distribution, see “The Special Distribution—Mechanics of the Special Distribution”.

Holders of the preferred units of the partnership will not receive any class A shares pursuant to the special distribution.

Can units be exchanged for class A shares of our company?

No, units are not exchangeable. A unitholder who would like to acquire additional class A shares of our company would be required to acquire them in the market. However, our company or one of its affiliates may in the future consider, subject to market and other conditions, making an offer to unitholders to permit them to exchange their units for class A shares.

Is the special distribution taxable for Canadian federal income tax purposes?

In general, subject to the conditions and limitations set forth below under the heading “Material Canadian Federal Income Tax Considerations”, the special distribution will reduce the adjusted cost base of a resident holder’s interest in the partnership and the special distribution should not be taxable to a non-resident holder for Canadian federal income tax purposes.

Unitholders who receive class A shares pursuant to the special distribution should consult their own tax advisors having regard to their particular circumstances.

Questions	Answers About the Special Distribution

Is the special distribution taxable for United States federal income tax purposes?

In general, subject to the conditions and limitations set forth below under the heading “Material United States Federal Income Tax Considerations”, the general partner of the partnership intends to take the position and believes that each of the partnership and BRELP qualifies as an “investment partnership” within the meaning of the U.S. Internal Revenue Code, so that the special distribution of class A shares to a U.S. unitholder that is an “eligible partner” (as defined herein) qualifies as a non-taxable distribution of property. However, such treatment is not free from doubt, and no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the positions described herein. U.S. unitholders should consult their own tax advisors regarding the U.S. federal income tax consequences of the special distribution in light of their particular circumstances.

Where will I be able to trade the class A shares?

There is no public trading market for our class A shares. However, our company intends to apply to list its class A shares on the NYSE and on the TSX under the symbol “BEPC”. The listing of our class A shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A shares on the TSX is subject to our company fulfilling all of the requirements of the TSX.

We expect that trading of our class A shares will commence on the first trading day following the distribution date.

How do I exchange the class A shares I will receive into units?

As a class A shareholder, you will be entitled to exchange your class A shares for an equivalent number of units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our company) at any time. The partnership may elect to satisfy our exchange obligation by acquiring such tendered class A shares for an equivalent number of units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the partnership). Our company and the partnership currently intend to satisfy any exchange requests through the delivery of units rather than cash. For additional information, see “Description of Our Share Capital—Class A Shares”. However, factors that the partnership and our company may consider when determining whether to satisfy any exchange request for cash rather than units include, without limitation, compliance with applicable securities laws, changes in law (including the Bermuda limited partnership laws), the partnership’s and our company’s respective available consolidated liquidity, and any change in the tax consequences to the partnership or the company or to a holder as a result of delivery of units.

If you hold your units and class A shares through a broker, please contact your broker to request an exchange. If you are a registered holder and hold your units and class A shares in certificated form or in an account directly with the transfer agent, Computershare Inc., please contact the transfer agent to request an exchange.

An exchange of class A shares for an equivalent number of units or its cash equivalent may have tax consequences. See “Material Canadian Federal Income Tax Considerations” and “Material United States Federal Income Tax Considerations”.

Questions	Answers About the Special Distribution

Will the number of units I own or the distributions I receive change as a result of the special distribution?

No. The number of units that you own will not change as a result of the special distribution. Immediately following completion of the special distribution, the aggregate distribution received by a holder on its units and class A shares will be the same as it would have received if the special distribution had not been made, with distributions on the units representing four-fifths (4/5ths) of such aggregate amount as a result of the one (1) for four (4) special distribution, and the dividends on each class A share being identical to the distribution on each unit.

What will happen to the listing of the partnership’s units?	Nothing. The units will continue to trade on the TSX under the symbol “BEP.UN” and on the NYSE under the symbol “BEP”.

Whom do I contact for information regarding our company and the special distribution?

Before the special distribution, you should direct inquiries relating to the special distribution to:

Brookfield Renewable Partners L.P.
73 Front Street, 5th Floor
Hamilton HM12, Bermuda
Attention: Jane Sheere

After the special distribution, you should direct inquiries relating to the class A shares to:

Brookfield Renewable Corporation
250 Vesey Street, 15th Floor
New York NY 10281-1023
Attention: Investor Relations
Phone: 1-833-236-0278
Email: enquiries@brookfieldrenewable.com

After the special distribution, the transfer agent and registrar for the class A shares will be:

Computershare Inc.
150 Royall Street
Canton, MA 02021

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated herein by reference and does not contain all of the information you should know about our group, the class A shares and the units. You should read this entire prospectus carefully, especially the “Risk Factors” section and the more detailed information and financial data and statements contained elsewhere in this prospectus and incorporated herein by reference. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Information” for more information. Unless otherwise indicated or the context otherwise requires, the disclosure in this prospectus assumes that the special distribution has been completed and we have acquired our operating subsidiaries from Brookfield Renewable, although we will not acquire such subsidiaries until prior to the special distribution. See “Glossary” for the definitions of the various defined terms used throughout this prospectus.

Our Business

Our company is a controlled subsidiary of the partnership, whose direct and indirect subsidiaries own and operate hydroelectric power assets in Brazil and Colombia. Brookfield Renewable was established by Brookfield as a vehicle to own and operate high-quality renewable power assets globally, and collectively represents one of the largest pure-play public renewable businesses in the world. Our company leverages our group’s extensive operating experience to maintain and enhance the value of assets, grow cash flows on an annual basis and cultivate positive relations with local stakeholders.

Our current operations consist of approximately 3,468 MW of installed hydroelectric capacity across Brazil and Colombia, and annualized long-term average generation on a proportionate basis of approximately 6,720 GWh, which excludes the 9% interest in LATAM Holdco that will be retained by Brookfield Renewable.

We intend to generate a stable, predictable cash flow profile sourced from a portfolio of low operating cost, long-life hydroelectric assets that sell electricity under contracts with creditworthy counterparties. As a controlled subsidiary of the partnership, an integral part of our strategy is to participate along with institutional investors in Brookfield-sponsored funds, consortia, joint ventures and other arrangements, that target acquisitions that suit our profile.

Current Operations

Brazil

We own 36 facilities with a total capacity of 736 MW located in seven Brazilian states, representing approximately 31% of the country’s population, and we have several projects in various stages of development. As such, we believe our business in Brazil is well positioned to participate in a large and diversified economy with further developmental potential.

We generally focus on small hydroelectric power plants, or SHPPs, a category of hydroelectric power plant with less than 30 MW of capacity. Of our concessions and authorizations, all but two have remaining terms of more than ten years.

In the Brazilian electricity market, energy is typically sold under long-term contracts to either load-serving distribution companies in the regulated market or smaller “free customers” in the free customer market. Approximately 55% of our portfolio are with load-serving distribution companies in the regulated market and approximately 45% are with “free customers” in the free customer market. Our Brazilian portfolio has a weighted average (based on MW) remaining contract term of approximately eight years.

Market Opportunity

With the world’s fifth-largest population and eighth-largest economy, Brazil retains strong long-term growth potential despite the near-term economic challenges. Electricity consumption has sustained an average annual growth rate of approximately 3.2% over the last 30 years, a trend which is likely to continue in the long-term given that per capita consumption is still less than one-fifth of per capita consumption in the United States. By 2026, Brazil’s energy planning agency projects that around 67,000 MW of new supply will be needed, while only approximately 27,000 MW of capacity is already contracted. Accordingly, we expect Brazil will require over 4,400 MW of new supply annually to meet growing demand.

We believe there are two additional aspects of the Brazilian market that make our business compelling. First, substantially all of our hydroelectric facilities participate in the hydrological balancing pool administered by the government of Brazil, or the MRE, which significantly reduces the impact of variations in hydrology on our cash flows. Second, SHPPs operate in a segment of the market that benefits from certain preferred economic and regulatory rights. Customers that purchase power from these plants benefit from a special discount for the use of the distribution system which, in turn, enables generators like us, since we have 50% of our portfolio contracted with final consumers, to capture a portion of this discount through higher prices to end-user customers.

Colombia

Our group, together with its institutional partners, acquired Isagen in January 2016, which marked our group’s entry into the Colombian market. Our consortium’s current ownership interest in Isagen is 99.63% of which our share is an approximately 24.17% interest.

Isagen is Colombia’s third-largest power generation company and owns and operates a 3,032 MW portfolio with an annual average generation of approximately 14,500 GWh. This portfolio accounts for approximately 18% of Colombia’s installed generating capacity and consists of six, largely reservoir-based, hydroelectric facilities and a 300 MW cogeneration plant. Isagen’s portfolio also includes approximately 500 MW of medium to long-term development projects.

Isagen owns all of its power generating assets in perpetuity and currently holds requisite water usage and other rights in respect of each of its assets.

In Colombia, revenues are typically secured through one to five-year bilateral contracts with local distribution companies in the “regulated market”, and with large industrial users in the unregulated market. Isagen’s current long-term contracts’ average term is six years. These contracts reduce the exposure of both suppliers and end-users to price volatility in the spot market by fixing the price payable for given amount of committed energy. Isagen’s PPAs take this approach and its revenues are approximately 70% contracted as at June 30, 2019.

Market Opportunity

Colombia is an investment-grade rated country based on ratings from multiple agencies. Real gross domestic product has grown at an average rate of approximately 4% per year, while growth in demand for electricity has averaged just under 3%. Over the long-term, we anticipate that electricity demand growth will be approximately 2.5% per year reflecting our long-term view of gross domestic product growth and a view that per capita power consumption converges with neighboring countries. Power consumption of approximately 1,300 kWh per year in Colombia is well below that of most regional peers and only 10% of that in the U.S. As peak demand in Colombia is approximately 10 GW, with estimated growth at 2.5%, there will be approximately 250 MW of additional demand each year, which would require an additional 400 MW of generating capacity to maintain adequate reserves.

As of June 30, 2019, Colombia had a total installed capacity of over 17 GW with hydro accounting for almost 70% of the supply mix and the remainder being supplied by natural gas, coal, and diesel. We expect that meeting Colombia’s growing demand for firm energy will become more difficult over time as the recent problems with the construction and operation of the dam near Ituango has made large-scale hydro development more challenging (despite significant untapped hydro resources) and natural gas imports are increasingly required to meet domestic needs due to falling natural gas production in Colombia. We believe we will be able to leverage our underlying hydro business to help the country meet its energy needs by extending the duration of contracts with customers and participating in opportunistic development projects.

Operating Philosophy

Like Brookfield Renewable, we intend to employ a hands-on, operations-oriented, long-term owner’s approach to managing our portfolio. We believe this approach will enable us to maintain and, where possible, enhance the value of our assets by being able to quickly identify and manage technical, economic or stakeholder issues that may arise. Brookfield Renewable supports our operators with a strong corporate team that provides oversight of the functions of our company and, among other things, establishes consistent policies for our Business on compliance, information technology, health, safety and security, human resources, stakeholder relations and procurement.

We also benefit from the expertise of Brookfield, which provides strategic direction, corporate oversight, commercial and business development expertise, and oversees decisions regarding the funding and growth of our and Brookfield Renewable’s business. We believe this approach leads to a strong decision-making culture and long-term owner-oriented investment philosophy to build value.

Management

Similar to Brookfield Renewable, the Service Providers, being wholly-owned subsidiaries of Brookfield, will provide management services to us pursuant to the Master Services Agreement of Brookfield Renewable. Each of the members of the senior management team that is principally responsible for providing services to Brookfield Renewable has substantial operational and transactional origination and execution expertise, including Sachin Shah, who will serve as our Chief Executive Officer, Wyatt Hartley, who will serve as our Chief Financial Officer, Ruth Kent, who will serve as our Chief Operating Officer and Jennifer Mazin, who will serve as our General Counsel. See “Management and the Master Services Agreement” for further details.

Stock Exchange Listing

Our company intends to apply to list its class A shares on the NYSE and on the TSX, under the symbol “BEPC”. The listing of our class A shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A shares on the TSX is subject to our company fulfilling all of the requirements of the TSX.

The Special Distribution

The partnership believes that certain investors in certain jurisdictions may be dissuaded from investing in the partnership because of the tax reporting framework that results from investing in units of a Bermuda-exempted limited partnership. Creating our company, a corporation, and distributing our class A shares, with each share structured with the intention of providing an economic return equivalent to one unit is intended to achieve the following objectives:

•	Provide investors that would not otherwise invest in the partnership with an opportunity to gain access to the partnership’s globally diversified portfolio of high-quality renewable power assets.

•

Provide investors with the flexibility to own, through the ownership of a class A share of our company, the economic equivalent of a unit because of the ability to exchange into a unit or its cash equivalent and the identical distributions that are expected to be paid on each class A share.

•

Provide investors with a tax reporting framework that may be favored by investors in some jurisdictions over the tax reporting framework provided by an investment in the partnership, which we believe will attract new investors who will benefit from investing in our business.

•	Create a company that we expect to be eligible for inclusion in several indices, which may be attractive to certain investors.

•	Provide our group with a greater securityholder base, thereby creating enhanced liquidity for our group’s securityholders.

•	Create a company that will provide our group with the ability to access new capital pools.

The special distribution is being effected in a manner that we expect will not result in any adverse impact on Brookfield Renewable’s credit rating or its preference shareholders, preferred unitholders, or debtholders. See “The Special Distribution—Background to and Purpose of the Special Distribution” and “Relationship with Brookfield Renewable—Credit Support” for further details. For additional information regarding Brookfield Renewable, see “Brookfield Renewable Partners L.P.”

Ownership and Organizational Structure

Notes:

(1)

Pursuant to a voting agreement, Brookfield Renewable Power Inc., or BRPI, has agreed that certain voting rights with respect to the general partner of BRELP, BRP Bermuda GP Limited, and BRELP will be voted in accordance with the direction of the partnership.

(2)

BRPI’s limited partnership interest in BRELP is redeemable for cash or exchangeable for limited partnership units of the Partnership in accordance with the redemption-exchange mechanism contained in BRELP’s limited partnership agreement, which could result in BRPI owning approximately 60.18% of the partnership’s issued and outstanding units on a fully-exchanged basis. On a fully-exchanged basis, public holders of units own approximately 39.82% of the partnership and BRPI will not hold any limited partnership units of BRELP.

(3)	Holders of class A shares hold a 25% voting interest in our company. See “Description of Our Share Capital—Class A Shares—Voting”.
(4)

Holders of the class B shares hold a 75% voting interest in our company. The class C shares of our company are non-voting. Brookfield Renewable will hold all of the class B shares and class C shares of our company upon completion of the special distribution. “Description of Our Share Capital—Class B Shares—Voting”.

Relationship with Brookfield

Our organizational and ownership structure involves a number of relationships that may give rise to conflicts of interest between our company and our shareholders, on the one hand, and Brookfield and Brookfield Renewable, on the other hand. For example, we expect that our board will mirror the board of the general partner of the partnership, except that prior to the completion of the special distribution, we will add one additional non-overlapping board member to assist us with, among other things, resolving any conflicts of interest that may arise from our relationship with Brookfield Renewable. In certain instances, the interests of Brookfield or Brookfield Renewable may differ from the interests of our company and our shareholders. Further, Brookfield may make decisions, including with respect to tax or other reporting positions, from time to time that may be more beneficial to one type of investor or beneficiary than another, or to Brookfield rather than to our company and our shareholders. See “Relationship with Brookfield—Conflicts of Interest and Fiduciary Duties” below for more information.

Dividend Policy

Our board may declare dividends at its discretion. However, each class A share has been structured with the intention of providing an economic return equivalent to one unit and following the special distribution, it is expected that dividends on our class A shares will be declared and paid at the same time as distributions are declared and paid on the units and that dividends on each class A share will be declared and paid in the same amount as are declared and paid on each unit to provide holders of our class A shares with an economic return equivalent to holders of units. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution. The partnership pursues a strategy which our group expects will provide for highly stable, predictable cash flows sourced from predominantly long-life hydroelectric assets ensuring a sustainable distribution yield. Our group’s objective is to pay a distribution that is sustainable on a long-term basis and has set its target payout ratio at approximately 70% of Brookfield Renewable’s FFO. Pursuant to the Support Agreement, as described below, from and after the second anniversary of the distribution date, Brookfield Renewable will provide support to our company in relation to, among other things, the payment of our dividends. For additional information, see “Relationship with Brookfield Renewable—Support Agreement”.

Participants in the partnership’s distribution reinvestment plan will automatically receive the special distribution of class A shares on the same basis as other unitholders provided they continue to own such units on the record date. However, participants should be aware that we do not currently anticipate establishing a similar dividend reinvestment plan for our company, and future dividends paid on class A shares will be paid in cash and not reinvested.

Our Capital Structure

Each class A share will be structured with the intention of providing an economic return equivalent to one unit (subject to adjustment to reflect certain capital events), including identical dividends on a per share basis as are paid on each unit, and will be exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our company), as more fully described in this prospectus. The partnership may elect to satisfy our exchange obligation by acquiring such tendered class A shares for an equivalent number of units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the partnership). Our company and the partnership currently intend to satisfy any exchange requests on the class A shares through the delivery of units rather than cash. We therefore expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of our group as a whole. However, there are certain material differences between the rights of holders of class A shares and holders of the units under the governing documents of our company and the partnership and applicable law, such as the right of holders of class A shares to request an exchange of their class A shares for an equivalent number of units or its cash equivalent (the form of payment to be determined at the election of our group) and the redemption right of our company. These material differences are described in the section entitled “Comparison of Rights of Holders of our Class A Shares and the Partnership’s Units”. In making an investment decision relating to our securities, you should also carefully consult the documents prepared by the partnership and described in the section of this prospectus entitled “Brookfield Renewable Partners L.P.—Information Regarding the Units”.

Further, the class A shares will be held by public shareholders and Brookfield, and the class B shares and class C shares will be held by Brookfield Renewable. Dividends on each class A share are expected to be declared and paid at the same time and in the same amount per share as distributions on each partnership unit. Brookfield Renewable’s ownership of class C shares will entitle it to receive dividends as and when declared by our board. The holders of the class A shares will be entitled to one vote for each class A share held at all meetings of our shareholders, except for meetings at which only holders of another specified class or series of shares of our company are entitled to vote separately as a class or series. The holders of the class B shares will be entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the class A shares. Except as otherwise expressly provided in the articles or as required by law, the holders of class A shares and class B shares will vote together and not as separate classes. Holders of class C shares will have no voting rights. See “Description of Our Share Capital”.

This prospectus, which forms a part of a registration statement on Form F-1, constitutes a prospectus of the partnership with respect to the delivery of units to holders of class A shares upon exchange, redemption or purchase of the class A shares as contemplated by our articles and the Rights Agreement (including in connection with any liquidation, dissolution or winding up of our company); however, the partnership intends to file a registration statement on Form F-3 in order to register the delivery of units in connection with any such redemption, exchange or purchase from and after the effective date of the special distribution. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution.

Rights Agreement

Prior to the distribution date, our company and Brookfield will enter into a rights agreement, or the Rights Agreement, pursuant to which Brookfield has agreed that, until the second anniversary of the distribution date, in the event that, on the applicable specified exchange date with respect to any class A shares submitted for exchange, (i) our company has not satisfied its obligation under our articles by delivering the unit amount or its cash equivalent amount and (ii) Brookfield Renewable has not, upon its election in its sole and absolute discretion, acquired such exchanged class A shares from the holder thereof and delivered the unit amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to our articles to exchange such subject class A shares for the unit amount or its cash equivalent. The holders of class A shares have a right to receive the unit amount or its cash equivalent in such circumstances, which we refer to as the secondary exchange rights. Brookfield currently intends to satisfy any exchange requests on the class A shares through the delivery of units rather than cash.

Support Agreement

Prior to the distribution date, our company and Brookfield Renewable will enter into a support agreement, or the Support Agreement, which will become effective on the second anniversary of the distribution date, pursuant to which Brookfield Renewable will covenant that, so long as class A shares not owned by Brookfield Renewable are outstanding, Brookfield Renewable will, among other things, (i) not declare or pay any distributions on the units unless our company has sufficient money or other assets available to enable the due declaration and the due and punctual payment of an equivalent dividend on the class A shares and (ii) take all actions reasonably necessary to enable our company to pay the liquidation amount or amount payable on an exchange of our class A shares, in the event of a liquidation, dissolution or winding up of our company, an exchange request by a holder of class A shares or a redemption of class A shares by our company, as the case may be. Notwithstanding the foregoing, we expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution.

Management Fee and Incentive Distributions

Our company, like Brookfield Renewable, will be externally managed by the Service Providers. In connection with the completion of the special distribution, the Master Services Agreement will be amended to contemplate our company becoming a Service Recipient and receiving management services comparable to the services currently provided to Brookfield Renewable by the Service Providers. Pursuant to the Master Services Agreement, in exchange for the management services provided to Brookfield Renewable by the Service Providers, Brookfield Renewable pays an annual management fee to the Service Providers of $20 million (adjusted annually for inflation at an inflation factor based on year over year United States consumer price index) plus 1.25% of the amount by which the market value of our group exceeds an initial reference value. The base management fee is calculated and paid on a quarterly basis. For purposes of calculating the base management fee, the market value of our group is equal to the aggregate value of all outstanding units on a fully-diluted basis, preferred units and securities of the other Service Recipients (including our class A shares) that are not held by Brookfield Renewable, plus all outstanding third party debt with recourse to a Service Recipient, less all cash held by such entities. BRP Bermuda GP Limited, a subsidiary of Brookfield, also receives incentive distributions based on the amount by which quarterly distributions on BRELP units (other than BRELP Class A Preferred Units), as well as economically equivalent securities of the other Service Recipients, including our company, exceed specified target levels as set forth in BRELP’s limited partnership agreement. The value of the special distribution will not be included in the relevant quarterly incentive distribution calculation. There will be no increase to the base management fee and incentive distribution fees currently paid by Brookfield Renewable to the Service Providers, though following completion of the special distribution, our company will be responsible for reimbursing Brookfield Renewable for our proportionate share of the base management fee. See “Relationship with Brookfield — Incentive Distributions”.

For additional information, see “Management and the Master Services Agreement”.

Summary of Material Canadian Federal Income Tax Considerations

In general, subject to the conditions and limitations set forth below under the heading “Material Canadian Federal Income Tax Considerations”, the special distribution will reduce the adjusted cost base of a resident holder’s interest in the partnership and the special distribution should not be taxable to a non-resident holder for Canadian federal income tax purposes.

Unitholders who receive class A shares pursuant to the special distribution should consult their own tax advisors having regard to their particular circumstances.

Summary of Material United States Federal Income Tax Considerations

In general, subject to the conditions and limitations set forth below under the heading “Material United States Federal Income Tax Considerations”, the general partner of the partnership intends to take the position and believes that each of the partnership and BRELP qualifies as an “investment partnership” within the meaning of the U.S. Internal Revenue Code, so that the special distribution of class A shares to a U.S. unitholder that is an “eligible partner” (as defined below) qualifies as a non-taxable distribution of property. However, such treatment is not free from doubt, and no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the positions described herein. U.S. unitholders should consult their own tax advisors regarding the U.S. federal income tax consequences of the special distribution in light of their particular circumstances.

Corporate Information

Our company’s head office is at 250 Vesey Street, 15th Floor, New York NY 10281-1023 and our company’s registered office is at 1055 West Georgia Street, Suite 1500, P.O Box 11117, Vancouver, British Columbia V6E 4N7. Our telephone number is +1 (212) 417-7000.

Risk Factors

We are subject to a number of risks of which you should be aware. For a discussion of factors you should consider, we direct you to the risks described under “Risk Factors”.

Each class A share has been structured with the intention of providing an economic return equivalent to the one unit. We therefore expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of our group as a whole. See “Risk Factors” and the risk factors included in the partnership’s Annual Report that the partnership has incorporated herein by reference for a discussion of the risk factors applicable to Brookfield Renewable’s business and an investment in units.

Summary of Selected Financial Information

The following tables present selected financial data for the Business and are derived from, and should be read in conjunction with, the combined carve-out financial statements of the Colombian and Brazilian operations of the partnership as at December 31, 2018 and December 31, 2017 and for each of the years in the three years ended December 31, 2018, and the unaudited condensed combined carve-out financial statements of the Colombian and Brazilian operations of the partnership as at June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and June 30, 2018 and the notes thereto, each of which is included elsewhere in this prospectus. The information included in this section should also be read in conjunction with our Unaudited Pro Forma Financial Statements as at June 30, 2019 and for the six months ended June 30, 2019 and for the year ended December 31, 2018, included elsewhere in this prospectus. Presentation of selected financial information as of December 31, 2016, December 31, 2015 and December 31, 2014 and for the fiscal periods ended December 31, 2015 and December 31, 2014 could not be provided without unreasonable effort or expense.

	Six Months Ended June 30,		Year Ended December 31,
(MILLIONS)	2019	2018	2018	2017	2016
	(unaudited)
Statement of Operating Results Data
Revenues	$638	$586	$1,161	$1,068	$1,009
Other income	7	6	9	17	22
Direct operating costs	(249)	(239)	(486)	(486)	(523)
Management service costs	(15)	(14)	(26)	(27)	(19)
Interest expense—borrowings	(78)	(85)	(167)	(190)	(176)
Share of earnings from equity accounted investments	1	1	1	2	1
Unrealized financial instrument (loss) gain	(7)	(2)	16	(8)	(6)
Depreciation and amortization expense	(87)	(108)	(206)	(251)	(241)
Other	18	1	(26)	39	17

Income before income tax	228	146	276	164	84
Current income tax expense	(29)	(6)	(18)	(33)	(32)
Deferred income tax recovery	(15)	(9)	82	(36)	15

Net income	$184	$131	$340	$95	$67

Net income attributable to:
Participating non-controlling interests—in operating subsidiaries	$118	$96	$253	$71	$83
Parent company	$66	$35	$87	$24	$(16)

		December 31,
(MILLIONS)	June 30, 2019	2018	2017
	(unaudited)
Statement of Financial Position Data
Cash	$211	$60	$75
Total assets	10,277	9,915	8,650
Borrowings	1,935	1,677	1,889
Equity
Participating non-controlling interests—in operating subsidiaries	3,268	3,321	2,582
Equity in net assets attributable to parent company	2,850	2,756	2,411

Total equity in net assets	$6,118	$6,077	$4,993

RISK FACTORS

You should carefully consider the following factors in addition to the other information set forth or incorporated by reference in this prospectus. The following factors assume that the special distribution has been completed and we have acquired our operating subsidiaries from Brookfield Renewable, although we will not acquire such subsidiaries until prior to the completion of the special distribution. If any of the following risks were actually to occur, our business, financial condition and results of operations and the value of the class A shares would likely suffer. Each class A share has been structured with the intention of providing an economic return equivalent to one unit. We therefore expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of our group as a whole. In addition to carefully considering the risks factors contained in this prospectus and described below, you should carefully consider the risk factors applicable to Brookfield Renewable’s business and an investment in units, which are incorporated by reference from the partnership’s Annual Report. For additional information regarding Brookfield Renewable, see “Brookfield Renewable Partners L.P.” and “Where You Can Find More Information”.

Risks Relating to our Company

Each class A share has been structured with the intention of providing an economic return equivalent to one unit and therefore we expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of our group as a whole.

Each class A share has been structured with the intention of providing an economic return equivalent to one unit and, in addition to contemplating identical dividends to the distributions paid on the units, each class A share is exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our group). Our company currently intends to satisfy any exchange requests on the class A shares through the delivery of units rather than cash. As a result, the business operations of Brookfield Renewable, and the market price of the units, are expected to have a significant impact on the market price of the class A shares, which could be disproportionate in circumstances where the business operations and results of our company on a standalone basis are not indicative of such market trends. Class A shareholders will have no ability to control or influence the decisions or business of Brookfield Renewable. You should therefore carefully consider the risk factors applicable to Brookfield Renewable’s business and an investment in units, as described in the partnership’s Annual Report, which is incorporated by reference in this prospectus. For additional information regarding Brookfield Renewable, see “Brookfield Renewable Partners L.P.”

Our company is a newly formed corporation with no separate operating history and the historical and pro forma financial information included herein does not reflect the financial condition or operating results we would have achieved during the periods presented, and therefore may not be a reliable indicator of our future financial performance.

Our company was formed on September 9, 2019 and has only recently commenced its activities. Although our assets and operating businesses have been under Brookfield Renewable’s control prior to the formation of our company, their combined results have not previously been reported on a stand-alone basis and the historical and pro forma financial statements included in this prospectus may not be indicative of our future financial condition or operating results and will make it difficult to assess our ability to operate profitably and pay dividends to our shareholders.

Our company is a holding company and its material assets consist solely of interests in our operating subsidiaries.

Our company has no independent means of generating revenue. We depend on distributions and other payments from our operating businesses to provide us with the funds necessary to meet our financial obligations.

Our operating businesses are legally distinct from our company and some of them are or may become restricted in their ability to pay dividends and distributions or otherwise make funds available to our company pursuant to local law, regulatory requirements and their contractual agreements, including agreements governing their financing arrangements. Our operating businesses will generally be required to service their debt obligations before making distributions to our company.

All of our company’s assets are located in South America. Changes in regulatory, political, economic and social conditions in South America could adversely affect our business, results of operations, financial condition and prospects.

Our financial performance may be negatively affected by regulatory, political, economic and social conditions in South American countries in which our operations or projects are located. In many of these jurisdictions, we are exposed to various risks such as potential renegotiation, nullification or forced modification of existing contracts, expropriation or nationalization of property, foreign exchange controls, changes in local laws, regulations and policies, political instability, bribery, extortion, corruption, civil strife, acts of war, guerilla activities and terrorism. We also face the risk of having to submit to the jurisdiction of a foreign court or arbitration panel or having to enforce a judgment against a sovereign nation within its own territory. Actual or potential political or social changes and changes in economic policy may undermine investor confidence, which may hamper investment and thereby reduce economic growth, and otherwise may adversely affect the economic and other conditions under which we operate in ways that could have a materially negative effect on our business.

Further, governments in South America may impose new taxes, raise existing taxes, reduce tax exemptions and benefits, request or force renegotiation of tax stabilization agreements or change the basis on which taxes are calculated in a manner that is unfavorable to our company. Governments that have committed to provide a stable taxation or regulatory environment may alter those commitments or shorten their duration. The imposition of or increase in such taxes or charges can significantly increase the risk profile and costs of operations in those jurisdictions. We may also be subject to rising trends of resource nationalism in certain countries in which we operate that can result in constraints on our operations, increased taxation or even expropriations and nationalizations.

Our company is expected to be a “foreign private issuer” under U.S. securities law. Therefore, we will be exempt from requirements applicable to U.S. domestic registrants listed on the NYSE.

Although our company will be subject to the periodic reporting requirement of the Exchange Act, the periodic disclosure required of foreign private issuers under the Exchange Act is different from periodic disclosure required of U.S. domestic registrants. Therefore, there may be less publicly available information about our company than is regularly published by or about other companies in the United States. Our company is exempt from certain other sections of the Exchange Act to which U.S. domestic issuers are subject, including the requirement to provide our shareholders with information statements or proxy statements that comply with the Exchange Act. In addition, insiders and large shareholders of our company are not obligated to file reports under Section 16 of the Exchange Act, and we will be permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE Listed Company Manual for domestic issuers. We currently intend to follow the same corporate practices as would be applicable to U.S. domestic companies under the U.S. federal securities laws and NYSE corporate governance standards; however, as our company will be externally managed by the Service Providers pursuant to the Master Services Agreement, we will not have a compensation committee. However, we may in the future elect to follow our home country law for certain of our other corporate governance practices, as permitted by the rules of the NYSE, in which case our shareholders would not be afforded the same protection as provided under NYSE corporate governance standards to U.S. domestic registrants. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. domestic company listed on the NYSE may provide less protection than is accorded to investors of U.S. domestic issuers.

Our company’s operations in the future may be different from our current Business.

Brookfield Renewable’s operations today include hydroelectric (including our Business), wind, solar and biomass power generation, cogeneration and storage businesses in North and South America, Europe and Asia

Pacific. Our operations are currently limited to hydroelectric power generation, but we may own interests in other renewable power operations, and we may seek to divest of certain of our existing operations, in the future. In addition, pursuant to our Relationship Agreement with Brookfield, Brookfield may (but is not required to) offer our company or Brookfield Renewable the opportunity to acquire: (i) an integrated utility even if a significant component of such utility’s operations consist of a non renewable power generation operation or development, such as a power generation operation that uses coal or natural gas, (ii) a portfolio of power operations, even if a significant component of such portfolio’s operations consist of non-renewable power generation, or (iii) renewable power generation operations or developments that comprise part of a broader enterprise. The risks associated with the operations of Brookfield Renewable, or our future operations, may differ from those associated with our Business.

The completion of new acquisitions can have the effect of significantly increasing the scale and scope of our operations, including operations in new geographic areas and industry sectors, and the Service Providers may have difficulty managing these additional operations. In addition, acquisitions involve risks to our business.

A key part of our group’s strategy will involve seeking acquisition opportunities upon Brookfield’s recommendation and allocation of opportunities to our company. Acquisitions may increase the scale, scope and diversity of our operating businesses. We depend on the diligence and skill of Brookfield’s and our professionals to effectively manage us, integrating acquired businesses with our existing operations. These individuals may have difficulty managing additional acquired businesses and may have other responsibilities within Brookfield’s asset management business. If any such acquired businesses are not effectively integrated and managed, our existing business, financial condition and results of operations may be adversely affected.

Future acquisitions will likely involve some or all of the following risks, which could materially and adversely affect our business, financial condition or results of operations: the difficulty of integrating the acquired operations and personnel into our current operations; potential disruption of our current operations; diversion of resources, including Brookfield’s time and attention; the difficulty of managing the growth of a larger organization; the risk of entering markets in which we have little experience; the risk of becoming involved in labor, commercial or regulatory disputes or litigation related to the new enterprise; risk of environmental or other liabilities associated with the acquired business; and the risk of a change of control resulting from an acquisition triggering rights of third parties or government agencies under contracts with, or authorizations held by the operating business being acquired. While it is our practice to conduct extensive due diligence investigations into businesses being acquired, it is possible that due diligence may fail to uncover all material risks in the business being acquired, or to identify a change of control trigger in a material contract or authorization, or that a contractual counterparty or government agency may take a different view on the interpretation of such a provision to that taken by us, thereby resulting in a dispute.

We may acquire distressed companies and these acquisitions may subject us to increased risks, including the incurrence of additional legal or other expenses.

As part of our acquisition strategy, we may acquire distressed companies. This could involve acquisitions of securities of companies in event-driven special situations, such as acquisitions, tender offers, bankruptcies, recapitalizations, spinoffs, corporate and financial restructurings, litigation or other liability impairments, turnarounds, management changes, consolidating industries and other catalyst-oriented situations. Acquisitions of this type involve substantial financial and business risks that can result in substantial or total losses. Among the problems involved in assessing and making acquisitions in troubled issuers is the fact that it frequently may be difficult to obtain information as to the condition of such issuer. If, during the diligence process, we fail to identify issues specific to a company or the environment in which our company operates, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that may result in other reporting losses.

As a consequence of our company’s role as an acquirer of distressed companies, we may be subject to increased risk of incurring additional legal, indemnification or other expenses, even if we are not named in any action.

In distressed situations, litigation often follows when disgruntled shareholders, creditors and other parties seek to recover losses from poorly performing investments. The enhanced litigation risk for distressed companies is further elevated by the potential that Brookfield or our company may have controlling or influential positions in these companies.

We use leverage and such indebtedness may result in our company or our operating businesses being subject to certain covenants that restrict our ability to engage in certain types of activities or to make distributions to equity.

Many of our operating subsidiaries have entered into or will enter into credit facilities or have incurred or will incur other forms of debt, including for acquisitions. The total quantum of exposure to debt within our company is significant, and we may become more leveraged in the future.

Leveraged assets are more sensitive to declines in revenues, increases in expenses and interest rates, and adverse economic, market and industry developments. A leveraged company’s income and net assets also tend to increase or decrease at a greater rate than would otherwise be the case if money had not been borrowed. As a result, the risk of loss associated with a leveraged company, all other things being equal, is generally greater than for companies with comparatively less debt. In addition, the use of indebtedness in connection with an acquisition may give rise to negative tax consequences to certain investors. Leverage may also result in a requirement for short-term liquidity, which may force the sale of assets at times of low demand and/or prices for such assets. This may mean that we are unable to realize fair value for the assets in a sale.

Our credit facilities also contain, and will contain in the future, covenants applicable to the relevant borrower and events of default. Covenants can relate to matters including limitations on financial indebtedness, dividends, acquisitions, or minimum amounts for interest coverage, adjusted EBITDA, cash flow or net worth. If an event of default occurs, or minimum covenant requirements are not satisfied, this can result in a requirement to immediately repay any drawn amounts or the imposition of other restrictions including a prohibition on the payment of distributions to equity.

Changes in our credit ratings may have an adverse effect on our financial position and ability to raise capital.

We cannot assure you that any credit rating assigned to us or any of our operating subsidiaries or their debt securities or Brookfield Renewable will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such ratings may have an adverse effect on our financial position and ability to raise capital.

Our company is not, and does not intend to become, regulated as an investment company under the Investment Company Act of 1940, or the Investment Company Act (and similar legislation in other jurisdictions) and, if our company were deemed an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to operate as contemplated.

The Investment Company Act (and similar legislation in other jurisdictions) provides certain protections to investors and imposes certain restrictions on companies that are required to be regulated as investment companies. Among other things, such rules limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities and impose certain governance requirements. Our company has not been and does not intend to become regulated as an investment company and our company intends to conduct its activities so it will not be deemed to be an investment company under the Investment Company Act (and similar legislation in other jurisdictions). In order to ensure that we are not deemed to be an investment company, we may be required to materially restrict or limit the scope of our operations or plans. We will be limited in the types of acquisitions that we may make, and we may need to modify our organizational structure or dispose of assets which we would not otherwise dispose. Moreover, if anything were to happen which would cause our company to be deemed an investment company under the Investment Company Act, it would be impractical for us to operate as contemplated. Agreements and arrangements between and among us and Brookfield would be impaired, the type and number of acquisitions that we would be able to make as a principal would be limited and our business, financial condition and results of operations would be materially adversely affected. Accordingly, we would be required to take extraordinary steps to address the situation, such as the amendment or termination of the Master Services Agreement, the restructuring of our company and our operating subsidiaries, the amendment of our governing documents or the dissolution of our company, any of which could materially adversely affect the value of our class A shares.

Our failure to maintain effective internal controls could have a material adverse effect on our business in the future and the price of our class A shares.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and stock exchange rules promulgated in response to the Sarbanes-Oxley Act. A number of our current operating subsidiaries are and potential future acquisitions will be private companies and their systems of internal controls over financial reporting may be less developed as compared to public company requirements. Any failure to maintain adequate internal controls over financial reporting or to implement required, new or improved controls, or difficulties encountered in their implementation, could cause material weaknesses or significant deficiencies in our internal controls over financial reporting and could result in errors or misstatements in our consolidated financial statements that could be material. If we or our independent registered public accounting firm were to conclude that our internal controls over financial reporting were not effective, investors could lose confidence in our reported financial information and the price of our class A shares could decline. Our failure to achieve and maintain effective internal controls could have a material adverse effect on our business, our ability to access capital markets and investors’ perception of us. In addition, material weaknesses in our internal controls could require significant expense and management time to remediate.

Risks Relating to the Class A Shares

Our company may redeem the class A shares at any time without the consent of the holders.

Our board, in its sole discretion, and without the consent of holders of class A shares, may elect to redeem all of the then outstanding class A shares at any time upon sixty (60) days’ prior written notice, including following the occurrence of any of the following redemption events: (i) the total number of class A shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the partnership approve an acquisition of the partnership by way of arrangement or amalgamation; (iv) unitholders of the partnership approve a restructuring or other reorganization of the partnership; (v) there is a sale of all or substantially all of the partnership assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (vii) our board, in its sole discretion, concludes that the unitholders of the partnership or holders of class A shares are adversely impacted by a fact, change or other circumstance relating to our company. In addition, the holder of class B shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding class A shares, and upon sixty (60) days’ prior written notice from our company to holders of the class A shares and without the consent of holders of class A shares, our company shall be required to redeem all of the then outstanding class A shares on such redemption date. In the event of such redemption, holders of class A shares will no longer own a direct interest in our company and will become unitholders of the partnership or receive cash, even if such holders desired to remain holders of class A shares.

See “Description of Our Share Capital—Class A Shares—Redemption by Issuer”.

In the event that a class A share held by a holder is redeemed by our company or exchanged by the holder, the holder will be considered to have disposed of such class A share for Canadian income tax purposes. See “Material Canadian Federal Income Tax Considerations” for more information.

Holders of class A shares do not have a right to elect whether to receive cash or units upon a liquidation, exchange or redemption event. Rather, our group has the right to make such election in its sole discretion.

In the event that (i) there is a liquidation, dissolution or winding up of our company or the partnership, (ii) our company or the partnership exercises its right to redeem (or cause the redemption of) all of the then outstanding class A shares, or (iii) a holder of class A shares requests an exchange of class A shares, holders of class A shares shall be entitled to receive one unit per class A share held (subject to adjustment to reflect certain capital events and certain other payment obligations in the case of a liquidation, dissolution or winding up of our company or the partnership) or its cash equivalent. The form of payment will be determined at the election of our group so a holder will not know whether cash or units will be delivered in connection with any of the events described above. Our company and the partnership currently intend to satisfy any exchange requests on the class A shares through the delivery of units rather than cash. See “Description of Our Share Capital—Class A Shares”.

Any holder requesting an exchange of their class A shares for which our company or the partnership elects to provide units in satisfaction of the exchange amount may experience a delay in receiving such units, which may affect the value of the units the holder receives in an exchange.

Each class A share will be exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our group). Any holder whose class A shares are subsequently exchanged for units or its cash equivalent will not receive such units or cash for up to ten (10) business days after the applicable request is received. During this period, the market price of units may decrease. Any such decrease would affect the value of the consideration to be received by the holder of class A shares on the effective date of the exchange.

The partnership will be required to maintain an effective registration statement in order to exchange any class A shares for units. If a registration statement with respect to the units issuable upon any exchange, redemption or purchase of class A shares (including in connection with any liquidation, dissolution or winding up of our company) is not current or is suspended for use by the SEC, no exchange or redemption of class A shares for units may be effected during such period.

The class A shares may not trade at the same price as the units.

Although the class A shares are intended to provide an economic return that is equivalent to the units, there can be no assurance that the market price of class A shares will be equal to the market price of units at any time. Factors that could cause differences in such market prices may include:

•	perception and/or recommendations by analysts, investors and/or other third parties that these securities should be priced differently;

•	actual or perceived differences in distributions to holders of class A shares versus holders of the units, including as a result of any legal prohibitions;

•	business developments or financial performance or other events or conditions that may be specific to only Brookfield Renewable or our company; and

•	difficulty in the exchange mechanics between class A shares and units, including any delays or difficulties experienced by the transfer agent in processing the exchange requests.

If a sufficient amount of class A shares are exchanged for units, then the class A shares may be de-listed.

Upon completion of the special distribution, the class A shares are expected to commence trading on the NYSE and the TSX. However, if a sufficient amount of class A shares are exchanged for units following the special distribution, or our company exercises our redemption right at any time including if the total number of class A shares decreases by 50% or more over any twelve-month period, our company may fail to meet the minimum listing requirements on the NYSE and the TSX, and the NYSE or the TSX may take steps to de-list the class A shares. Though holders of class A shares will still be entitled to exchange each such share at any time for one unit (subject to adjustment to reflect certain capital events), or its cash equivalent (the form of payment to be determined at the election of our group), a de-listing of the class A shares would have a significant adverse effect on the liquidity of the class A shares, and holders thereof may not be able to exit their investments in the market on favorable terms.

The class A shares have never been publicly traded and an active and liquid trading market for our class A shares may not develop.

Prior to the special distribution, there has not been a market for our class A shares. We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market for our class A shares or, if such a market develops, whether it will be maintained. We cannot predict the effects on the price of our class A shares if a liquid and active trading market for our class A shares does not develop. In addition, if such a market does not develop, relatively small sales of our class A shares may have a significant negative impact on the price of our class A shares. A number of factors, principally factors relating to our company but also including factors specific to Brookfield Renewable and its business, financial condition and liquidity, economic and financial market conditions, interest rates, availability of capital and financing sources, volatility levels and other factors could lead to a decline in the value of class A shares and a lack of liquidity in any market for class A shares.

The market price of the class A shares and units may be volatile, and holders of class A shares and/or units may lose a significant portion of their investment due to drops in the market price of class A shares and/or units following the special distribution.

The market price of the class A shares and the units may be volatile and, following completion of the special distribution, holders of such securities may not be able to resell their securities at or above the implied price at which they acquired such securities pursuant to the special distribution or otherwise due to fluctuations in the market price of such securities, including changes in market price caused by factors unrelated to our company or Brookfield Renewable’s operating performance or prospects. Specific factors that may have a significant effect on the market price of the class A shares and the units following the special distribution include:

•

changes in stock market analyst recommendations or earnings estimates regarding the class A shares or units, other companies and partnerships that are comparable to our company or Brookfield Renewable or are in the industries that they serve;

•	with respect to the class A shares, changes in the market price of the units, and vice versa;

•	actual or anticipated fluctuations in our company and partnership’s operating results or future prospects;

•	reactions to public announcements by our company and Brookfield Renewable;

•	strategic actions taken by our company or Brookfield Renewable;

•	adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

•	sales of such securities by our company, Brookfield Renewable or significant stockholders.

Exchanges of class A shares for units may negatively affect the market price of the units, and additional issuances of class A shares would be dilutive to the units.

Upon completion of the special distribution, each class A share will be exchangeable by the holder thereof for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our group). If our group elects to deliver units in satisfaction of any such exchange request, a significant number of additional units may be issued from time to time which could have a negative impact on the market price for units. Additionally, any class A shares issued by our company in the future will be exchangeable on the same terms as the class A shares distributed in the special distribution, and, accordingly, any future exchanges satisfied by the delivery of units would dilute the percentage interest of existing holders of the units and may reduce the market price of the units.

We or the partnership may issue additional shares or units in the future, including in lieu of incurring indebtedness, which may dilute holders of our equity securities. We or the partnership may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to our equity holders.

Subject to the terms of any of our securities then outstanding, we may issue additional securities, including class A shares, class B shares, class C shares, preference shares, options, rights and warrants for any purpose and for such consideration and on such terms and conditions as our board may determine. Subject to the terms of any of our securities then outstanding, our board will be able to determine the class, designations, preferences, rights, powers and duties of any additional securities, including any rights to share in our profits, losses and dividends, any rights to receive our company’s assets upon our dissolution or liquidation and any redemption, conversion and exchange rights. Subject to the terms of any of our securities then outstanding, our board may use such authority to issue such additional securities, which would dilute holders of such securities, or to issue securities with rights and privileges that are more favorable than those of our class A shares.

Similarly, under the partnership’s limited partnership agreement, subject to the terms of any preferred units then outstanding, the partnership’s general partner may issue additional partnership securities, including units, preferred units, options, rights, warrants and appreciation rights relating to partnership securities for any purpose and for such consideration and on such terms and conditions as the board of the partnership’s general partner may determine. Subject to the terms of any of the partnership securities then outstanding, the board of the partnership’s general partner will be able to determine the class, designations, preferences, rights, powers and duties of any additional partnership securities, including any rights to share in the partnership’s profits, losses and dividends, any rights to receive the partnership’s assets upon its dissolution or liquidation and any redemption, conversion and exchange rights. Subject to the terms of any of the partnership securities then outstanding, the board of the partnership’s general partner may use such authority to issue such additional partnership securities, which would dilute holders of such securities, or to issue securities with rights and privileges that are more favorable than those of the units.

The sale or issuance of a substantial number of our class A shares, the units or other equity securities of our company or the partnership in the public markets, or the perception that such sales or issuances could occur, could depress the market price of our class A shares and impair our ability to raise capital through the sale of additional class A shares. We cannot predict the effect that future sales or issuances of our class A shares, units or other equity securities would have on the market price of our class A shares. Subject to the terms of any of our securities then outstanding, holders of class A shares will not have any pre-emptive right or any right to consent to or otherwise approve the issuance of any securities or the terms on which any such securities may be issued.

Our company cannot assure you that it will be able to pay dividends equal to the levels currently paid by the partnership and holders of class A shares may not receive dividends equal to the distributions paid on the units and, accordingly, may not receive the intended economic equivalence of those securities.

The class A shares are intended to provide an economic return per class A share equivalent to one unit (subject to adjustment to reflect certain capital events). However, dividends are at the discretion of our board of directors and unforeseen circumstances (including legal prohibitions) may prevent the same dividends from being paid on each security. Accordingly, there can be no assurance that dividends and distributions will be identical for each class A share and unit, respectively, in the future, which may impact the market price of these securities. Dividends on our class A shares may not equal the levels currently paid by the partnership for various reasons, including, but not limited to, the following:

•	our company may not have enough unrestricted funds to pay such dividends due to changes in our company’s cash requirements, capital spending plans, cash flow or financial position;

•

decisions on whether, when and in which amounts to make any future dividends will be dependent on then-existing conditions, including our company’s financial conditions, earnings, legal requirements, including limitations under British Columbia law, restrictions on our company’s borrowing agreements that limit our ability to pay dividends and other factors we deem relevant;

•	our company may desire to retain cash to improve our credit profile or for other reasons; and

•

although we expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution, the Support Agreement, pursuant to which Brookfield Renewable will provide support to our company in relation to, among other things, the declaration and payment of dividends, only becomes effective from and after the second anniversary of the distribution date.

Non-U.S. shareholders will be subject to foreign currency risk associated with our company’s dividends.

A significant number of our shareholders will reside in countries where the U.S. dollar is not the functional currency. Our dividends are denominated in U.S. dollars but are settled in the local currency of the shareholder receiving the dividend. For each non-U.S. shareholder, the value received in the local currency from the dividend will be determined based on the exchange rate between the U.S. dollar and the applicable local currency at the time of payment. As such, if the U.S. dollar depreciates significantly against the local currency of the non-U.S. shareholder, the value received by such shareholder in its local currency will be adversely affected.

U.S. investors in our class A shares may find it difficult or impossible to enforce service of process and enforcement of judgments against us and our board and the Service Providers.

We were established under the laws of the Province of British Columbia, and most of our subsidiaries are organized in jurisdictions outside of the United States. In addition, our executive officers and the experts identified in this prospectus are located outside of the United States. Certain of our directors and officers and the Service Providers reside outside of the United States. A substantial portion of our assets are, and the assets of our directors and officers and the Service Providers and the experts identified in this prospectus may be located outside of the United States. It may not be possible for investors to effect service of process within the United States upon our directors and officers and the Service Providers or the experts identified in this prospectus. It may also not be possible to enforce against us, the experts identified in this prospectus, or our directors and officers and the Service Providers, judgments obtained in U.S. courts predicated upon the civil liability provisions of applicable securities law in the United States.

Risks Relating to Our Operations and the Renewable Power Industry

Changes to hydrology at our hydroelectric facilities or weather conditions generally, as a result of climate change or otherwise, at any of our facilities could materially adversely affect the volume of electricity generated.

The revenues generated by our facilities are correlated to the amount of electricity generated, which in turn is dependent upon available water flows and weather conditions generally. Hydrology and weather conditions have natural variations from season to season and from year to year and may also change permanently because of climate change or other factors.

If one or more of our generation facilities were to be subject in the future to flooding, extreme weather conditions (including severe droughts), fires, natural disasters, or if unexpected geological or other adverse physical conditions were to develop at any of our generation facilities, the generation capacity of that facility could be significantly reduced or eliminated. For example, our hydroelectric facilities depend on the availability of water flows within the watersheds in which we operate and could be materially impacted by changes to hydrology patterns, such as droughts. In the event of severe flooding, our hydrology facilities may be damaged. A sustained decline in water flow at our hydroelectric facilities could lead to a material adverse change in the volume of electricity generated, revenues and cash flow.

Climate change may increase the frequency and severity of severe weather conditions and may have the long-term effect of changing weather patterns, which could result in more frequent and severe disruptions to our generation facilities. In addition, customers’ energy needs generally vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, customers’ energy use could increase or decrease depending on the duration and magnitude of changing weather conditions, which could adversely affect our business, results of operations and cash flows.

Supply and demand in the energy market is volatile and such volatility could have an adverse impact on electricity prices and a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow.

A portion of our company’s revenues are tied, either directly or indirectly, to the wholesale market price for electricity in the markets in which we operate. Wholesale market electricity prices are impacted by a number of factors including: the price of fuel (for example, natural gas) that is used to generate electricity; the management of generation and the amount of excess generating capacity relative to load in a particular market; the cost of controlling emissions of pollution, including the cost of emitting carbon dioxide; the structure of the electricity market; and weather conditions (such as extremely hot or cold weather) that impact electrical load. More generally, there is uncertainty surrounding the trend in electricity demand growth, which is influenced by: macroeconomic conditions; absolute and relative energy prices; and energy conservation and demand-side management. Correspondingly, from a supply perspective, there are uncertainties associated with the timing of generating plant retirements—in part driven by environmental regulations—and with the scale, pace and structure of replacement capacity, again reflecting a complex interaction of economic and political pressures and environmental preferences. This volatility and uncertainty in the power market generally, including the non-renewable power market, could have a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow.

As our contracts expire, we may not be able to replace them with agreements on similar terms.

Certain PPAs in our portfolio will be subject to re-contracting in the future. If the price of electricity in power markets is declining at the time of such re-contracting, it may impact our ability to re-negotiate or replace these contracts on terms that are acceptable to us, or at all. In addition, a concentrated pool of potential buyers for electricity generated by our renewable energy facilities in certain jurisdictions may restrict our ability to negotiate favorable terms under new PPAs or existing PPAs that are subject to re-contracting. We cannot provide any assurance that we will be able to re-negotiate or replace these contracts once they expire, and even if we are able to do so, we cannot provide any assurance that we will be able to obtain the same prices or terms we currently receive. If we are unable to re-negotiate or replace these contracts, or unable to secure prices at least equal to the current prices we receive, our business, financial condition, results of operation and prospects could be adversely affected.

Increases in water rental costs (or similar fees) or changes to the regulation of water supply may impose additional obligations on our company.

Water rights are generally owned or controlled by governments that reserve the right to control water levels or impose water-use requirements as a condition of license renewal that differ from those arrangements in place today. We are required to pay taxes, make rental payments or pay similar fees for use of water and related rights once our hydroelectric projects are in commercial operation. Significant increases in water rental costs or similar fees or changes in the way that governments regulate water supply could, if imposed at a material number of our assets in our portfolio, have a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow.

Advances in technology could impair or eliminate the competitive advantage of our projects.

Technology related to the production of renewable power and conventional power generation are continually advancing, resulting in a gradual decline in the cost of producing electricity. If advances in technology further reduce the cost of producing power, the competitive advantage of our existing projects may be significantly impaired or eliminated and our assets, liabilities, business, financial condition, results of operations and cash flow could be materially and adversely affected as a result.

The amount of uncontracted generation in our portfolio may increase.

As at June 30, 2019, approximately 64% of our group’s generation (on a proportionate basis) was contracted over the following five years under long-term, fixed price contracts with creditworthy counterparties. In 2017 and 2018, approximately 75% and 80%, respectively, of our group’s generation (on a proportionate basis) was contracted in each of those calendar years. The portion of our group’s portfolio that is uncontracted may increase over time which would increase our exposure to variability in power prices, which could, in certain circumstances, have an adverse effect on our business, financial condition, results of operations and cash flows.

There are general industry risks associated with the power markets in which we operate.

Our operating subsidiaries currently operate in power markets in South America, each of which is affected by competition, price, supply of and demand for power, the location of import/export transmission lines and overall political, economic and social conditions and policies. Our operations are also concentrated in two countries, and accordingly are exposed to country-specific risks (such as weather conditions, local economic conditions or political/regulatory environments) that could disproportionately affect us. A general and extended decline in the South American economy, or in the economies of Brazil and Colombia, or sustained conservation efforts to reduce electricity consumption, could have the effect of reducing demand for electricity and could thereby have an adverse effect on our business, financial condition, results of operations and cash flows.

The MRE could be terminated or changed or our company’s reference amount revised downward.

In Brazil, hydroelectric power generators have access to the MRE, which seeks to stabilize hydrology by assuring that all participant plants in the MRE receive a reference amount of electricity, approximating long-term average regardless of the actual volume of energy generated. Substantially all our assets are part of that pool. In cases of nationwide drought, when the pool as a whole is in shortfall relative to the long-term average, an asset can expect to share the nationwide shortfall pro-rata with the rest of the pool. In addition, specific rules provide the minimum percentages of the reference amount of electricity that must be actually generated each year for assuring participation in the MRE. The energy reference amount is assessed yearly according to the criteria of such regulation and can be adjusted positively or negatively. If our reference amount is revised, our share of the balancing pool could be reduced. If the MRE is terminated or changed, our financial results would be more exposed to variations in hydrology at certain hydroelectric facilities in Brazil. In either case, this could have an adverse effect on our results of operations and cash flows.

Our operations are highly regulated and may be exposed to increased regulation, which could result in additional costs to our company.

Our generation assets are subject to extensive regulation by various government agencies and regulatory bodies in different countries at the federal, regional, state, provincial and local level. As legal requirements frequently change and are subject to interpretation and discretion, we may be unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Any new law, rule or regulation could require additional expenditure to achieve or maintain compliance or could adversely impact our ability to generate and deliver energy. Also, operations that are not currently regulated may become subject to regulation, which could result in additional cost to our business. Further, changes in wholesale market structures or rules, such as generation curtailment requirements or limitations to access the power grid, could have a material adverse effect on our ability to generate revenues from our facilities. With an increasing global focus and public sensitivity to environmental sustainability and environmental regulation becoming more stringent, we could also be subject to increasing environmental related responsibilities and more onerous permitting requirements. These changes may result in increased costs to our operations.

The MRE could be terminated or changed or our company’s reference amount revised downward.

In Brazil, hydroelectric power generators have access to the MRE, which seeks to stabilize hydrology by assuring that all participant plants in the MRE receive a reference amount of electricity, approximating long-term average regardless of the actual volume of energy generated. Substantially all our assets are part of that pool. In cases of nationwide drought, when the pool as a whole is in shortfall relative to the long-term average, an asset can expect to share the nationwide shortfall pro-rata with the rest of the pool. The energy reference amount of plants with installed capacity above 50 MW is assessed every five years, and can be adjusted positively or negatively. For plants with installed capacity of 50 MW or lower, the energy reference amount is assessed annually and is subject to similar adjustments. The regulations establishing the assessments of energy reference amounts for plants with installed capacity of 50 MW or lower were challenged by certain energy producers in Brazil and are currently suspended. If our reference amount is revised, our share of the balancing pool could be reduced. If the MRE is terminated or changed, our financial results would be more exposed to variations in hydrology at certain hydroelectric facilities in Brazil. In either case, this could have an adverse effect on our results of operations and cash flows.

Our current operations and related assets are subject to foreign laws and regulations, and we may pursue acquisitions in new markets that are subject to foreign laws or regulations that are more onerous or uncertain than the laws and regulations we are currently subject to.

Our current operations and related assets are in Brazil and Colombia, and we may pursue acquisitions in new foreign markets that are regulated by foreign governments and regulatory authorities and subject to foreign laws. Foreign laws or regulations may not provide for the same type of legal certainty and rights in connection with our contractual relationships in such countries as are afforded to projects in, for example, the United States, which may adversely affect our ability to receive revenues or enforce our rights in connection with our foreign operations. In addition, the laws and regulations of some countries may limit our ability to hold a majority interest in some of the projects that we may develop or acquire, thus limiting our ability to control the development, construction and operation of such projects. Any existing or new operations may be subject to significant political, economic and financial risks, which vary by country, and may include: (i) changes in government policies, including protectionist policies, or personnel; (ii) changes in general economic conditions; (iii) restrictions on currency transfer or convertibility; (iv) changes in labor relations; (v) political instability and civil unrest; (vi) regulatory or other changes in the local electricity market; (vii) less developed or efficient financial markets than in North America; (viii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements; (ix) less government supervision and regulation; (x) a less developed legal or regulatory environment; (xi) heightened exposure to corruption risk; (xii) political hostility to investments by foreign investors; (xiii) less publicly available information in respect of companies; (xiv) adversely higher or lower rates of inflation; (xv) higher transaction costs; (xvi) difficulty in enforcing contractual obligations, breach or repudiation of important contractual undertakings by governmental entities and expropriation and confiscation of assets and facilities for less than fair market value; and (xvii) fewer investor protections.

There is a risk that our concessions and licenses will not be renewed.

We hold concessions and licenses and we have rights to operate our facilities which generally include rights to the land and water required for power generation and which are subject to renewal at the end of their terms. For example, all but two of our facilities in Brazil have concessions or authorizations with remaining terms of more than ten years. We generally expect that our concessions and licenses will be renewed. However, if we are not granted renewal rights, or if our concessions or licenses are renewed subject to conditions which impose additional costs or impose additional restrictions such as setting a price ceiling for energy sales, our profitability and operational activity could be adversely impacted.

The cost of operating our plants could increase for reasons beyond our control.

While we currently maintain an appropriate and competitive cost position, there is a risk that increases in our cost structure that are beyond our control could materially adversely impact our financial performance. Examples of such costs include compliance with new conditions imposed during a relicensing process, municipal property taxes, water rental fees and the cost of procuring materials and services required for our maintenance activities.

We may fail to comply with the conditions in, or may not be able to maintain, our governmental permits.

Our generation assets and construction projects are, and any assets which we may acquire will be, required to comply with numerous supranational, federal, regional, state, provincial and local statutory and regulatory standards and to maintain numerous licenses, permits and governmental approvals required for operation. Some of the licenses, permits and governmental approvals that have been issued to our operations contain conditions and restrictions, or may have limited terms. If we fail to satisfy the conditions or comply with the restrictions imposed by our licenses, permits and governmental approvals, or the restrictions imposed by any statutory or regulatory requirements, we may become subject to regulatory enforcement or be subject to fines, penalties or additional costs or revocation of regulatory approvals, permits or licenses. In addition, if we are not able to renew, maintain or obtain all necessary licenses, permits and governmental approvals required for the continued operation or further development of our projects, the operation or development of our assets may be limited or suspended. Our failure to renew, maintain or obtain all necessary licenses, permits or governmental approvals may have a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow.

We may experience equipment failure.

Our generation assets may not continue to perform as they have in the past and there is a risk of equipment failure due to wear and tear, latent defect, design error, operator error or early obsolescence, among other things, which could have a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow. Any resulting delay in replacing equipment could result in significant delays in returning facilities to full operation, which could adversely impact our business and financial condition.

The occurrence of dam failures could result in a loss of generating capacity and damage to the environment, third parties or the public, which could require us to expend significant amounts of capital and other resources and expose us to significant liability.

The occurrence of dam failures at any of our hydroelectric generating stations or the occurrence of dam failures at other generating stations or dams operated by third parties whether upstream or downstream of our hydroelectric generating stations could result in a loss of generating capacity until the failure has been repaired. If the failure is at one of our facilities, repairing such failure could require us to expend significant amounts of capital and other resources. Such failures could result in damage to the environment or damages and harm to third parties or the public, which could expose us to significant liability. A dam failure at a generating station or dam operated by a third party could result in new and potentially onerous regulations that could impact our facilities. Any such new regulations could require material capital expenditures to maintain compliance and our financial position could be adversely affected.

We may be exposed to force majeure events.

The occurrence of a significant event that disrupts the ability of our generation assets to produce or sell power for an extended period, including events which preclude customers from purchasing electricity, could have a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow. In addition, force majeure events affecting our assets could result in damage to the environment or harm to third parties or the public, which could expose us to significant liability. Our generation assets could be exposed to severe weather conditions, natural disasters and potentially catastrophic events. An assault or an act of malicious destruction, cyber-attacks, sabotage or terrorism committed on our generation assets could also disrupt our ability to generate or sell power. In certain cases, there is the potential that some events may not excuse us from performing our obligations pursuant to agreements with third parties and therefore may expose us to liability. In addition, many of our generation assets are located in remote areas which may make access for repair of damage difficult.

We may be exposed to uninsurable losses and may become subject to higher insurance premiums.

While we maintain certain insurance coverage, such insurance may not continue to be offered on an economically feasible basis, may not cover all events that could give rise to a loss or claim involving our assets or operations, and may not cover all of our assets. If our insurance coverage is insufficient and we are forced to bear such losses or claims, our financial position could be materially and adversely affected. In addition, we participate in certain shared insurance arrangements with Brookfield, allowing us to benefit from lower premiums and other economies of scale. In particular, we share third party excess liability, crime, employee dishonesty, director and officer, and errors and omissions insurance coverage. Under such shared policies, claim limits may also be shared between us and Brookfield meaning that any claim by one insured party in a given year reduces the amount that each other insured party can claim. Consequently, there is a risk that our ability to claim in a given year could be eroded by claims made by Brookfield affiliates who are also covered by a shared policy but that are not part of our company, which could have an adverse effect on our financial position. Our insurance policies may cover losses as a result of certain types of natural disasters or sabotage, among other things, but such coverage is not always available in the insurance market on commercially reasonable terms and is often capped at predetermined limits that may not be adequate. Our insurance policies are subject to review by our insurers and may not be renewed on similar or favorable terms or at all.

We are subject to foreign currency risk, which may adversely affect the performance of our operations and our ability to manage such risk depends, in part, on our ability to implement an effective hedging strategy.

Our current operations are in countries where the U.S. dollar is not the functional currency. These operations pay distributions in currencies other than the U.S. dollar, which we must convert to U.S. dollars prior to making such distributions. A significant depreciation in the value of such foreign currencies, including the Brazilian real and the Colombia peso, measures introduced by foreign governments to control inflation or deflation, currency exchange or export controls may have a material adverse effect on our business, financial condition, results of operations and cash flows. When managing our exposure to currency risks, we use foreign currency forward contracts and other strategies to mitigate currency risk and there can be no assurances that these strategies will be successful.

The ability to deliver electricity to our various counterparties requires the availability of and access to interconnection facilities and transmission systems.

Our ability to sell electricity is impacted by the availability of, and access to, the various transmission systems to deliver power to its contractual delivery point and the arrangements and facilities for interconnecting the generation projects to the transmission systems. The absence of this availability and access, our inability to obtain reasonable terms and conditions for interconnection and transmission agreements, the operational failure or decommissioning of existing interconnection facilities or transmission facilities, the lack of adequate capacity on such interconnection or transmission facilities, curtailment as a result of transmission facility downtime, or the failure of any relevant jurisdiction to expand transmission facilities, may have a material adverse effect on our ability to deliver electricity to our various counterparties or the requirement of counterparties to accept and pay for energy delivery, which could materially and adversely affect our assets, liabilities, business, financial condition, results of operations and cash flow.

Our operations are exposed to health, safety, security and environmental risks.

The ownership, construction and operation of our generation assets carry an inherent risk of liability related to health, safety, security and the environment, including the risk of government-imposed orders to remedy unsafe conditions and/or to remediate or otherwise address environmental contamination or damage. We could also be exposed to potential penalties for contravention of health, safety, security and environmental laws and potential civil liability. In the ordinary course of business, we incur capital and operating expenditures to comply with health, safety, security and environmental laws, to obtain and comply with licenses, permits and other approvals and to assess and manage related risks.

The cost of compliance with these laws (and any future laws or amendments enacted) may increase over time and result in additional material expenditures. We may become subject to government orders, investigations, inquiries or other proceedings (including civil claims) relating to health, safety, security and environmental matters as a result of which our operations may be limited or suspended. The occurrence of any of these events or any changes, additions to or more rigorous enforcement of health, safety, security and environmental laws could have a material and adverse impact on operations and result in additional material expenditures. Additional environmental, health and safety issues relating to presently known or unknown matters may require unanticipated expenditures, or result in fines, penalties or other consequences (including changes to operations) that may be material and adverse to our business and results of operations.

We may be involved in disputes, governmental and regulatory investigations and possible litigation.

In the normal course of our operations, our company is involved in various legal actions that could expose it to liability for damages and potential negative publicity associated with such legal actions. The outcome with respect to outstanding, pending or future actions cannot be predicted with certainty and may be adverse to us and as a result could have a material adverse effect on our assets, liabilities, business, financial condition, results of operations, cash flow and reputation. We and our affiliates are subject to governmental or regulatory investigations from time to time. Governmental and regulatory investigations, regardless of their outcome, are generally costly, divert management attention, and have the potential to damage our reputation. The unfavorable resolution of any governmental or regulatory investigation could result in criminal liability, fines, penalties or other monetary or non-monetary remedies and could materially affect our business or results of operations.

Counterparties to our contracts may not fulfill their obligations

If, for any reason, any of the purchasers of power under our PPAs, are unable or unwilling to fulfill their contractual obligations under the relevant PPA or if they refuse to accept delivery of power pursuant to the relevant PPA, our assets, liabilities, business, financial condition, results of operations and cash flow could be materially and adversely affected as we may not be able to replace the agreement with an agreement on equivalent terms and conditions. External events, such as a severe economic downturn, could impair the ability of some counterparties to the PPAs or some customers to pay for electricity received. In addition, inadequate performance by counterparties to operation and maintenance contracts related to certain of our assets or investments may increase the risk of operational or mechanical failures of such facilities.

Seeking to enforce a contract through the courts may take significant amounts of time and expense with no certainty of success.

Our business could be adversely affected if we are required to enforce contracts through the courts and we are unsuccessful or incur significant amounts of time and expenses seeking to do so. High litigation costs and long delays make resolving commercial disputes in court time consuming and expensive. Such costs can be difficult to calculate with certainty. In addition, in certain jurisdictions in which we currently conduct business or may seek to conduct business in the future, there can be uncertainty regarding the interpretation and application of laws and regulations relating to the enforceability of contractual rights.

The operation of our generating facilities could be affected by local communities.

We may become impacted by the interests of local communities and stakeholders, including in some cases, Indigenous peoples, that affect the operation of our facilities. Certain of these communities may have or may develop interests or objectives which are different from or even in conflict with our objectives, including the use of our project lands and waterways near our facilities. Any such differences could have a negative impact on the successful operation of our facilities. As well, disputes surrounding, and settlements of, Indigenous land claims regarding lands on or near our generating assets could interfere with operations and/or result in additional operating costs or restrictions, as well as adversely impact the use and enjoyment of our real property rights with respect to our generating assets.

Our group may suffer a significant loss resulting from fraud, bribery, corruption, other illegal acts, inadequate or failed internal processes or systems, or from external events.

Our group may suffer a significant loss resulting from fraud, bribery, corruption, other illegal acts, inadequate or failed internal processes or systems, or from external events, such as security threats affecting our ability to operate. We operate in multiple jurisdictions and it is possible that our operations will expand into new jurisdictions. Doing business in multiple jurisdictions requires us to comply with the laws and regulations of the U.S. government as well as those of various non-U.S. jurisdictions. These laws and regulations may apply to our company, our Service Provider, our subsidiaries, individual directors, officers, employees and third-party agents. In particular, our non-U.S. operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the Foreign Corrupt Practices Act of 1977, as amended, or the FCPA. The FCPA, among other things, prohibits companies and their officers, directors, employees and third-party agents acting on their behalf from corruptly offering, promising, authorizing or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. Our company and its officers, directors, employees and third-party agents regularly deal with government bodies and government owned and controlled businesses, the employees and representatives of which may be considered foreign officials for purposes of the FCPA. Also, as we make acquisitions, we may expose ourselves to FCPA or other corruption related risks if our due diligence processes are unable to uncover or detect violations of applicable anti-corruption laws.

We rely on our infrastructure, controls, systems and personnel, as well as central groups focusing on enterprise-wide management of specific operational risks such as fraud, trading, outsourcing, and business disruption, to manage the risk of illegal and corrupt acts or failed systems. We also rely on our employees and certain third parties to comply with our policies and processes as well as applicable laws. Specific programs, policies, standards, methodologies and training have been developed to support the management of these risks and, as we expand into new markets and make new investments, we update and implement our programs, policies, standards, methodologies and training to address the risks that we perceive. The failure to adequately identify or manage these risks could result in direct or indirect financial loss, regulatory censure and/or harm to the reputation of our company. The acquisition of businesses with weak internal controls to manage the risk of illegal or corrupt acts may create additional risk of financial loss, regulatory censure and/or harm to the reputation of our company. In addition, programs, policies, standards, methodologies and training, no matter how well designed, do not provide absolute assurance of effectiveness.

We rely on computerized business systems, which could expose us to cyber-attacks.

Our business relies on information technology. In addition, our business relies upon telecommunication services to remotely monitor and control our assets and interface with regulatory agencies, wholesale power markets and customers. The information and embedded systems of key business partners, including suppliers of the information technology systems on which we rely, and regulatory agencies are also important to our operations. In light of this, we may be subject to cyber security risks or other breaches of information technology security intended to obtain unauthorized access to our proprietary information and that of our business partners, destroy data or disable, degrade, or sabotage these systems through the introduction of computer viruses, fraudulent emails, cyber attacks and other means, and such breaches could originate from a variety of sources including our own employees or unknown third parties. There can be no assurance that measures implemented to protect the integrity of these systems will provide adequate protection, and any such breach of our information technology could go undetected for an extended period of time. A breach of our cyber security measures or the failure or malfunction of any of our computerized business systems, associated backup or data storage systems could cause us to suffer a disruption in one or more parts of our business and experience, among other things, financial loss, a loss of business opportunities, misappropriation or unauthorized release of confidential or personal information, damage to our systems and those with whom we do business, violation of privacy and other laws, litigation, regulatory penalties and remediation and restoration costs as well as increased costs to maintain our systems. Cyber-security breaches or failures of our information technology systems could have a material adverse effect on our business operations, financial reporting, financial condition and results of operations, and result in reputational damage.

There can be no guarantee that newly developed technologies that we invest in will perform as anticipated.

We may invest in and use newly developed, less proven, technologies in our development projects or in maintaining or enhancing our existing assets. There is no guarantee that such new technologies will perform as anticipated. The failure of a new technology to perform as anticipated may materially and adversely affect the profitability of a particular development project or existing asset.

Performance of our operating entities may be harmed by future labor disruptions and economically unfavorable collective bargaining agreements.

Certain of our subsidiaries are parties to collective agreements that expire periodically and those subsidiaries may not be able to renew their collective agreements without a labor disruption or without agreeing to significant increases in cost. In the event of a labor disruption such as a strike or lock-out, the ability of our generation assets to generate electricity may be impaired and our results from operations and cash flow could be materially and adversely affected.

Some of our group’s transactions and current operations are structured as joint ventures, partnerships and consortium arrangements, including our interest in Isagen, and our group intends to continue to operate in this manner in the future, which may reduce Brookfield’s and our group’s influence over our group’s operating subsidiaries and may subject our group to additional obligations.

Some of our group’s transactions and current operations are structured as joint ventures, partnerships and consortium arrangements, including our interest in Isagen. An integral part of our group’s strategy is to participate with institutional investors in Brookfield-sponsored or co-sponsored consortiums for single asset acquisitions and as a partner in or alongside Brookfield-sponsored or co-sponsored partnerships that target acquisitions that suit our group’s profile. These arrangements are driven by the magnitude of capital required to complete acquisitions of generating assets, strategic partnering arrangements to access operating expertise, and other industrywide trends that our group believes will continue. Such arrangements involve risks not present where a third party is not involved, including the possibility that partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions. Additionally, partners or co-venturers might at any time have economic or other business interests or goals different from our group and Brookfield.

While our group’s strategy is to structure these arrangements to afford our group certain protective rights in relation to operating and financing activities, joint ventures, partnerships and consortium investments may provide for a reduced level of influence over an acquired company because governance rights are shared with others. Accordingly, decisions relating to the underlying operations and financing activities, including decisions relating to the management and operation, the investment of capital within the arrangement, and the timing and nature of any exit, will be made by a majority or supermajority vote of the investors or by separate agreements that are reached with respect to individual decisions. For example, although we own a controlling stake in our interest in Isagen, the arrangements in place with our consortium partners require that certain actions with respect to our investment in Isagen and our influence over its business operations require supermajority approval of the consortium. In addition, our ability to continue to exercise control over Isagen depends on Brookfield (including our group) meeting certain ownership thresholds in the entity entitled to appoint the Isagen board of directors. See “Our Business-Current Operations-Colombia”. As a further example, when our group participates with institutional investors in Brookfield-sponsored or co-sponsored consortiums for asset acquisitions and as a partner in or alongside Brookfield-sponsored or co-sponsored partnerships, there is often a finite term to the investment or a date after which partners are granted liquidity rights, which may lead to the investment being sold prior to the date our group would otherwise choose. In addition, such operations may be subject to the risk that other investors may make business, financial or management decisions with which our group does not agree, or the management of the applicable company may take risks or otherwise act in a manner that does not serve our group’s interests. Because our group may have a reduced level of influence over such operations, our group may not be able to realize some or all of the benefits that our group believes will be created from our group’s and Brookfield’s involvement. If any of the foregoing were to occur, our group’s business, financial condition and results of operations could suffer as a result.

In addition, because some of our group’s transactions and current operations are structured as joint ventures, partnerships or consortium arrangements, including our interest in Isagen, the sale or transfer of interests in some of our group’s operations are or may be subject to rights of first refusal or first offer, tag along rights or drag along rights and some agreements provide for buy-sell or similar arrangements. Such rights may be triggered at a time when our group may not want them to be exercised and such rights may inhibit our group’s ability to sell our group’s interest in an entity within our group’s desired time frame or on any other desired basis.

Risks Relating to Our Relationship with Brookfield and Brookfield Renewable

Brookfield exercises substantial influence over our group and we are highly dependent on the Service Providers.

Brookfield will, directly and indirectly, hold approximately 60% of our class A shares immediately upon completion of the special distribution. In addition, Brookfield Renewable, which itself is controlled by Brookfield, holds all of our issued and outstanding class B shares, having a 75% voting interest, and class C shares. As a result, Brookfield is able to control the appointment and removal of our directors and the directors of the partnership’s general partner and, accordingly, exercise substantial influence over our group. In addition, the Service Providers, which include wholly-owned subsidiaries of Brookfield, provide management and administration services to our group pursuant to the Master Services Agreement. With the exception of our group’s operating subsidiaries, our group generally does not have any employees and depends on the management and administration services provided by the Service Providers. The partners, members, shareholders, directors, officers and employees of Brookfield, or Brookfield Personnel, and support staff that provide services to our group are not required to have as their primary responsibility the management and administration of our group or to act exclusively for our group. Any failure to effectively manage our group’s current operations or to implement our group’s strategy could have a material adverse effect on our group’s business, financial condition and results of operations.

Brookfield has no obligation to source acquisition opportunities for our group and our group may not have access to all renewable power acquisitions that Brookfield identifies.

Our ability to grow through acquisitions depends on Brookfield’s ability to identify and present our group with acquisition opportunities. Brookfield established our group to hold and acquire, directly or indirectly, renewable power generating operations and development projects on a global basis. However, Brookfield’s obligations to our group under the Master Services Agreement and Relationship Agreement are subject to a number of exceptions and Brookfield has no obligation to source acquisition opportunities specifically for our group. In addition, Brookfield has not agreed to commit any minimum level of dedicated resources to our group for the pursuit of renewable power-related acquisitions. Moreover, pursuant to a relationship agreement between TerraForm Power and Brookfield, Brookfield has, subject to certain exceptions, designated TerraForm Power (of which Brookfield Renewable owns approximately 30%) as its primary vehicle for the acquisition of operating solar and wind assets in North America and Western Europe. There are a number of factors which could materially and adversely impact the extent to which suitable acquisition opportunities are made available by Brookfield, for example:

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it is an integral part of Brookfield’s (and our group) strategy to pursue the acquisition or development of renewable power assets through consortium arrangements with institutional investors, strategic partners and/or financial sponsors and to form partnerships (including private funds, joint ventures and similar arrangements) to pursue such acquisitions on a specialized or global basis. Although Brookfield has agreed that it will not enter any such arrangements that are suitable for our group without giving our group an opportunity to participate in them, there is no minimum level of participation to which our group will be entitled;

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the same professionals within Brookfield’s organization that are involved in sourcing and executing acquisitions that are suitable for our group are responsible for sourcing and executing opportunities for the vehicles, consortiums and partnerships referred to above, as well as having other responsibilities within Brookfield’s broader asset management business. Limits on the availability of such individuals will likewise result in a limitation on the availability of acquisition opportunities for us;

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Brookfield will only recommend acquisition opportunities that it believes are suitable and appropriate for our group. Our focus is on assets where we believe that our operations-oriented approach can be deployed to create value. Accordingly, opportunities where Brookfield cannot play an active role in influencing the underlying assets may not be consistent with our acquisition strategy and, therefore, may not be suitable for our group, even though they may be attractive from a purely financial perspective. Legal, regulatory, tax and other commercial considerations will likewise be an important consideration in determining whether an opportunity is suitable and/or appropriate for our group and will limit our ability to participate in certain acquisitions; and

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in addition to structural limitations, the question of whether a particular acquisition is suitable and/or appropriate is highly subjective and is dependent on a number of portfolio construction and management factors including our liquidity position at the relevant time, the expected risk return profile of the opportunity, its fit with the balance of our investments and related operations, other opportunities that we may be pursuing or otherwise considering at the relevant time, our interest in preserving capital in order to secure other opportunities and/or to meet other obligations, and other factors. If Brookfield determines that an opportunity is not suitable or appropriate for us, it may still pursue such opportunity on its own behalf, on behalf of Brookfield Renewable or on behalf of a Brookfield-sponsored vehicle, partnership or consortium.

In making determinations about acquisition opportunities and investments, consortium arrangements or partnerships, Brookfield may be influenced by factors that result in a misalignment or conflict of interest and may take the interests of others into account, as well as our own interests and the interests of Brookfield Renewable.

Among others, we may pursue acquisition opportunities indirectly through investments in Brookfield-sponsored vehicles, consortiums and partnerships or directly (including by investing alongside such vehicles, consortiums and partnerships). Any references to our acquisitions, investments, assets, expenses, portfolio companies or other terms should be understood to mean such items held, incurred or undertaken directly by us or indirectly by us through our investment in such Brookfield-sponsored vehicles, consortiums and partnerships.

The departure of some or all of Brookfield’s professionals could prevent us and Brookfield Renewable from achieving our objectives.

Our group depends on the diligence, skill and business contacts of Brookfield’s professionals and the information and opportunities they generate during the normal course of their activities. Our group’s future success will depend on the continued service of these individuals, who are not obligated to remain employed with Brookfield. Brookfield has experienced departures of key professionals in the past and may do so in the future, and we cannot predict the impact that any such departures will have on our group’s ability to achieve its objectives. The departure of a significant number of Brookfield’s professionals for any reason, or the failure to appoint qualified or effective successors in the event of such departures, could have a material adverse effect on our group’s ability to achieve its objectives. The Master Services Agreement does not require Brookfield to maintain the employment of any of its professionals or to cause any particular professionals to provide services to us or on our behalf.

Brookfield’s and Brookfield Renewable’s ownership position of our company entitles them to a significant percentage of our dividends, and Brookfield may increase its ownership relative to other shareholders.

Brookfield will own, directly and indirectly, approximately 60% of our class A shares, entitling it to all dividends class A shareholders will receive. In addition, Brookfield Renewable will own all of the issued and outstanding class B shares, which represent a 75% voting interest and all of the issued and outstanding class C shares of our company. Brookfield Renewable’s ownership of class C shares will entitle it to receive dividends as and when declared by our board. Accordingly, Brookfield and Brookfield Renewable’s ownership position of class A shares and class C shares of our company allows them to receive a substantial percentage of our dividends. In addition, Brookfield may increase its ownership position in our company. Brookfield may purchase additional class A shares of our company in the open market or pursuant to a private placement, which may result in Brookfield increasing its ownership of our class A shares relative to other shareholders, which could reduce the amount of cash available for distribution to public shareholders.

None of British Columbia corporate law, the Master Services Agreement and our other arrangements with Brookfield impose on Brookfield any fiduciary duties to act in the best interests of our shareholders or the partnership’s unitholders.

None of British Columbia corporate law, the Master Services Agreement and our other arrangements with Brookfield impose on Brookfield any duty (statutory or otherwise) to act in the best interests of the Service Recipients, nor do they impose other duties that are fiduciary in nature.

Our organizational and ownership structure may create significant conflicts of interest that may be resolved in a manner that is not in the best interests of our company or the best interests of our shareholders.

Our organizational and ownership structure involves a number of relationships that may give rise to conflicts of interest between our company and our shareholders, on the one hand, and Brookfield and Brookfield Renewable, on the other hand. For example, we expect that our board will mirror the board of the general partner of the partnership, except that prior to the completion of the special distribution, we will add one additional non-overlapping board member to assist us with, among other things, resolving any conflicts of interest that may arise from our relationship with Brookfield Renewable. In certain instances, the interests of Brookfield or

Brookfield Renewable may differ from the interests of our company and our shareholders, including with respect to the types of acquisitions made, the timing and amount of dividends by our company, the reinvestment of returns generated by our operations, the use of leverage when making acquisitions and the appointment of outside advisors and service providers. Further, Brookfield may make decisions, including with respect to tax or other reporting positions, from time to time that may be more beneficial to one type of investor or beneficiary than another, or to Brookfield rather than to our company and our shareholders.

It is expected that Brookfield will, directly and indirectly, hold approximately 60% of our class A shares immediately upon completion of the special distribution. In accordance with our articles, the holders of the class B shares will be entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the class A shares (which carry one vote per class A share), and except as otherwise expressly provided in the articles or as required by law, the holders of class A shares and class B shares will vote together and not as separate classes. Brookfield Renewable, which itself is controlled by Brookfield, holds all of our issued and outstanding class B shares, having a 75% voting interest and class C shares. As a result, Brookfield is able to control the election and removal of our directors and the directors of the partnership’s general partner and, accordingly, exercises substantial influence over our group.

In addition, the Service Providers, being wholly-owned subsidiaries of Brookfield, will provide management services to us pursuant to the Master Services Agreement. Pursuant to the Master Services Agreement, in exchange for the management services provided to our group by the Service Providers, Brookfield Renewable pays an annual base management fee to the Service Providers of $20 million (adjusted annually for inflation at an inflation factor based on year-over-year United States consumer price index) plus 1.25% of the amount by which the market value of our group exceeds an initial reference value. The base management fee is calculated and paid on a quarterly basis. We will reimburse Brookfield Renewable for our proportionate share of such fee. For purposes of calculating the base management fee, the market value of Brookfield Renewable is equal to the aggregate value of all outstanding units on a fully-diluted basis, preferred units and securities of the other Service Recipients (including our class A shares) that are not held by Brookfield Renewable, plus all outstanding third-party debt with recourse to a Service Recipient, less all cash held by such entities. BRP Bermuda GP Limited, a subsidiary of Brookfield, also receives incentive distributions based on the amount by which quarterly distributions on BRELP units (other than BRELP Class A Preferred Units) as well as economically equivalent securities, such as the class A shares, of the other Service Recipients exceed specified target levels as set forth in BRELP’s limited partnership agreement. This relationship may give rise to conflicts of interest between our company and our shareholders, on the one hand, and Brookfield, on the other, as Brookfield’s interests may differ from the interests of Brookfield Renewable, our company or our shareholders.

Brookfield Renewable’s arrangements with Brookfield, which will apply to our company, were negotiated in the context of an affiliated relationship and may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties.

The terms of Brookfield Renewable’s arrangements with Brookfield, that will apply to our company, were effectively determined by Brookfield. These terms, including terms relating to compensation, contractual or fiduciary duties, conflicts of interest and Brookfield’s ability to engage in outside activities, including activities that compete with us, our activities and limitations on liability and indemnification, may be less favorable than otherwise might have resulted if the negotiations had involved unrelated parties.

The liability of the Service Providers is limited under our arrangements with them and we and the other Service Recipients, including Brookfield Renewable, have agreed to indemnify the Service Providers against claims that they may face in connection with such arrangements, which may lead them to assume greater risks when making decisions relating to us than they otherwise would if acting solely for their own account.

Under the Master Services Agreement, the Service Providers have not assumed any responsibility other than to provide or arrange for the provision of the services described in the Master Services Agreement in good faith and will not be responsible for any action that our company takes in following or declining to follow their advice or recommendations. The liability of the Service Providers under the Master Services Agreement is limited to the fullest extent permitted by law to conduct involving bad faith, fraud or willful misconduct or, in the case of a criminal matter, action that was known to have been unlawful, except that the Service Providers are also liable for liabilities arising from gross negligence. In addition, our company and the other Service Recipients, including Brookfield Renewable, have agreed to indemnify the Service Providers to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses incurred by an indemnified person or threatened in connection with our operations, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Service Providers, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the conduct in respect of which such persons have liability as described above. These protections may result in the Service Providers tolerating greater risks when making decisions than otherwise would be the case, including when determining whether to use leverage in connection with acquisitions. The indemnification arrangements to which the Service Providers are a party may also give rise to legal claims for indemnification that are adverse to our company and our shareholders.

The role and ownership of Brookfield may change.

Our arrangements with Brookfield do not require Brookfield to maintain any ownership level in our group, and Brookfield may sell the units or class A shares that it holds in the partnership or our company, respectively. Brookfield may sell or transfer all or part of its interests in the Service Providers without the approval of our group, which could result in changes to the management of our group and its current growth strategy. Additionally, our group cannot predict with any certainty the effect that any changes in ownership level of Brookfield of our group would have on the trading price of our class A shares, the units or our group’s ability to raise capital or make investments in the future. As a result, the future of the group would be uncertain and our group’s business, financial condition and results of operations may suffer.

Our company is not entitled to terminate the Master Services Agreement. Only the general partner of the partnership may terminate the Master Services Agreement, and it may be unable or unwilling to do so.

Our company is not entitled to terminate the Master Services Agreement. Only the general partner of the partnership may terminate the Master Services Agreement, and it may be unable or unwilling to do so. The Master Services Agreement provides that the Service Recipients may terminate the agreement only if: the Service Providers default in the performance or observance of any material term, condition or covenant contained in the agreement in a manner that results in material harm to the Service Recipients and the default continues unremedied for a period of sixty (60) days after written notice of the breach is given to the Service Providers; the Service Providers engage in any act of fraud, misappropriation of funds or embezzlement against any Service Recipient that results in material harm to us; the Service Providers are grossly negligent in the performance of their duties under the agreement and such negligence results in material harm to the Service Recipients; or upon the happening of certain events relating to the bankruptcy or insolvency of the Service Providers. The Master Services Agreement cannot be terminated for any other reason, including if the Service Providers or Brookfield experience a change of control or due solely to the poor performance or under-performance of our group’s operations or assets, and the agreement continues in perpetuity, until terminated in accordance with its terms. Because the general partner of the partnership is an affiliate of Brookfield, it may be unwilling to terminate the Master Services Agreement, even in the case of a default. If the Service Providers’ performance does not meet the expectations of investors, and the general partner of the partnership is unable or unwilling to terminate the Master Services Agreement, our group is not entitled to terminate the agreement and the market price of our class A shares or the units could suffer. Furthermore, the termination of the Master Services Agreement would terminate our group’s rights under the Relationship Agreement and the Licensing Agreement. See “Relationship with Brookfield—Relationship Agreement” and “Relationship with Brookfield—Licensing Agreement” for more details.

We guarantee certain debt obligations of Brookfield Renewable, which may adversely affect our financial health and make us more vulnerable to adverse economic conditions.

Upon completion of the special distribution, certain subsidiaries of our company will fully and unconditionally guarantee certain unsecured debt securities and preferred securities issued by Brookfield Renewable, as well as Brookfield Renewable’s obligations under, certain credit facilities, thereby causing us to become liable for such obligations. In light of the guarantees, our company is exposed to the credit risk of Brookfield Renewable. If Brookfield Renewable is unable or fails to pay any of its indebtedness in respect of which our company has provided a guarantee, we may be required to pay all amounts due under such indebtedness, which may affect our financial health and make us more vulnerable to adverse economic conditions. See “Relationship with Brookfield Renewable—Credit Support” for more details.

Risks Relating to Taxation

The exchange of class A shares for units may result in the U.S. federal income taxation of any gain realized by a U.S. unitholder.

Depending on the facts and circumstances, a U.S. unitholder’s exchange of class A shares for units may result in the U.S. federal income taxation of any gain realized by such U.S. unitholder. In general, a U.S. unitholder exchanging class A shares for units pursuant to the exercise of the exchange right will recognize capital gain or loss (i) if the exchange request is satisfied by the delivery of units by Brookfield pursuant to the Rights Agreement or (ii) if the exchange request is satisfied by the delivery of units by our company and the exchange is, within the meaning of Section 302(b) of the U.S. Internal Revenue Code, in “complete termination” of the U.S. unitholder’s equity interest in our company, a “substantially disproportionate” redemption of stock, or “not essentially equivalent to a dividend”, applying certain constructive ownership rules that take into account not only the class A shares and other equity interests in our company actually owned but also other equity interests in our company treated as constructively owned by such U.S. unitholder for U.S. federal income tax purposes. If an exchange request satisfied by the delivery of units by our company is not treated as a sale or exchange under the foregoing rules, then it will be treated as a taxable distribution equal to the amount of cash and the fair market value of property received (such as units) without any offset for a U.S. unitholder’s tax basis in the class A shares exchanged.

In general, if the partnership satisfies an exchange request by delivering units to a U.S. unitholder pursuant to the partnership’s exercise of the partnership call right, then the U.S. unitholder’s exchange of class A shares for units will qualify as tax-free under Section 721(a) of the U.S. Internal Revenue Code, unless the partnership (i) is a publicly traded partnership treated as a corporation or (ii) would be an “investment company” if it were incorporated for purposes of Section 721(b) of the U.S. Internal Revenue Code. In either case, a unitholder that is a U.S. taxpayer may recognize gain upon the exchange. The general partner of the partnership believes that the partnership will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. In addition, based on the Support Agreement, the shareholders’ rights in the event of the liquidation or dissolution of our company (or the partnership) and the terms of the class A shares, which are intended to provide an economic return equivalent to the units (including identical distributions), and taking into account the expected relative values of the partnership’s assets and its ratable share of the assets of its subsidiaries for the foreseeable future, the general partner of the partnership currently expects that a U.S. unitholder’s exchange of class A shares for units pursuant to the exercise of the partnership call right will not be treated as a transfer to an investment company for purposes of Section 721(b) of the U.S. Internal Revenue Code. Accordingly, the general partner of the partnership currently expects a U.S. unitholder’s exchange of class A shares for units pursuant to the partnership’s exercise of the partnership call right to qualify as tax-free under Section 721(a) of the U.S. Internal Revenue Code. However, no definitive determination can be made as to whether any such future exchange will qualify as tax-free under Section 721(a) of the U.S. Internal Revenue Code, as this will depend on the facts and circumstances at the time of the exchange. Many of these facts and circumstances are not within the control of the partnership, and no assurance can be provided as to the position, if any, taken by the general partner of the partnership with regard to the U.S. federal income tax treatment of any such exchange.

Nor can any assurance be given that the IRS will not assert, or that a court would not sustain, a position contrary to any future position taken by the partnership. If Section 721(a) of the U.S. Internal Revenue Code does not apply, then a U.S. unitholder who exchanges class A shares for units pursuant to the partnership’s exercise of the partnership call right will be treated as if such unitholder had sold in a taxable transaction such unitholder’s class A shares to the partnership for cash in an amount equal to the value of the units received.

Even if a U.S. unitholder’s transfer of class A shares in exchange for units pursuant to the partnership’s exercise of the partnership call right qualifies as tax-free under Section 721(a) of the U.S. Internal Revenue Code, such U.S. unitholder will be subject to special rules that may result in the recognition of additional taxable gain or income. Under Section 704(c)(1) of the U.S. Internal Revenue Code, if appreciated property is contributed to a partnership, the contributing partner must recognize any gain that was realized but not recognized for U.S. federal income tax purposes with respect to the property at the time of the contribution (referred to as “built-in gain”) if the partnership sells such property (or otherwise transfers such property in a taxable exchange) at any time thereafter or distributes such property to another partner within seven years of the contribution in a transaction that does not otherwise result in the recognition of “built-in gain” by the partnership. Under Section 737 of the U.S. Internal Revenue Code, such U.S. unitholder could be required to recognize built-in gain if the partnership were to distribute any property of the partnership other than money or class A shares to such former holder of class A shares within seven years of exercise of the partnership call right. Under Section 707(a) of the U.S. Internal Revenue Code, such U.S. unitholder could be required to recognize built-in gain if the partnership were to make distributions (other than “operating cash flow distributions”, unless another exception were to apply) to such U.S. unitholder within two years of exercise of the partnership call right. If a distribution to a U.S. unitholder within two years of the transfer of class A shares in exchange for units is treated as part of a deemed sale transaction under Section 707(a) of the U.S. Internal Revenue Code, such U.S. unitholder will recognize gain or loss in the year of the transfer of class A shares in exchange for units, and, if such U.S. unitholder has already filed a tax return for such year, such unitholder may be required to file an amended return. In such a case, the U.S. unitholder may also be required to report some amount of imputed interest income.

For a more complete discussion of the U.S. federal income tax consequences of the exchange of class A shares for units, see “Material United States Federal Income Tax Considerations—Consequences to U.S. Unitholders—Ownership of Class A Shares” below. The U.S. federal income tax consequences of exchanging class A shares for units are complex, and each U.S. unitholder should consult an independent tax advisor regarding such consequences in light of such unitholder’s particular circumstances.

Canadian federal income tax considerations described herein may be materially and adversely impacted by certain events.

If our company ceases to qualify as a “mutual fund corporation” under the Tax Act, the income tax considerations described under the heading “Material Canadian Federal Income Tax Considerations” would be materially and adversely different in certain respects.

In general, there can be no assurance that Canadian federal income tax laws respecting the treatment of mutual fund corporations or otherwise respecting the treatment of our company will not be changed in a manner that adversely affects our shareholders, or that such tax laws will not be administered in a way that is less advantageous to our company or our shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information may relate to our group’s outlook and anticipated events or results and may include information regarding the financial position, business strategy, growth strategy, budgets, operations, financial results, taxes, dividends, plans and objectives of our group. Particularly, information regarding future results, performance, achievements, prospects or opportunities of our group or the Canadian, U.S. or international markets is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”.

Discussions containing forward-looking information may be found, among other places, under “Risk Factors”, “Capitalization”, “Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The following factors, among others, which are discussed in greater detail in the “Risk Factors” section of this prospectus, could cause our actual results to vary from our forward-looking statements:

•	our company’s lack of operating history;

•	changes to hydrology at our hydroelectric facilities or to weather generally, as a result of climate change or otherwise, at any of our facilities;

•	volatility in supply and demand in the energy markets;

•	our inability to re-negotiate or replace expiring PPAs on similar terms;

•	increases in water rental costs (or similar fees) or changes to the regulation of water supply;

•	advances in technology that impair or eliminate the competitive advantage of our projects;

•	an increase in the amount of uncontracted generation in our portfolio;

•	industry risks relating to the power markets in which we operate;

•	the termination of, or a change to, the MRE balancing pool in Brazil;

•	increased regulation of our operations;

•	concessions and licenses expiring and not being renewed or replaced on similar terms;

•	increases in the cost of operating our facilities;

•	our failure to comply with conditions in, or our inability to maintain, governmental permits;

•	equipment failures;

•	dam failures and the costs and potential liabilities associated with such failures;

•	force majeure events;

•	uninsurable losses and higher insurance premiums;

•	adverse changes in currency exchange rates and our inability to effectively manage foreign currency exposure;

•	availability and access to interconnection facilities and transmission systems;

•	health, safety, security and environmental risks;

•	disputes, governmental and regulatory investigations and litigation;

•	counterparties to our contracts not fulfilling their obligations;

•	the time and expense of enforcing contracts against non-performing counter-parties and the uncertainty of success;

•	our operations being affected by local communities;

•	fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems;

•	our reliance on computerized business systems, which could expose us to cyber-attacks;

•	newly developed technologies in which we invest not performing as anticipated;

•	labor disruptions and economically unfavorable collective bargaining agreements;

•	our inability to finance our operations due to the status of the capital markets;

•	operating and financial restrictions imposed on us by our loan, debt and security agreements;

•	an inability to obtain or a downgrade in our credit ratings;

•	fluctuations in interest rates;

•	our inability to identify sufficient investment opportunities and complete transactions;

•	the growth of our portfolio and our inability to realize the expected benefits of our transactions or acquisitions;

•	our inability to develop greenfield projects or find new sites suitable for the development of greenfield projects;

•

delays, cost overruns and other problems associated with the construction and operation of generating facilities and risks associated with the arrangements we enter into with communities and joint venture partners;

•	Brookfield’s election not to source acquisition opportunities for our company or our group and our lack of access to all renewable power acquisitions that Brookfield identifies;

•	we do not have control over all our operations or investments;

•	political instability or changes in government policy;

•	foreign laws or regulation to which we become subject as a result of future acquisitions in new markets;

•	changes to government policies that provide incentives for renewable energy;

•	we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•	the separation of economic interest from control within our organizational structure;

•	the incurrence of debt at multiple levels within our organizational structure;

•	being deemed an “investment company” under the Investment Company Act;

•	the effectiveness of our internal controls over financial reporting;

•	our dependence on Brookfield and Brookfield Renewable and Brookfield’s significant influence over us;

•	the departure of some or all of Brookfield’s key professionals;

•	our company’s lack of independent means of generating revenue;

•	an economic downturn in the jurisdictions in which our company engages in business activities;

•	the growth of our portfolio and our inability to realize the expected benefits of our transactions or acquisitions;

•	changes to laws, rules or regulations that impact our company or our businesses;

•	an inability to meet our debt obligations;

•	the business operations of the partnership;

•	changes in how Brookfield or Brookfield Renewable elects to hold ownership interests in our company;

•	Brookfield acting in a way that is not in the best interests of our company;

•	any changes in the market price of the units; and

•	the redemption of class A shares by our company at any time or upon notice from the holder of the class B shares.

These statements and other forward-looking information are based on opinions, assumptions and estimates made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable in the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Accordingly, readers should not place undue reliance on forward-looking information. We do not undertake to update any forward-looking information contained herein, except as required by applicable securities laws.

THE SPECIAL DISTRIBUTION

Background to and Purpose of the Special Distribution

The partnership is a leading global renewable power company that owns and operates high-quality hydroelectric, wind, solar and biomass power, cogeneration and storage assets in North and South America, Europe and Asia Pacific and represents one of the largest, public pure play renewable businesses globally. The partnership is focused on leveraging its extensive operating experience to maintain and enhance the value of assets, grow cash flows on an annual basis and cultivate positive relations with local stakeholders. Because each class A share has been structured with the intention of providing an economic return equivalent to one unit of the partnership, we expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of our group as a whole.

The partnership believes that certain investors in certain jurisdictions may be dissuaded from investing in the partnership because of the tax reporting framework that results from investing in units of a Bermuda-exempted limited partnership. Creating our company, a corporation, and distributing our class A shares, which have been structured with the intention of providing an economic return equivalent to the units, is intended to achieve the following objectives:

•	Provide investors that would not otherwise invest in the partnership with an opportunity to gain access to the partnership’s globally diversified portfolio of high-quality renewable power assets.

Provide investors with the flexibility to own, through the ownership of a class A share of our company, the economic equivalent of a unit because of the ability to exchange into a unit or its cash equivalent and the identical distributions that are expected to be paid on each class A share.

•

Provide investors with a tax reporting framework that may be favored by investors in some jurisdictions over the tax reporting framework provided by an investment in the partnership, which we believe will attract new investors who will benefit from investing in our business.

•	Create a company that we expect to be eligible for inclusion in several indices, which may be attractive to certain investors.

•	Provide our group with a greater securityholder base, thereby creating enhanced liquidity for our group’s securityholders.

•	Create a company that will provide our group with the ability to access new capital pools.

The special distribution is being effected in a manner that we expect will not result in any adverse impact on Brookfield Renewable’s credit rating or its preference shareholders, preferred unitholders or debtholders. See “Relationship with Brookfield Renewable—Credit Support” for further details.

Mechanics of the Special Distribution

The partnership is a holding entity and its only substantial asset is its limited partnership interests in BRELP. Prior to the special distribution, the partnership will receive our class A shares though a special distribution by BRELP of the class A shares to all the holders of its equity units (which does not include preferred partnership units), including Brookfield who has a current approximate 60% economic interest in the partnership including through its ownership of redeemable partnership units of BRELP.

As a result of the special distribution, holders of units will be entitled to receive one (1) class A share (less any class A shares withheld to satisfy withholding tax obligations) for every four (4) units held as of the record date of the special distribution. Because each class A share is structured with the intention of providing an economic return equivalent to one unit, including identical dividends on a per share basis as are paid on each unit, we expect that the market price of our class A shares will be significantly impacted by the market price of the units and combined business performance of our group as a whole. Each class A share will be exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our company). The partnership may elect to satisfy our exchange obligation by acquiring such tendered class A shares for an equivalent number of units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the partnership). Our company and the partnership currently intend to satisfy any exchange requests on the class A shares through the delivery of units rather than cash. However, factors that the partnership and our company may consider when determining whether to satisfy any exchange request for cash rather than units include, without limitation, compliance with applicable securities laws, changes in law (including the Bermuda limited partnership laws), the partnership’s and our company’s respective available consolidated liquidity, and any change in the tax consequences to the partnership or the company or to a holder as a result of delivery of units.

Based on approximately 178.9 million units that we expect to be outstanding on the record date for the special distribution, the partnership intends to make a special distribution to holders of units (including Brookfield) of approximately 44.7 million class A shares of our company. An additional approximate 33.1 million class A shares will be distributed to Brookfield on the redeemable partnership units that it holds in BRELP and the general partner interests that it holds in the partnership and BRELP.

Holders of units as of the record date will not be required to take any action in connection with the special distribution, and no vote of the partnership’s unitholders will be required to approve the special distribution. If a holder owns units as of the close of business on the record date, a book-entry account statement reflecting the holder’s ownership of the class A shares will be mailed to the holder, or the holder’s brokerage account will be credited for the class A shares, on the distribution date. The number of units that a holder owns will not change as a result of the special distribution. However, immediately following completion of the special distribution, the aggregate distribution received by a holder on its units and class A shares will be the same as it would have received if the special distribution had not been made, with distributions on the units representing four-fifths (4/5ths) of such aggregate amount as a result of the one (1) for four (4) special distribution, and the dividends on each class A share being identical to the distribution on each unit. The units will continue to be traded on the NYSE under the symbol “BEP” and on the TSX under the symbol “BEP.UN”.

No holder will be entitled to receive any fractional interests in the class A shares. Holders who would otherwise be entitled to a fractional class A share will receive a cash payment. The partnership will use the volume-weighted average of the trading price of the class A shares for the five (5) trading days immediately following the special distribution date to determine the value of the class A shares for the purpose of calculating the cash payable in lieu of any fractional interests.

Holders of the partnership’s preferred units will not participate in the special distribution and will not receive any class A shares as a direct result of the special distribution.

Transaction Agreements

Prior to the special distribution, we will acquire our operating subsidiaries from Brookfield Renewable (excluding a 9% interest, which will continue to be held indirectly by the partnership) pursuant to securities purchase agreements and other agreements. These transfer agreements will each contain customary representations and warranties and related indemnities to us from Brookfield Renewable, including representations and warranties concerning: (i) organization and good standing; (ii) authorization, execution, delivery and enforceability of the agreement and all agreements executed in connection therewith; and (iii) title to the securities being transferred to us. The transfer agreements will not contain representations and warranties or indemnities relating to the underlying assets and operations.

In connection with the reorganization that results in the transfer of the Business to our company, Brookfield Renewable will receive class B and C shares. The determination to transfer the hydroelectric power assets in Brazil and Colombia from Brookfield Renewable to our company was based on the size of such businesses and related regulatory, financial, legal and tax considerations. The determination of the special distribution ratio is based on two components. First, the number of shares our company issued was based on the value of the businesses transferred and the anticipated value of a share of our company. Second, the special distribution ratio of our company’s shares was based on the number of shares of our company to be issued and the number of partnership units expected to be outstanding (assuming exchange of the redeemable partnership units of BRELP) at the time of the special distribution.

Our company and Brookfield Renewable have determined that it is desirable for our company to have control over certain of the entities through which we hold our interest in our operating subsidiaries. Accordingly, our company will enter into a voting agreement to provide us with voting rights over such entities. See “Relationship with Brookfield Renewable—Voting Agreements”.

Trading After the Distribution Date

We intend to apply to list our class A shares on the NYSE and on the TSX under the symbol “BEPC”. The listing of our class A shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A shares on the TSX is subject to our company fulfilling all of the requirements of the TSX. We expect that trading of our class A shares will commence on the first trading day following the distribution date.

USE OF PROCEEDS

Neither our company, the partnership nor Brookfield, as selling unitholder, will receive any proceeds from the transactions described in this prospectus.

DIVIDEND POLICY

Our board may declare dividends at its discretion. However, each class A share has been structured with the intention of providing an economic return equivalent to one unit and following the special distribution, it is expected that dividends on our class A shares will be declared and paid at the same time as distributions are declared and paid on the units and that dividends on each class A share will be declared and paid in the same amount as are declared and paid on each unit to provide holders of our class A shares with an economic return equivalent to holders of units. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution. The partnership pursues a strategy which our group expects will provide for highly stable, predictable cash flows sourced from predominantly long-life hydroelectric assets ensuring a sustainable distribution yield. Our group’s objective is to pay a distribution that is sustainable on a long-term basis and has set its target payout ratio at approximately 70% of Brookfield Renewable’s FFO. Pursuant to the Support Agreement, from and after the second anniversary of the distribution date, Brookfield Renewable will provide support to our company in relation to, among other things, the payment of our dividends. For additional information, see “Relationship with Brookfield Renewable—Support Agreement”.

Participants in the partnership’s distribution reinvestment plan will automatically receive the special distribution of class A shares on the same basis as other unitholders provided they continue to own such units on the record date. However, participants should be aware that we do not currently anticipate establishing a similar dividend reinvestment plan for our company, and future dividends paid on class A shares will be paid in cash and not reinvested.

See “Brookfield Renewable Partners L.P.—Distribution Policy and Distribution History” for further information on the partnership’s distribution policy and Brookfield Renewable’s distribution history for the last two years ended December 31, 2018 and nine-month period ended September 30, 2019. Future distributions by Brookfield Renewable will be at the discretion of the board of directors of its general partner, and dividends on the class A shares also will be made at the discretion of our board of directors, and while Brookfield Renewable expects future distributions to be made in accordance with its distribution policy, there can be no assurance that Brookfield Renewable or our company will make comparable distributions or dividends in the future or at all. Further, immediately following completion of the special distribution, the aggregate distribution received by a holder on its units and class A shares will be the same as it would have received if the special distribution had not been made, with distributions on the units representing four-fifths (4/5ths) of such aggregate amount as a result of the one (1) for four (4) special distribution, and the dividends on each class A share being identical to the distribution on each unit. See “Risk Factors—Our company cannot assure you that it will be able to pay dividends equal to the levels currently paid by the partnership and holders of class A shares may not receive dividends equal to the distributions paid on the units and, accordingly, may not receive the intended economic equivalence of those securities”.

After completion of the special distribution, our company does not expect there to be any material restrictions (contractual or otherwise) on our ability or the ability of our subsidiaries to declare or pay dividends.

LISTING OF OUR CLASS A SHARES AND THE UNITS

Our company intends to apply to list its class A shares on the NYSE and on the TSX under the symbol “BEPC”. The partnership also intends to apply to list the units issued in connection with an exchange, redemption or repurchase of the class A shares on the TSX and the NYSE. Such listings on the TSX and NYSE are subject to the approval of the TSX and NYSE, respectively, in accordance with their respective applicable listing requirements.

The units are listed for trading under the symbol “BEP.UN” on the TSX and “BEP” on the NYSE.

CAPITALIZATION

The following table sets forth our cash and capitalization as at June 30, 2019 on an actual basis and on a pro forma basis to give effect to the special distribution as well as the other transactions referred to in the Unaudited Pro Forma Financial Statements included elsewhere in this prospectus, as though they had occurred on June 30, 2019.

This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the “Unaudited Pro Forma Financial Statements” and the combined condensed unaudited carve-out financial statements of the Colombian and Brazilian operations of the partnership as at June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and June 30, 2018 included elsewhere in this prospectus.

	June 30, 2019
(MILLIONS)	Actual(1)	Pro Forma(2)
Cash	$—	$211

Liabilities
Class A and class B shares(3)	—	2,147
Non-recourse borrowings	—	2,138

Total Liabilities	—	4,285

Equity in net assets
Non-controlling interests:
Participating non-controlling interest—in operating subsidiaries	—	3,268
Participating non-controlling interest—in a holding company	—	257

Total non-controlling interests	—	3,525
Equity in net assets attributable to parent company(4)	—	443

Total equity in net assets	$—	$3,968

Total capitalization	$—	$8,253

(1)	Brookfield Renewable Corporation was formed on September 9, 2019.
(2)

Our pro forma total equity of approximately $4.0 billion as of June 30, 2019 is comprised of (a) participating non-controlling interest in operating subsidiaries in the amount of approximately $3.3 billion, (b) the participating non-controlling interest in a holding subsidiary held by Brookfield Renewable in the amount of approximately $257 million, and (c) the class C shares held by Brookfield Renewable in the amount of approximately $443 million received as partial consideration for the net assets contributed.

(3)

Assumes approximately 44.7 million class A shares expected to be distributed to unitholders of the partnership in the special distribution. An additional approximate 33.1 million class A shares are expected to be distributed to Brookfield. There will also be one class B share outstanding.

(4)	Reflects approximately 16.1 million class C shares expected to be distributed to Brookfield Renewable.

The class A shares are exchangeable at the option of the holder. Accordingly, the class A shares have been presented as a financial liability and therefore excluded from the total equity in net assets in the pro forma capitalization.

PRIOR SALES

On September 9, 2019, our company issued one common share to Brookfield Renewable in exchange for $100.

CORPORATE STRUCTURE

Our company was incorporated under the Business Corporations Act (British Columbia), or the BCBCA, on September 9, 2019. Our head office is located at 250 Vesey Street, 15th Floor, New York NY 10281-1023 and our registered office is located at 1055 West Georgia Street, Suite 1500, P.O Box 11117, Vancouver, British Columbia V6E 4N7. As illustrated in the following organizational chart, unitholders of the partnership other than Brookfield and its affiliates will hold approximately 40% of the issued and outstanding class A shares of our company, and Brookfield and its affiliates will hold approximately 60% of the issued and outstanding class A shares of our company. NA Holdco, an indirect subsidiary of the partnership, will own all of the issued and outstanding class B shares which represent a 75% voting interest and all of the issued and outstanding class C shares. Holders of class A shares are expected to hold an aggregate 25% voting interest in our company.

Notes:

(1)

Pursuant to a voting agreement, BRPI has agreed that certain voting rights with respect to the general partner of BRELP, BRP Bermuda GP Limited, and BRELP will be voted in accordance with the direction of the partnership.

(2)

BRPI’s limited partnership interest in BRELP is redeemable for cash or exchangeable for limited partnership units of the partnership in accordance with the redemption-exchange mechanism contained in BRELP’s limited partnership agreement, which could result in BRPI owning approximately 60.18% of the partnership’s issued and outstanding units on a fully-exchanged basis. On a fully-exchanged basis, public holders of units own approximately 39.82% of the partnership and BRPI will not hold any limited partnership units of BRELP.

(3)	Holders of class A shares hold a 25% voting interest in our company. See “Description of Our Share Capital—Class A Shares—Voting”.
(4)

Holders of the class B shares hold a 75% voting interest in our company. The class C shares of our company are non-voting. Brookfield Renewable will hold all of the class B shares and class C shares of our company upon completion of the special distribution. “Description of Our Share Capital—Class B Shares—Voting”.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

These unaudited condensed combined pro forma financial statements, or the Unaudited Pro Forma Financial Statements, of our company have been prepared to illustrate the effects of the following transactions, which we refer to as the Transactions:

•	The transfer of substantially all of Brookfield Renewable’s interest in its Colombian and Brazilian operations, or the Business, to our company.

•	The issuance of class A shares, class B shares and class C shares of our company in connection with the transfer of the Business.

•	The delivery of class A shares of our company to the holders of equity units of Holding LP (which does not include preferred partnership units), including the partnership.

•	The delivery of class A shares of our company to the holders of equity units of the partnership (which does not include preferred partnership units) through the special distribution.

Prior to the completion of the special distribution, we expect to enter into two credit agreements with Brookfield Renewable, one as borrower and one as lender, each providing for a ten-year $1.75 billion revolving credit facility to permit the movement of cash within our group. We expect that no amounts will be drawn under these credit facilities as of the date of the special distribution.

It is currently anticipated that immediately following the special distribution, (i) holders of units will hold approximately 39.5% of the issued and outstanding class A shares of our company, (ii) Brookfield and its affiliates will hold 60.5% of the issued and outstanding class A shares, and (iii) a subsidiary of the partnership will own all of the issued and outstanding class B shares, and all of the issued and outstanding class C shares of our company.

The information in the Unaudited Condensed Combined Pro Forma Statement of Operating Results gives effect to the Transactions as if they had been consummated on January 1, 2018. The information in the Unaudited Condensed Combined Pro Forma Statement of Financial Position gives effect to the Transactions as if they had been consummated on June 30, 2019. All financial data in the Unaudited Pro Forma Financial Statements is presented in U.S. dollars and has been prepared using accounting policies that are consistent with IFRS as issued by the IASB. The Unaudited Pro Forma Financial Statements have been derived by the application of pro forma adjustments to the financial statements of our company and the historical audited and unaudited, as applicable, combined carve-out financial statements of the Colombian and Brazilian operations of the partnership included elsewhere in this prospectus, to give effect to the Transactions.

The historical financial information has been adjusted in the Unaudited Pro Forma Financial Statements to give effect to pro forma adjustments that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operating Results, expected to have a continuing impact on the combined results of the Business. The Unaudited Pro Forma Financial Statements are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. The notes to the Unaudited Pro Forma Financial Statements provide a detailed discussion of how such adjustments were derived and presented in the Unaudited Pro Forma Financial Statements. The Unaudited Pro Forma Financial Statements should be read in conjunction with ‘‘Capitalization,” “Selected Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the audited combined carve-out financial statements of the Colombian and Brazilian operations of the partnership as at December 31, 2018 and 2017 and for each of the years in the three years ended December 31, 2018, the unaudited condensed combined carve-out financial statements of the Colombian and Brazilian operations of the partnership as at June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and June 30, 2018 and the financial statements of our company as at September 9, 2019 and related notes thereto included elsewhere in this prospectus. The Unaudited Pro Forma Financial Statements have been prepared for illustrative purposes only and are not necessarily indicative of our financial position or results of operations had the Transactions for which we are giving pro forma effect occurred on the dates or for the periods indicated, nor is such pro forma financial information necessarily indicative of the results to be expected for any future period. A number of factors may affect our results.

UNAUDITED CONDENSED COMBINED

PRO FORMA STATEMENT OF FINANCIAL POSITION

			Pro forma adjustments(1)
(MILLIONS) As at June 30, 2019	Our Company	Historical business	Common shares	Transaction fees	Total pro forma adjustments	Pro forma
Assets			(2)	(3)
Current assets
Cash and cash equivalents	$—	$211	$—	$—	$—	$211
Restricted cash	—	19	—	—	—	19
Trade receivables and other current assets	—	263	—	—	—	263
Financial instrument assets	—	1	—	—	—	1
Due from related parties	—	280	—	—	—	280

	—	774	—	—	—	774
Financial instrument assets	—	4	—	—	—	4
Due from related parties	—	—	—	—	—	—
Equity-accounted investments	—	36	—	—	—	36
Property, plant and equipment	—	8,592	—	—	—	8,592
Goodwill	—	839	—	—	—	839
Deferred income tax assets	—	—	—	1	1	1
Other long-term assets	—	32	—	—	—	32

Total assets	$—	$10,277	$—	$1	$1	$10,278

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$—	$189	$—	$4	$4	$193
Financial instrument liabilities	—	2	2,147	—	2,147	2,149
Due to related parties	—	30	—	—	—	30
Non-recourse borrowings	—	203	—	—	—	203

	—	424	2,147	4	2,151	2,575
Financial instrument liabilities	—	2	—	—	—	2
Due to related parties	—	2	—	—	—	2
Non-recourse borrowings	—	1,935	—	—	—	1,935
Deferred income tax liabilities	—	1,639	—	—	—	1,639
Other long-term liabilities	—	157	—	—	—	157

	—	4,159	2,147	4	2,151	6,310
Equity
Non-controlling interests
Participating non-controlling interests—in operating subsidiaries	—	3,268	—	—	—	3,268
Participating non-controlling interests—in a holding company	—	—	257	—	257	257
Equity in net assets attributable to parent company	—	2,850	(2,404)	(3)	(2,407)	443

Total equity in net assets	—	6,118	(2,147)	(3)	(2,150)	3,968

Total liabilities and equity in net assets	$—	$10,277	$—	$1	$1	$10,278

UNAUDITED CONDENSED COMBINED

PRO FORMA STATEMENT OF OPERATING RESULTS

			Pro forma adjustments(1)
(MILLIONS) Six months ended June 30, 2019	Our Company	Historical business	Common shares	Transaction fees	Total pro forma adjustments	Pro forma
			(2)	(3)
Revenues	$—	$638	$—	$—	$—	$638
Other income	—	7	—	—	—	7
Direct operating costs	—	(249)	—	—	—	(249)
Management service costs	—	(15)	—	—	—	(15)
Interest expense—borrowings	—	(78)	—	—	—	(78)
Share of earning from equity-accounted investments	—	1	—	—	—	1
Unrealized financial instrument loss	—	(7)	—	—	—	(7)
Depreciation	—	(87)	—	—	—	(87)
Other	—	18	—	—	—	18
Income tax expense
Current	—	(29)	—	—	—	(29)
Deferred	—	(15)	—	—	—	(15)

	—	(44)	—	—	—	(44)

Net income(4)	$—	$184	$—	$—	$—	$184

Net income attributable to:
Non-controlling interests:
Participating non-controlling interests—in operating subsidiaries	—	118	—	—	—	118
Participating non-controlling interests—in a holding company	—	—	6	—	6	6
Parent company	—	66	(6)	—	(6)	60

	$—	$184	$—	$—	$—	$184

UNAUDITED CONDENSED COMBINED

PRO FORMA STATEMENT OF OPERATING RESULTS

			Pro forma adjustments(1)
(MILLIONS) Year ended December 31, 2018	Our company	Historical business	Common shares	Transaction fees	Total pro forma adjustments	Pro forma
			(2)	(3)
Revenues	$—	$1,161	$—	$—	$—	$1,161
Other income	—	9	—	—	—	9
Direct operating costs	—	(486)	—	—	—	(486)
Management service costs	—	(26)	—	—	—	(26)
Interest expense—borrowings	—	(167)	—	—	—	(167)
Share of earnings from equity-accounted investments	—	1	—	—	—	1
Unrealized financial instrument gain	—	16	—	—	—	16
Depreciation	—	(206)	—	—	—	(206)
Other	—	(26)	—	—	—	(26)
Income tax recovery (expense)
Current	—	(18)	—	—	—	(18)
Deferred	—	82	—	—	—	82

	—	64	—	—	—	64

Net income(4)	$—	$340	$—	$—	$—	$340

Net income attributable to:
Non-controlling interests:
Participating non-controlling interests – in operating subsidiaries	$—	$253	$—	$—	$—	$253
Participating non-controlling interests – in a holding company	—	—	8	—	8	8
Parent company	—	87	(8)	—	(8)	79

	$—	$340	$—	$—	$—	$340

NOTES TO THE UNAUDITED CONDENSED COMBINED

PRO FORMA FINANCIAL STATEMENTS

(1)	Pro Forma Adjustments

Brookfield Renewable Corporation (“our company” or “BEPC”) was formed on September 9, 2019 by a subsidiary of Brookfield Renewable, which contributed one hundred dollars on formation. The pro forma financial statements are derived from the combined carve-out financial statements of the Colombian and Brazilian operations of the partnership and the statement of financial position of our company, included elsewhere in this prospectus. Brookfield Renewable will contribute the Colombian and Brazilian operations, or the Business, to our company. This contribution will be valued based on Brookfield Renewable’s book value on the date of contribution, as the transfer of these assets to our company is considered to be a transaction between entities under common control. The pro forma adjustments include necessary adjustments to account for the issuance of equity and other transactions to account for the transfer of the Business to our company.

(2)	Issuance of class A, B and C shares

Immediately after the transfer of the Business, our company’s capital structure will be comprised of class A shares, class B shares and class C shares. Upon completion of the special distribution, we expect to have outstanding approximately 77.8 million class A shares, 1 class B share and 16.1 million class C shares. Class A shares will be exchangeable at the option of the holder at any time at a price equal to the market price of a unit (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership). The Business will have the option to satisfy the exchange either by delivering a unit or the cash equivalent. Class B shares and class C shares will be redeemable for cash in an amount equal to the market price of a unit. Due to the exchange feature of the class A shares and the redemption feature of the class B shares, the class A shares and class B shares will be classified as financial liabilities in the Unaudited Condensed Combined Pro Forma Financial Statements. Class C shares, as the most subordinated class of all common shares, will be classified as equity instruments.

Valuation of the liabilities associated with the class A shares and class B shares will be based on market values, with mark-to-market gains or losses recognized in our company’s Combined Statements of Operating Results. The impact of the mark-to-market gains or losses has not been reflected in these pro forma statements. An increase or a decrease in the per share fair market value of the class A shares and class B shares by 10% is expected to decrease or increase, respectively, net income by approximately $215 million for the six months ended June 30, 2019 and year ended December 31, 2018. The fluctuation in net income is estimated based on the VWAP unit price for the last five business days ending June 30, 2019 of $34.50, adjusted for the pro forma effect of the special distribution, and assuming that approximately 77.8 million of Class A and Class B shares in aggregate will be issued.

Our company will acquire a 91% controlling interest in the Business. The remaining 9% of the Business will be retained by a subsidiary of Brookfield Renewable and presented as Participating non-controlling interests—in a holding company in our unaudited pro forma combined carve-out statement of financial position.

(3)	Other pro forma adjustments

(i)	Transaction fees

The pro forma adjustments include provisions for transaction fees associated with the special distribution and the transfer of the Business to our company. As the transaction costs are non-recurring, the transaction costs of $4 million are recorded in equity.

(ii)	Tax impact

The adjustment to reflect the tax effects of the pro forma adjustments is calculated at the average statutory rates in effect in each relevant jurisdiction for the periods presented. The impact of the pro forma adjustments has the effect of increasing deductible temporary differences.

(4)	Earnings per share

Earnings per share have not been presented as all the classes of common shares do not represent “ordinary shares” under IAS 33 Earnings per share.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables present selected financial data for the Business and are derived from, and should be read in conjunction with, the combined carve-out financial statements of the Colombian and Brazilian operations of the partnership as at December 31, 2018 and December 31, 2017 and for each of the years in the three years ended December 31, 2018, and the unaudited condensed combined carve-out financial statements of the Colombian and Brazilian operations of the partnership as at June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and June 30, 2018 and the notes thereto, each of which is included elsewhere in this prospectus. The information included in this section should also be read in conjunction with our Unaudited Pro Forma Financial Statements as at June 30, 2019 and for the six months ended June 30, 2019 and for the year ended December 31, 2018, included elsewhere in this prospectus. Presentation of selected financial information as of December 31, 2016, December 31, 2015 and December 31, 2014 and for the fiscal periods ended December 31, 2015 and December 31, 2014 could not be provided without unreasonable effort or expense.

	Six Months Ended June 30,		Year Ended December 31,
(MILLIONS)	2019	2018	2018	2017	2016
	(unaudited)
Statement of Operating Results Data
Revenues	$638	$586	$1,161	$1,068	$1,009
Other income	7	6	9	17	22
Direct operating costs	(249)	(239)	(486)	(486)	(523)
Management service costs	(15)	(14)	(26)	(27)	(19)
Interest expense—borrowings	(78)	(85)	(167)	(190)	(176)
Share of earnings from equity accounted investments	1	1	1	2	1
Unrealized financial instrument (loss) gain	(7)	(2)	16	(8)	(6)
Depreciation and amortization expense	(87)	(108)	(206)	(251)	(241)
Other	18	1	(26)	39	17

Income before income tax	228	146	276	164	84
Current income tax expense	(29)	(6)	(18)	(33)	(32)
Deferred income tax recovery	(15)	(9)	82	(36)	15

Net income	$184	$131	$340	$95	$67

Net income attributable to:
Participating non-controlling interests—in operating subsidiaries	$118	$96	$253	$71	$83
Parent company	$66	$35	$87	$24	$(16)

		December 31,
(MILLIONS)	June 30, 2019	2018	2017
	(unaudited)
Statement of Financial Position Data
Cash	$211	$60	$75
Total assets	10,277	9,915	8,650
Borrowings	2,138	1,877	1,999
Equity
Participating non-controlling interests—in operating subsidiaries	3,268	3,321	2,582
Equity in net assets attributable to parent company	2,850	2,756	2,411

Total equity in net assets	$6,118	$6,077	$4,993

OUR BUSINESS

Overview of Business

Our company is a controlled subsidiary of Brookfield Renewable, and whose direct and indirect subsidiaries own and operate hydroelectric power assets in Brazil and Colombia. Our group was established by Brookfield as a vehicle to own and operate high-quality renewable power assets globally, and collectively represents one of the largest pure-play public renewable businesses in the world. Our company leverages our group’s extensive operating experience to maintain and enhance the value of assets, grow cash flows on an annual basis and cultivate positive relations with local stakeholders.

Our current operations consist of approximately 3,468 MW of installed hydroelectric capacity across Brazil and Colombia, and annualized long-term average generation on a proportionate basis of approximately 6,720 GWh, which excludes a 9% interest of LATAM Holdco that will be retained by Brookfield Renewable.

We intend to generate a stable, predictable cash flow profile sourced from a portfolio of low operating cost, long-life hydroelectric assets that sell electricity under contracts with creditworthy counterparties. As a controlled subsidiary of the partnership, an integral part of our strategy is to participate along with institutional investors in Brookfield-sponsored funds, consortia, joint ventures and other arrangements, that target acquisitions that suit our profile.

The table below outlines our hydroelectric power asset portfolio as at June 30, 2019:

	River Systems	Facilities	Capacity (MW)	LTA Generation(1) (GWh)	Storage Capacity (GWh)
Colombia	6	7	3,032	14,485	3,703
Brazil	23	36	736	3,927	—

	33	43	3,768	18,412	3,703

(1)

Long-term average (“LTA”) generation is calculated based on our portfolio as at June 30, 2019, reflecting all facilities on a consolidated and an annualized basis from the beginning of the year, regardless of the acquisition, disposition or commercial operation date. See “Management’s Discussion and Analysis—Presentation to Stakeholders and Performance Measurement—Presentation to Public Stakeholders—Actual and Long-term Average Generation” for an explanation on our methodology in computing LTA generation.

The following table presents the annualized LTA generation of our portfolio as at June 30, 2019 on a quarterly basis:

	Q1	Q2	Q3	Q4	Total
CONSOLIDATED LTA GENERATION (GWh)(1)
Colombia	3,316	3,612	3,535	4,022	14,485
Brazil	969	979	990	989	3,927

Total	4,285	4,591	4,525	5,011	18,412

PROPORTIONATE LTA GENERATION (GWh)(2)(3)
Colombia	758	826	808	919	3,311
Brazil	885	850	859	858	3,409

Total	1,599	1,676	1,667	1,777	6,720

(1)

LTA generation is calculated on a consolidated and an annualized basis from the beginning of the year, regardless of the acquisition or commercial operation date. See “Management’s Discussion and Analysis—Presentation to Stakeholders and Performance Measurement—Presentation to Public Stakeholders—Actual and Long-term Average Generation” for an explanation on our methodology in computing LTA generation.

(2)

LTA generation is calculated in this table on a proportionate and an annualized basis from the beginning of the year, regardless of the acquisition or commercial operation date. See “Management’s Discussion and Analysis—Presentation to Stakeholders and Performance Measurement—Presentation to Public Stakeholders—Actual and Long-term Average Generation” for an explanation on the calculation and relevance of proportionate information and our methodology in computing LTA generation on a proportionate basis.

(3)	Proportionate LTA generation excludes a 9% interest in LATAM Holdco that will be retained by Brookfield Renewable.

The electricity generated by our hydroelectric facilities is dependent upon available water flows and weather conditions generally. Hydrology conditions have natural variations from season to season and from year to year and may also change permanently because of climate change or other factors. See “Risk Factors—Risks Related to Our Operations and the Renewable Power Industry—Changes to hydrology at our hydroelectric facilities or weather conditions generally, as a result of climate change or otherwise, at any of our facilities could materially adversely affect the volume of electricity generated.”

Current Operations

Brazil

We own 36 facilities with a total capacity of 736 MW located in seven Brazilian states, representing approximately 31% of the country’s population, and we have several projects in various stages of development. As such, we believe our business in Brazil is well positioned to participate in a large and diversified economy with further developmental potential.

We generally focus on small hydroelectric power plants, or SHPPs, a category of hydroelectric power plant with less than 30 MW of capacity. Of our concessions and authorizations, all but two have remaining terms of more than ten years.

In the Brazilian electricity market, energy is typically sold under long-term contracts to either load-serving distribution companies in the regulated market or smaller “free customers” in the free customer market. Approximately 55% of our portfolio are with load-serving distribution companies in the regulated market and approximately 45% are with “free customers” in the free customer market. Our Brazilian portfolio has a weighted average (based on MW) remaining contract term of approximately eight years.

Market Opportunity

With the world’s fifth-largest population and eighth-largest economy, Brazil retains strong long-term growth potential despite the near-term economic challenges. Electricity consumption has sustained an average annual growth rate of approximately 3.2% over the last 30 years, a trend which is likely to continue in the long-term given that per capita consumption is still less than one-fifth of per capita consumption in the United States. By 2026, Brazil’s energy planning agency projects that around 67,000 MW of new supply will be needed, while only approximately 27,000 MW of capacity is already contracted. Accordingly, we expect Brazil will require over 4,400 MW of new supply annually to meet growing demand.

We believe there are two additional aspects of the Brazilian market that make our business compelling. First, substantially all of our hydroelectric facilities participate in the hydrological balancing pool administered by the government of Brazil, or the MRE, which significantly reduces the impact of variations in hydrology on our cash flows. Second, SHPPs operate in a segment of the market that benefits from certain preferred economic and regulatory rights. Customers that purchase power from these plants benefit from a special discount for the use of the distribution system which, in turn, enables generators like us, since we have 50% of our portfolio contracted with final consumers, to capture a portion of this discount through higher prices to end-user customers.

Colombia

Our group, together with its institutional partners, acquired Isagen in January 2016, which marked our group’s entry into the Colombian market. Our consortium’s current ownership interest in Isagen is 99.63% of which our share is an approximately 24.17% interest.

The consortium holds its interest in Isagen through an entity (“Hydro Holdings”) which is entitled to appoint a majority of the board of directors of Isagen. The general partner of Hydro Holdings, upon completion of the special distribution, will be a controlled subsidiary of our company. Our group is entitled to appoint a majority of Hydro Holdings’ board of directors, provided that Brookfield Asset Management and its subsidiaries (including our group) collectively are (i) the largest holder of Hydro Holdings’ limited partnership interests, and (ii) hold over 30% of Hydro Holdings’ limited partnership interests (the “Ownership Test”). Brookfield Asset Management and its subsidiaries (including our group) currently meet the Ownership Test.

Isagen is Colombia’s third-largest power generation company and owns and operates a 3,032 MW portfolio with an annual average generation of approximately 14,500 GWh. This portfolio accounts for approximately 18% of Colombia’s installed generating capacity and consists of six, largely reservoir-based, hydroelectric facilities and a 300 MW cogeneration plant. Isagen’s portfolio also includes approximately 500 MW of medium to long-term development projects.

Isagen owns all of its power generating assets in perpetuity and currently holds requisite water usage and other rights in respect of each of its assets.

In Colombia, revenues are typically secured through one to five-year bilateral contracts with local distribution companies in the “regulated market”, and with large industrial users in the unregulated market. Isagen’s current long-term contracts’ average term is six years. These contracts reduce the exposure of both suppliers and end-users to price volatility in the spot market by fixing the price payable for given amount of committed energy. Isagen’s PPAs take this approach and its revenues are approximately 70% contracted as at June 30, 2019.

Market Opportunity

Colombia is an investment-grade rated country based on ratings from multiple agencies. Real gross domestic product has grown at an average rate of approximately 4% per year, while growth in demand for electricity has averaged just under 3%. Over the long-term, we anticipate that electricity demand growth will be approximately 2.5% per year reflecting our long-term view of gross domestic product growth and a view that per capita power consumption converges with neighbouring countries. Power consumption of approximately 1,300 kWh per year in Colombia is well below that of most regional peers and only 10% of that in the U.S. As peak demand in Colombia is approximately 10 GW, with estimated growth at 2.5%, there will be approximately 250 MW of additional demand each year, which would require an additional 400 MW of generating capacity to maintain adequate reserves.

As of June 30, 2019, Colombia had a total installed capacity of over 17 GW with hydro accounting for almost 70% of the supply mix and the remainder being supplied by natural gas, coal, and diesel. We expect that meeting Colombia’s growing demand for firm energy will become more difficult over time as the recent problems with the construction and operation of the dam near Ituango has made large-scale hydro development more challenging (despite significant untapped hydro resources) and natural gas imports are increasingly required to meet domestic needs due to falling natural gas production in Colombia. We believe we will be able to leverage our underlying hydro business to help the country meet its energy needs by extending the duration of contracts with customers and participating in opportunistic development projects.

Operating Philosophy

Like Brookfield Renewable, we intend to employ a hands-on, operations-oriented, long-term owner’s approach to managing our portfolio. We believe this approach will enable us to maintain and, where possible, enhance the value of our assets by being able to quickly identify and manage technical, economic or stakeholder issues that may arise. Brookfield Renewable supports our operators with a strong corporate team that provides oversight of the functions of our company and, among other things, establishes consistent policies for our Business on compliance, information technology, health, safety and security, human resources, stakeholder relations and procurement.

We also benefit from the expertise of Brookfield, which provides strategic direction, corporate oversight, commercial and business development expertise, and oversees decisions regarding the funding and growth of our and Brookfield Renewable’s business. We believe this approach leads to a strong decision-making culture and long-term owner-oriented investment philosophy to build value.

Our Competitive Strengths

High quality assets with hydroelectric focus. Hydroelectric power currently comprises all of our portfolio and is the highest value renewable asset class as one of the longest life, lowest-cost and most environmentally-preferred forms of power generation. Hydroelectric plants generally have high cash margins, storage capacity with the capability to produce power at all hours of the day, and the ability to sell multiple products in the market including energy, capacity and ancillaries. With our scale and the quality of our assets, we are competitively positioned relative to other power generators in Brazil and Colombia, providing significant scarcity value to our investors.

Stable and high-quality cash flows with attractive long-term value for shareholders. We intend to maintain a highly stable, predictable cash flow profile sourced from a portfolio of low operating cost, long-life hydroelectric assets that sell electricity under long-term, fixed price contracts with creditworthy counterparties. As at June 30, 2019, approximately 75% of our proportionate generation output in 2020 is contracted to public power authorities, load-serving utilities or industrial users. As at June 30, 2019, our PPAs in Colombia and Brazil have a weighted average (based on MW) remaining duration of 4 years, on a proportionate basis, providing long-term cash flow visibility.

Strong financial profile and conservative financing strategy. As a controlled subsidiary of the partnership, we benefit from Brookfield Renewable’s robust balance sheet, strong investment grade rating, and access to global capital markets to ensure cash flow resiliency through the cycle. Our approach to financing is to raise the majority of our debt in the form of asset-specific, non-recourse borrowings at a subsidiary level with no financial maintenance covenants.

Leading operating expertise. Our group has over 2,500 experienced operators and over 140 power marketing experts that are located across the globe to help optimize the performance and maximize the returns of all its assets, including the assets forming part of the company’s portfolio of hydroelectric assets in Brazil and Colombia. Our group’s expertise in operating and managing power generation facilities spans over 100 years and includes full operating, development and power marketing capabilities. We will also leverage our relationship with Brookfield, which we believe provides a unique competitive advantage considering Brookfield’s strong reputation in the energy marketing, asset management, infrastructure and global real estate industries.

Attractive distribution profile. We pursue a strategy which we expect will provide for highly stable, predictable cash flows sourced from predominantly long-life hydroelectric assets ensuring a sustainable distribution yield. It is expected that dividends on our class A shares will be declared at the same time and in the same amount as distributions are made on the units, with a view to providing holders of our class A shares with an economic return equivalent to holders of such units. See “Dividend Policy”.

Our Growth Opportunity

We believe that demand for renewable energy continues to grow around the world due to its positive environmental profile, the benefits of supply diversification and its increasing cost-competitiveness with traditional energy supply. By the end of 2018, global installed renewable power capacity exceeded 2,105 GW. Total investment in new “clean energy” facilities in 2018 has been estimated at around $350 billion. Over the last five years, an average of approximately 450 GW of new renewable generation capacity has been added each year.

We believe that strong continuing growth in renewable power generation will be driven by the following:

Renewable energy is an increasingly cost-effective way of diversifying fuel risk. Improvements in technology and economies of scale continue to reduce the costs of renewable power, enhancing its position as a cost competitive complement to gas-fired generation and as a means to meeting increasingly stringent environmental standards. While natural gas continues to make major gains in generation market share, we expect that utilities will increasingly seek to limit exposure to potential fuel cost volatility by looking to renewable technologies that offer stable price terms, particularly hydroelectric energy.

Consistent policy and supportive regulation. Regulatory support for the development of renewable power resources typically includes renewable portfolio standards (requiring electricity distributors to obtain a minimum percentage of their power from renewable energy resources by specified target dates) and tax incentives or direct subsidies.

Mainstream recognition of climate change risk and serious commitment to action. Global support for de-carbonization—and by implication the further promotion of renewable technologies—was reinforced in December 2015 as 197 countries agreed at the COP21 Conference in Paris to develop national strategies consistent with limiting the increase in global temperature by 2050 to less than two degrees Celsius above pre-industrial levels. The Paris Agreement has been ratified by over 120 countries, including Brazil and Colombia.

Supportive growth environment. As a controlled subsidiary of the partnership, an integral part of our strategy is to participate along with institutional investors in Brookfield-sponsored funds, joint ventures and other arrangements, that target acquisitions that suit our profile. We believe that the current environment offers attractive opportunities to invest in renewable power acquisitions or developments, including in Brazil and Colombia that we expect will allow us to deploy capital, on an accretive basis, in the following ways:

•

Privatizations. We believe that governments, including in Brazil and Colombia, will continue to engage the private sector in providing funding solutions for infrastructure requirements which could increasingly involve sales of existing assets. Our group’s proven operating track record and ability to partner with local pension funds and institutional investors position us well to participate in such opportunities.

•

Asset monetization and divestitures. Significant renewable power generation capacity is owned by industrial companies, smaller independent power producers, private equity investors and foreign companies. These types of owners sell renewable power assets either because power generation is not their core business, their investment horizons are shorter, or a particular market ceases to be strategic. In addition, some large independent power producers may seek, or be forced, to sell assets to bolster their balance sheets. Certain capital constrained or distressed companies may also seek to sell assets.

•

Development cycle divestitures. Renewable power assets are often developed or built by smaller developers or construction companies who, in our experience, seek to capture returns at the development stage of a project or who have insufficient capital to develop such projects. Because of our group’s extensive project development expertise, our company is well positioned to evaluate these sorts of assets and therefore have been, and believe we will continue to be, a logical acquirer of, or partner in, such projects, including in Brazil and Colombia.

Competition

Our main competition in the Brazilian and Colombian electricity markets in which we operate are coal, nuclear, oil and natural gas electricity generators as well as other renewable energy suppliers who use hydro, wind, geothermal and solar PV technologies. The market price of commodities, such as natural gas and coal, are important drivers of energy pricing and competition in most energy markets, including in Brazil and Colombia.

Intellectual Property

Pursuant to a licensing agreement, Brookfield has granted our group a non-exclusive, royalty-free license to use the name “Brookfield” and the Brookfield logo in connection with marketing activities. Other than under this license, which is limited to marketing activities, we do not otherwise have a legal right to the “Brookfield” name and the Brookfield logo. Brookfield may terminate this licensing agreement immediately upon termination of our Master Services Agreement and it may be terminated in the circumstances described under “Relationship With Brookfield—Licensing Agreement”.

Governmental, Legal and Arbitration Proceedings

We have not been and are not currently subject to any material governmental, legal or arbitration proceedings which may have or have had a significant impact on our financial position or profitability nor are we aware of any such proceedings that are pending or threatened.

We may occasionally be named as a party in various claims and legal proceedings which arise during the normal course of our business.

Employees and Offices

Our principal head office is located in New York, New York with our operations being carried out in Brazil and Colombia. Our registered office is located in British Columbia, Canada.

We do not employ the individuals who provide management services to us under our Master Services Agreement, including the individuals who serve as the Chief Executive Officer and Chief Financial Officer of the general partner of the partnership. The personnel that carry out these activities are employees of Brookfield, and their services are provided to our group, including for the benefit of the company, under our Master Services Agreement. For a discussion of the individuals from Brookfield’s management team that are involved in our renewable power business, see “Management and the Master Services Agreements”.

We lease the principal office of our Brazil business, which is located in Rio de Janeiro. This office oversees our operations in Brazil, with approximately 485 employees. Our Brazilian National System Control Center is located in Rio de Janeiro and allows for the remote monitoring and control of nearly all of our hydroelectric assets in the country. All of our employees in Brazil are covered by collective bargaining agreements. We have experienced positive relations with our unionized work force in Brazil.

We lease the principal office of our Colombian business, which is located in Medellín. Our Colombia business employs approximately 650 full time employees, of which approximately 90% are covered by collective bargaining agreements. We have experienced positive relations with our unionized work force in Colombia.

Environmental, Social and Governance Management

Our group is an owner and operator of a diversified portfolio of high quality assets that produce electricity from renewable resources. The assets that our group invests in are long term in nature and affect the lives of thousands of employees, their families and the communities in which our group operates. Our group believes that strong environmental, social and governance, or ESG, practices benefit the environment, our employees, stakeholders, and investors while also significantly boosting the potential for improving profitability, mitigating risk, and creating opportunities for growth. Accordingly, ESG management is a key consideration in the way our group conducts our business.

Our group’s goal is to be responsible stewards of our resources and a good corporate citizen. Our group’s long-term owner-operator approach to business means that in many cases, our group is well positioned to be a positive influence and take active measures to implement effective ESG programs. Our group has adopted written environmental policies that include frameworks for oversight, compliance, audits and best practices both within the operations of the Operating Entities and the global Brookfield group. Our group maintains an HSS&E Steering Committee, consisting of, among others, the Chief Executive Officer of the Service Provider and the Chief Executive Officer of each operating business, and requires all employees, contractors, agents and others involved in our operations to comply with our group’s established HSS&E practices. Our group also empowers our employees to detect and address safety issues through industry leading health and safety training and our group’s safe work observation program, which encourages employees to identify and report safety concerns or incidents.

Our group maintains high governance standards across our organization, key elements of which include our group’s code of conduct, anti-bribery and corruption policy, a whistleblower hotline, and supporting controls and procedures. Our group’s governance standards are designed to meet or exceed the requirements in any jurisdiction in which we operates. Our group’s efforts to build a responsible business are underpinned by our group’s ESG practices and our commitment to ethical conduct.

Our group recognizes that it is important to effectively communicate our ESG initiatives to our investors, because it increasingly influences their decisions. For example, an increasing number of investors consider ESG ratings when purchasing units and may consider such ratings when purchasing our class A shares.

Our group’s assets are predominantly hydroelectric and represent one of the most environmentally preferred forms of power generation. Our group may benefit from future environmental regulations under consideration to encourage the use of clean energy technologies and regulate emissions of greenhouse gases to address climate change.

Last year, our group conducted an inventory of our group’s scope 1 and 2 greenhouse gas emissions measurement for our group’s global businesses. In 2018, which represents the base-year calculation, our group estimates total emissions of 282,299 tons of CO2e with a gross intensity of 7.06 kg CO2e per megawatt hour.

Our group is committed to developing our people and investing in them by creating opportunities across our group’s business. As part of our group’s commitment to our employees, we focus on diversity, competitive wages and inclusive hiring practices.

Our group is an active contributor in the communities where we conduct business through philanthropic initiatives, but more importantly, through our group’s approach to ESG factors that impact them. Our group seeks to have transparent and well-established relationships with local stakeholder groups and the communities in which our group operate, which we believe is a key element of successfully operating and developing renewable power facilities. Our group consults and works proactively with local stakeholders and communities potentially affected by the operations of our Operating Entities to ensure that their interests, safety and well-being are appropriately integrated into our group’s decision making. Our group also seek to empower employees to participate in and use our resources to give back to communities in which our group operates.

Our group considers ESG factors throughout the investment process. During due diligence, our group utilizes our group’s operating and underwriting expertise to identify ESG factors in acquisition targets and uncover opportunities to add value by mitigating risk and capitalizing on opportunities post-investment and incorporate these into the potential return analysis. Factors considered include bribery and corruption risks, health and safety risks, ethical considerations, environmental matters as well as energy efficiency improvements. After acquiring or investing in an asset, our group’s investment teams create a tailored integration plan that, among other things, includes material ESG-related priorities and seeks to actively manage ESG risks and opportunities.

Our group is proud of the commitment we have made to ESG management. The initiatives our group undertakes and the investments our group makes in building our business are guided by our group’s core set of values around sustainable development and ESG, as we create a culture and organization that we believe can be successful today and in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (“MD&A”)

This Management’s Discussion and Analysis covers the financial position as of December 31, 2018 and December 31, 2017 and results of operations for the years ended December 31, 2018, 2017, and 2016 which are prepared in accordance with IFRS as issued by the IASB and the interim financial position as of June 30, 2019 and December 31, 2018 and interim results of operations for the three months and six months ended June 30, 2019 and June 30, 2018 prepared in accordance with International Accounting Standard IAS 34, Interim Financial Reporting. The information in this Management’s Discussion and Analysis should be read in conjunction with the audited combined carve-out financial statements as of December 31, 2018 and December 31, 2017 and each of the years in the three years ended December 31, 2018 and unaudited interim combined condensed carve-out financial statements as of June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and June 30, 2018, in each case contained elsewhere in this prospectus.

Prior to completing the special distribution, our company will acquire the Business from certain of the partnership’s subsidiaries (excluding the partnership’s existing ownership in the Business, which will constitute an 8% interest post-closing). Brookfield Renewable directly and indirectly controlled the Business prior to the special distribution and will continue to control our company subsequent to the special distribution through its interests in our company. Accordingly, we have reflected our company and its financial position and results of operations using Brookfield Renewable’s carrying values prior to the special distribution.

To reflect the continuity of interests, this Management’s Discussion and Analysis provides comparative information of the Business for the periods prior to the special distribution, as previously reported by Brookfield Renewable.

The assets, liabilities and results of operations of the Business have not previously been reported on a stand-alone basis and therefore the historical financial statements of the Business as of December 31, 2018 and December 31, 2017 and each of the years in the three years ended December 31, 2018 and unaudited interim combined condensed carve-out statement of financial statements as of June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and 2018 contained elsewhere in this prospectus may not be indicative of future financial condition or operating results. The financial statements include the assets, liabilities, revenues, expenses and cash flows of the Business, including non-controlling interests therein, which reflect the ownership interests of other parties.

The principal operating subsidiaries of the Business generally maintain their own independent management and infrastructure. However, certain resources for oversight of operations and associated overhead are incurred by the partnership. These costs have been allocated on the basis of direct usage where identifiable, with the remainder allocated based on management’s best estimate of costs attributable to the Business.

We are a Canadian corporation incorporated under, and governed by, the laws of British Colombia. We were established by Brookfield Renewable to be an alternative investment vehicle for investors who prefer owning securities through a corporate structure. While our operations are located in Colombia and Brazil, shareholders will, on economic terms, have exposure to all regions the partnership operates in as a result of the exchange feature attaching to the class A shares, whereby our company will have the option to meet the exchange request by delivering cash or units of the partnership.

Brookfield Renewable targets a total return of 12% to 15% per annum on the assets that it owns, measured over the long-term. The group intends to generate this return from the in-place cash flows from our operations plus growth through investments in upgrades and expansions to our asset base, as well as acquisitions.

For a description of our operational and segmented information and for the non-IFRS financial measures we use to explain our financial results, see “Presentation to Stakeholders and Performance Measurement”.

For a reconciliation of the non-IFRS financial measures to the most comparable IFRS financial measures, see “Financial Performance Review on Segment Information—Reconciliation of non-IFRS measures” and “Selected Quarterly Information—Reconciliation of non-IFRS measures”. This Management’s Discussion and Analysis contains forward-looking information within the meaning of U.S. and Canadian securities laws. See section “Special Note Regarding Forward-Looking Information” for cautionary statements regarding forward-looking statements and the use of non-IFRS measures.

All dollar references, unless otherwise stated, are in millions of U.S. dollars. References to $, R$ and COP are to United States (“U.S.”) dollars, Brazilian reais and Colombian pesos, respectively.

FINANCIAL PERFORMANCE REVIEW ON COMBINED CARVE-OUT INFORMATION

Comparison of Three and Six Months Ended June 30, 2019 and 2018

The following table summarizes our results of operations for the three and six months ended June 30:

	Three months ended June 30		Six months ended June 30
(MILLIONS, EXCEPT AS NOTED)	2019	2018	2019	2018
Revenues	$302	$286	$638	$586
Other income	5	2	7	6
Direct operating costs	(118)	(117)	(249)	(239)
Management service costs	(8)	(7)	(15)	(14)
Interest expense—borrowings	(40)	(42)	(78)	(85)
Share of earnings from equity-accounted investments	1	1	1	1
Unrealized financial instrument gain (loss)	—	8	(7)	(2)
Depreciation	(44)	(51)	(87)	(108)
Other	6	(5)	18	1
Income tax expense
Current	(11)	(2)	(29)	(6)
Deferred	(8)	(7)	(15)	(9)

	(19)	(9)	(44)	(15)

Net income	$85	$66	$184	$131

Net income attributable to:
Participating non-controlling interests—in operating subsidiaries	$54	$53	$118	$96
Parent company	31	13	66	35

	$85	$66	$184	$131

Variance Analysis For The Three and Six Months Ended June 30, 2019 and 2018

Revenues

Revenues for the three months ended June 30, 2019 totaled $302 million, an increase of $16 million over the corresponding period in 2018, and revenues for the six months ended June 30, 2019 totaled $638 million, an increase of $52 million over the corresponding period in 2018. The increases were primarily due to higher average revenue per MWh as a result of inflation indexation, re-contracting initiatives and favorable market prices realized on our uncontracted volumes in Colombia, as well as above average hydrology conditions in Brazil. These increases were partially offset by the lower average realized prices on our uncontracted generation in Brazil, as well as the strengthening U.S. dollar compared to the Colombian peso and Brazilian real.

The foreign exchange impact on revenue is partially offset by a favorable foreign exchange impact on our operating, interest and depreciation expense for the three and six months ended June 30, 2019.

Direct Operating Costs

For the three and six months ended June 30, 2019, direct operating costs totaled $118 million and $249 million, respectively, compared to $117 million and $239 million in the respective corresponding periods in 2018. Direct operating costs remained relatively consistent with the corresponding periods in the prior year as higher costs due to timing of major maintenance activities in Brazil in the current periods were partially offset by cost-savings realized across our Colombian business and the favorable foreign exchange impact noted above.

Interest Expense—Borrowings

For the three and six months ended June 30, 2019, interest expense—borrowings totaled $40 million and $78 million, respectively, compared to $42 million and $85 million in the respective corresponding periods in 2018. The decreases were primarily attributable to the favorable foreign exchange impact noted above.

Depreciation

For the three and six months ended June 30, 2019, depreciation expense totaled $44 million and $87 million, respectively, compared to $51 million and $108 million in the respective corresponding periods in 2018. The decreases were primarily due to a change in the estimate of the useful lives of our assets, together with the favorable foreign exchange impact noted above.

Income Tax

For the three and six months ended June 30, 2019, total income tax expense totaled $19 million and $44 million, respectively, an increase of $10 million and $29 million, respectively, as a result of higher taxable income relative to the corresponding periods in 2018, particularly in Colombia, due to the improved performance of the Business.

Net income

For the three and six months ended June 30, 2019, net income totaled $85 million and $184 million, respectively. The respective increase of $19 million and $53 million compared to the respective corresponding periods in 2018 was primarily due to the aforementioned increases to revenues.

Comparison of Years Ended December 31, 2018, 2017 and 2016

The following table summarizes our results of operations for the years ended December 31:

(MILLIONS, EXCEPT AS NOTED)	2018	2017	2016
Revenues	$1,161	$1,068	$1,009
Other income	9	17	22
Direct operating costs	(486)	(486)	(523)
Management service costs	(26)	(27)	(19)
Interest expense—borrowings	(167)	(190)	(176)
Share of earnings from equity-accounted investments	1	2	1
Unrealized financial instrument gain (loss)	16	(8)	(6)
Depreciation	(206)	(251)	(241)
Other	(26)	39	17
Income tax recovery (expense)
Current	(18)	(33)	(32)
Deferred	82	(36)	15

	64	(69)	(17)

Net income	$340	$95	$67

Net income attributable to:
Participating on-controlling interests—in operating subsidiaries	$253	$71	$83
Parent company	87	24	(16)

	$340	$95	$67

Variance Analysis For The Years Ended December 31, 2018 and 2017

Revenues

For the year ended December 31, 2018, revenues totaled $1,161 million, an increase of $93 million compared to the year ended December 31, 2017. The increase was primarily attributable to higher average revenue per MWh in both Colombia and Brazil due to inflation indexation of our contracts, re-contracting initiatives and favorable market prices realized on our uncontracted volumes. These benefits were partially offset by generation that was below the long-term average in Colombia and strengthening of the U.S. dollar relative to the prior year against the Colombian peso and the Brazilian real. The impact of foreign exchange on revenue was partially offset by a favorable impact on our operating, interest, and depreciation expense for the year ended December 31, 2018.

For the year ended December 31, 2017, revenues totaled $1,068 million, an increase of $59 million compared to the year ended December 31, 2016. The increase was primarily due to an increase in generation relative to the prior period, growth in our portfolio through the commissioning of a development project, as well as the strengthening of the Brazilian real compared to the U.S. dollar. This was partially offset by lower market prices on our uncontracted volumes. The impact of foreign exchange on revenue was partially offset by an unfavorable impact on our operating, interest, and depreciation expense for the year ended December 31, 2017.

Direct Operating Costs

For the year ended December 31, 2018, direct operating costs totaled $486 million, consistent with the year ended December 31, 2017. The favorable foreign exchange impact noted above and cost saving initiatives were fully offset by higher energy purchases at our Brazilian business.

For the year ended December 31, 2017, direct operating cost totaled $486 million, a decrease of $37 million compared to the year ended December 31, 2016. This was primarily attributable to our cost-reduction initiatives, partially offset by the unfavorable foreign exchange impact noted above.

Interest Expense—Borrowings

For the year ended December 31, 2018, interest expense—borrowings totaled $167 million, a decrease of $23 million compared to the year ended December 31, 2017. This is primarily attributable to a favorable foreign exchange impact and lower interest rates on our subsidiary borrowings from refinancing efforts.

For the year ended December 31, 2017, interest expense—borrowing totaled $190 million, an increase of $14 million compared to the year ended December 31, 2016. This is primarily attributable to an unfavorable foreign exchange impact noted above.

Depreciation

For the year ended December 31, 2018, depreciation expense totaled $206 million, a decrease of $45 million compared to the year ended December 31, 2017. The decrease was primarily due to a change in the estimate of the useful lives of our assets, together with the favorable foreign exchange impact noted above.

For the year ended December 31, 2017, depreciation expense totaled $251 million, an increase of $10 million compared to the year ended December 31, 2016. This is primarily attributable to the unfavorable foreign exchange impact noted above.

Income Tax

Total income tax recovery for the year ended December 31, 2018 totaled $64 million compared to total income tax expense of $69 million for the year ended December 31, 2017. The decrease of $133 million was attributable to a change in tax legislation in Colombia that was effective at the end of 2018.

Total income tax expense for the year ended December 31, 2017 totaled $69 million compared to total income tax recovery of $17 million for the year ended December 31, 2016. The increase of $52 million was due to a tax rate reduction in Colombia in 2016 that did not recur in 2017.

Net Income

For the year ended December 31, 2018, net income totaled $340 million compared to $95 million for the year ended December 31, 2017. The increase of $245 million was primarily due to the aforementioned increase to revenues.

For the year ended December 31, 2017, net income totaled $95 million compared to $67 million for the year ended December 31, 2016. The increase of $28 million was primarily due to the aforementioned increase to revenues.

ADDITIONAL COMBINED CARVE-OUT FINANCIAL INFORMATION

SUMMARY COMBINED CARVE-OUT STATEMENTS OF FINANCIAL POSITION

The following table provides a summary of the key line items of our combined statements of financial position as at June 30, 2019, December 31, 2018, and December 31, 2017:

(MILLIONS)	June 30, 2019	December 31, 2018	December 31, 2017
Current assets	$774	$500	$435
Property, plant and equipment	8,592	8,513	7,239
Total assets	10,277	9,915	8,650
Non-recourse borrowings	2,138	1,877	1,999
Deferred income tax liabilities	1,639	1,603	1,264
Total liabilities	$4,159	$3,838	$3,657

Our statements of financial position reflect the stable nature of the Business.

Property, plant and equipment

Property, plant and equipment totaled $8.6 billion as at June 30, 2019 compared to $8.5 billion as at December 31, 2018. The increase was primarily attributable to a foreign exchange impact due to the strengthening of the Colombian peso relative to the U.S. dollar, partially offset by depreciation expense associated with property, plant and equipment for the period.

Property, plant and equipment totaled $8.5 billion as at December 31, 2018 compared to $7.2 billion as at December 31, 2017. The $1.3 billion increase was primarily attributable to a $2.1 billion annual revaluation of property, plant and equipment which recognized the benefit of successful implementation of certain cost saving and revenue enhancing initiatives. This was partially offset by depreciation expense associated with property, plant and equipment of $206 million for the period and a $697 million foreign exchange devaluation caused by the weakening of the Brazilian real and Colombian peso relative to the U.S. dollar.

RELATED PARTY TRANSACTIONS

We will enter into a number of related party transactions with Brookfield. See “Relationship with Brookfield.”

The Business’ related party transactions are in the normal course of business, and are recorded at the exchange amount. Our related party transactions are primarily with Brookfield Renewable and Brookfield Asset Management.

Since inception, the partnership has had a Master Services Agreement with the Service Provider.

In addition, Brookfield Renewable and the Business have executed other agreements that are described in Note 23—Related Party Transactions in our combined carve-out annual financial statements.

The management service costs allocated to the Business were $26 million for the year ended December 31, 2018 (2017: $27 million, 2016: $19 million). The allocation was based on the estimated market value of the Business.

The Business’ subsidiaries may enter into short-term energy purchase and sale agreements in the normal course of operations at an exchange amount to subsidiaries and associates of Brookfield Renewable Partners L.P. For the year ended December 31, 2018, revenues of $25 million were generated (2017: $32 million, 2016: $21 million) and expenses of $17 million were incurred (2017: $13 million, 2016: $4 million).

The Business’ subsidiaries provide business management services to associates of Brookfield Renewable Partners L.P. in Brazil for the provision of management and administrative services. For the year ended December 31, 2018, business management service fees earned of $2 million (2017: $1 million, 2016: $1 million) were recognized in Other income.

The following table reflects the related party agreements and transactions in the unaudited interim combined carve-out statements of income for the three and six months ended June 30:

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Revenues
Power purchase and revenue agreements	$16	$9	$36	$17
Other income
Business management services	$—	$—	$1	$1
Direct operating costs
Energy purchases	$(13)	$(6)	$(26)	$(13)
Management service costs
Management service agreement	$(8)	$(7)	$(15)	$(14)

The following table reflects the related party agreements and transactions in the combined carve-out statements of income, for the years ended December 31:

(MILLIONS)	2018	2017	2016
Revenues
Power purchase and revenue agreements	$25	$32	$21
Other income
Business management services	$2	$1	$1
Direct operating costs
Energy purchases	$(17)	$(13)	$(4)
Management service costs
Management service agreement	$(26)	$(27)	$(19)

The following table reflects the impact of the related party agreements and transactions on the combined carve-out statements of financial position as at:

(MILLIONS)	Related party	June 30, 2019	December 31, 2018	December 31, 2017
Current assets
Due from related parties
Amounts due from	Brookfield	$2	$2	$3
	Brookfield Renewable	277	128	57
	Equity-accounted investments and other	1	3	1

		$280	$133	$61
Current liabilities
Due to related parties
Amounts due to	Brookfield	$1	$1	$1
	Brookfield Renewable	28	23	18
	Equity-accounted investments and other	1	3	5

		$30	$27	$24

Current assets

Amounts due from Brookfield Renewable are non-interest bearing, unsecured and due on demand.

Current liabilities

Amounts due to Brookfield Renewable are non-interest bearing, unsecured and payable on demand.

FINANCIAL PERFORMANCE REVIEW ON SEGMENT INFORMATION

SEGMENTED DISCLOSURES

Segmented information is prepared on the same basis that Brookfield Renewable’s chief operating decision maker (“CODM”) manages the Business, evaluates financial results, and makes key operating decisions. See “Presentation to Stakeholders and Performance Measurement” for information on segments.

Colombia

The following table presents the results of our Colombia segment:

	Three Months Ended June 30		Six Months Ended June 30		Years ended December 31
(MILLIONS, EXCEPT AS NOTED)	2019	2018	2019	2018	2018	2017	2016
Generation (GWh)—LTA	869	844	1,667	1,688	3,482	3,482	2,994
Generation (GWh)—actual	861	872	1,639	1,639	3,364	3,683	2,419
Average revenue per MWh	$66	$61	$73	$65	$64	$52	$79

Revenue	$57	$53	$120	$106	$216	$191	$192
Other income	2	—	2	1	4	2	3
Direct operating costs	(21)	(22)	(44)	(45)	(94)	(94)	(107)

Adjusted EBITDA	38	31	78	62	126	99	88
Interest expense	(11)	(9)	(19)	(19)	(39)	(42)	(40)
Management service fees	(6)	(5)	(11)	(10)	(19)	(19)	(13)
Current income taxes	(2)	—	(6)	—	(2)	(5)	(6)

Funds From Operations	19	17	42	33	66	33	29
Depreciation	(6)	(4)	(7)	(9)	(18)	(26)	(31)
Deferred taxes and other	(1)	(3)	(5)	(13)	6	1	13

Net income attributable to parent company	$12	$10	$30	$11	$54	$8	$11

Comparison of Three and Six Months Ended June 30, 2019 and 2018

Funds From Operations for the three and six months ended June 30, 2018 was $19 million and $42 million, respectively, versus $17 million and $33 million in the respective corresponding periods in the prior year as we benefited from our cost-reduction initiatives and an increase in average revenue per MWh as a result of inflation indexation, re-contracting initiatives and favorable market prices realized on our uncontracted volumes.

Net income for the three and six months ended June 30, 2019 totaled $12 million and $30 million, respectively, compared to $10 million and $11 million in the respective corresponding periods in 2018. The relative increases are primarily attributable to the aforementioned increases to Funds From Operations.

Comparison of Years Ended December 31, 2018 and 2017

Funds From Operations for the year ended December 31, 2018 totaled $66 million compared to $33 million for the year ended December 31, 2017 as we benefited from our cost-reduction initiatives and an increase in average revenue per MWh due to inflation indexation of our contracts, re-contracting efforts and favorable market prices realized on our uncontracted volumes and the benefit of our cost-reduction initiatives. This was partially offset by generation that was below long-term average and an unfavorable foreign exchange impact due to the strengthening of the U.S. dollar relative to the prior year against the Colombian peso.

Net income attributable to shareholders for the year ended December 31, 2018 totaled $54 million compared to $8 million for the year ended December 31, 2017. The increase was attributable to the aforementioned increase in Funds from Operations and lower depreciation expenses.

Comparison of Years Ended December 31, 2017 and 2016

Funds From Operations for the year ended December 31, 2017 totaled $33 million compared to $29 million for the year ended December 31, 2016. The increase was attributable to a full year of ownership in 2017. Funds from Operations from same-store generation was in-line with the prior year as the benefit of generation being ahead of the long-term average and cost-reduction initiatives was offset by lower market prices.

Net income attributable to shareholders for the year ended December 31, 2017 totaled $8 million compared to $11 million for the year ended December 31, 2016. The aforementioned increase to Funds From Operations was fully offset by higher deferred income tax expense in 2017 as 2016 benefited from a one-time deferred tax recovery as a result of tax legislation that decreased the applicable corporate tax rates.

Brazil

The following table presents the results of our Brazil segment:

	Three Months Ended June 30		Six Months Ended June 30		Year ended December 31
(MILLIONS, EXCEPT AS NOTED)	2019	2018	2019	2018	2018	2017	2016
Generation (GWh)—LTA	895	880	1,780	1,774	3,581	3,569	3,455
Generation (GWh)—actual	970	825	1,966	1,783	3,307	3,139	2,787
Average revenue per MWh	$70	$78	$73	$77	$76	$82	$65

Revenue	$68	$64	$144	$137	$251	$256	$180
Other income	1	1	2	2	4	7	6
Direct operating costs	(32)	(24)	(63)	(50)	(93)	(89)	(71)

Adjusted EBITDA	37	41	83	89	162	174	115
Interest expense	(4)	(3)	(8)	(8)	(16)	(17)	(18)
Management service fees	(2)	(2)	(4)	(4)	(7)	(8)	(6)
Current income taxes	(2)	(2)	(5)	(5)	(9)	(10)	(8)

Funds From Operations	29	34	66	72	130	139	83
Depreciation	(19)	(30)	(40)	(66)	(125)	(133)	(114)
Deferred taxes and other	9	(1)	10	18	28	10	4

Net income attributable to parent company	$19	$3	$36	$24	$33	$16	$(27)

Comparison of Three and Six Months Ended June 30, 2019 and 2018

Funds From Operations for the three and six months ended June 30, 2019 totaled $29 million and $66 million, respectively, compared to $34 million and $72 million in the respective corresponding periods in 2018. On a local currency basis, Funds From Operations increased as above-average generation was partially offset by the lower average realized prices on our uncontracted generation as market prices were impacted by strong hydrology conditions. This benefit was more than offset by the weakening of the Brazilian real versus the United States dollar.

Net income attributable to shareholders for the three and six months ended June 30, 2019 totaled $19 million and $36 million, respectively, compared to $3 million and $24 million in the respective corresponding periods in 2018. The increase was primarily attributable to lower depreciation expense due to the weakening of the Brazilian real versus the United States dollar, which more than offset the aforementioned decrease in Funds From Operations.

Comparison of Years Ended December 31, 2018 and 2017

Funds From Operations for the year ended December 31, 2018 totaled $130 million compared to $139 million for the year ended December 31, 2017. On a local-currency basis, Funds From Operations increased due to higher same-store generation, higher average revenue per MWh due to inflation indexation of our contracts and the benefit of re-contracting efforts as well as contribution from development projects and cost saving initiatives. These benefits were more than offset by the weakening of the Brazilian real compared to the U.S. dollar.

Net income attributable to shareholders for the year ended December 31, 2018 totaled $33 million compared to net income attributable to shareholders $16 million for the year ended December 31, 2017. The increase was attributable to the decrease in depreciation expense due to the weakening of the Brazilian real versus the United States dollar, partially offset by the aforementioned decrease to Funds From Operations.

Comparison of Years Ended December 31, 2017 and 2016

Funds From Operations for the year ended December 31, 2017 totaled $139 million compared to $83 million for the year ended December 31, 2016. While hydrology in Brazil was lower than the long-term average, there was an increase in generation driven by the contribution from development projects and a 377 GWh outage that impacted one of our facilities in the prior year. In addition, average revenue per MWh increased due to favorable market pricing and the benefit of foreign exchange due to the strengthening of the Brazilian real compared to the United States dollar.

Net income attributable to shareholders for the year ended December 31, 2017 totaled $16 million compared to a net loss attributable to shareholders of $27 million for the year ended December 31, 2016. The increase was attributable to the aforementioned increase to Funds From Operations.

RECONCILIATION OF NON-IFRS MEASURES

The following table reflects Adjusted EBITDA, Funds From Operations and provides reconciliation to net income for the three months ended June 30, 2019.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenues	$57	$68	$125	$(1)	$178	$302
Other income	2	1	3	—	2	5
Direct operating costs	(21)	(32)	(53)	—	(65)	(118)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	1	—	1

Adjusted EBITDA	38	37	75	—	115
Interest expense	(11)	(4)	(15)	—	(25)	(40)
Management service fees	(6)	(2)	(8)	—	—	(8)
Current income taxes	(2)	(2)	(4)	—	(7)	(11)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(83)	(83)

Funds From Operations	19	29	48	—	—
Depreciation	(6)	(19)	(25)	—	(19)	(44)
Deferred taxes and other	(1)	9	8	—	(11)	(2)
Net income attributable to non-controlling interests	—	—	—	—	30	30

Net income attributable to parent company	$12	$19	$31	$—	$—	$31

(1)	Share of earnings from equity accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA line.

The following table reflects Adjusted EBITDA, Funds From Operations and provides reconciliation to net income for the three months ended June 30, 2018.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenues	$53	$64	$117	$(1)	$170	$286
Other income	—	1	1	—	1	2
Direct operating costs	(22)	(24)	(46)	—	(71)	(117)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	1	—	1

Adjusted EBITDA	31	41	72	—	100
Interest expense	(9)	(3)	(12)	—	(30)	(42)
Management service fees	(5)	(2)	(7)	—	—	(7)
Current income taxes	—	(2)	(2)	—	—	(2)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(70)	(70)

Funds From Operations	17	34	51	—	—
Depreciation	(4)	(30)	(34)	—	(17)	(51)
Deferred taxes and other	(3)	(1)	(4)	—	—	(4)
Net income attributable to non-controlling interests	—	—	—	—	17	17

Net income attributable to parent company	$10	$3	$13	$—	$—	$13

(1)	Share of earnings from equity accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA line.

The following table reflects Adjusted EBITDA, Funds From Operations and provides reconciliation to net income for the six months ended June 30, 2019.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenues	$120	$144	$264	$(2)	$376	$638
Other income	2	2	4	—	3	7
Direct operating costs	(44)	(63)	(107)	—	(142)	(249)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	2	—	2

Adjusted EBITDA	78	83	161	—	237
Interest expense	(19)	(8)	(27)	—	(51)	(78)
Management service fees	(11)	(4)	(15)	—	—	(15)
Current income taxes	(6)	(5)	(11)	—	(18)	(29)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(168)	(168)

Funds From Operations	42	66	108	—	—
Depreciation	(7)	(40)	(47)	1	(41)	(87)
Deferred taxes and other	(5)	10	5	—	(9)	(4)
Share of earnings from equity-accounted investments	—	—	—	(1)	—	(1)
Net income attributable to non-controlling interests	—	—	—	—	50	50

Net income attributable to parent company	$30	$36	$66	$—	$—	$66

(1)	Share of earnings from equity accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table reflects Adjusted EBITDA, Funds From Operations and provides reconciliation to net income for the six months ended June 30, 2018.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenues	$106	$137	$243	$(2)	$345	$586
Other income	1	2	3	—	3	6
Direct operating costs	(45)	(50)	(95)	—	(144)	(239)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	2	—	2

Adjusted EBITDA	62	89	151	—	204
Interest expense	(19)	(8)	(27)	—	(58)	(85)
Management service fees	(10)	(4)	(14)	—	—	(14)
Current income taxes	—	(5)	(5)	—	(1)	(6)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(148)	(148)

Funds From Operations	33	72	105	—	—
Depreciation	(9)	(66)	(75)	1	(34)	(108)
Deferred taxes and other	(13)	18	5	—	(15)	(10)
Share of earnings from equity-accounted investments	—	—	—	(1)	—	(1)
Net income attributable to non-controlling interests	—	—	—	—	49	49

Net income attributable to parent company	$11	$24	$35	$—	$—	$35

(1)	Share of earnings from equity accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table reflects Adjusted EBITDA, Funds From Operations and provides reconciliation to net income for the year ended December 31, 2018.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenues	$216	$251	$467	$(4)	$698	$1,161
Other income	4	4	8	—	1	9
Direct operating costs	(94)	(93)	(187)	—	(299)	(486)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	4	—	4

Adjusted EBITDA	126	162	288	—	400
Interest expense	(39)	(16)	(55)	—	(112)	(167)
Management service fees	(19)	(7)	(26)	—	—	(26)
Current income taxes	(2)	(9)	(11)	—	(7)	(18)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(281)	(281)

Funds From Operations	66	130	196	—	—
Depreciation	(18)	(125)	(143)	3	(66)	(206)
Deferred taxes and other	6	28	34	—	38	72
Share of earnings from equity-accounted investments	—	—	—	(3)	—	(3)
Net loss attributable to non-controlling interests	—	—	—	—	28	28

Net income attributable to parent company	$54	$33	$87	$—	$—	$87

(1)	Share of earnings from equity accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table reflects Adjusted EBITDA, Funds From Operations and provides reconciliation to net income for the year ended December 31, 2017.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenues	$191	$256	$447	$(5)	$626	$1,068
Other income	2	7	9	—	8	17
Direct operating costs	(94)	(89)	(183)	1	(304)	(486)
Share of adjusted EBITDA from equity accounted investments	—	—	—	4	—	4

Adjusted EBITDA	99	174	273	—	330
Interest expense	(42)	(17)	(59)	—	(131)	(190)
Management service fees	(19)	(8)	(27)	—	—	(27)
Current income taxes	(5)	(10)	(15)	—	(18)	(33)
Share of Funds From Operations attributable to non-controlling interests			—	—	(181)	(181)

Funds From Operations	33	139	172	—	—
Depreciation	(26)	(133)	(159)	2	(94)	(251)
Deferred taxes and other	1	10	11	—	(16)	(5)
Share of earnings from equity-accounted investments	—	—	—	(2)	—	(2)
Net income attributable to non-controlling interests	—	—	—	—	110	110

Net income attributable to parent company	$8	$16	$24	$—	$—	$24

(1)	Share of earnings from equity accounted investments of $2 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table reflects Adjusted EBITDA, Funds From Operations and provides reconciliation to net income for the year ended December 31, 2016.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials (1)
Revenues	$192	$180	$372	$(4)	$641	$1,009
Other income	3	6	9	—	13	22
Direct operating costs	(107)	(71)	(178)	1	(346)	(523)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	3	—	3

Adjusted EBITDA	88	115	203	—	308
Interest expense	(40)	(18)	(58)	—	(118)	(176)
Management service fees	(13)	(6)	(19)	—	—	(19)
Current income taxes	(6)	(8)	(14)	—	(18)	(32)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(172)	(172)

Funds From Operations	29	83	112	—	—
Depreciation	(31)	(114)	(145)	2	(98)	(241)
Deferred taxes and other	13	4	17	—	9	26
Share of earnings from equity-accounted investments	—	—	—	(2)	—	(2)
Net income attributable to non-controlling interests	—	—	—	—	89	89

Net income (loss) attributable to parent company	$11	$(27)	$(16)	$—	$—	$(16)

(1)	Share of earnings from equity accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

LIQUIDITY AND CAPITAL RESOURCES

AVAILABLE LIQUIDITY

The nature of our asset base and the quality of our associated cash flows enable us to maintain a stable and low-cost capital structure. We attempt to maintain sufficient financial liquidity at all times so that we are able to participate in attractive opportunities as they arise, better withstand sudden adverse changes in economic circumstances and maintain our distributions to shareholders. Our principal sources of liquidity are cash flows from our operations, capital recycling, access to public and private capital markets and access to group-wide liquidity. From time to time, subsidiaries may be subject to limitations on their ability to declare and pay dividends to the company. However, no significant limitations existed at June 30, 2019, December 31, 2018 and December 31, 2017.

The following table summarizes the available liquidity:

(MILLIONS, EXCEPT AS NOTED)	June 30, 2019	December 31, 2018	December 31, 2017
Cash and cash equivalents	$211	$60	$75
Available portion of subsidiary credit facilities	50	74	16

	211	60	75
Brookfield Renewable Group liquidity	2,321	1,914	1,622

Available liquidity	$2,532	$1,974	$1,697

At June 30, 2019, the Business’ liquidity is sufficient to meet its present requirements. We finance our assets principally at the operating company level with debt that generally has long-term maturities, few restrictive covenants and no recourse to either the Business or our other operations.

DIVIDEND POLICY

Our board may declare dividends at its discretion. However, each class A share has been structured with the intention of providing an economic return equivalent to one unit following the special distribution, it is expected that dividends on our class A shares will be declared and paid at the same time as distributions are declared and paid on the units and that dividends on each class A share will be declared and paid in the same amount as are declared and paid on each unit to provide holders of our class A shares with an economic return equivalent to holders of units. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution. In the event dividends are not declared and paid concurrently with a distribution on the units, then the undeclared or unpaid amount of such class A dividend will accrue and accumulate. The partnership’s distributions are underpinned by stable, highly regulated and contracted cash flows generated from operations. The partnership’s objective is to pay a distribution that is sustainable on a long-term basis and has set its target payout ratio at ~70% of Brookfield Renewable’s Funds From Operations.

The board of directors of the general partners of the partnership approved a 5% increase in its annual distribution to $2.06 per unit, or $0.515 per unit quarterly, starting with the distribution paid in March 2019. This increase reflects the forecasted contribution from our group’s recently commissioned capital projects, as well as, the expected cash yield on recent acquisitions. The partnership targets 5% to 9% annual distribution growth in light of growth it foresees in its operations. Immediately following completion of the special distribution, the aggregate distribution received by a holder on its units and class A shares will be the same as it would have received if the special distribution had not been made, with distributions on the units representing four-fifths (4/5ths) of such aggregate amount as a result of the one (1) for four (4) special distribution, and the dividends on each class A share being identical to the distribution on each unit.

BORROWINGS

The composition of debt obligations, overall maturity profile, and average interest rates associated with our borrowings and credit facilities on a combined basis are presented in the following table:

	June 30, 2019			December 31, 2018			December 31, 2017
	Weighted-average			Weighted-average			Weighted-average
(MILLIONS EXCEPT AS NOTED)	Interest rate (%)	Term (years)	Total	Interest rate (%)	Term (years)	Total	Interest rate (%)	Term (years)	Total
Non-recourse borrowings
Colombia	7.2	8	$2,005	7.2	8	$1,744	7.8	6	$1,865
Brazil	7.9	9	134	8.0	10	135	9.2	12	142

Total	7.2	8	$2,139	7.3	8	$1,879	7.9	7	$2,007

Less: Unamortized financing fees			(1)			(2)			(8)
Less: Current portion			(203)			(200)			(110)

			$1,935			$1,677			$1,889

Future repayments of the Business’ non-recourse borrowings for each of the next five years and thereafter as at December 31, 2018 are as follows:

(MILLIONS)	2019	2020	2021	2022	2023	Thereafter	Total
Principal Repayments
Non-recourse borrowings
Colombia	$194	$40	$95	$82	$528	$805	$1,744
Brazil	6	6	5	5	70	43	135

	$200	$46	$100	$87	$598	$848	$1,879

Interest Repayments
Non-recourse borrowings
Colombia	$100	$87	$83	$78	$71	$266	$685
Brazil	10	10	10	10	10	10	60

	110	97	93	88	81	276	745

Total	$310	$143	$193	$175	$679	$1,124	$2,624

We remain focused on refinancing near-term facilities on acceptable terms and maintaining a manageable maturity ladder. We do not anticipate material issues in refinancing our borrowings through 2023 on acceptable terms and will do so opportunistically based on the prevailing interest rate environment.

CASH FLOW

Three and six month periods ended June 30, 2019 and 2018

The following table summarizes the key items in the combined carve-out statements of cash flows for the three and six months ended June 30, 2019 and 2018:

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Cash flow provided by (used in):
Operating activities	$163	$123	$292	$247
Financing activities	(5)	(233)	(119)	(215)
Investing activities	(14)	(4)	(23)	(15)
Foreign exchange gain (loss) on cash	—	(4)	1	(3)

Increase (decrease) in cash and cash equivalents	$144	$(118)	$151	$14

Operating Activities

Cash flows provided by operating activities for the three and six months ended June 30, 2019 and June 30, 2018 totaled $163 million and $292 million, respectively, compared to $123 million and $247 million during the respective corresponding periods in 2018. The relative increases in cash flows from operating activities of $40 million and $45 million, respectively, was attributable to the stronger performance of our Business in the current period as reflected by our higher net income, relative to the prior periods.

The net change in working capital balances shown in the combined carve-out statements of cash flows for the three and six months ended June 30, 2019 and 2018 is comprised of the following:

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Trade receivables and other current assets	$27	$(7)	$31	$(2)
Accounts payable and accrued liabilities	(7)	12	(10)	(19)
Other assets and liabilities	3	(8)	(7)	(1)

	$23	$(3)	$14	$(22)

Financing Activities

Cash flows used in financing activities totaled $5 million and $119 million for the three and six months ended June 30, 2019, compared to $233 million and $215 million for the respective corresponding periods in 2018. Net proceeds from non-recourse borrowings in the three and six months periods in 2019 of $204 million and $227 million, respectively, was more than offset by distributions to participating non-controlling interests and payments to related parties.

Investing Activities

Cash flows used in investing activities for the three and six months ended June 30, 2019 totaled $14 million and $23 million, respectively (2018: $4 million and $15 million, respectively). Investment in property, plant and equipment for the respective corresponding periods totaled $10 million and $14 million (2018: $5 million and $18 million, respectively).

Years ended December 31, 2018, 2017 and 2016

The following table summarizes the key items in the combined carve-out statements of cash flows for the years ended December 31, 2018, 2017 and 2016:

	Year ended December 31
(MILLIONS)	2018	2017	2016
Cash flow provided by (used in):
Operating activities	$471	$327	$117
Financing activities	(446)	(317)	2,098
Investing activities	(36)	(88)	(2,074)
Foreign exchange gain (loss) on cash	(4)	—	8

Increase (decrease) in cash and cash equivalents	$(15)	$(78)	$149

Operating Activities

Cash flows provided by operating activities for the year ended December 31, 2018 totaled $471 million compared to $327 million for the year ended December 31, 2017. The increase in cash flows from operating activities of $144 million was attributable to the stronger performance of our Business in the current year as reflected by our higher net income, relative to the prior year.

Cash flows provided by operating activities for the year ended December 31, 2017 totaled $327 million compared to cash flows used in operating activities of $117 million for the year ended December 31, 2016. The increase in cash flows from operating activities of $210 million was attributable to the stronger performance of our Business in the current year as reflected by our higher net income, relative to the prior year.

The net change in working capital balances shown in the combined carve-out statements of cash flows is comprised of the following:

	Year ended December 31
(MILLIONS)	2018	2017	2016
Trade receivables and other current assets	$(40)	$(11)	$20
Accounts payable and accrued liabilities	30	(19)	(144)
Other assets and liabilities	(18)	4	(33)

	$(28)	$(26)	$(157)

Financing Activities

Cash flow used in financing activities for the year ended December 31, 2018 and 2017 totaled $446 million and $317 million, respectively. Distributions during the period were partially offset by net proceeds received from borrowings. Cash flow provided by financing activities for the year ended December 31, 2016 totaled of $2,098 million. Cash flows provided by financing activities relate primarily to proceeds from non-recourse borrowings used for the acquisition of Isagen.

For the year ended December 31, 2018, distributions paid to non-controlling interests and the parent company totaled $259 million and $302 million, respectively (2017: $175 million and $293 million, respectively and 2016: $6 million and $nil, respectively).

Investing Activities

Cash flows used in investing activities for the year ended December 31, 2018 totaled $36 million (2017: $88 million and 2016: $2,074 million). For the year ended December 31, 2016, $1,910 million of cash flows were used to acquire Isagen and a portfolio of hydroelectric assets in Brazil. Investment in property, plant and equipment for the period totaled $40 million (2017: $59 million and 2016: $93 million).

CONTRACTUAL OBLIGATIONS

See Note 22—Commitments, contingencies and guarantees in the audited combined carve-out financial statements and Note 16—Commitments, contingencies and guarantees in the unaudited combined carve-out financial statements, in each case included elsewhere in this prospectus, for further details on the following:

•	Commitments—Water, land, and dam usage agreements, and agreements and conditions on committed acquisitions of operating portfolios and development projects;

•	Contingencies—Legal proceedings, arbitrations and actions arising in the normal course of business, and providing for letters of credit; and

•	Guarantees—Nature of all the indemnification undertakings.

OFF-STATEMENT OF FINANCIAL POSITION ARRANGEMENTS

The Business does not have any off-statement of financial position arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Prior to the completion of the special distribution, Brookfield Renewable Bermuda Ltd. (“LATAM Holdco”) and BEP Subco Inc. (“Canada SubCo”), each a direct and indirect wholly-owned subsidiary of the Business, will fully and unconditionally guarantee (i) medium term notes issued and payable by Brookfield Renewable Partners ULC, a finance subsidiary of Brookfield Renewable, (ii) the senior preferred shares of Brookfield Renewable Power Preferred Equity Inc., (iii) Brookfield Renewable’s preferred units, and (iv) the obligations of Brookfield Renewable under its bilateral credit facilities.

CRITICAL ESTIMATES AND ACCOUNTING POLICIES

CRITICAL ESTIMATES AND CRITICAL JUDGEMENTS IN APPLYING ACCOUNTING POLICIES

The audited combined carve-out financial statements are prepared in accordance with IFRS as issued by the IASB and the unaudited interim combined carve-out financial statements are prepared in accordance with IAS 34, Interim Financial Reporting, which requires the use of estimates and judgements in reporting assets, liabilities, revenues, expenses and contingencies. In the judgement of management, none of the estimates outlined in Note 2—Basis of preparation and significant accounting policies in our audited combined carve-out financial statements and unaudited interim combined carve-out financial statements are considered critical accounting estimates with the exception of the estimates related to the valuation of property, plant and equipment and the related deferred income tax liabilities. These assumptions include estimates of future electricity prices, discount rates, expected long-term average generation, inflation rates, terminal year and operating and capital costs, the amount, the timing and the income tax rates of future income tax provisions. Estimates also include determination of accruals, purchase price allocations, useful lives, asset valuations, asset impairment testing, deferred tax liabilities, decommissioning retirement obligations and those relevant to the defined benefit pension and non-pension benefit plans. Estimates are based on historical experience, current trends and various other assumptions that are believed to be reasonable under the circumstances.

In making estimates, management relies on external information and observable conditions where possible, supplemented by internal analysis, as required. These estimates have been applied in a manner consistent with that in the prior year and there are no known trends, commitments, events or uncertainties that we believe will materially affect the methodology or assumptions utilized in this Management’s Discussion and Analysis. These estimates are impacted by, among other things, future power prices, movements in interest rates, foreign exchange volatility and other factors, some of which are highly uncertain, as described in the “Risk Factors” section of this prospectus. The interrelated nature of these factors prevents us from quantifying the overall impact of these movements on the Business’ financial statements in a meaningful way. These sources of estimation uncertainty relate in varying degrees to substantially all asset and liability account balances. Actual results could differ from those estimates.

CRITICAL ESTIMATES

The Business makes estimates and assumptions that affect the carrying value of assets and liabilities, disclosure of contingent assets and liabilities and the reported amount of income and other comprehensive income (“OCI”) for the year. Actual results could differ from these estimates. The estimates and assumptions that are critical to the determination of the amounts reported in the audited combined carve-out financial statements relate to the following:

(i)	Property, plant and equipment

The fair value of the Business’ property, plant and equipment is calculated using estimates and assumptions about future electricity prices from renewable sources, anticipated long-term average generation, estimated operating and capital expenditures, future inflation rates and discount rates, as described in Note 10—Property, plant and equipment, at fair value in our audited combined carve-out financial statements. Judgment is involved in determining the appropriate estimates and assumptions in the valuation of the Business’ property, plant and equipment. See Note 2(o)(i)—Critical judgements in applying accounting policies—Property, plant and equipment in our audited combined carve-out financial statements for further details.

Estimates of useful lives and residual values are used in determining depreciation. To ensure the accuracy of useful lives and residual values, these estimates are reviewed on an annual basis.

(ii)	Deferred income taxes

The audited combined carve-out financial statements include estimates and assumptions for determining the future tax rates applicable to subsidiaries and identifying the temporary differences that relate to each subsidiary. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply during the year when the assets are realized or the liabilities settled, using the tax rates and laws enacted or substantively enacted at the audited combined carve-out statements of financial position dates. Operating plans and forecasts are used to estimate when the temporary difference will reverse.

CRITICAL JUDGEMENTS IN APPLYING ACCOUNTING POLICIES

The following are the critical judgements that have been made in applying the accounting policies used in the audited combined carve-out financial statements and that have the most significant effect on the amounts in the audited combined carve-out financial statements:

(i)	Preparation of combined carve-out financial statements

These audited combined carve-out financial statements present the financial position, results of operations and cash flows of the Business. Judgment is required in determining what assets, liabilities and transactions are recognized in the audited combined carve-out financial statements as pertaining to the Business’ operations.

(ii)	Property, plant and equipment

The accounting policy relating to the Business’ property, plant and equipment is described in Note 2(j)—Property, plant and equipment and revaluation method in our audited combined carve-out financial statements. In applying this policy, judgement is used in determining whether certain costs are additions to the carrying amount of the property, plant and equipment as opposed to repairs and maintenance. If an asset has been developed, judgement is required to identify the point at which the asset is capable of being used as intended and to identify the directly attributable costs to be included in the carrying value of the development asset. The useful lives of property, plant and equipment are determined by independent engineers periodically with an annual review by management.

Annually, the Business determines the fair value of its property, plant and equipment using a methodology that it has judged to be reasonable. The methodology is generally a twenty-year discounted cash flow model. Twenty years is the period considered reasonable as the Business has twenty-year capital plans, and we believe a reasonable third party would be indifferent between extending the cash flows further in the model versus using a discounted terminal value.

The valuation model incorporates future cash flows from long-term power purchase agreements that are in place where it is determined that the power purchase agreements are linked specifically to the related power generating assets. With respect to estimated future generation that does not incorporate long-term power purchase agreement pricing, the cash flow model uses estimates of future electricity prices using broker quotes from independent sources for the years in which there is a liquid market. The valuation of power generating assets not linked to long-term power purchase agreements also requires the development of a long-term estimate of future electricity prices. In this regard the valuation model uses a discount to the all-in cost of construction with a reasonable return, to secure energy from new renewable on-shore wind development resources as the benchmark that will establish the market price for electricity for renewable resources.

The Business’ long-term view is anchored to the cost of securing new energy from renewable sources to meet future demand growth by the year 2025 in Colombia and 2022 in Brazil. The year of new entry is viewed as the point when generators must build additional capacity to maintain system reliability and provide an adequate level of reserve generation with the overall increasing demand in Colombia and Brazil. In Brazil and Colombia, the estimate of future electricity prices is based on an approach using a forecast of the all-in cost of development.

Discount rates are determined each year by considering the current interest rates, average market cost of capital as well as the price risk and the geographical location of the operational facilities as judged by management. Inflation rates are also determined by considering the current inflation rates and the expectations of future rates by economists. Operating costs are based on long-term budgets escalated for inflation. Each operational facility has a twenty-year capital plan that it follows to ensure the maximum life of its assets is achieved. Foreign exchange rates are forecasted by using the spot rates and the available forward rates, extrapolated beyond the period available. The inputs described above to the discounted cash flow model require management to consider facts, trends and plans in making its judgements as to what derives a reasonable fair value of its property, plant and equipment.

(iii)	Deferred income taxes

The accounting policy relating to the Business’ income taxes is described in Note 2(l) - Income taxes in our audited combined carve-out financial statements. In applying this policy, judgements are made in determining the probability of whether deductions, tax credits and tax losses can be utilized.

NEW ACCOUNTING STANDARDS

(i)	IFRS 15—Revenue from contracts from customers

The Business has adopted IFRS 15 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. The new standard replaces the majority of existing IFRS requirements on revenue recognition including IAS 18, Revenue, IAS 11, Construction Contracts and related interpretations. The core principle of the standard is to recognize revenue to depict the transfer of goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The standard has prescribed a five-step model to apply the principles which requires the identification of a contract with a customer, the identification of performance obligations with the contract, determination of the transaction price, the allocation of the transaction price to the performance obligations and the recognition of revenue when performance obligations have been satisfied. The standard also specifies how to account for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract as well as requiring more informative and relevant disclosures. IFRS 15 applies to nearly all contracts with customers, unless covered by another standard, such as leases, financial instruments and insurance contracts.

The pattern and timing of revenue recognition under the new standard is consistent with prior practice. There were no adjustments recognized on the adoption of IFRS 15.

(ii)	IFRS 9—Financial instruments

The Business adopted IFRS 9 as issued by the IASB in 2014, which provides more reliable and relevant information for users to assess the amounts, timing and uncertainty of future cash flows. The new accounting policies were applied retrospectively from January 1, 2018 and, in accordance with the transitional provisions in IFRS 9, comparative figures were not restated. The adoption of IFRS 9 did not result in any material transition adjustments being recognized as at January 1, 2018.

IFRS 9 replaces certain provisions of IAS 39 that relate to the recognition, classification and measurement of financial assets and financial liabilities; derecognition of financial instruments; impairment of financial assets; and hedge accounting. IFRS 9 also significantly amends other standards dealing with financial instruments such as IFRS 7, Financial Instruments: Disclosures.

(iii)	IFRS 3—Business Combinations

In October 2018, the IASB issued an amendment to IFRS 3 Business Combinations (“IFRS 3”), effective for annual periods beginning on or after January 1, 2020 with early adoption permitted. The amendment clarifies that a business must include, at minimum, an input and a substantive process that together contribute to the ability to create outputs, and assists companies in determining whether an acquisition is a business combination or an acquisition of a group of assets by providing supplemental guidance for assessing whether an acquired process is substantive. The Business has decided to early adopt the amendments to IFRS 3 effective January 1, 2019 and shall apply the amended standard in assessing business combinations on a prospective basis. For acquisitions that are determined to be acquisitions of assets as opposed to business combinations, the Business will allocate the transaction price and transaction costs to the individual identified assets acquired and liabilities assumed on the basis of their relative fair values, and no goodwill will be recognized. Acquisitions that continue to meet the definition of a business combination will be accounted for under the acquisition method, without any changes to the Business’ accounting policy.

(vi)	IFRS 16—Leases

The Business adopted IFRS 16 using the modified retrospective approach, under which the cumulative effect of initial application was recognized in retained earnings on January 1, 2019.

Definition of a lease

Previously, Brookfield Renewable determined at contract inception whether an arrangement is or contains a lease under IFRIC 4. Under IFRS 16, the Business assesses whether a contract is or contains a lease based on the definition of a lease, as explained in Note 2(c) of our interim carve-out financial statements as at June 30, 2019 and 2018 and for the three and six months ended June 30, 2019 and 2018.

The Business elected to apply the practical expedient to grandfather Brookfield Renewable’s assessment of which transactions are leases. The Business applied IFRS 16 only to contracts that were previously identified as leases. Contracts that were not identified as leases under IAS 17 and IFRIC 4 were not reassessed to determine whether there is a lease. Therefore, the definition of a lease under IFRS 16 was applied only to contracts entered into or changed on or after January 1, 2019.

Leases classified as operating leases under IAS 17

Lease liabilities were measured at the present value of the remaining lease payments, discounted at the Business’ incremental borrowing rate as at January 1, 2019. Right-of-use assets are measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments.

The Business used the following practical expedients when applying IFRS 16 to leases previously classified as operating leases under IAS 17:

•	Applied the exemption not to recognize right-of-use assets and liabilities for leases with less than twelve months of lease term; and

•	Excluded initial direct costs from measuring the right-of-use assets at the date of initial application.

Leases classified as finance leases under IAS 17

For leases that were classified as finance leases under IAS 17, the carrying amount of the right-of-use asset and the lease liability at January 1, 2019 are determined at the carrying amount of the lease asset and lease liability under IAS 17 immediately before that date.

Impacts on financial statements

The Business recognized an additional $35 million of right-of-use assets and $35 million of lease liabilities, recognizing the difference in equity to reflect changes under IFRS 16.

When measuring lease liabilities, the Business discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted-average rate applied was 8.4%. The difference between the operating lease commitments disclosed at December 31, 2018 of $49 million and leases liabilities recognized at January 1, 2019 of $35 million is primarily due to the time value of money.

FUTURE CHANGES IN ACCOUNTING POLICIES

There are currently no future changes to IFRS with potential impact on the Business.

PRESENTATION TO STAKEHOLDERS AND PERFORMANCE MEASUREMENT

PRESENTATION TO PUBLIC STAKEHOLDERS

Actual and Long-term Average Generation

For assets acquired, disposed or reaching commercial operation during the year, reported generation is calculated from the acquisition, disposition or commercial operation date and is not annualized.

For the Business’ Colombia hydroelectric business, the long-term average is the expected average level of generation based on the results of a simulation based on historical inflow data performed over a period of typically 20 years. Hydroelectric assets located in Brazil benefit from a market framework which reallocates generation risk among producers.

We compare actual generation levels against the long-term average to highlight the impact of an important factor that affects the variability of our business results. In the short-term, we recognize that hydrology conditions will vary from one period to the next; however, over time, we expect our facilities will continue to produce in line with their long-term averages, which have proven to be reliable indicators of performance.

Our risk of a generation shortfall in Brazil continues to be minimized by participation in a hydrological balancing pool administered by the federal government of Brazil. This program mitigates hydrology risk by assuring that all participants receive, at any particular point in time, an assured energy amount, irrespective of the actual volume of energy generated. The program reallocates energy, transferring surplus energy from those who generated an excess to those who generate less than their assured energy, up to the total generation within the pool. Periodically, low precipitation across the entire country’s system could result in a temporary reduction of generation available for sale. During these periods, we expect that a higher proportion of thermal generation would be needed to balance supply and demand in the country, potentially leading to higher overall spot market prices.

PERFORMANCE MEASUREMENT

Segment Information

Our operations are segmented by geography (i.e., Colombia and Brazil). This best reflects the way in which the CODM reviews results, manages operations and allocates resources. The Colombia segment aggregates the financial results of its hydroelectric and cogeneration facilities.

We report our results in accordance with these segments and present prior period segmented information in a consistent manner. See Note 5—Segmented information in our audited combined carve-out financial statements.

One of our primary business objectives is to generate stable and growing cash flows while minimizing risk for the benefit of all stakeholders. We monitor our performance in this regard through three key metrics—i) Net Income (Loss), ii) Adjusted EBITDA, and iii) Funds From Operations.

It is important to highlight that Adjusted EBITDA and Funds From Operations do not have any standardized meaning prescribed by IFRS and therefore are unlikely to be comparable to similar measures presented by other companies and have limitations as analytical tools. We provide additional information below on how we determine Adjusted EBITDA and Funds From Operations. We also provide reconciliations to Net income (loss). See “Financial Performance Review on Segment Information”.

Proportionate Information

Reporting to the CODM on the measures utilized to assess performance and allocate resources has been provided on a proportionate basis. Information on a proportionate basis reflects the Business’ share from facilities which it accounts for using consolidation and the equity method whereby the Business either controls or exercises significant influence or joint control over the investment, respectively. Proportionate information provides an investor perspective that the CODM considers important when performing internal analyses and making strategic and operating decisions. The CODM also believes that providing proportionate information helps investors understand the impacts of decisions made by management and financial results allocable to investors.

Proportionate financial information is not, and is not intended to be, presented in accordance with IFRS. Tables reconciling IFRS data with data presented on a proportionate basis have been disclosed. Segment revenues, other income, direct operating costs, interest expense, depreciation, current and deferred income taxes, and other are items that will differ from results presented in accordance with IFRS as these items (1) include the Business’ proportionate share of earnings from equity-accounted investments attributable to each of the above-noted items, and (2) exclude the proportionate share of earnings (loss) of consolidated investments not held by us apportioned to each of the above-noted items.

The presentation of proportionate results has limitations as an analytical tool, including the following:

•

The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies may calculate proportionate results differently than we do.

Because of these limitations, our proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under IFRS.

The Business does not control those entities that have not been consolidated and as such, have been presented as equity-accounted investments in its financial statements. The presentation of the assets and liabilities and revenues and expenses do not represent the Business’ legal claim to such items, and the removal of financial statement amounts that are attributable to non-controlling interests does not extinguish the Business’ legal claims or exposures to such items.

Net Income (Loss)

Net income (loss) is calculated in accordance with IFRS.

Net income (loss) is an important measure of profitability, in particular because it has a standardized meaning under IFRS. The presentation of net income (loss) on an IFRS basis for the Business will often lead to the recognition of a loss even though the underlying cash flows generated by the assets are supported by strong margins and stable, long-term power purchase agreements. The primary reason for this is that accounting rules require us to recognize a significantly higher level of depreciation for our assets than we are required to reinvest in the Business as sustaining capital expenditures.

Adjusted EBITDA

Adjusted EBITDA is a non-IFRS measure used by investors to analyze the operating performance of companies.

The Business uses Adjusted EBITDA to assess the performance of the Business before the effects of interest expense, income taxes, depreciation, management service costs, non-controlling interests, unrealized gain or loss on financial instruments, non-cash gain or loss from equity-accounted investments, distributions to preferred limited partners and other typical non-recurring items. The Business adjusts for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance.

The Business believes that presentation of this measure will enhance an investor’s ability to evaluate our financial and operating performance on an allocable basis.

Funds From Operations

Funds From Operations is a non-IFRS measure used by investors to analyze net earnings from operations without the effects of certain volatile items that generally have no current financial impact or items not directly related to the performance of the Business.

The Business uses Funds From Operations to assess the performance of the Business before the effects of certain cash items (e.g. acquisition costs and other typical non-recurring cash items) and certain non-cash items (e.g. deferred income taxes, depreciation, non-cash portion of non-controlling interests, unrealized gain or loss on financial instruments, non-cash gain or loss from equity-accounted investments, and other non-cash items) as these are not reflective of the performance of the underlying business. In combined carve-out financial statements we use the revaluation approach in accordance with IAS 16, Property, Plant and Equipment, whereby depreciation is determined based on a revalued amount, thereby reducing comparability with our peers who do not report under IFRS as issued by the IASB or who do not employ the revaluation approach to measuring property, plant and equipment. We add back deferred income taxes on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over our long-term investment horizon.

The Business believes that analysis and presentation of Funds From Operations on this basis will enhance an investor’s understanding of the performance of the Business. Funds From Operations is not a substitute measure of performance for earnings per share and does not represent amounts available for distribution.

Funds From Operations is not intended to be representative of cash provided by operating activities or results of operations determined in accordance with IFRS. Furthermore, this measure is not used by the CODM to assess the Business’ liquidity.

GOVERNANCE

The Board of Directors

The following table presents certain information concerning the board of directors of our company:

Name and Municipality of Residence(1)	Age	Position	Independent	Principal Occupation
Jeffrey Blidner(2)(3) Ontario, Canada	71	Chair	No	Vice Chairman of Brookfield

Eleazar de Carvalho Filho(2)(4) Sao Paulo, Brazil	61	Director	Yes	Founder of Virtus BR Partners and Corporate Director; Founder of Sinfonia Consultoriae Participações

Nancy Dorn(2)(5) Georgia, United States	60	Director	Yes	Corporate Director

Stephen Westwell(2) London, United Kingdom	61	Director	Yes	Corporate Director

David Mann(2)(4)(5)(6) Nova Scotia, Canada	79	Director	Yes	Corporate Director

Lou Maroun(2) Warwick, Bermuda	68	Director	Yes	Chairman of Sigma Real Estate Advisors/Sigma Capital Corporation

Patricia Zuccotti(2)(4) Washington, United States	71	Director	Yes	Corporate Director

(1)	The business address for each of the directors is 250 Vesey Street, 15th Floor, New York NY, 10281-1023.
(2)	Has agreed to serve on our board after completion of the special distribution.
(3)	Expected to serve as chair of our board after completion of the special distribution.
(4)

Expected to serve as a member of the audit committee after completion of the special distribution. Patricia Zuccotti is expected to serve as the chair of the audit committee and will be our audit committee financial expert.

(5)

Expected to serve as a member of the nominating and governance committee after completion of the special distribution. David Mann is expected to serve as the chair of the nominating and governance committee.

(6)	Expected to serve as lead independent director after completion of the special distribution.

Current Directors

Set forth below is biographical information for our company’s current directors, each of whom is expected to resign from our board immediately prior to completion of the special distribution.

Jennifer Mazin. Ms. Mazin is General Counsel of the Service Provider and a Managing Partner of Brookfield. Ms. Mazin provides oversight of our group’s legal matters on a global basis, including transactional matters, corporate governance and public disclosure. Jennifer received her Bachelor of Arts from the University of Western Ontario and her law degree from the University of Toronto. She is called to the bars of the State of New York and the Province of Ontario.

Wyatt Hartley. Mr. Hartley is the Chief Financial Officer of the Service Provider and a Managing Director of Brookfield. He directs all capital markets activities, accounting, financial reporting, treasury, taxation and investor relations of our group on a global basis. Mr. Hartley holds a Bachelor of Science from Queen’s University and is a member of the Chartered Professional Accountants of Canada (CPA, CA).

Douglas Christie. Mr. Christie is a Managing Director of Brookfield. Mr. Christie oversees the tax function for our group on a global basis. Mr. Christie holds a Master of Taxation from the University of Waterloo, a Master of Business Administration from Sir Wilfrid Laurier University and a Bachelor of Engineering from McGill University.

Directors upon Completion of the Special Distribution

Prior to completion of the special distribution, our company’s board will be expanded to eight (8) members, a majority of whom will be independent under applicable law and the regulations of the securities exchanges on which our class A shares will be listed. We expect that our board will mirror the board of the general partner of the partnership, except that prior to the completion of the special distribution, we will add one additional non-overlapping board member to assist us with, among other things, resolving any conflicts of interest that may arise from our relationship with Brookfield Renewable. In addition to the non-overlapping board member, members of our board are expected to include Jeffrey Blidner, Eleazar de Carvalho Filho, Nancy Dorn, Stephen Westwell, David Mann, Lou Maroun and Patricia Zuccotti, with Mr. Blidner serving as chair of our board, Mr. Mann as lead independent director and chair of the nominating and governance committee of our board.

Set forth below is biographical information for these proposed directors following completion of the special distribution.

Jeffrey Blidner. Mr. Blidner is a Vice Chair of Brookfield and is responsible for Brookfield’s private client business. Mr. Blidner is Chief Executive Officer of Brookfield’s Private Funds Group, Chairman of Brookfield Renewable Partners L.P. and Chairman of the general partner of Brookfield Business Partners L.P. He also serves as a Director of Brookfield, the general partner of the partnership, the general partner of Brookfield Property Partners L.P. and Canary Wharf. Prior to joining Brookfield in 2000, Mr. Blidner was a senior partner at a Canadian law firm. Mr. Blidner’s practice focused on merchant banking transactions, public offerings, mergers and acquisitions, management buy-outs and private equity transactions. Mr. Blidner received his LLB from Osgoode Hall Law School and was called to the Bar in Ontario as a Gold Medalist. Mr. Blidner is not considered an independent director because of his role at Brookfield.

Eleazar de Carvalho Filho. Mr. de Carvalho Filho is a director of the general partner of the partnership. Mr. de Carvalho Filho is a founding partner of Virtus BR Partners, an independent advisory company. He was formerly the President and Managing Director of the Brazilian National Development Bank and has served as the Chief Executive Officer of Unibanco Investment Bank. Mr. de Carvalho Filho served as the non-executive Chairman of BHP Billiton Brazil (2006-2011) and served on the board of directors of Petrobras, Eletrobrás and Vale, among others. Mr. de Carvalho Filho is currently a director of Cnova N.V. He is also a director and audit committee member of TechnipFMC plc (formerly FMC Technologies, Inc.) and Grupo Pão de Açúcar. In January 2018, Mr. de Carvalho Filho was named to the transitional board of directors of Oi S.A., a large Brazilian company, and in September 2018, was elected as a director for a two-year term and was also elected Chairman of the board. Mr. de Carvalho Filho is the President of the Board of Trustees of the Brazilian Symphony Orchestra. Mr. de Carvalho Filho holds a Master of Arts in International Relations from The Johns Hopkins University in Washington, D.C. and a Bachelor of Arts with a major in Economics from New York University.

Nancy Dorn. Ms. Dorn is a retired corporate executive and U.S. government official now serving on several private sector, governmental and non-profit boards. Ms. Dorn retired from the General Electric Company in 2017 after serving for 14 years as the leader of the company’s government affairs and policy group. Prior to her career at GE, she served in a number of high-ranking positions in the U.S. Government, including Deputy Director of the Office of Management and Budget under President George W. Bush and Assistant Secretary of the Army (Civil Works) under President George H.W. Bush. She also worked in the Reagan Administration as Special Assistant to the President and in the State and Defense Departments. Ms. Dorn also serves on the Board of Governors of the Argonne National Laboratory and on the Saint Simons Island Land Trust in Saint Simons, Georgia. Ms. Dorn is a graduate of Baylor University.

Stephen Westwell. Mr. Westwell was formerly the Chief Executive Officer of EFR Group BV, a European fuel distributor and retailer (2015—2016) and the Chief Executive Officer of Silver Ridge Power Inc., a global solar power company (2013-2014). Mr. Westwell held various management and executive positions for BP plc in South Africa, the United States and the United Kingdom (1988-2007). These executive positions included Chief Executive Officer for BP Solar and Chief Executive Officer for BP Alternative Energy. He served as Group Chief of Staff and member of BP Plc’s executive management team in the United Kingdom (2008-2011). Mr. Westwell also worked for Eskom Holdings Limited, the South African power utility, in several operational capacities. Mr. Westwell is currently a Director and Member of the Audit Committee, the Safety, Social and Ethics Committee, the Capital Investment Committee and is Chairman of the Digital, Information Management and Hedging Committee of Sasol Pty Limited, a global oil and chemical company. He is a Director and Chairman of the Audit Committee of Control Risks Pty Ltd., a specialist global risk consultancy. Mr. Westwell holds a Bachelor of Science, Engineering from the University of Natal, a Master of Business Administration from the University of Cape Town and a Master of Science in Management from Stanford University.

David Mann. Mr. Mann is the lead independent director of the general partner of the partnership. Mr. Mann formerly served as President and Chief Executive Officer of Nova Scotia Power Inc. (1996-2004) and Vice Chairman (2004-2005) and President and Chief Executive Officer (1998-2004) of Emera Inc., a TSX-listed energy and services company that invests in electrical generation, transmission and distribution. Mr. Mann is a Corporate Director and prior to January 1, 2016, served as Counsel at the law firm Cox & Palmer. He has over 30 years of experience in the practice of corporate and commercial law, with a particular emphasis on corporate finance and public utility regulation. He retired as Chairman of Logistec Corporation in 2016. He is also the Audit Committee Chairman of NewGrowth Corp. and Allbanc Split Corp II. Mr. Mann holds a Bachelor of Commerce and a Bachelor of Laws from Dalhousie University and a Master of Laws from the University of London.

Lou Maroun. Mr. Maroun is a director of the general partner of the partnership. Mr. Maroun was formerly the Executive Chairman of ING Real Estate Canada, and held executive positions in a number of real estate companies where he was responsible for overseeing operations, real estate transactions, asset and property management, as well as many other related functions. Mr. Maroun is a director of Brookfield Property Partners L.P. where he is a member of the Audit Committee and the Chair of the Governance and Nominating Committee. Mr. Maroun is also Chairman of Sigma Real Estate Advisors and Sigma Capital Corporation and is on the board of directors and is Chairman of Summit Industrial Income REIT. Mr. Maroun graduated from the University of New Brunswick in 1972 with a Bachelor’s degree, majoring in psychology, followed by a series of post graduate studies in finance and mortgage underwriting. In January of 2007, Mr. Maroun was elected a Fellow of the Royal Institute of Chartered Surveyors.

Patricia Zuccotti. Ms. Zuccotti is a director of the partnership’s general partner. Ms. Zuccotti was formerly Senior Vice President, Chief Accounting Officer and Controller of Expedia, Inc. (2005-2011). Prior to joining Expedia, Ms. Zuccotti was the Director, Enterprise Risk Services of Deloitte & Touche LLP (2003-2005). Ms. Zuccotti is a director of Brookfield Business Partners L.P. where she is the Chair of the Audit Committee. Ms. Zuccotti is a Certified Public Accountant (inactive) and received her Master of Business Administration, majoring in accounting and finance, from the University of Washington and a Bachelor of Arts, majoring in political science, from Trinity College.

Board Structure, Practices and Committees

The structure, practices and committees of our company’s board, including matters relating to the size, independence and composition of our board, the election and removal of directors, requirements relating to board action and the powers delegated to board committees, are intended to mirror the practices of the partnership and are governed by our company’s articles and policies adopted by our board. Our company’s board is responsible for exercising the management, control, power and authority of our company except as required by applicable law or the articles. The following is a summary of certain provisions of articles and policies that affect our company’s governance.

Size, Independence and Composition of Our Board of Directors

Following completion of the special distribution, our company’s board will be set at eight (8) directors. Our board may consist of between three (3) and eleven (11) directors or such other number of directors as may be determined from time to time by a resolution of our company’s shareholders and subject to our articles. At least three (3) directors and at least a majority of the directors holding office must be independent of our company and Brookfield, as determined by the full board using the standards for independence established by the NYSE. We expect that our board will mirror the board of the general partner of the partnership, except that we will add one additional non-overlapping board member to assist us with, among other things, resolving conflicts of interest, if any, that may arise from our relationship with Brookfield Renewable.

If the death, resignation or removal of an independent director results in our board consisting of less than a majority of independent directors, the vacancy must be filled promptly. Pending the filling of such vacancy, our board may temporarily consist of less than a majority of independent directors and those directors who do not meet the standards for independence may continue to hold office.

Election and Removal of Directors

Our company’s board is elected by our shareholders and each of our current directors will serve until the close of the next annual meeting of shareholders of our company or his or her death, resignation or removal from office, whichever occurs first. Vacancies on our board may be filled and additional directors may be added by a resolution of our company’s shareholders or a vote of the directors then in office. A director may be removed from office by a resolution duly passed by our company’s shareholders. A director will be automatically removed from our board if he or she becomes bankrupt, insolvent or suspends payments to his or her creditors or becomes prohibited by law from acting as a director. Brookfield Renewable, through its ownership of class B shares, will have a 75% voting interest in our company and will be able to control the election and removal of directors serving on our board. See “Risk Factors—Risks Relating to Our Relationship with Brookfield and Brookfield Renewable—Brookfield exercises substantial influence over our group and we are highly dependent on the Service Providers”.

Term Limits and Board Renewal

Our nominating and governance committee reviews and assesses the qualifications of candidates to join our board with the goal, among other things, of reflecting a balance between the experience that comes with longevity of service on our board and the need for renewal and fresh perspectives.

Our board does not have a mandatory age for the retirement of directors and there are no term limits nor any other mechanisms in place that operate to compel board turnover. While we believe that mandatory retirement ages, director term limits and other board turnover mechanisms are overly prescriptive, periodically adding new voices to our board can help us adapt to a changing business environment.

As such, the nominating and governance committee reviews the composition of our board on a regular basis in relation to approved director criteria and skill requirements and recommends changes as appropriate.

Board Diversity Policy

We have a board diversity policy. The diversity policy is informed by our group’s deep roots in many global jurisdictions and the belief that our board should reflect a diversity of backgrounds relevant to its strategic priorities. This includes such factors as diversity of business expertise and international experience, in addition to geographic and gender diversity.

All board of director appointments will be based solely on merit, having due regard for the benefits of diversity, so that each nominee possesses the necessary skills, knowledge and experience to serve effectively as a director.

Therefore, in the director identification and selection process, gender diversity influences succession planning and is one criterion in adding new members to our board. We appreciate the benefits of leveraging a range of diverse talents and perspectives and is committed to pursuing the spirit and letter of the diversity policy. The nominating and governance committee is responsible for overseeing the implementation of the diversity policy and for monitoring progress towards achieving its objectives. Following completion of the special distribution, our board will have eight (8) directors. Of the seven (7) proposed directors whose identity is known as of the date hereof, six (6) are independent and two (2) are female (both of whom are independent directors). Accordingly, 25% of our proposed directors are women and women represent 29% of such independent directors. The diversity policy does not set any formal targets on diversity for directors at this time, because of the current need for geographic diversity of directors and the emphasis on subject matter expertise.

Action by our Board of Directors

Our board may take action in a duly convened meeting at which a quorum is present or by a written resolution signed by all directors then holding office. Our board will hold a minimum of four meetings per year. When action is to be taken at a meeting of our board, the affirmative vote of a majority of the votes cast is required for any action to be taken.

Transactions Requiring Approval by Independent Directors

Our company’s independent directors have approved a conflicts management policy which addresses the approval and other requirements for transactions in which there is greater potential for a conflict of interest to arise. These transactions include:

•	any material amendment to the Master Services Agreement;

•

any material service agreement or other arrangement pursuant to which Brookfield will be paid a fee, or other consideration other than any agreement or arrangement contemplated by the Master Services Agreement;

•	acquisitions by us from, and dispositions by us to, Brookfield;

•	approval of the protocol governing the allocation of employees between our company and the Service Providers;

•	any other material transaction involving us and Brookfield; and

•	termination of, or any determinations regarding indemnification under, the Master Services Agreement.

Our conflicts management policy requires certain transactions including those described above to be approved by a majority of our company’s independent directors. Pursuant to our conflicts management policy, independent directors may grant approvals for any such transactions in the form of general guidelines, policies or procedures in which case no further special approval will be required in connection with a particular transaction or matter permitted thereby.

Transactions in which a Director has an Interest

A director who directly or indirectly has an interest in a contract, transaction or arrangement with our company or certain of our affiliates is required to disclose the nature of his or her interest to the full board. Such disclosure may take the form of a general notice given to our board to the effect that the director has an interest in a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with that company or firm or its affiliates. A director may participate in any meeting called to discuss or any vote called to approve the transaction in which the director has an interest and any transaction approved by our board will not be void or voidable solely because the director was present at or participates in the meeting in which the approval was given provided that our board or a board committee authorizes the transaction in good faith after the director’s interest has been disclosed or the transaction is fair to our company at the time it is approved.

Transactions Requiring Shareholder Approval

Shareholders have consent rights with respect to certain fundamental matters and on any other matters that require their approval in accordance with applicable corporate laws, securities laws and stock exchanges rules.

Service Contracts

There are no service contracts with directors that provide benefits upon termination of office or services.

Corporate Governance Disclosure

Our board encourages sound corporate governance practices designed to promote the well-being and ongoing development of our company, including advancing the best interests of our company.

Our board is of the view that its corporate governance policies and practices, outlined below, are comprehensive and consistent with the guidelines for corporate governance adopted by Canadian securities administrators. Our board is also of the view that these policies and practices are consistent with the requirements of the NYSE and the applicable provisions under the Sarbanes-Oxley Act.

Board of Directors

Mandate of the Board of Directors

Our board oversees the management of our affairs directly and through two existing standing committees. The responsibilities of our board and each committee are set out in written charters, which are reviewed and approved annually.

In fulfilling its mandate, our board is, among other things, responsible for the following:

•	assessing the principal risks of our company’s business and reviewing, approving and monitoring the systems in place to manage these risks;

•	reviewing and approving the reports issued to our shareholders, including annual and interim financial statements; and

•	promoting the effective operation of our board.

Our board mandate is attached as Appendix A to this prospectus.

Meetings of the Board of Directors

Our board meets at least four times each year, with additional meetings held to consider specific items of business or as deemed necessary. Meeting frequency and agenda items may change depending on the opportunities or risks faced by our company. Our board is responsible for its agenda. Prior to each board meeting, the chair of our board discusses agenda items for the meeting with Brookfield.

Size and Composition of the Board of Directors

Following the special distribution, our board will be set at eight directors. See “Governance—Size, Independence and Composition of Our Board of Directors”.

Independent Directors

At least three directors and at least a majority of the directors holding office must be independent of the partnership’s general partner and Brookfield, as determined by our board using the standards for independence established under applicable securities laws. See “Governance—Size, Independence and Composition of Our Board of Directors”.

See “Governance—The Board of Directors” for a table describing the independence status of our directors.

The Chair of our board is Jeffrey Blidner, who is not an independent director. However, each of the committees of our board is fully comprised of independent directors and our board has a lead independent director, David Mann. In addition, special committees of independent directors may be formed from time to time to review particular matters or transactions. Our board encourages regular open dialogue between the independent directors and the Chair to discuss matters raised by independent directors.

At all quarterly meetings, the independent directors hold meetings without the presence of management and the directors that are not independent. Our board has also adopted the conflicts management policies to govern its practices in circumstances in which conflicts of interest with Brookfield may arise. See “Governance—Transactions Requiring Approval by Independent Directors” and “— Transactions in Which a Director Has an Interest”, and “Relationship with Brookfield—Conflicts of Interest and Fiduciary Duties”.

Other Directorships

The following directors of our company following the special distribution are also directors of other reporting issuers (or the equivalent in foreign jurisdictions) in addition to our company:

•

Jeffrey Blidner: Brookfield Asset Management Inc., and the general partner of each of Brookfield Property Partners L.P., Brookfield Business Partners L.P., Brookfield Infrastructure Partners L.P. and the partnership;

•	Eleazar de Carvalho Filho: TechnipFMC plc; Grupo Pão de Açúcar; Cnova N.V.; Oi S.A.

•	Stephen Westwell: Sasol Ltd.

•	David Mann: NewGrowth Corp.; Allbanc Split Corp. II

•	Lou Maroun: Summit II REIT; and the general partner of Brookfield Property Partners L.P.

•	Patricia Zuccotti: the general partner of Brookfield Business Partners L.P.

Director Orientation and Education

New directors of our company are provided with comprehensive information about our company and our affiliates. Arrangements are made for specific briefing sessions from appropriate senior personnel to help new directors better understand our strategies and operations. They also participate in the continuing education measures discussed below.

Our board receives annual operating plans for each of our strategic business units and more detailed presentations on particular strategies. Existing directors are invited to join the orientation sessions for new directors as a refresher. The directors are also invited to participate in guided tours of our various operational facilities. They have the opportunity to meet and participate in work sessions with management to obtain insight into the operations of our company and our affiliates. Directors are regularly briefed to help better understand industry-related issues such as accounting rule changes, transaction activity, capital markets initiatives, significant regulatory developments, as well as trends in corporate governance.

Director Expectations

Our board has adopted a Charter of Expectations for Directors, which sets out the expectations in regard to personal and professional competencies, class A share and/or unit ownership, meeting attendance, conflicts of interest, changes of circumstance and resignation events.

Directors are expected to identify in advance any potential conflict of interest regarding a matter coming before our board or its committees, bring these to the attention of our board or committee chair and refrain from voting on such matters. Directors are also expected to submit their resignations to the Chair of our board if they become unable to attend at least 75% of our board’s regularly scheduled meetings or if they become involved in a legal dispute, regulatory or similar proceedings, take on new responsibilities or experience other changes in personal or professional circumstances that could adversely impact our company or their ability to serve as director. Further information on director class A share and/or unit ownership requirements is set out in “Governance—Director Share Ownership Requirements”.

Committees of the Board of Directors

Our board believes that its committees assist in the effective functioning of our board and help ensure that the views of independent directors are effectively represented.

Our board has two committees:

•	the audit committee; and

•	the nominating and governance committee.

The responsibilities of these committees are set out in written charters, which are reviewed and approved annually by our board. All members of these committees must be independent directors, as described below. Special committees may be formed from time to time as required to review particular matters or transactions. Our company will not have a compensation committee as compensation will be determined by Brookfield, as employer of the personnel who carry out the management and activities of our infrastructure business. While our board retains overall responsibility for corporate governance matters, the audit committee and the nominating and governance committee each have specific responsibilities for certain aspects of corporate governance, in addition to their other responsibilities as described below.

Audit Committee

Our company’s board is required to establish and maintain at all times an audit committee that operates pursuant to a written charter. The audit committee is required to consist solely of independent directors and each member must be financially literate and there will be at least one member designated as an audit committee financial expert. Collectively, the audit committee has the education and experience to fulfill the responsibilities outlined in the audit committee charter. The education and past experience of each audit committee member that is relevant to the performance of his or her responsibilities as an audit committee member can be found in the biographical information about the applicable member under “The Board of Directors”. Audit committee members may not serve on more than two other public company audit committees, except with the prior approval of our board. Such prior approval was granted with respect to Mr. Mann’s service on the audit committees of more than two other public companies.

The audit committee is responsible for assisting and advising our company’s board with matters relating to:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements; and

•	the qualifications, performance and independence of our independent accountants.

The audit committee is also responsible for engaging our independent accountants, reviewing the plans and results of each audit engagement with our independent accountants, approving professional services provided by our independent accountants, considering the range of audit and non-audit fees charged by our independent accountants and reviewing the adequacy of our internal accounting controls.

Our board has adopted a written policy on auditor independence, or the pre-approval policy. Under the pre-approval policy, except in very limited circumstances, all audit and permitted non-audit services are required to be pre-approved by the audit committee. The pre-approval policy prohibits the auditors from providing the following types of non-audit services:

•	bookkeeping or other services related to our company’s accounting records or financial statements;

•	appraisal or valuation services or fairness opinions;

•	actuarial services;

•	management functions or human resources;

•	legal services and expert services unrelated to the audit;

•	internal audit outsourcing;

•	financial information systems design and implementation; and

•	certain tax services.

The pre-approval policy permits the auditors to provide other types of non-audit services, but only if approved in advance by the audit committee, subject to limited exceptions. The pre-approval policy also addresses issues relating to the disclosure of fees paid to the auditors.

Our audit committee charter is attached as Appendix B to this prospectus.

Nominating and Governance Committee

Our company’s board is required to establish and maintain at all times a nominating and governance committee that operates pursuant to a written charter. The nominating and governance committee is required to consist of a majority of independent directors.

The nominating and governance committee is responsible for recommending the appointment by our board of a person to the office of director and for recommending a slate of nominees for election as directors by shareholders. The nominating and governance committee is also responsible for assisting and advising our board with respect to matters relating to the general operation of our board, our company’s governance and the performance of our board, individual directors and the Service Providers. The nominating and governance committee must also assess the size and composition of our company’s board and its committees, review the effectiveness of our board’s relations with the Service Providers. The nominating and governance committee annually reviews the performance of our board and its committees and the individual contribution of directors through a self-survey.

As the partnership holds approximately 75% of the votes to elect the directors of our company, the directors consult with the partnership and Brookfield to identify and assess the credentials of appropriate individuals with the skills, knowledge, experience and talents needed to act as an independent member of the board of directors, including the need for our board as a whole to have a diversity of perspectives. Brookfield maintains an “evergreen” list of potential independent board members to ensure that outstanding candidates with the needed skills can be quickly identified to fill planned or unplanned vacancies. Candidates from that list and any other candidates familiar to Brookfield or our company are assessed to ensure our board has the appropriate mix of talent, quality, skills and other requirements necessary to promote sound governance and board effectiveness. Individuals who meet those requirements are recommended by Brookfield to the nominating and governance committee for its review as potential candidates for nomination to our board. The nominating and governance committee also recommends to our board the appointment of an independent director as the lead independent director where the Chair of our board is not independent.

The nominating and governance committee is also responsible for reviewing and making recommendations to our board concerning the remuneration of our directors and committee members. On recommendation of the nominating and governance committee, our board will set compensation of the directors by seeking to ensure that the compensation reflects the responsibilities and risks involved in being a director and aligns the interests of the directors with the best interests of our company and our shareholders. Compensation of the directors will be periodically assessed by the nominating and governance committee and our board to ensure that it is competitive in the marketplace and fair in relation to the scope of the duties and responsibilities of the directors.

Our company does not have any executive officers. As the Service Providers manage our company and the partnership pursuant to the Master Services Agreement, the compensation of our core senior management team is determined by Brookfield. Our nominating and governance committee is responsible for supervising any changes in the fees to be paid pursuant to the Master Services Agreement. See “Management and the Management Services Agreement—Our Management” and “Management and the Management Services Agreement—About Brookfield”.

The nominating and governance committee is responsible for approving the appointment by the sitting directors of a person to the office of director and for recommending a slate of nominees for election as directors by our company’s shareholders. The nominating and governance committee is also responsible for assisting and advising our company’s board with respect to matters relating to the general operation of our board, the governance of our company and the performance of its board and individual directors. The nominating and governance committee is also responsible for reviewing and making recommendations to our board concerning the remuneration of directors and committee members and supervising any changes in the fees to be paid pursuant to the Master Services Agreement.

Board of Directors, Committees and Director Evaluation

Our board believes that a regular and formal process of evaluation improves the performance of our board as a whole, its committees and individual directors. Each year, a survey is sent to directors regarding the effectiveness of our board and its committees, inviting comments and suggestions on areas for improvement. The results of this survey are reviewed by the nominating and governance committee, which makes recommendations to our board as required. Each director also receives a list of questions for completing a self-assessment. The chair of our board also holds private interviews with each director annually to discuss the operations of our board and its committees and to provide any feedback on the individual director’s contributions.

Board of Directors and Management Responsibilities

Our board has not developed written position descriptions for the chair of our board, the role of lead independent director or the chair of any of the committees of our board. However, each chair takes responsibility for ensuring our board or committee, as applicable, addresses the matters within its written charter. The lead independent director similarly takes responsibility for promoting and safeguarding the independence of the independent directors.

Our board has not developed a written position description for any members of our core senior management team. Similar to Brookfield Renewable, the services of our core senior management team will be provided by the Service Providers pursuant to the Master Services Agreement.

Code of Business Conduct and Ethics

Our board has adopted a Code of Business Conduct and Ethics, or the code, a copy of which will be filed following completion of the special distribution on our SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. The code provides guidelines to ensure that all employees, including our directors, respect our group’s commitment to conducting business relationships with respect, openness and integrity. Management provides regular instructions and updates to the code to our employees, as appropriate, and has provided training and e-learning tools to support the understanding of the code throughout the organization. Employees may report activities which they feel are not consistent with the spirit and intent of the code through a hotline or through a designated ethics reporting website (in each case on an anonymous basis), or alternatively, to designated members of management. Monitoring of calls and of the ethics reporting website is managed by an independent third party called Navex. The audit committee is to be notified of any significant reports of activities that are not consistent with the code by Brookfield’s internal auditor. If the audit committee considers it appropriate, it will notify the nominating and governance committee and/or our board of such reports. Our board has not granted any waivers of the code to date.

Our board promotes the highest ethical business conduct. Our board has taken measures to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or our core senior management team has a material interest. Any director with a material interest in a transaction declares his or her interest and refrains from voting on such matter. Significant related party transactions, if any, are reviewed and approved by an independent committee made up of independent directors who may be advised by independent counsel and independent advisors.

Indemnification and Limitations on Liability

Articles

Under our articles, our company is required to indemnify, to the fullest extent permitted by law, among other persons, its affiliates, directors, officers, shareholders and employees against any and all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements, or other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with our company’s operations and activities or in respect of or arising from their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful.

Insurance

Our company has the benefit of insurance coverage under which the directors of our company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of our company, including certain liabilities under securities laws.

Compensation

Except for the non-overlapping director, the directors of our company also serve as directors of the general partner of the partnership. Such overlapping directors will receive an annual retainer of $15,000 for their service on our company’s board and committees, and reimbursement of expenses incurred in attending meetings. In addition, those directors receive an annual retainer of $125,000 for serving on the board of the general partner of the partnership. The chair of the audit committee of the general partner of the partnership receives an additional $20,000 per year, the chair of the nominating and governance committee of the general partner of the partnership receives an additional $10,000 per year and the lead independent director of the general partner of the partnership receives an additional $10,000 per year for serving in such positions.. Directors who are not independent due to their employment with Brookfield receive no fees for their services on the board of our company or the general partner of the partnership.

The non-overlapping director who will not serve as a director of the general partner of the partnership will receive an annual retainer of $125,000 for his or her service on our company’s board and committees, and reimbursement of expenses incurred in attending meetings.

In coordination with the partnership, the nominating and governance committee periodically reviews board compensation in relation to its peers and other similarly-sized companies and is responsible for approving changes in compensation for non-employee directors.

The company does not have any employees, other than employees of our operating subsidiaries. Brookfield Renewable has entered into a Master Services Agreement with the Service Providers pursuant to which the Service Providers provide or arranges for other service providers to provide day-to-day management and administrative services for Brookfield Renewable and the other Service Recipients. In connection with the completion of the special distribution, the Master Services Agreement will be amended to contemplate our company receiving management services comparable to the services currently provided to Brookfield Renewable by the Service Providers. For additional information, see “Management and the Master Services Agreement”.

Members of Brookfield’s senior management and other individuals from Brookfield’s global affiliates will be drawn upon to fulfill obligations under the Master Services Agreement. However, these individuals will not be compensated by our company. Instead, they will continue to be compensated by Brookfield.

Director Share Ownership Requirements

We believe that the directors of our company can better represent our shareholders if they have economic exposure to our company themselves. We expect that directors of our company hold sufficient class A shares and/or units such that the acquisition costs of our class A shares or units held by such directors is equal to at least two times their annual retainer, as determined by our board from time to time. Directors of our company are required to meet this requirement within five years of their date of appointment.

MANAGEMENT AND THE MASTER SERVICES AGREEMENT

Our Management

The Service Providers, wholly-owned subsidiaries of Brookfield, currently provide management services to Brookfield Renewable pursuant to the Master Services Agreement. Members of Brookfield’s senior management and other individuals from Brookfield’s global affiliates are drawn upon to fulfill the Service Providers’ obligations to provide Brookfield Renewable with management services under the Master Services Agreement.

Pursuant to the Master Services Agreement, in exchange for the management services provided to our group by the Service Providers, Brookfield Renewable pays an annual management fee to the Service Providers of $20 million (adjusted annually for inflation at an inflation factor based on year-over-year United States consumer price index) plus 1.25% of the amount by which the market value of our group exceeds an initial reference value. The base management fee is calculated and paid on a quarterly basis. For purposes of calculating the base management fee, the market value of our group is equal to the aggregate value of all outstanding units on a fully-diluted basis, preferred units and securities of the other Service Recipients (including our class A shares) that are not held by Brookfield Renewable, plus all outstanding third party debt with recourse to a Service Recipient, less all cash held by such entities. BRP Bermuda GP Limited L.P., a subsidiary of Brookfield, also receives incentive distributions based on the amount by which quarterly distributions on BRELP units (other than BRELP Class A Preferred Units), as well as economically equivalent securities of the other Service Recipients, including our company, exceed specified target levels as set forth in BRELP’s limited partnership agreement.

Our company, like Brookfield Renewable, will be externally managed by the Service Providers. In connection with the completion of the special distribution, the Master Services Agreement will be amended to contemplate our company receiving management services comparable to the services currently provided to Brookfield Renewable by the Service Providers. There will be no increase to the base management fee and incentive distribution fees currently paid by Brookfield Renewable to the Service Providers, though following completion of the special distribution, our company will be responsible for reimbursing Brookfield Renewable for our proportionate share of the base management fee.

About Brookfield

Our company will not have any employees, other than employees of our operating subsidiaries. Instead, similar to Brookfield Renewable, members of Brookfield’s senior management and other individuals from Brookfield’s global affiliates will be drawn upon to fulfil the Service Providers’ obligations under the Master Services Agreement. Brookfield is a global alternative asset management company with over $500 billion in assets under management. Brookfield is co-listed on the NYSE and the TSX under the symbol “BAM” and “BAM.A”, respectively.

Brookfield’s strategy, which is part of our strategy as well, is to combine best-in-class operating platforms and best-in-class transaction execution capabilities to acquire businesses and actively manage them to achieve superior returns on a long-term basis. Brookfield’s operations-oriented approach comprises the following attributes:

•

Business Development Capability. Brookfield’s operating platforms have intimate knowledge of their respective markets. Additionally, Brookfield has a network of very senior relationships within its industry sectors. As a result, Brookfield believes it is well-positioned to proactively identify and originate transactions.

•

Operational Expertise. Brookfield’s operating platforms are responsible for enhancing performance of their respective businesses. In particular, Brookfield has considerable experience in executing operational turnaround and operational value add initiatives within its business, focused on increasing operating margins by improving efficiency. This can be achieved by the application of best-in-class operating expertise and scale to identify opportunities to reduce operating costs while maintaining quality. In addition, Brookfield looks for opportunities to deploy capital to increase output and/or reduce costs as well as to put in place appropriate maintenance programs to reduce costs and preserve asset values over their life cycle.

•

Industry Insight. Brookfield’s operating platforms enable it to develop fundamental views on the factors that impact key value drivers. Brookfield utilizes this knowledge to ensure it takes advantage of the most current operating and financing practices, as well as to make acquisition and divestiture decisions.

•

Contrarian Thinking. Brookfield recognizes that superior returns often requires contrarian thinking. By combining deep restructuring and expertise with operational turnaround capability, Brookfield endeavors to be a leader in each of its major operating areas, not through the size of its operating platforms but through the quality of its people and operations. Brookfield believes that its long-term commitment to building best-in-class operations will enable it to attract and retain high-quality personnel, which will, in turn, increase performance.

Once an operating platform within a sector is established, it will typically be scalable. This enables the pursuit of follow-on acquisitions that generally can be acquired and integrated into the operational platform with lower incremental cost, thereby enhancing returns.

Brookfield’s corporate group provides its operating platforms with access to transaction execution capability. Brookfield’s corporate group has in-depth mergers and acquisitions, corporate finance, accounting, tax and financial structuring expertise across a number of industries.

The following table presents certain information concerning the core senior management team who will be principally responsible for our operations and their positions with the Service Providers as of the date of this prospectus.

Name	Age	Years of Experience in industry or role	Years at Brookfield	Current Position with the Service Provider
Sachin Shah	42	20	17	Chief Executive Officer
Wyatt Hartley	39	13	9	Chief Financial Officer
Ruth Kent	45	20	5	Chief Operating Officer
Jennifer Mazin	46	20	5	General Counsel

Each member of this team has substantial deal origination and execution expertise, having put together numerous consortiums, partnerships and joint ventures for large complex transactions. Members of this team have also been integral in building and developing Brookfield’s renewable power operations. Set forth below is biographical information for Mr. Shah, Mr. Hartley, Ms. Kent and Ms. Mazin:

Sachin Shah. Mr. Shah is the Chief Executive Officer of the Service Provider and a Managing Partner of Brookfield. Mr. Shah has oversight of our group’s growth and capitalization, on a global basis. Mr. Shah received a Bachelor of Commerce degree from the University of Toronto and is a member of the Chartered Professional Accountants of Canada (CPA, CA).

Wyatt Hartley. Mr. Hartley is the Chief Financial Officer of the Service Provider and a Managing Director of Brookfield. He directs all capital markets activities, accounting, financial reporting, treasury, taxation and investor relations of our group on a global basis. Mr. Hartley holds a Bachelor of Science from Queen’s University and is a member of the Chartered Professional Accountants of Canada (CPA, CA).

Ruth Kent. Ms. Kent is the Chief Operating Officer of the Service Provider and a Managing Partner of Brookfield. Ms. Kent has oversight of our group’s renewable power operations and the execution of its commercial strategies. Ms. Kent holds a Master of Business Administration degree from Henley Management College and is a qualified accountant.

Jennifer Mazin. Ms. Mazin is General Counsel of the Service Provider and a Managing Partner of Brookfield. Ms. Mazin provides oversight of our group’s legal matters on a global basis, including transactional matters, corporate governance and public disclosure. Ms. Mazin received her Bachelor of Arts from the University of Western Ontario and her law degree from the University of Toronto. She is called to the bars of the State of New York and the Province of Ontario.

The Master Services Agreement

Our company, like Brookfield Renewable, will be externally managed by the Service Providers. In connection with the completion of the special distribution, the Master Services Agreement will be amended to contemplate the Service Providers providing oversight of our Business and providing the services of senior officers to our company for a management service fee, comparable to the services currently provided to Brookfield Renewable by the Service Providers. There will be no increase to the base management fee and incentive distribution fees currently paid by Brookfield Renewable to the Service Providers, though following completion of the special distribution, our company will be responsible for reimbursing Brookfield Renewable for our proportionate share of the base management fee. See also “Relationship with Brookfield—Incentive Distributions”.

The following is a summary of certain provisions of the Master Services Agreement and is qualified in its entirety by reference to all of the provisions of the agreement. Because this description is only a summary of the Master Services Agreement, it does not necessarily contain all of the information that you may find useful.

We therefore urge you to review the Master Services Agreement in its entirety. The Master Services Agreement is, and the amended Master Services Agreement will be, available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

Appointment of the Service Providers and Services Rendered

Under the Master Services Agreement, the Service Recipients have appointed the Service Providers, as the service providers, to provide the following services, or arrange for their provision by an appropriate service provider:

•

causing or supervising the carrying out of all day-to-day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations;

•	providing overall strategic advice to the Holding Entities including advising with respect to the expansion of their business into new markets;

•	establishing and maintaining or supervising the establishment and maintenance of books and records;

•

identifying, evaluating and recommending to the Service Recipients acquisitions or dispositions from time to time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

•

recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

•	causing or supervising the preparation and implementation of any operating plan, capital expenditure plan or marketing plan;

•	recommending to the Service Recipients suitable candidates to serve on the boards of directors or their equivalents of the operating entities;

•	making recommendations with respect to the exercise of any voting rights to which the Service Recipients are entitled in respect of the Operating Entities;

•	making recommendations with respect to the payment of dividends by the Holding Entities or other distributions by the Service Recipients, including distributions by our company to our shareholders;

•

monitoring and/or oversight of the applicable Service Recipient’s accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts, and managing litigation in which a Service Recipient is sued or commencing litigation after consulting with, and subject to the approval of, the relevant board of directors or its equivalent;

•

attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up of a Service Recipient, subject to approval by the relevant board of directors or its equivalent;

•	supervising the timely calculation and payment of taxes payable, and the filing of all tax returns due, by each Service Recipient;

•

causing the Service Recipients’ annual consolidated financial statements, quarterly interim financial statements and other public disclosure to be: (i) prepared in accordance with generally accepted accounting principles or other applicable accounting principles for review and audit at least to such extent and with such frequency as may be required by law or regulation; and (ii) submitted to the relevant board of directors or its equivalent for its prior approval;

•

making recommendations in relation to and effecting the entry into insurance of each Service Recipient’s assets, together with other insurances against other risks, including directors and officers insurance as the relevant service provider and the relevant board of directors or its equivalent may from time to time agree;

•	arranging for individuals to carry out the functions of the principal executive, accounting and financial officers for the partnership only for purposes of applicable securities laws;

•	providing individuals to act as senior officers of Service Recipients as agreed from time to time, subject to the approval of the relevant board of directors or its equivalent;

•	advising the Service Recipients regarding the maintenance of compliance with applicable laws and other obligations; and

•	providing all such other services as may from time to time be agreed with the Service Recipients that are reasonably related to the Service Recipient’s day-to-day operations.

The Service Providers’ activities are subject to the supervision of our board of directors and of the equivalent governing bodies of each of the other Service Recipients, as applicable. The relevant governing body remains responsible for all investment and divestment decisions made by the Service Recipient.

Any Service Provider may, from time to time, appoint an affiliate of Brookfield to act as a new Service Provider under the Master Services Agreement, effective upon the execution of a joinder agreement by the new Service Provider.

Management Fee

Pursuant to the Master Services Agreement, in exchange for the management services provided to our group by the Service Providers, Brookfield Renewable pays an annual management fee to the Service Providers of $20 million (adjusted annually for inflation at an inflation factor based on year-over-year United States consumer price index) plus 1.25% of the amount by which the market value of our group exceeds an initial reference value. The base management fee is calculated and paid on a quarterly basis. For purposes of calculating the base management fee, the market value of Brookfield Renewable is equal to the aggregate value of all outstanding units on a fully-diluted basis, preferred units and securities of the other Service Recipients (including our class A shares) that are not held by Brookfield Renewable, plus all outstanding third party debt with recourse to a Service Recipient, less all cash held by such entities. BRP Bermuda GP Limited, a subsidiary of Brookfield, also receives incentive distributions based on the amount by which quarterly distributions on BRELP units (other than BRELP Class A Preferred Units), as well as economically equivalent securities of the other Service Recipients, including our company, exceed specified target levels as set forth in BRELP’s limited partnership agreement, which specified target levels will be amended in connection with the special distribution. The value of the special distribution will not be included in the relevant quarterly incentive distribution calculation.

The table below sets forth the management fees for the years ended December 31, 2018, 2017 and 2016, respectively, all of which were paid by BRELP.

	For the year ended December 31,
$ MILLIONS	2018	2017	2016
Base management fee	$80	$82	$62

To the extent that under any other arrangement we are obligated to pay a base management fee (directly or indirectly through an equivalent arrangement) to the Service Providers (or any affiliate) on a portion of our capital that is comparable to the base management fee, the base management fee payable for each quarter in respect thereof will be reduced on a dollar-for-dollar basis by our proportionate share of the comparable base management fee (or equivalent amount) under such other arrangement for that quarter.

Reimbursement of Expenses and Certain Taxes

The relevant Service Recipient, including our company, also reimburses the Service Providers for all out-of-pocket fees, costs and expenses incurred in connection with the provision of the management and administration services including those of any third party. Such out-of-pocket fees, costs and expenses include, among other things, (i) fees, costs and expenses relating to any debt or equity financing; (ii) fees, costs and expenses incurred in connection with the general administration of any Service Recipient; (iii) taxes, licenses and other statutory fees or penalties levied against or in respect of a Service Recipient; (iv) amounts owed under indemnification, contribution or similar arrangements; (v) fees, costs and expenses relating to our financial reporting, regulatory filings and investor relations and the fees, costs and expenses of agents, advisors and other persons who provide services to or on behalf of a Service Recipient; and (vi) any other fees, costs and expenses incurred by the Service Providers that are reasonably necessary for the performance by the Service Providers of their duties and functions under the Master Services Agreement. However, the Service Recipients are not required to reimburse the Service Providers for the salaries and other remuneration of their management, personnel or support staff who carry out any services or functions for such Service Recipients or overhead for such persons.

In addition, the Service Recipients are required to pay all fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any acquisition that is made or that is proposed to be made by one of more of the Service Recipients. Where the acquisition or proposed acquisition involves a joint acquisition that is made alongside one or more other persons, the Service Providers will be required to allocate such fees, costs and expenses in proportion to the notional amount of the acquisition made (or that would have been made in the case of an unconsummated acquisition) among all joint investors. Such additional fees, expenses and costs represent out-of-pocket costs associated with investment activities that are undertaken pursuant to the Master Services Agreement.

The Service Recipients are also required to pay or reimburse the Service Providers for all sales, use, value added, withholding or other taxes or customs duties or other governmental charges levied or imposed by reason of the Master Services Agreement or any agreement it contemplates, other than income taxes, corporation taxes, capital taxes or other similar taxes payable by the Service Providers, which are personal to the Service Providers.

Termination

The Master Services Agreement has no fixed term. However, the Service Recipients, including our company, may terminate the Master Services Agreement effective upon written notice of termination to the Service Providers if any of the following occurs:

•

the Service Providers default in the performance or observance of any material term, condition or covenant contained in the agreement in a manner that results in material harm to the Service Recipients and the default continues unremedied for a period of sixty (60) days after written notice of the breach is given to the Service Providers;

•	the Service Providers engage in any act of fraud, misappropriation of funds or embezzlement against any Service Recipient that results in material harm to the Service Recipients;

•	the Service Providers are grossly negligent in the performance of their duties under the agreement and such gross negligence results in material harm to the Service Recipients; or

•	certain events relating to the bankruptcy or insolvency of the Service Providers.

The Service Recipients have no right to terminate for any other reason, including if the Service Providers or Brookfield experiences a change of control. The general partner of the partnership may only terminate the Master Services Agreement on behalf of the Service Recipients with the prior unanimous approval of the general partner of the partnership’s independent directors.

The Master Services Agreement expressly provides that the agreement may not be terminated by the Service Recipients due solely to the poor performance or the underperformance of any of our operations.

The Service Providers may terminate the Master Services Agreement effective upon written notice of termination to the Service Recipients if any Service Recipient defaults in the performance or observance of any material term, condition or covenant contained in the agreement in a manner that results in material harm to the Service Providers and the default continues unremedied for a period of sixty (60) days after written notice of the breach is given to the Service Recipients. The Service Providers may also terminate the Master Services Agreement upon the occurrence of certain events relating to the bankruptcy or insolvency of any Service Recipient.

If the Master Services Agreement is terminated, the Licensing Agreement, the Relationship Agreement and any of Brookfield’s obligations under the Relationship Agreement would also terminate. See “Relationship with Brookfield—Licensing Agreement” and “Relationship with Brookfield—Relationship Agreement” for further details.

Indemnification and Limitations on Liability

Under the Master Services Agreement, the Service Providers have not assumed and will not assume any responsibility other than to provide or arrange for the provision of the services called for under such agreement in good faith and will not be responsible for any action that the Service Recipients take in following or declining to follow the advice or recommendations of the Service Providers. The Service Providers have agreed to indemnify each of the Service Recipients and its affiliates, and its directors, officers, agents, members, partners, shareholders, employees and other representatives to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) resulting from the Service Providers’ bad faith, fraud, willful misconduct, gross negligence and, in the case of a criminal matter, conduct undertaken with the knowledge that the conduct was unlawful. The maximum amount of the aggregate liability of the Service Providers and their affiliates, the directors, officers, employees, contractors, agents, advisors and other representatives of the Service Providers and their affiliates, will be equal to the amounts previously paid in respect of services pursuant to the Master Services Agreement or any other agreement or arrangement contemplated by the Master Services Agreement in the two most recent calendar years by the Service Recipients. The Service Recipients have also agreed to indemnify each of the Service Providers, Brookfield and their directors, officers, agents, subcontractors, delegates, members, partners, shareholders and employees to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with our respective businesses, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Service Providers, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud, willful misconduct, gross negligence or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the Master Services Agreement, the indemnified persons will not be liable to the Service Recipients to the fullest extent permitted by law, except for conduct that involved bad faith, fraud, willful misconduct, gross negligence, or in the case of a criminal matter, conduct that the indemnified person knew to have been unlawful.

Outside Activities

The Master Services Agreement does not prohibit the Service Providers or their affiliates from pursuing other business activities or providing services to third parties that compete directly or indirectly with us.

EXECUTIVE COMPENSATION

Compensation Philosophy of Brookfield

Brookfield determines the compensation of its employees and the executives and senior managers of its subsidiaries, which includes the NEOs. Brookfield has adopted an approach to compensation that is intended to foster an entrepreneurial environment that encourages management to consider the risks associated with the decisions they make and take actions that will create long-term sustainable cash flow growth and will improve long-term shareholder value.

Compensation Elements Paid by Brookfield

The primary elements of total compensation paid by Brookfield to the NEOs include base salary, annual management incentive plan awards (“Cash Bonus”) and participation in long-term incentive plans.

Total annual compensation awarded to senior executives, including the NEOs, generally does not change significantly from year to year. This practice recognizes that rewarding short-term performance would not necessarily be consistent with Brookfield’s focus of long-term value creation. A significant amount of annual compensation for these executives is represented by awards pursuant to long-term incentive plans which vest over time, in order for the executives to increase their ownership interest in Class A Limited Voting Shares of Brookfield Asset Management (“BAM Class A Shares”).

Total compensation for executives who are at earlier stages in their careers also include awards pursuant to long-term incentive plans but tends to include a larger percentage of their total compensation in the form of base salary and Cash Bonus awards in recognition of their personal needs and to be competitive in terms of total compensation. Changes in total compensation from year to year may vary more for these executives as they take on increasing responsibility.

As executives progress within Brookfield, they have the opportunity to reinvest their Cash Bonus into deferred share units under the Deferred Share Unit Plan (“DSUP”) or Restricted Shares under the restricted stock plan of Brookfield, thereby enabling them to increase their ownership interests. In addition, notwithstanding the fact that regular total compensation for individuals may not change significantly year over year, management may request that Brookfield Asset Management’s compensation committee grant special compensation awards to executives who have demonstrated a clear ability to take on additional responsibilities and have consistently performed at an exceptional level. These special awards are granted in the form of options to acquire BAM Class A Shares, Restricted Shares or Escrowed Shares.

Our group has no control over the form or amount of the compensation paid by Brookfield to the NEOs and participation in long-term incentive plans is not allocated to or payable by our group.

Base Salaries

Base salaries of the NEOs are determined and approved by Brookfield. Base salaries tend to remain fairly constant from one year to another unless the scope and responsibility of a position has changed. Base salaries deliver the only form of fixed compensation for the NEOs and are not intended to be the most significant component of their compensation.

Cash Bonus and Long-Term Incentive Plans

Given the NEOs focus on long-term decision making, the impact of which is difficult to assess in the short-term, Brookfield believes that a heavy emphasis on annual incentives and a formulaic calculation based on specific operational or individual targets may not appropriately reflect their long-term objectives.

Accordingly, the Cash Bonus and compensation under long-term incentive plans are determined primarily through an evaluation of the progress made in executing our group’s strategy and the performance of the business as a whole. Significant contributions to the business strategy of Brookfield are also considered.

The level of Cash Bonus and long-term incentive compensation granted to each NEO is discretionary. While no specific weight is given to the achievement of any individual objective, consideration is given to their performance and the achievement of objectives that are set at the beginning of the year with Brookfield Asset Management’s Chief Executive Officer. These pertain, in part, to the performance of Brookfield Renewable’s Funds From Operations, capital improvement programs, operational expenditures, environment, health and safety programs, growth of its portfolio, financing activities, as well as sound management and governance practices.

Brookfield’s long-term incentive plans are intended to enable participants to create wealth through increases in the value of BAM Class A Shares. The purpose of these arrangements is to align the interests of Brookfield’s shareholders and management and to motivate executives to improve Brookfield’s and our group’s long-term financial success, measured in terms of enhanced shareholder value over the long-term. These compensation arrangements are intended to ensure that we are able to attract and retain executives: total compensation is competitive with our peers and enables us to attract new executives while the vesting of awards encourages executives to remain with Brookfield.

Brookfield has four long-term incentive plans in which NEOs of our group participate. They are described below in more detail:

1.

Management Share Option Plans (“MSOP”). The MSOP govern the granting to executives of options to purchase BAM Class A Shares at a fixed price. The options typically vest as to 20% per year commencing on the first anniversary of the date of the award and are exercisable over a ten-year period. The MSOP are administered by the board of directors of Brookfield Asset Management. Options are typically granted to the NEOs in late February or early March of each year as part of the annual compensation review. Brookfield Asset Management’s compensation committee has a specific written mandate to review and approve executive compensation. Brookfield Asset Management’s compensation committee makes recommendations to the board of directors of Brookfield Asset Management with respect to the proposed allocation of options to the NEOs based, in part, upon the recommendations of the Chief Executive Officer of the Service Provider. The board of directors of Brookfield Asset Management must then give its final approval.

The number of options granted to NEOs is determined based on the scope of their roles and responsibilities and their success in achieving Brookfield Renewable’s objectives. Consideration is also given to the number and value of previous grants of options. Since the annual option awards are generally made during a blackout period, the effective grant date for such options is set six business days after the end of the blackout period. The exercise price for such options is the volume-weighted average trading price for BAM Class A Shares on the NYSE for the five business days preceding the effective grant date.

2.

Deferred Share Unit Plan. The DSUP provides for the issuance of deferred share units (“DSUs”) of Brookfield, the value of which are equal to the value of a Class A Share. DSUs vest over periods of up to five years, with the exception of DSUs awarded in lieu of a Cash Bonus which vest immediately. DSUs can only be redeemed for cash upon cessation of employment through retirement, resignation, termination or death. The DSUP is administered by Brookfield’s compensation committee.

DSUs are issued based on the value of BAM Class A Shares at the time of the award (the “DSU Allotment Price”). In the case of DSUs acquired through the reinvestment of Cash Bonus awards, the DSU Allotment Price is equal to the exercise price for options granted at the same time as described above. Holders of DSUs will be allotted additional DSUs as dividends are paid on BAM Class A Shares on the same basis as if the dividends were reinvested pursuant to Brookfield Asset Management’s dividend reinvestment plan. These additional DSUs are subject to the same vesting provisions as the underlying DSUs. The redemption value of DSUs will be equivalent to the market value of an equivalent number of BAM Class A Shares on the cessation of employment with Brookfield.

3.

Restricted Stock Plans. Brookfield Asset Management has a restricted stock plan and an escrowed stock plan. These plans were established to provide Brookfield and its executives with alternatives to Brookfield Asset Management’s existing plans which would allow executives to increase their share ownership. Restricted shares (“Restricted Shares” or “RS”) have the advantage of allowing executives to become Brookfield Asset Management shareholders, receive dividends, and to have full ownership of the shares after the restriction period ends. Vested and unvested Restricted Shares must be held until the vesting date (or in certain jurisdictions until the fifth anniversary of the award date). Holders of Restricted Shares receive dividends that are paid on the BAM Class A Shares in the form of cash, unless otherwise elected.

The escrowed stock plan governs the award of non-voting common shares (“Escrowed Shares”) of one or more private companies (each an “Escrow Company”) to executives or other individuals designated by Brookfield Asset Management’s compensation committee. Each Escrow Company is capitalized with common shares and preferred shares issued to Brookfield Asset Management for cash proceeds. Each Escrow Company uses its cash resources to directly and indirectly purchase BAM Class A Shares. Dividends paid to each Escrow Company on the BAM Class A Shares acquired by the Escrow Company will be used to pay dividends on the preferred shares which are held by Brookfield Asset Management. The BAM Class A Shares acquired by an Escrow Company will not be voted.

Escrowed Shares typically vest 20% each year commencing on the date of the first anniversary of the award date and must generally be held until the fifth anniversary of the award date. Each holder may exchange Escrowed Shares for BAM Class A Shares issued from treasury of Brookfield Asset Management no more than 10 years, from the award date. The value of BAM Class A Shares issued to a holder on an exchange is equal to the increase in value of the BAM Class A Shares held by the applicable Escrow Company.

4.

Restricted Share Unit Plan. The Restricted Share Unit Plan (“RSUP”) provides for the issuance of restricted share units (“RSUs”), the value of which are equal to the increase in market value of a Class A Share over the market value as at the date of issuance (the “RSU Allotment Price”). The RSUP is administered by Brookfield Asset Management’s compensation committee. RSUs vest over five years.

RSUs can only be redeemed for cash upon cessation of employment through retirement, resignation, termination or death. RSUs are not adjusted for regular dividends paid on BAM Class A Shares. The redemption value of RSUs is equal to the difference between the market value of an equivalent number of BAM Class A Shares on the date employment with Brookfield ceases and the original RSU Allotment Price for such RSUs.

In limited circumstances, senior executives were awarded RSUs as additional compensation subject to limits approved by Brookfield Asset Management’s board of directors. No RSUs have been awarded since February 2005.

Summary of Compensation

The NEOs are all employed by Brookfield and their services are provided to us pursuant to the Master Services Agreement. Our company is not responsible for determining or paying their compensation. For the purpose of full disclosure, the following table presents the compensation for the NEOs for the period from January 1, 2018 to December 31, 2018 and for the previous two years. The NEOs are all remunerated in Canadian dollars. In order to provide for comparability with our company’s financial statements, which are reported in U.S. dollars, all Canadian dollar compensation amounts listed in the Summary Compensation Table have been converted to U.S. dollars at the average Bloomberg mid-market exchange rate for 2018 of C$1.00 = US$0.7331, unless otherwise noted.

Summary Compensation Table

	Year		Non-equity Incentive Plan Compensation	Share-based Awards			Options- based Awards	All Other Compensation(f)(g)	Total Annual Compensation
Name and Principal Position		Annual Base Salary	Annual Cash Bonus(a)(f)	Deferred Share Units (DSUs)(a)(b)(f)	Restricted Shares(a)(c)(f)	Escrowed Shares(d)	Options(e)
		($)	($)	($)	($)	($)	($)	($)	($)
Sachin Shah	2018	439,860	—	439,860	—	2,870,000	—	25,439	3,775,159
Chief Executive Officer of the Service Provider	2017	439,860	219,930	219,930	—	3,766,000	—	40,216	4,685,936
	2016	439,860	—	439,860	—	2,952,000	—	37,790	3,869,510

Wyatt Hartley	2018	219,930	164,948	—	—	—	105,042	15,400	505,320
Chief Financial Officer of the Service Provider	2017	190,606	136,357	—	—	—	86,618	14,499	428,079
	2016	175,944	87,972	—	—	—	74,784	13,087	351,787

Nicholas Goodman(h)	2018	293,240	1,172,960	—	586,480	—	1,023,442	21,648	3,097,770
Former Chief Financial Officer of the Service Provider	2017	256,585	256,585	—	—	—	699,400	29,691	1,242,261
	2016	238,258	202,519	—	—	—	400,980	40,278	882,034

Jennifer Mazin	2018	329,895	197,937	—	131,958	—	82,369	20,349	762,508
General Counsel of the Service Provider	2017	307,902	153,951	—	337,226	—	320,110	20,184	1,139,373
	2016	271,247	135,624	—	135,624	—	260,760	17,088	820,342

F. Mitchell Davidson(i)	2018	600,000	600,000	—	—	—	112,361	12,578	1,324,939
Chief Executive Officer, U.S. Operations

	2018	307,902	292,507	7,698	154,318	—	59,983	24,485	846,892
Managing Partner, Investments	2017	293,240	278,578	7,331	7,331	—	117,015	19,524	723,019
	2016	256,585	241,190	7,698	7,698	—	139,851	16,792	669,813

(a)	Some of the NEOs have elected to reinvest a portion of their annual cash bonus in Brookfield and receive it in share-based awards (DSUs or Restricted Shares).
(b)

Reflects DSUs issued in lieu of a cash incentive, at the election of the individual. DSU awards in this column for 2018 were awarded effective on February 25, 2019. The value in this column reflects the entire value of the incentive awarded converted to U.S. dollars at the exchange rate of C$1.00 = US$0.7331. The number of DSUs awarded was based on a price of US$44.2248, the volume-weighted average price of the BAM Class A Shares on the NYSE for the five days preceding the award date.

(c)

The Restricted Share awards in the column for 2018 were awarded effective on February 25, 2019. The value in this column reflects the value of the incentive awarded converted to U.S. dollars at the exchange rate of C$1.00 = US$0.7331. The number of Restricted Shares awarded was based on a price of US$44.2248, the volume-weighted average price of the BAM Class A Shares on the NYSE for the five days preceding the award date.

(d)

The amount for 2018 reflects the annual grant of Escrowed Shares for Mr. Shah. The value awarded under the escrowed stock plan for annual grants is determined by the board of directors of Brookfield Asset Management and considers the stock market price of the BAM Class A Shares at the time of the award and the potential increase in value based on a hold of 7.5 years, a volatility of 16.9%, a risk free rate of 2.57% and a dividend yield of 2.0%. This value, for the annual grants, has been discounted by 25% to reflect the five-year vesting and mandatory hold period.

(e)

The amounts for 2018 reflect annual grants of options to our NEOs. The value awarded under the MSOP for annual grants is determined by the board of directors of Brookfield Asset Management and considers the stock market price of the BAM Class A Shares at the time of the award and the potential increase in value based on a hold of 7.5 years, a volatility of 16.9%, a risk free rate of 2.57% and a dividend yield of 2.0%. This value, for the annual grants, has been discounted by 25% to reflect the five-year vesting.

(f)

The figures in this column do not reflect cash bonuses received, RSs, DSUs or TSU shares awarded in respect of the spinoff of Trisura Group Ltd (TSU) on the basis that these amounts and awards are in respect of share-based compensation awarded in prior years. On June 22, 2017, Brookfield Asset Management spun off TSU and paid a special dividend of one TSU share for every 170 BAM Class A Shares held. In recognition of the resultant decrease in the intrinsic value of options issued under Brookfield Asset Management’s MSOP plans, RSUs issued under its RSU plan and RSs issued under its RS plan, the board of directors of Brookfield Asset Management approved a special cash bonus based on the value of the dividend. Senior executives, including some of the NEOs received this bonus in the form of additional DSUs, or additional RSs for NEOs participating in the dividend reinvestment plan, based on the five-day volume weighted average price of the BAM Class A Shares for the period ending June 28, 2017. Participants in the escrowed stock plan, including some of the NEOs, were awarded a special dividend in the form of TSU shares. The following table shows the number of RSs, DSUs and TSU shares awarded, as well as the amount of cash bonuses received, and the total value of the awards.

Name	RS (#)	DSUs (#)	TSU Shares (#)	Cash ($)	Value ($)
Sachin Shah	—	396	9,410	116,237	332,354
Wyatt Hartley	—	—	—	7,315	7,315
Nicholas Goodman	13	—	—	28,452	28,980
Jennifer Mazin	12	5	—	13,365	14,006
Managing Partner, Investments	2	3	—	8,558	8,750

(g)

These amounts include annual retirement savings contributions, participation in an executive group benefits program, and vehicle benefits in 2016 and 2017. In 2014, Mr. Goodman relocated to Canada. Relocation costs incurred in 2016 and 2017 for Mr. Goodman are also included in this column.

(h)

As noted in our Annual Report, in February 2018, Mr. Nicholas Goodman stepped down as Chief Financial Officer and took another role with Brookfield, and Mr. Wyatt Hartley, Managing Director, Finance, was named Chief Financial Officer. As such, Mr. Goodman was an NEO for the year ended December 31, 2018. Mr. Goodman’s compensation for 2018 includes a special bonus and long-term incentive plan awards related to the assumption of his new role at Brookfield.

(i)	Mr. Davidson joined Brookfield when he was named Chief Executive Officer, U.S. Operations in May 2018.

Option Based Awards and Share-Based Awards at December 31, 2018

	Option Awards Vested and Unvested		Restricted Share Units (RSU) Awards Vested and Unvested		Restricted Shares			Share-Based Awards Escrowed Shares			Deferred Share Units (DSUs)
	Number of Securities Underlying Unexercised Options (#)	Market Value of Unexercised Options(a) ($)	Number of Securities Underlying Outstanding RSUs (#)	Market Value of Outstanding in-the-money RSUs ($)	Number of Unvested RS (#)	Market Value of Unvested RS(b) ($)	Market Value of Vested RS(b) ($)	Number of Unvested ES (#)	Market Value of Unvested ES(c) ($)	Market Value of Vested ES(c) ($)	Number of Unvested DSUs (#)	Market Value of Unvested DSUs(d) ($)	Market Value of Vested DSUs(d) ($)
Sachin Shah	—	—	—	—	—	—	—	1,660,000	3,054,168	2,147,692	—	—	5,793,680
Wyatt Hartley	95,000	713,794	—	—	—	—	44,616	—	—	—	—	—	—
Nicholas Goodman	259,850	399,517	—	—	745	28,563	19,437	—	—	—	—	—	—
Jennifer Mazin	181,000	406,962	—	—	2,776	106,475	234,066	—	—	—	—	—	63,562
F. Mitchell Davidson	—	—	—	—	—	—	—	—	—	—	—	—	—
Managing Partner, Investments	121,225	623,657	—	—	—	—	27,790	—	—	—	—	—	52,510

(a)

The market value of the options is the amount by which the value of the BAM Class A Shares at the date shown exceeded the exercise price of the options. All values are calculated using the closing price of a Class A Share on December 31, 2018 on the TSX and on the NYSE, as applicable. The closing price of a Class A Share on the TSX on December 31, 2018 was US$38.35 (C$52.32 converted to U.S. dollars at the Bloomberg mid-market exchange rate on that day of C$1.00 = US$0.7331) and US$38.35 on the NYSE, as applicable.

(b)

The market value is calculated as the number of Restricted Shares multiplied by the closing price of a BAM Class A Share on December 31, 2018. The closing price of a BAM Class A Share on the TSX on December 31, 2018 was US$38.35 (C$52.32 converted into US dollars at the Bloomberg mid-market exchange rate on that day of C$1.00=US$0.7331) and on the NYSE on December 31, 2018 was US$38.35. The TSX or NYSE closing price on December 31, 2018 is used according to the currency in which the Restricted Shares were originally awarded.

(c)	The value of the Escrowed Shares is equal to the value of the BAM Class A Shares held by the Escrow Company less the net liabilities and preferred share obligations of the Escrow Company.
(d)

The market value is calculated as the number of vested DSUs multiplied by the closing price of a BAM Class A Share on December 31, 2018. The closing price of a Class A Share on the TSX on December 31, 2018 was US$38.35 (C$52.32 converted into US dollars at the Bloomberg mid-market exchange rate on that day of C$1.00 = US$0.7331) and on the NYSE on December 31, 2018 was US$38.35. The TSX or NYSE closing price on December 31, 2018 is used according to the currency in which the DSUs were originally awarded.

Outstanding Option Based Awards and Restricted Share Units at December 31, 2018

	Option-based Awards				Restricted Share Units (RSUs)
Name and principal position	Number of securities underlying unexercised options (#)	Options exercise price ($)	Options expiration date	Market value of unexercised options(a) ($)	Number of Securities Underlying RSUs (#)	Issuance price ($)	Market value of outstanding RSUs ($)
Wyatt Hartley	4,500	$21.74	March 1, 2021	$74,745	—	—	—
	15,000	$20.88	February 28, 2022	$262,050	—	—	—
	11,250	$25.2134	February 25, 2023	$147,787	—	—	—
	11,250	$26.7667	February 24, 2024	$130,312	—	—	—
	10,500	$36.3242	February 23, 2025	$21,271	—	—	—
	10,000	$33.75	November 22, 2025	$46,000	—	—	—
	1,200	$30.5859	February 22, 2026	$9,317	—	—	—
	15,200	$36.8821	February 16, 2027	$22,312	—	—	—
	16,100	$40.3892	February 25, 2028	—	—	—	—

	95,000			$713,794	—		—

Nicholas Goodman	11,250	$26.7667	February 24, 2024	$130,312	—	—	—
	5,400	$36.3242	February 23, 2025	$10,939	—	—	—
	30,000	$36.3242	February 23, 2025	$60,774	—	—	—
	12,000	$33.75	November 25, 2025	$55,200	—	—	—
	6,000	$30.5859	February 22, 2026	$46,585	—	—	—
	17,200	$36.8821	February 16, 2027	$25,248	—	—	—
	48,000	$36.8821	February 16, 2027	$70,459	—	—	—
	30,000	$40.3892	February 25, 2028	—	—	—	—
	100,000	$40.3892	February 25, 2028	—	—	—	—

	259,850			$399,517	—		—

Jennifer Mazin	22,500	$36.3242	February 23, 2025	$45,581	—	—	—
	23,250	$33.75	November 22, 2025	$106,950	—	—	—
	22,750	$30.5859	February 22, 2026	$176,633	—	—	—
	53,000	$36.8821	February 16, 2027	$77,799	—	—	—
	34,500	$40.3892	February 25, 2028	—	—	—	—
	25,000	$40.3892	February 25, 2028	—	—	—	—

	181,000			$406,963

Managing Partner, Investments	18,000	$25.2134	February 25, 2023	$236,459	—	—	—
	16,875	$26.7667	February 24, 2024	$195,468	—	—	—
	13,500	$36.3242	February 23, 2025	$27,348	—	—	—
	16,875	$33.75	November 22, 2025	$77,625	—	—	—
	5,800	$30.5859	February 22, 2026	$45,032	—	—	—
	28,425	$36.8821	February 16, 2027	$41,725	—	—	—
	21,750	$40.3892	February 25, 2028	—	—	—	—

	121,225			$623,657

(a)

The market value of the options is the amount by which the value of the BAM Class A Shares at the date shown exceeded the exercise price of the options. All values are calculated using the closing price of a BAM Class A Share on December 31, 2018 on the TSX and on the NYSE, as applicable. The closing price of a BAM Class A Share on the TSX on December 31, 2018 was US$38.35 (C$52.32 converted to U.S. dollars at the Bloomberg mid-market exchange rate on that day of C$1.00 = US$0.7331) and US$38.35 on the NYSE, as applicable.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table shows the value of all option, share-based awards, and non-equity plan compensation which vested during 2018.

	Value Vested During 2018(a)				Non-equity incentive plan compensation – Value earned during the year ($)
Named Executive Officer	Options(b) ($)	DSUs(c) ($)	Restricted Shares(d) ($)	Escrowed Shares ($)
Sachin Shah	1,297,796	237,173	—	1,685,572	—
Wyatt Hartley	99,522	—	6,474	—	164,948
Nicholas Goodman	368,631	—	55,017	—	1,172,960
Jennifer Mazin	130,256	—	67,955	—	197,937
F. Mitchell Davidson	—	—	—	—	600,000
Managing Partner, Investments	165,067	7,910	—	—	292,507

(a)

All values are calculated using the closing price of a BAM Class A Share on the vesting date on the TSX and on the NYSE, as applicable. Canadian dollar amounts are converted into U.S. dollars using the average Bloomberg mid-market exchange rate for 2018 of C$1.00=US$0.7718.

(b)	Values represent the amount by which the value of BAM Class A Shares exceeded the exercise price on the day the options vested.
(c)	Values in this column represent the value of DSUs vested in 2018, including DSUs awarded on February 26, 2018 in lieu of the Cash Bonus related to performance in 2017.
(d)	Values in this column represent the value of Restricted Shares vested in 2018, including Restricted Shares awarded on February 26, 2018 in lieu of the Cash Bonus related to performance in 2017.

Pension and Retirement Benefits

Our group’s NEO’s do not participate in a registered defined benefit plan or any other post-retirement supplementary compensation plans. The NEOs based in Canada receive an annual contribution from Brookfield to their registered retirement savings plans equal to 4.5% of their base salary, subject to an annual RRSP contribution limit established by the Canada Revenue Agency.

Mr. Davidson participates in a 401 (k) savings plan. Through the 401(k)-company matching contribution program, participants will receive an amount equal to two times their contributions, up to a maximum of 2.5% of their eligible pay, subject to limits set by the Internal Revenue Service.

Termination and Change of Control Benefits

There are no employment contracts between the NEOs and our group. None of the NEOs have any termination, change of control arrangement or other compensatory plan, contract or arrangement with Brookfield Renewable.

While the NEOs participate in Brookfield Asset Management’s long-term incentive plans, our group does not reimburse the Service Providers for such participation and has no obligations under these plans to the NEOs in the event of a change of control or a termination of their employment.

RELATIONSHIP WITH BROOKFIELD

Brookfield Asset Management

Brookfield is a global alternative asset manager with over $500 billion in assets under management. Brookfield has a 120-year history of owning and operating assets with a focus on real estate, renewable power, infrastructure and private equity. Brookfield offers a range of public and private investment products and services. Brookfield is listed on the NYSE under the symbol “BAM” and on the TSX under the symbol “BAM.A”.

Brookfield believes its operating experience is an essential differentiating factor in its past ability to generate significant risk-adjusted returns. In addition, Brookfield has demonstrated particular expertise in sourcing and executing large-scale, multifaceted transactions across a wide spectrum of sectors and geographies.

As a global alternative asset manager, Brookfield brings a strong and proven corporate platform supporting legal, tax, operations oversight, investor reporting, portfolio administration and other client services functions. Brookfield’s management team is multi-disciplinary, comprising investment and operations professionals, each with significant expertise in evaluating and executing acquisition opportunities on behalf of itself and institutional investors.

We believe that our ongoing relationship with Brookfield provides us and Brookfield Renewable with a unique competitive advantage as well as access to opportunities that would otherwise not be available to us. We describe below these relationships as well as potential conflicts of interest (and the methods for resolving them) and other material considerations arising from our relationship with Brookfield.

Relationship Agreement

Brookfield Renewable, BRELP, the Service Providers, Brookfield and others have entered into a relationship agreement, or the Relationship Agreement, which governs aspects of the relationship among them. Our company, being a controlled subsidiary of the partnership, is automatically entitled to the benefits and subject to certain obligations under the Relationship Agreement. Pursuant to the Relationship Agreement, Brookfield has agreed that our group will serve as its primary (though not exclusive) vehicle through which it will, directly or indirectly, acquire renewable power assets on a global basis. Our group’s acquisition strategy focuses on large scale transactions, for which we believe there is less competition and where Brookfield has sufficient influence or control so that Brookfield’s operations-oriented approach can be deployed to create value. An integral part of our group’s strategy is to participate with institutional investors in Brookfield sponsored or co-sponsored consortiums or funds for acquisitions that fit our group’s strategy. Brookfield has a strong track record of leading such consortiums and funds and actively manages underlying assets to improve performance. Currently, Brookfield manages the Brookfield Americas Infrastructure Fund, a $2.7 billion infrastructure fund focused on the Americas, Brookfield Infrastructure Fund II, a $7 billion global infrastructure fund, Brookfield Infrastructure Fund III, a $14 billion global infrastructure fund, Brookfield Infrastructure Fund IV, an approximately $15 billion global infrastructure fund and Brookfield Infrastructure Debt Fund, an infrastructure fund focused on credit investments. Brookfield is the fund manager and typically invests approximately 25% to 50% of the capital required for a transaction alongside its institutional investors. It is currently intended that future renewable power acquisitions identified by Brookfield may be funded with commitments pursuant to Brookfield sponsored funds and we would fund Brookfield’s participation where renewable power investments are made by such funds. Brookfield’s commitment to our group and our ability to take advantage of opportunities is subject to a number of inherent limitations such as our financial capacity, the suitability of the acquisition in terms of the underlying asset characteristics and its fit with our strategy, limitations arising from the tax and regulatory regimes that govern our affairs and certain other restrictions. See above under “Risk Factors—Risks Relating to Our Relationship with Brookfield and Brookfield Renewable”.

Under the terms of the Relationship Agreement, Brookfield Renewable acknowledges and agrees that, subject to providing the opportunity to participate on the basis described above, Brookfield (including its directors, officers, agents, members, partners, shareholders and employees) is able to pursue other business activities and provide services to third parties that compete directly or indirectly with our group. In addition, Brookfield has established or advised, and may continue to establish or advise, other entities that rely on the diligence, skill and business contacts of Brookfield’s professionals and the information and acquisition opportunities they generate during the normal course of their activities. Brookfield Renewable acknowledges and agrees that some of these entities may have objectives that overlap with our group’s objectives or may acquire renewable power assets or businesses that could be considered appropriate acquisitions for our group, and that Brookfield may have greater financial incentives to assist those other entities over us. Due to the foregoing, our group expects to compete from time to time with Brookfield or other third parties for access to the benefits that we expect to realize from Brookfield’s involvement in our business.

Members of Brookfield carry on a diverse range of businesses worldwide, including the development, ownership and/or management of power, transmission and other infrastructure assets, and investing and advising on investing in any of the foregoing or loans, debt instruments and other securities with underlying infrastructure collateral or exposure including renewable power generation operations or developments, both as principal and through other public companies that are affiliates of Brookfield or through private investment vehicles and accounts established or managed by affiliates of Brookfield that are separate from our group, and Brookfield will not be obligated to provide our group with any opportunities in these sectors. Except as explicitly provided in the Relationship Agreement, the Relationship Agreement will not in any way limit or restrict members of Brookfield from carrying on their respective business. In the event of the termination of the Master Services Agreement, the Relationship Agreement would also terminate, including Brookfield’s commitments to provide our group with acquisition opportunities, as described above. Our company is not entitled to terminate the Master Services Agreement or the Relationship Agreement.

Pursuant to the Relationship Agreement, Brookfield has also agreed that any voting rights with respect to any operating entity that are held by entities over which it has control will be:

•	voted in favor of the election of a director (or its equivalent) approved by the entity through which our interest in the relevant entity is held;

•	withheld from voting for (or voted against, if applicable) the election of a director (or its equivalent) not approved by the entity through which our interest in the relevant entity is held; and

•

voted in accordance with the direction of the entity through which our interest in the relevant entity is held with respect to the approval or rejection of the following matters relating to the operating entity, as applicable: (i) any sale of all or substantially all of its assets; (ii) any merger, amalgamation, consolidation, business combination or other material corporate transaction, except in connection with any internal reorganization that does not result in a change of control; (iii) any plan or proposal for a complete or partial liquidation or dissolution, or any reorganization or any case, proceeding or action seeking relief under any existing laws or future laws relating to bankruptcy or insolvency; (iv) any issuance of shares, units or other securities, including debt securities; or (v) any commitment or agreement to do any of the foregoing.

For these purposes, the relevant entity may maintain, from time to time, an approved slate of nominees or provide direction with respect to the approval or rejection of any matter in the form of general guidelines, policies or procedures in which case no further approval or direction will be required. Any such general guidelines, policies or procedures may be modified by the relevant entity in its discretion.

Under the Relationship Agreement, Brookfield Renewable has agreed that none of Brookfield or the Service Providers, nor any director, officer, agent, member, partner, shareholder or employee of Brookfield or the Service Providers, will be liable to us for any claims, liabilities, losses, damages, costs or expenses (including legal fees) arising in connection with the business, investments and activities in respect of or arising from the Relationship Agreement. The maximum amount of the aggregate liability of Brookfield, or of any director, officer, employee, contractor, agent, advisor or other representative of Brookfield, will be equal to the amounts previously paid in the two most recent calendar years by the Service Recipients pursuant to the Master Services Agreement.

Other Services and Arrangements

Brookfield may provide to our company services which are outside the scope of the Master Services Agreement under arrangements that are on market terms and conditions and pursuant to which Brookfield will receive fees. The services provided under these arrangements include financial advisory, operations and maintenance, development, operations management and other services. Pursuant to our conflict of interest guidelines, those arrangements may require prior approval by a majority of the independent directors, which may be granted in the form of general guidelines, policies or procedures. See below under “Relationship with Brookfield—Conflicts of Interest and Fiduciary Duties”.

Rights Agreement

Brookfield will enter into the Rights Agreement with Wilmington Trust, National Association, or the rights agent, pursuant to which Brookfield has agreed that, for a period of two years after the distribution date, upon an exchange of class A shares, if our company has not satisfied its obligation under our articles by delivering the unit amount or its cash equivalent amount (or the partnership has not exercised its call right), Brookfield will satisfy, or cause to be satisfy, the obligations pursuant to our articles to exchange such class A shares for the unit amount or its cash equivalent. Brookfield currently intends to satisfy any exchange requests on the class A shares through the delivery of units rather than cash. The summary that follows assumes that the Rights Agreement has been entered into.

Appointment of Rights Agent; Term. The rights agent has agreed to act as the rights agent for the holders, as a class and not individually, of the class A shares. Pursuant to and subject to the terms and conditions set forth in our articles, a holder of class A shares may request to exchange each class A share, or subject class A share, for one unit per class A share held (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our group). Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, or the specified exchange date, deliver to the tendering holder of class A shares, such unit or cash amount. Pursuant to the Rights Agreement, Brookfield has agreed that, in the event that, on the applicable specified exchange date with respect to any subject class A shares, (i) our company has not satisfied its obligation under our articles by delivering the unit or cash amount and (ii) the partnership has not, upon its election in its sole and absolute discretion, acquired such subject class A share from the holder thereof and delivered the unit or cash amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to our articles to exchange such subject class A shares for the unit amount or the cash amount. The holders of class A shares have a right to receive the unit amount or the cash amount in such circumstances, which we refer to as the secondary exchange rights.

The secondary exchange rights are a part of the terms of the class A shares and may not be evidenced, transferred or assigned separate or apart from the class A shares. The obligations of the rights agent under the Rights Agreement will become effective on the distribution date.

This Rights Agreement will terminate on the second anniversary of the distribution date, unless otherwise terminated pursuant to its terms as described below.

As of the date of the Rights Agreement, Brookfield will represent and warrant that Brookfield has the financial capacity to pay and perform its obligations under the Rights Agreement.

Satisfaction of Secondary Exchange Rights. In accordance with the Rights Agreement, Brookfield has agreed to satisfy, or cause to be satisfied, the obligations with respect to the secondary exchange rights contained in our articles. The rights agent has agreed to establish a collateral account, and Brookfield will contribute an amount of cash or securities in accordance with the Rights Agreement (as further described below) in order to enable the rights agent to exchange subject class A shares for the cash amount or the unit amount in accordance with the Rights Agreement.

In accordance with our articles, our company is required to deliver a notice, or the company notice, to the rights agent and Brookfield on the specified exchange date if the conditions to the exercise of the secondary exchange rights with respect to any subject class A shares have been satisfied. The company notice must set forth the unit amount and the cash amount for such subject class A shares and any necessary wire transfer or other delivery instructions. Brookfield may provide notice to the rights agent by the business day immediately following receipt of the company notice, providing that Brookfield has elected, in Brookfield’s sole discretion, to fund the cash amount. If the rights agent has not received such notice from Brookfield, the rights agent must exchange the subject class A shares for a number of units held in the collateral account equal to the unit amount and promptly, and in any event within two (2) business days, deliver such units from the collateral account to the holder of the subject class A shares. If there are not enough units in the collateral account to satisfy the unit amount with respect to one or more of such subject class A shares, the rights agent will exchange such subject class A shares for an amount of cash from the collateral account equal to the cash amount and promptly, and in any event within two (2) business days, deliver the cash amount to the holder of the subject class A shares.

If our company fails to deliver (to the knowledge of the holder of the subject class A shares) a company notice, the holder of subject class A shares may deliver, or cause to be delivered, a notice, or the exchanging class A shareholder notice, to the rights agent and Brookfield. The exchanging class A shareholder notice must set forth the number of such subject class A shares and any necessary wire transfer or other delivery instructions. On the next business day following receipt of the exchanging class A shareholder notice, Brookfield will provide notice to the rights agent (i) setting forth the unit amount and the cash amount for such subject class A shares and (ii) either (a) providing that Brookfield has elected, in Brookfield’s sole discretion, to fund the cash amount or (b) instructing the rights agent to exchange each subject class A share. Brookfield is not obligated to deliver such notice if it has determined in good faith that the conditions to the exercise of the secondary exchange right have not been satisfied. On or prior to the second business day following receipt by the rights agent of such instruction by Brookfield, the exchanging class A shareholder notice and the subject class A shares, the rights agent will exchange such subject class A shares for the unit amount from the collateral account or, if there are not enough units in the collateral account, for the cash amount from the collateral account.

With respect to any exchange of subject class A shares, Brookfield may elect to instruct the rights agent to exchange the subject class A shares for the cash amount. If Brookfield makes such an election and there is not a sufficient amount of cash in the collateral account, Brookfield must deposit the required amount into the collateral account simultaneously with such election.

In connection with the exercise by a holder of the secondary exchange right with respect to any subject class A shares held through the Depository Trust Company, or DTC, or another depositary, such holder will deliver to the rights agent such subject class A shares pursuant to DTC’s or such other depositary’s applicable procedures. In addition, such holder will deliver to the rights agent via email on the business day prior to delivery of such subject class A shares a copy of the exchanging class A shareholder notice, if applicable.

Receipt of Subject Class A Shares; Withholding. Holders of subject class A shares will deliver such shares free and clear of all liens, claims and encumbrances, and should any such liens, claims and encumbrances exist with respect to such subject class A shares, the holder of such subject class A shares will not be entitled to exercise its secondary exchange rights with respect to such shares. Each holder of subject class A shares will pay to Brookfield the amount of any tax withholding due upon the exchange of such shares and, in the event Brookfield elects to acquire some or all of the subject class A shares in exchange for the cash amount, will authorize Brookfield to retain a portion of the cash amount to satisfy tax withholding obligations. If Brookfield elects to acquire some or all of the subject class A shares in exchange for the unit amount, Brookfield may elect to either satisfy the amount of any tax withholding by retaining units with a fair market value equal to the amount of such obligation, or satisfy such tax withholding obligation using amounts paid by Brookfield, which amounts will be treated as a loan by Brookfield to the holder of the subject class A shares, in each case, unless the holder, at the holder’s election, has made arrangements to pay the amount of any such tax withholding.

Units Record Date. Each former holder of subject class A shares who receives the unit amount will be deemed to have become the owner of the units as of the date upon which such subject class A shares are duly surrendered in accordance with the Rights Agreement.

Collateral Account. Brookfield or its affiliates will establish one or more non-interest bearing trust accounts to be administered by the rights agent, or the collateral account(s). At all times on and after the date of issuance of any class A shares by our company, Brookfield will ensure that the aggregate of (i) the units in or issuable pursuant to any convertible securities in the collateral account, or the collateral account unit balance, and (ii) the number of units equal to the aggregate amount of cash in the collateral account divided by the value of a unit, or the collateral cash balance and, together with the collateral account unit balance, the collateral account balance, will at all times be equal to or exceed the number of units that is equal to the product of the total number of class A shares outstanding (excluding those owned by Brookfield or its affiliates) multiplied by the conversion factor in accordance with our articles, or the required collateral account balance.

If the collateral account balance is at any time less than the required collateral account balance, Brookfield will, within two (2) business days, cause to be deposited into the collateral account either (i) a number of units or any security convertible into or redeemable for units, or the unit convertibles, or (ii) an amount of cash or cash equivalents, in each case in an amount necessary to cause the collateral account balance to be at least equal to the required collateral account balance. To the extent that conversion or redemption of a unit convertible results in the imposition of any fees, payments, premiums or penalties, such fees, payments, premiums or penalties will be borne by Brookfield or its affiliates, and must either be satisfied directly by Brookfield or such affiliates or will be deemed to reduce the collateral account balance. Brookfield must keep the rights agent informed of the collateral account balance and the required collateral account balance in writing on a regular basis, and must inform the rights agent in writing within two (2) business days of any change in the collateral account balance or the required collateral account balance for any reason, including as a result of an adjustment to the conversion factor pursuant to our articles.

Brookfield and its affiliates will not be entitled to withdraw any unit or unit convertible from the collateral account, except (i) if the collateral account balance exceeds the required collateral account balance, either as a result of a change in the conversion factor pursuant to our articles or a decrease in the number of class A shares outstanding (excluding class A shares held by Brookfield or its affiliates) or (ii) upon the deposit by Brookfield or its affiliates of an amount in cash or cash equivalents equal to one hundred and fifty percent (150%) of the value of the units withdrawn.

If the collateral account contains any amount of cash in lieu of units, such cash amount is required to be no less than the product of the required collateral account balance minus the collateral account unit balance, multiplied by one hundred and twenty-five percent (125%) of the value of a unit, or the required collateral account cash balance. If at any time the collateral account cash balance is less than the required collateral account cash balance, Brookfield will within two (2) business days cause to be deposited cash or cash equivalents in the collateral account in an amount sufficient to cause the collateral account cash balance to be at least equal to the required collateral account cash balance.

Brookfield and its affiliates will not be entitled to withdraw any cash or cash equivalents from the collateral account, except (i) to the extent the collateral account cash balance is greater than one hundred and twenty percent (120%) of the required collateral account cash balance or (ii) upon the deposit in the collateral account of a corresponding number of units or unit convertibles.

Registration of Units. Brookfield has agreed to take all action within its control to ensure that at all times, with respect to all of the units in the collateral account, including units issuable from time to time upon conversion of or redemption for unit convertibles, the transfer of such units from the collateral account to a holder of subject class A shares will be registered under applicable securities laws pursuant to an effective shelf registration statement. If such a resale shelf registration statement has not been effective for five (5) consecutive business days, Brookfield will cause to be deposited into the collateral account an amount of cash or cash equivalents equal to one hundred and fifty percent (150%) of the value of all units (including units issuable from time to time upon conversion of or redemption for unit convertibles) held in the collateral account at such time.

This prospectus, which forms a part of a registration statement on Form F-1, constitutes a prospectus of the partnership with respect to the delivery of units to holders of class A shares upon exchange, redemption or purchase of the class A shares as contemplated by our articles and the Rights Agreement (including in connection with any liquidation, dissolution or winding up of our company); however, the partnership intends to file a registration statement on Form F-3 in order to register the delivery of units in connection with any such redemption, exchange or purchase from and after the effective date of the special distribution.

Termination or Amendment. This Rights Agreement will terminate automatically on the earliest of (i) the date on which there are no class A shares outstanding, other than class A shares owned by Brookfield or its affiliates and (ii) the second anniversary of distribution date. Brookfield may not, without the affirmative vote of holders of at least two-thirds (2/3rds) of the outstanding class A shares not held by Brookfield, voting as a class, and the approval of a majority of the independent directors of our company, materially amend, modify, or alter the Rights Agreement or repeal, terminate or waive any rights under the Rights Agreement.

Registration Rights Agreement

Prior to the completion of the special distribution, our company will enter into a registration rights agreement, or the Registration Rights Agreement, comparable to the registration rights agreement existing between Brookfield and the partnership. Under the Registration Rights Agreement, our company will agree that, upon the request of Brookfield, our company will file one or more registration statements or prospectuses to register for sale and qualify for distribution under applicable securities laws any of our class A shares held by Brookfield. In the Registration Rights Agreement, we will agree to pay expenses in connection with such registration and sales and will indemnify Brookfield for material misstatements or omissions in the registration statement.

Incentive Distributions

Brookfield’s general partner interest in BRELP, through its indirect wholly-owned subsidiary BRP Bermuda GP Limited’s, entitles it to incentive distribution rights that are based on the amount by which quarterly distributions on BRELP’s units (including securities such as our class A shares that are the economic equivalent of a unit, but excluding BRELP’s class A preferred units) exceed specified target levels. To the extent distributions on BRELP’s units (including securities such as our class A shares that are the economic equivalent of a unit, but excluding BRELP’s class A preferred units) exceed $0.375 per quarter, the incentive distribution rights entitle BREP Holding L.P. to 15% of incremental distributions above this threshold. To the extent that distributions on BRELP’s units (including securities such as our class A shares that are the economic equivalent of a unit, but excluding BRELP’s class A preferred units) exceed $0.4225 per quarter, the incentive distribution rights entitle BREP Holding L.P. to 25% of incremental distributions above this threshold. BRP Bermuda GP Limited may elect to reinvest any of the incentive distributions from its general partner interest in additional redeemable partnership units. The above thresholds of $0.375 and $0.4225 will be reduced on the completion of the special distribution to give effect to the special distribution, to $0.3125 and $0.3521. To the extent that Brookfield Renewable or our company pays to Brookfield any comparable performance or incentive distribution, the amount of any future incentive distributions will be reduced in an equitable manner to avoid duplication of distributions. The value of the special distribution will not be included in the relevant quarterly incentive distribution calculation.

There will be no increase to the base management fee and incentive distribution fees currently paid by the partnership to the Service Providers, though following completion of the special distribution, our company will be responsible for reimbursing the partnership or its subsidiaries, as the case may be, for our proportionate share of the base management fee.

Indemnification Arrangements

Subject to certain limitations, Brookfield and its directors, officers, agents, members, partners, shareholders and employees generally benefit from indemnification provisions and limitations on liability that are included in our articles and other arrangements with Brookfield. See “Management and the Master Services Agreement—The Master Services Agreement—Indemnification and Limitations on Liability” and “Governance—Indemnification and Limitations on Liability”.

Brazil Development Projects

Brookfield Renewable indirectly acquired a number of early stage development projects in Brazil from Brookfield in November 2011. To further align interests and incentivize continued development success with respect to these specific projects, Brookfield received no upfront proceeds for the transfer of these projects, but is entitled to receive on commercial operation or sale of the projects, in each case if developed or sold in the 25 years following the acquisition, up to 100% of the development costs that it contributed to each project and 50% of the fair market value of the projects in excess of a priority return on each party’s invested capital. These amounts will only be payable on projects upon substantial completion or sale of the project. Fair market value means our and Brookfield Renewable’s, as applicable, pro rata percentage of the fair market value of a development project, as determined by the Service Provider and the independent directors of NA Holdco, on the date on which substantial completion of the development project has been achieved, or, if earlier, the date that the project is sold. With respect to these Brazil development projects, Brookfield subscribed for special shares which contain a redemption feature that provides for the reimbursement of expenses as well as the sharing of the fair market value of a given project.

Licensing Agreement

Our company is automatically entitled to the benefits and certain obligations under the Licensing Agreement that Brookfield Renewable has entered into with Brookfield, by virtue of the fact that our company is a controlled subsidiary of the partnership. Pursuant to the Licensing Agreement, Brookfield has granted a non-exclusive, royalty-free license to use the name “Brookfield” and the Brookfield logo. Other than under this limited license, we do not have a legal right to the “Brookfield” name and the Brookfield logo on a global basis.

The Licensing Agreement may be terminated by Brookfield Renewable upon thirty (30) days’ prior written notice if Brookfield defaults in the performance of any material term, condition or agreement contained in the agreement and the default continues for a period of thirty (30) days after written notice of termination of the breach is given to Brookfield. Brookfield may terminate the Licensing Agreement effective immediately upon termination of the Master Services Agreement or with respect to any licensee upon thirty (30) days’ prior written notice of termination if any of the following occurs:

•

the licensee defaults in the performance of any material term, condition or agreement contained in the agreement and the default continues for a period of thirty (30) days after written notice of termination of the breach is given to the licensee;

•	the licensee assigns, sublicenses, pledges, mortgages or otherwise encumbers the intellectual property rights granted to it pursuant to the Licensing Agreement;

•	certain events relating to a bankruptcy or insolvency of the licensee; or

•	the licensee ceases to be an affiliate of Brookfield.

A termination of the Licensing Agreement with respect to one or more licensees will not affect the validity or enforceability of the agreement with respect to any other licensee.

Conflicts of Interest and Fiduciary Duties

Our group maintains a conflicts protocol and guidelines, or the conflicts management policies, for addressing conflicts and potential conflicts and for providing guidelines for the completion of certain transactions. The conflicts management policies recognize the benefit to our group of our relationship with Brookfield and our intent to seek to maximize the benefits from this relationship. The conflicts management policies provide that conflicts be resolved based on the principles of transparency and that transactions that are carried out, be carried out at an arm’s length basis, with validation of terms as arm’s length being based upon actual participation of arm’s length third party participants such as co-investors whenever possible, or otherwise through objective, independent professional advice or other satisfactory evidence of market terms.

The conflicts management policies focus on addressing the principal activities that may give rise to potential conflicts of interest, including our group’s investment activities and acquisitions and our participation in Brookfield-sponsored vehicles, consortiums and/or partnerships (including private funds, joint ventures and similar arrangements), or Brookfield Accounts, together with any management or service arrangements entered into in connection therewith or the ongoing operations of the underlying Operating Entities, and transactions with Brookfield and Brookfield Accounts. The conflicts management policies may be amended from time to time at the discretion and with the approval of the board of directors of the general partner of the partnership.

In addition, the conflicts management policies provide that acquisitions that are carried out jointly by our group and Brookfield, or in the context of a Brookfield Account that we participate in, be carried out on the basis that the consideration paid by our group be no more, on a per share or proportionate basis, than the consideration paid by Brookfield or other participants, as applicable. The conflicts management policies also provide that any fees or carried interest payable in respect of our group’s proportionate investment, or in respect of an acquisition made solely by our group, must be credited in the manner contemplated by the Master Services Agreement and BRELP’s limited partnership agreement, where applicable, or that such fees or carried interest must either have been negotiated with another arm’s-length participant or otherwise demonstrated to be on market terms. The conflicts management policies also provide that in transactions involving (i) an acquisition by our group of an asset from Brookfield, or (ii) the purchase by our group and Brookfield of different assets, a fairness opinion or a valuation or appraisal by a qualified expert be obtained, confirming that the consideration paid by our group is fair from a financial point of view. These requirements are in addition to any disclosure, approval and valuation requirements that may arise under applicable law.

With respect to transactions in which there is greater potential for a conflict of interest to arise, the general partner of the partnership may be required to seek the prior approval of our independent directors and/or the directors of the general partners of the partnership that are independent from Brookfield pursuant to the conflicts management policies that have been approved by the independent directors from time to time. These transactions include:

•	subject to certain exceptions, acquisitions by our group from, and dispositions by our group to, Brookfield and Brookfield Accounts;

•	acquisitions whereby our group and Brookfield are purchasing different assets as part of a single transaction;

•	investing in a private Brookfield sponsored-fund, consortium or partnership;

•	the dissolution of the partnership or BRELP;

•	any material amendment to the Master Services Agreement, the Relationship Agreement, BRELP’s limited partnership agreement or the partnership’s limited partnership agreement;

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subject to certain exceptions, any material service agreement or other arrangement pursuant to which Brookfield will be paid a fee, or other consideration other than any agreement or arrangement contemplated by the Master Services Agreement;

•	determinations regarding the payment of fees in units or limited partnership units of BRELP or the deferral of the incentive distribution. See “Relationship with Brookfield—Incentive Distributions”;

•

termination of, or any determinations regarding indemnification under, the Master Services Agreement or determinations regarding indemnification under BRELP’s limited partnership agreement or the partnership’s limited partnership agreement; and

•	subject to certain exceptions, other material transactions involving us and Brookfield.

Pursuant to the conflicts management policies, independent directors may grant prior approvals for any of these transactions in the form of general guidelines, policies or procedures in which case no further special approval will be required in connection with a particular transaction or matter permitted thereby, provided such transactions or matters are conducted in accordance with the pre-approved guidelines, policies or procedures.

In certain circumstances, these transactions may be related party transactions for the purposes of, and subject to certain requirements of, Canadian Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions, or MI 61-101. MI 61-101 provides a number of circumstances in which a transaction between an issuer and a related party may be subject to valuation and minority approval requirements. An exemption from such requirements is available when the fair market value of the transaction is not more than 25% of the market capitalization of the issuer. The partnership has been granted exemptive relief from the requirements of MI 61-101 that, subject to certain conditions, permits it to be exempt from the minority approval and valuation requirements for transactions that would have a value of less than 25% of the partnership’s market capitalization, if Brookfield’s indirect equity interest in the partnership, which is held in the form of redeemable partnership units, is included in the calculation of the partnership’s market capitalization. As a result, the 25% threshold, above which the minority approval and valuation requirements apply, is increased to include the approximately 41.7% indirect interest in the partnership held by Brookfield in the form of redeemable partnership units.

Our group’s organizational, ownership and management structure and strategy involve a number of aspects and relationships that may give rise to conflicts of interest between our group and our group’s securityholders, on the one hand, and Brookfield and/or Brookfield Accounts, on the other hand. The discussion below sets out certain of the conflicts of interest that may arise, but does not purport to be a complete list or explanation of all such potential conflicts of interest. Dealing with conflicts of interest is complex, and it is not possible to predict all of the types of conflicts that may arise. While Brookfield acts in good faith to resolve all potential conflicts in a manner that is fair and balanced taking into account the facts and circumstances known to it at the time, there can be no assurance that any recommendation or determination made by Brookfield will be most beneficial or favorable to our group or would not have been different if additional information were available to it. Potential conflicts of interest generally will be resolved in accordance with the principles summarized herein and in accordance with the conflicts management policies.

As described elsewhere herein, our group may pursue acquisition opportunities in various ways, including indirectly through investments in Brookfield Accounts or directly by investing alongside Brookfield Accounts. Any references in this section to our group’s acquisitions, investments, assets, expenses, Operating Entities or other terms should be understood to mean such items undertaken, incurred or held directly by our group or indirectly by our group through our investment in one or more Brookfield Accounts.

Allocation of Investment Opportunities. In recommending acquisition opportunities, Brookfield has significant discretion to determine the suitability and/or appropriateness of opportunities for our group and to allocate such opportunities among our group, Brookfield, Brookfield Accounts, and/or third parties as it deems appropriate. Brookfield and Brookfield Accounts have (and future Brookfield Accounts may in the future have) investment mandates that overlap with our group’s investment mandate, including TerraForm Power, the CEE Funds, and other Brookfield Accounts that invest in renewable power assets and in which our group generally expects to be a significant investor. In addition, Brookfield has provided, and may in the future provide (without notice to our shareholders), priority rights with respect to certain investment opportunities, including all or a select geographic, industry or other subset of opportunities, to certain Brookfield Accounts (but not to our group) or to other persons pursuant to contractual or other arrangements. For example, pursuant to a relationship agreement between TerraForm Power and Brookfield, Brookfield has, subject to certain exceptions, designated TerraForm Power (of which Brookfield Renewable owns approximately 30%) as its primary vehicle for the acquisition of operating solar and wind assets in North America and Western Europe. In addition, the CEE Funds (in which Brookfield Renewable does not own an interest) has a mandate that targets low risk renewable power investments with lower target returns than our group. As well, Brookfield Accounts with real estate or infrastructure focused investment mandates generally have been (and will in the future be) given priority with respect to investment opportunities that are suitable and appropriate for them. As a result, Brookfield Accounts may compete with, or have priority over, our group in respect of investment opportunities, and opportunities that would otherwise be suitable for our group may not be made available to our group, our group may receive a smaller allocation of such opportunities than would otherwise have been the case, or our group may receive an allocation of such opportunities on different terms than Brookfield or Brookfield Accounts (which may be less favorable than otherwise would have been the case).

The question of whether a particular opportunity is suitable and/or appropriate for our group, and, to the extent it is, the amount of such opportunity to be allocated to our group, is highly subjective and will be made in Brookfield’s discretion based on various portfolio construction and management factors, including: (i) the size, nature and type of the opportunity (including the expected risk-return profile of the investment, expected holding period and its fit with the balance of our group’s investments and related operations); (ii) the amount of capital available for investment; (iii) principles of diversification of assets (including whether our group will participate in the opportunity through our group’s investment in Brookfield Accounts); (iv) the nature and extent of involvement in the transaction and the sourcing of the transaction by the Brookfield investment professionals that manage our group; (v) the nature of potential acquirers upon disposition; (vi) our expected future capacity; (vii) cash and liquidity needs (including our group’s interest in preserving capital in order to secure other opportunities and/or to meet other obligations); (viii) the availability of other appropriate or similar investment opportunities (including other opportunities that our group may be pursuing or otherwise considering at the relevant time); and (ix) other considerations deemed relevant by Brookfield (including legal, regulatory, tax, timing and similar considerations). If Brookfield determines that an opportunity is not suitable or appropriate for our group, it may still pursue such opportunity on its own behalf or on behalf of one or more Brookfield Accounts. As a result, there may be differences in the overall performance of our group, Brookfield and Brookfield Accounts that have overlapping investment mandates.

In allocating investment opportunities among our group, Brookfield and Brookfield Accounts (including Brookfield Accounts that have investment mandates that overlap with that of our group), Brookfield will face certain potential conflicts of interest between the interests of our group, its interests and the interests of Brookfield Accounts. These potential conflicts may be exacerbated in situations where Brookfield has larger interests in Brookfield Accounts than its interest in our group, where Brookfield is entitled to higher fees from Brookfield Accounts than from our group, where portfolio managers making an allocation decision are entitled to performance-based compensation from Brookfield or a Brookfield Account, or where there are capacity constraints with respect to a particular strategy or opportunity as a result of, for example, position limits and/or regulatory reporting obligations applicable to Brookfield. In addition, as an investment changes over time, additional conflicts of interest may arise, including as a result of earlier investment allocation decisions. Brookfield will make investment allocation decisions taking into account our group’s, Brookfield’s and Brookfield Accounts’ investment mandates and interests.

Allocation of Broken-Deal Expenses. Our group will incur expenses with respect to the consideration and pursuit of transactions that are not ultimately consummated, referred to as broken-deal expenses, including through our investments in Brookfield Accounts. Examples of broken-deal expenses include (i) research costs, (ii) fees and expenses of legal, financial, tax, accounting, consulting or other advisors (including Brookfield) in connection with conducting due diligence or otherwise pursuing a particular non-consummated transaction, (iii) fees and expenses in connection with arranging financing for a particular non-consummated transaction, (iv) travel costs, (v) deposits or down payments that are forfeited in connection with, or amounts paid as a penalty for, a particular non-consummated transaction and (vi) other expenses incurred in connection with activities related to a particular non-consummated transaction. Broken-deal expenses generally will be allocated among our group, Brookfield and Brookfield Accounts in the manner that Brookfield determines to be fair and equitable, which may be pro rata or on a different basis.

Co-Investment Opportunities and Expenses. Because of the scale of renewable power acquisitions, our group may offer portions of certain acquisition opportunities for co-investment. In addition, because our group’s strategy includes completing acquisitions through Brookfield Accounts, our group will likely make co-investments with Brookfield and Brookfield Accounts. Decisions regarding whether and to which parties to offer co-investment opportunities are made by Brookfield and may be based on a number of factors, including portfolio construction, strategic or other considerations, taking into account the specific facts and circumstances relating to each potential co-investment opportunity. As a result, from time to time, our group may offer (or receive from Brookfield Accounts) larger or smaller portions of co-investment opportunities than would otherwise have been the case or no portion of certain opportunities.

In our group’s capacity as a co-investor, our group will typically bear its pro rata share of fees, costs and expenses related to the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring, hedging and disposition of our group’s co-investments and our group may be required to pay our group’s pro rata share of fees, costs and expenses related to potential investments that are not consummated, such as broken deal expenses (including “reverse” breakup fees). Notwithstanding the foregoing, certain potential co-investors may not agree to pay or otherwise bear fees, costs and expenses related to unconsummated co-investments. In addition, in certain circumstances, potential co-investors may not bear such fees, costs and expenses, including because they have not yet been identified (or their anticipated allocation has not yet been identified) as of the time such potential investment ceases to be pursued, are not yet committed to such potential investment or are not contractually required to bear such fees, costs and expenses. In those events, such fees, costs and expenses will (i) be considered our operating expenses and be borne by our group (in connection with co-investment opportunities that our group offered) or (ii) be considered operating expenses of, and be borne by, the Brookfield Account (in connection with co-investments offered by the Brookfield Account), a pro-rata portion of which will be borne by our group through our group’s investment in the Brookfield Account.

Other Activities of Our Investment Personnel. The same professionals within Brookfield’s organization who are involved in sourcing and executing acquisitions that are suitable for our group are responsible for sourcing and executing opportunities for the Brookfield Accounts as well as having other responsibilities within Brookfield’s broader asset management business. Limits on the availability of such individuals will likewise result in a limitation on the availability of acquisition opportunities for our group, and such individuals’ broader responsibilities could conflict with their responsibilities to our group.

Investments by Brookfield Personnel. Brookfield Personnel may generally buy and sell securities or other investments for their own or their family members’ accounts (including through Brookfield Accounts). Positions may be taken by such Brookfield Personnel that are the same, different from, or made at different times than positions taken directly or indirectly for our group. To reduce the possibility of (i) potential conflicts between our group’s investment activities and those of Brookfield Personnel and (ii) our group being materially adversely affected by Brookfield Personnel’s personal trading activities, Brookfield has established policies and procedures relating to personal securities trading. To this end, Brookfield Personnel that participate in managing our group’s investment activities are generally restricted from engaging in personal trading activities (unless such activities are conducted through accounts over which the personnel have no influence or control), and other personnel generally must pre-clear proposed personal trades.

In addition, Brookfield’s policies include prohibitions on insider trading, front running, trading in securities that are on Brookfield’s restricted trading list, trading in securities that are subject to a black-out period and other restrictions.

Investments by the Investing Affiliate. Certain Brookfield executives own a substantial majority of an entity that makes investments for its own account, which we refer to as the investing affiliate. The investing affiliate’s activities are managed separately from our group’s (or any Brookfield Account’s) activities. There is no formal informational barrier between the investing affiliate and the rest of Brookfield. Brookfield has adopted protocols designed to ensure that the investing affiliate’s activities do not materially adversely affect our group’s (and Brookfield Accounts’) activities and to ensure that potential conflicts are resolved in a manner pursuant to which our group’s (and Brookfield Accounts’) interests are, to the extent feasible, prioritized relative to the investing affiliate’s.

Warehousing Investments. Where Brookfield has made an acquisition, it may transfer it to our group at a later date at cost, plus a pre-agreed interest rate, after the assets have been developed or our group has obtained sufficient financing. Similarly, our group may warehouse one or more investments for a Brookfield Account in which our group is invested and generally transfer the warehoused investment to the applicable Brookfield Account at cost, plus a pre-agreed interest rate, once the Brookfield Account has raised sufficient capital, including financing, to support the acquisition. In the event the applicable Brookfield Account does not obtain sufficient financing to purchase the warehoused investment and our group cannot find another buyer for the investment, our group may be forced to retain the investment, the value of which may have increased or declined.

Transacting with Brookfield. When permitted by applicable law and subject to and in accordance with our and the partnership’s conflicts policy, our group may buy investments from or sell investments to Brookfield and/or Brookfield Accounts. Such transactions generally will require the approval of our independent directors and/or the directors of the general partner of the partnership that are independent of Brookfield and, in connection with transactions with a Brookfield Account, the advisory committee of the applicable Brookfield Account.

Terms of an Investment by Our Company May Benefit or Disadvantage Brookfield or a Brookfield Account. In making certain decisions with regard to a potential investment by our group (or by a Brookfield Account in which our group is invested), Brookfield could face certain conflicts of interest between the interests of our group (or the Brookfield Account), on the one hand, and the interests of Brookfield, the investing affiliate or a Brookfield Account that has already made a related investment, on the other hand. Similarly, a prospective investment by Brookfield or a Brookfield Account may present a conflict of interest with respect to an investment by our group. Subject to applicable law and our and the partnership’s conflicts policy, Brookfield may cause our group to invest in securities, bank loans or other obligations of companies affiliated with or advised by Brookfield or in which Brookfield, the investing affiliate or a Brookfield Account has an equity, debt or other interest, or to engage in investment transactions that may result in Brookfield, the investing affiliate or a Brookfield Account getting an economic benefit, being relieved of obligations or divested of investments. For example, our group may make a debt or equity investment in an entity which is expected to use the proceeds of such investment to repay loans from Brookfield or a Brookfield Account. Depending on the circumstance, Brookfield or such Brookfield Account might benefit if our group invested more money, thus providing sufficient funds to repay Brookfield or the Brookfield Account, or it might benefit if the loans remained outstanding and Brookfield or such Brookfield Account continued to receive payment under the existing loans, if the loans were on attractive terms (including an attractive interest rate) from the perspective of Brookfield or such Brookfield Account. Alternatively, Brookfield or a Brookfield Account might be in the position of making an investment that could be used to repay loans from our group, which would present the opposite conflict. Similarly, such conflicts might also be present in other situations. For example, in certain circumstances, our group may pursue a take-private, asset purchase or other material transaction with an issuer in which Brookfield, the investing affiliate or a Brookfield Account is invested, which may result in a benefit to Brookfield, the investing affiliate or the Brookfield Account. In situations where our activities may enhance Brookfield’s, the investing affiliate’s or a Brookfield Account’s profitability, Brookfield may take its own, the investing affiliate’s or the Brookfield Account’s interests into consideration in connection with actions it takes on our group’s behalf.

Investments with Related Parties. In certain circumstances, our group will participate in investments that involve Brookfield or Brookfield Accounts in equity or debt positions within a transaction. For example, Brookfield or Brookfield Accounts may: (i) enter into a joint transaction with our group; (ii) be borrowers of certain investments or lenders in respect of our group; or (iii) hold debt positions (either junior or senior to our group’s positions) or other interests in an investment’s capital stock. The interests of Brookfield or Brookfield Accounts in such investments may differ from our group’s interests and also may have been acquired at different times, at different prices and/or subject to different terms and conditions. As a result of these differences, Brookfield or Brookfield Accounts may manage such interests in a way that is different from our group’s (including, for example, by investing in different portions of an issuer’s capital structure, investing in the same portion but on different terms, obtaining exposure to the investment using different types of securities or instruments, voting securities in a different manner, and/or acquiring or disposing of its interests at different times than our group). In connection with the foregoing, Brookfield or Brookfield Accounts may pursue or enforce rights or activities, or refrain from pursuing or enforcing rights or activities, with respect to a particular investment in which our group has invested, even though such actions or inaction could adversely affect our group. For example, if an issuer in which our group has an investment and in which Brookfield or a Brookfield Account also has an investment, but at a different portion of the capital structure, becomes distressed or defaults on its obligations, Brookfield will have conflicting loyalties between its duties to our group and to itself or to the Brookfield Account. In such a situation Brookfield, acting on behalf of itself or a Brookfield Account, may seek a liquidation, reorganization or restructuring of the issuer that may have an adverse effect on our group’s holdings in the same issuer, and our transactions may be effected at prices or terms that may be less favorable than would otherwise have been the case (or vice versa). In addition, in the event that Brookfield or Brookfield Accounts hold voting securities of an issuer in which our group holds loans, bonds, or other credit-related securities, Brookfield or such Brookfield Accounts may have the right to vote on certain matters that have an adverse effect on the positions held by our group. Furthermore, to the extent that Brookfield or a Brookfield Account has holdings in the same issuer as our group, Brookfield may be incentivized to take its interests or the interests of such Brookfield Account into consideration in connection with actions it takes on behalf of our group, even though taking such interests into account could adversely affect our group.

In addition, our group and Brookfield or a Brookfield Account may jointly acquire a portfolio of assets and thereafter divide up the assets. In this circumstance, Brookfield will determine the purchase price associated with each asset, which price may not represent the price our group would have paid if it had acquired only the assets our group ultimately retains. Furthermore, our group and Brookfield or a Brookfield Account may jointly enter into a binding agreement to acquire an investment. If Brookfield or such Brookfield Account is unable to consummate such investment, our group may be subject to additional liabilities, including the potential loss of any deposit or the obligation to fund the entire investment. In addition, our group may provide for the repayment of indebtedness and/or the satisfaction of guarantees on behalf of a Brookfield Account in connection with investments made by such Brookfield Account alongside our company. Likewise, a Brookfield Account in which our group is invested may provide for the repayment of indebtedness and/or the satisfaction of guarantees on behalf of co-investment vehicles in connection with investments made by such vehicles alongside the Brookfield Account. In such circumstances, certain investors will benefit from such provision for repayment of indebtedness and/or the satisfaction of guarantees even though those investors are not providing the same level of credit support as our group (or the Brookfield Account, as applicable). In the event the Brookfield Account (or a co-invest vehicle) does not satisfy its share of any payment in respect of any such borrowing, our group (or the Brookfield Account in which our group is invested, as applicable) will be contractually obligated to satisfy their share even if our group (or the Brookfield Account) does not have recourse against the investor(s) benefiting from such support.

Subject to Brookfield policies, information barriers and applicable legal restrictions, other parts of Brookfield may (but are under no obligation to) refer investment opportunities to our group, including investments in issuers in which Brookfield Accounts have existing investments. Referrals of such related investments give rise to potential conflicts of interest, including that an investment by our group may benefit such Brookfield Accounts.

In situations in which our group invests alongside Brookfield or a Brookfield Account, conflicts of interest will potentially arise with respect to the nature and timing of the initial investment and purchase price, the allocation of control rights, strategic objectives, timing of transactions, such as the disposition of all or part of an investment, or resolution of a liability in connection with an investment. These conflicts may result from various factors, including investments in different levels of the capital structure, different measurements of control, different risk profiles, different rights with respect to disposition alternatives, different investment horizons and different target rates of return.

As a result of the various conflicts and related issues described above, our group could sustain losses during periods where Brookfield or a Brookfield Account achieve profits generally or with respect to particular holdings, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed.

Pursuit of Investment Opportunities by Certain Non-Controlled Affiliates. Certain companies with which Brookfield may technically be affiliated (i) are controlled, in whole or in part, by persons other than Brookfield, including, for example, joint ventures or similar arrangements with third parties where Brookfield does not have complete control; (ii) are separated from Brookfield pursuant to an information barrier; or (iii) do not coordinate or consult with Brookfield with respect to investment decisions, or together, non-controlled affiliates. Such non-controlled affiliates may have investment mandates that overlap with our group’s investment mandate and conflicts may arise therefrom. For example, the possibility exists that such non-controlled affiliates or investment vehicles managed by such non-controlled affiliates could pursue investment opportunities which are suitable for our group but which are not made available to our group since such non-controlled affiliates do not consult with and/or are not wholly controlled by Brookfield. Similarly, certain of Brookfield’s investment activities are managed independently of, and carried out without any reference to the management of our group. In certain instances, there are information barriers in place pursuant to which investment operations are managed independently of each other and information is not generally shared relating to such activities.

Arrangements with Brookfield. Our group’s relationship with Brookfield involves a number of arrangements, including the Master Services Agreement and the Relationship Agreement, pursuant to which Brookfield provides various services, including access to financing arrangements and acquisition opportunities. Certain of these arrangements were effectively determined by Brookfield in the context of the special distribution, and therefore may contain terms that are less favorable than those which otherwise might have been negotiated between unrelated parties. Circumstances may arise in which these arrangements will need to be amended or new arrangements will need to be entered into, and conflicts of interest between our group and Brookfield may arise in negotiating such new or amended arrangements. Furthermore, Brookfield is generally entitled to share in the returns generated by our group’s operations, which could create an incentive for it to assume greater risks when making decisions than it otherwise would in the absence of such arrangements. In addition, our group’s investment in Brookfield Accounts may provide Brookfield with certain ancillary benefits, such as satisfying Brookfield’s commitment to invest in such accounts (which Brookfield would otherwise need to satisfy from different sources) and assisting Brookfield in marketing the Brookfield Accounts.

Fees for Services. Our group (or portfolio companies that our group is directly or indirectly invested in) may be retained to perform certain services to Brookfield, Brookfield Accounts and/or companies and assets they are invested in that would otherwise be provided by third parties. To the extent our group provides such services, our group will generally be compensated (a) at rates for the relevant services that do not exceed the rates that Brookfield reasonably believes to be customarily charged (at such time) for similar services by (i) persons engaged in the same or substantially similar activities or (ii) Brookfield in its provision of the same or substantially similar services to one or more third parties, or the customary rates; provided that, if customary rates are not able to be determined, such services may be provided at cost (including an allocable share of internal costs), (b) at such other rates for the relevant services approved by our independent directors and/or the directors of the general partner of the partnership that are independent of Brookfield. In determining customary rates, Brookfield will seek to determine what one or more comparable service providers who are engaged in the same or substantially similar activities as Brookfield charge in the ordinary course for similar services at the time of determination. While Brookfield will determine in good faith what rates it believes are customary for such services at such time, there will likely be variances in the marketplace based on an array of factors that affect service providers and the prices of their services, including loss leader pricing strategies or other marketing practices, integration efficiencies, geographic market differences and the quality of the services provided. Brookfield will make a good faith determination as to what it believes to be the customary rate at such time, and may base its determination on one or more factors, including market knowledge, prices charged by competitors, prices charged by Brookfield to one or more third parties, a third party valuation agent, commodity or other price forecasting, prices required in order to meet certain regulatory requirements or qualify for particular governmental programs or other subjective and objective metrics. However, there can be no assurances that the rates charged by our group will not be less than those charged by certain similarly-situated service providers in any given circumstance. If the market rate for any service increases such that it is greater than the rate charged by our group, then our group may be obligated to continue to provide the applicable service at a below-market rate.

In the ordinary course, Brookfield employees are hired or retained by, or seconded or otherwise allocated to (in whole or in part), our group and/or portfolio companies that our group is directly or indirectly invested in for performance of operating services or roles that in the normal course are expected to be carried out by our group’s (or the relevant portfolio company’s) personnel. In connection with any such arrangement, all or a portion of the compensation and overhead expenses relating to such employees (including base salaries, benefits and incentive compensation (which may include long-term incentive awards of equity or options for equity in Brookfield), among other things) will directly or indirectly be borne by our group or the applicable portfolio companies. The compensation and overhead expenses relating to such employees generally will be within the market compensation range for the roles filled in the relevant market based on one or more of the following: (i) market compensation studies or guidance provided by third parties; (ii) recent market hires made by the relevant portfolio company for comparable positions; (iii) the employee’s peers at Brookfield and the portfolio company; and/or (iv) specific compensation reviews conducted by compensation consultants. For these purposes, given how certain compensation arrangements are structured and valued (particularly various forms of incentive compensation that vest over time and whose value upon payment is based on estimates) and how overhead expenses are generally allocated, in each case requiring certain judgments and assumptions, there can be no assurance that portfolio companies (and indirectly our group) will not bear higher costs than they would have had such expenses been valued, allocated or charged differently.

Brookfield and its personnel will receive certain intangible and/or other benefits and/or perquisites arising or resulting from their activities on behalf of our group and/or portfolio companies in which our group is (directly or indirectly) invested which will not reduce fees or other expenses or otherwise be shared with our group and/or our group’s portfolio companies. For example, airline travel and hotel stays incurred as direct or indirect expenses of our company and/or portfolio companies in which our group is (directly or indirectly) invested may result in “miles” or “points” or credit in loyalty/status programs, and such benefits and/or amounts will, whether or not de minimis or difficult to value, enure exclusively to Brookfield and/or such personnel (and not our group and/or our group’s portfolio companies) even though the cost of the underlying service is borne by directly or indirectly by our group and/or our group’s portfolio companies. In addition, Brookfield may make available certain discount programs to its employees as a result of Brookfield’s relationship with a portfolio company, such as “friends and family” and similar discounts.

Brookfield Investments in Companies. Brookfield (or Brookfield Accounts) will from time to time make equity or other investments in companies or businesses that provide services to or otherwise contract with our group, Brookfield Accounts in which our group is invested or our group’s direct or indirect portfolio companies.

In particular, Brookfield has in the past entered into, and expects to continue to enter into, relationships with companies in technology and other sectors and industries in which Brookfield has broad expertise and knowledge, whereby Brookfield acquires an equity or other interest in such companies that may, in turn, transact with our group, Brookfield Accounts in which our group is invested or our group’s direct or indirect portfolio companies. For example, Brookfield (through an investment program referred to as Brookfield Ventures) invests in emerging technology companies that develop and offer technology products that are expected to be of relevance to our group, Brookfield Accounts in which our group is invested or our group’s direct or indirect portfolio companies (as well as third party companies). In connection with such relationships, Brookfield may, and often will, refer, introduce or otherwise facilitate transactions between such companies and our group, Brookfield Accounts in which our group is invested or our group’s direct or indirect portfolio companies, which may, and often will, result in benefits to Brookfield, including via increased profitability of the relevant company, as well as financial incentives and/or milestones which benefit Brookfield (including through increased equity allotments), which may be significant. Such financial incentives that enure to or benefit Brookfield pose an incentive for Brookfield to cause our group, Brookfield Accounts in which our group is invested or our group’s direct or indirect portfolio companies to enter into such transactions that may or may not have otherwise been entered into. Financial incentives derived from relationships with such companies will generally not be shared with our group. Furthermore, such transactions are likely to contribute to the development of expertise, reputational benefits and/or the development of new products or services by Brookfield and/or the companies or businesses that Brookfield is invested in, which Brookfield will seek to capitalize on to generate additional benefits that are likely to enure solely to Brookfield and not to our group. For the avoidance of doubt, any of the arrangements and/ or benefits described in this paragraph will not require notice to, or the consent of, our group’s securityholders.

Sharing of Services. In certain circumstances, in order to create efficiencies and optimize performance, one or more of our group’s investments, portfolio companies or assets may determine to share the operational, legal, financial, back-office or other resources of another of our group’s investments, portfolio companies or assets, or of an investment, portfolio company or asset of Brookfield or a Brookfield Account. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities on a basis that Brookfield determines in good faith is fair and equitable.

Affiliated Transactions. In the ordinary course of business, certain of our group’s investments may receive services from, or participate in transactions or other arrangements with, portfolio companies invested in by Brookfield or Brookfield Accounts in which our group is not invested. Such transactions and/or arrangements may not have been entered into but for the affiliation or relationship with Brookfield and, in certain cases, may replace transactions and/or arrangements with third parties. For example, one of our group’s investee companies may be a tenant of or may contract to acquire power from a portfolio company of Brookfield or a Brookfield Account. These transactions and/or arrangements are expected to be entered into on an arm’s length basis at customary rates in accordance with our and the partnership’s conflicts policy. In addition, certain such engagements may involve performance-based compensation, or operating performance compensation, payable to certain management members of the applicable operating affiliate providing the service. The cost of such operating performance compensation and any other related fees and expenses in connection with services provided by the operating affiliate will be borne entirely by our group or the investee company receiving the service (and indirectly by our group based on our direct or indirect interest in such investee company). For the avoidance of doubt, Brookfield or the operating affiliate may subcontract with third parties for the provision of the services Brookfield or the operating affiliate was engaged to provide.

While such transactions and/or arrangements have the potential for inherent conflicts of interest, Brookfield believes that our group’s access to Brookfield and its and Brookfield Accounts’ portfolio companies enhances our group’s capabilities and is an integral part of our operations. These transactions and/or arrangements will not require the consent of our group’s securityholders.

Information Sharing. Because of the extensive scope of Brookfield’s activities, Brookfield often has or obtains information that can be utilized by Brookfield across multiple strategies. For example, information

Brookfield has or acquires through its management of Brookfield Accounts or its own investing activities may be used by Brookfield to identify or evaluate potential investments for our group. Conversely, information Brookfield has or acquires in connection with our group’s activities may be used for the benefit of Brookfield or Brookfield Accounts (and, for the avoidance of doubt, Brookfield will have no duty (contractual, fiduciary or otherwise) to keep such information confidential from, or not to use such information in connection with the investment activities of, itself or Brookfield Accounts). Brookfield may trade, or may cause Brookfield Accounts to trade, on the basis of information it has or obtained through our group’s investment and operations activities. In some cases, this trading may result in Brookfield or a Brookfield Account taking a position that is different from, and potentially adverse to, a position taken by our group, or may result in Brookfield or a Brookfield Account benefiting from our group’s investment activities. Brookfield has implemented policies and procedures to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions with respect to communication and information sharing. Such policies and procedures may reduce synergies across Brookfield’s various activities, which could negatively affect Brookfield’s or our group’s ability to pursue attractive investment opportunities that would otherwise be available to Brookfield or our group if such policies and procedures were not implemented. From time to time, such policies and procedures may result in our group, Brookfield or Brookfield Accounts having reduced investment opportunities or investment flexibility, or may otherwise restrict our group, Brookfield or Brookfield Accounts in their activities with respect to such information.

Regardless of the existence of information barriers, Brookfield will not have any obligation or other duty to make available for our group’s benefit any information regarding Brookfield’s trading activities, strategies or views, or the activities, strategies or views used for other Brookfield Accounts. Furthermore, to the extent that Brookfield has access to analysis, models and/or information developed by Brookfield and its personnel, Brookfield will not be under any obligation or other duty to effect transactions on behalf of our group in accordance with such analysis and models. In the event Brookfield elects not to share certain information with our group, our group may make investment decisions that differ from those it would have made if Brookfield had provided such information, which may be disadvantageous to our group.

Material Non-Public Information; Trading Restrictions. From time to time, our group’s ability to buy or sell certain securities may be restricted by applicable securities laws, regulatory requirements, information held by Brookfield, contractual obligations applicable to Brookfield, and potential reputational risks relating to our group, Brookfield or Brookfield Accounts (including Brookfield’s internal policies designed to comply with these and similar requirements). Brookfield might not engage in transactions or other activities for, or enforce certain rights in favor of, our company due to Brookfield’s activities outside our group and regulatory requirements, policies, and reputational risk assessments.

Brookfield may possess material, non-public information about a company that would limit our group’s ability to buy and sell securities related to that company (or, potentially, to other companies). For example, Brookfield Personnel take seats on boards of directors of, or have board of directors observer rights with respect to, portfolio companies in which Brookfield invests (including on our group’s behalf). In such situations, Brookfield may be limited and/or restricted in its ability to trade in the securities of the company (or other companies about which the company has material non-public information). This may adversely affect our group’s ability to make and/or dispose of certain investments.

Furthermore, as a result of applicable regulations, in certain circumstances, our group’s position in an investment may be aggregated with a position held by Brookfield (including parts of Brookfield that are separated by an information barrier) and Brookfield Accounts. This could require our group, together with such other Brookfield parties, to make certain disclosure filings or could otherwise restrict our activities with respect to such investment.

Client and Other Relationships. Brookfield is permitted to pursue other business activities (including through portfolio companies that it and Brookfield Accounts invest in) and provide services to third parties that compete directly with our group’s business and activities without providing our group with an opportunity to participate, which could result in the allocation of Brookfield’s resources, personnel and acquisition opportunities to others who compete with our group. In addition, certain portfolio companies in which our group, Brookfield and/or Brookfield Accounts are invested in may provide investment banking and other advisory services to third parties with respect to assets in which our group may be invested or seeking to invest. The interests of such portfolio companies in such circumstances may conflict with (and potentially be adverse to) our group’s interests, and our group may compete with such portfolio companies (and their third party clients) in pursuing certain investments. Brookfield generally implements policies and procedures (including, for example, information barriers) to mitigate potential conflicts of interest and address certain regulatory requirements relating to these potential circumstances.

Limited Liability of Brookfield. The liability of Brookfield and its directors is limited under our group’s arrangements with them, and our group has agreed to indemnify Brookfield and its directors against claims, liabilities, losses, damages, costs or expenses which they may face in connection with those arrangements, which may lead them to assume greater risks when making decisions than they otherwise would if such decisions were being made solely for their own account, or may give rise to legal claims for indemnification that are adverse to the interests of our group’s securityholders.

Valuation of Our Investments. Brookfield performs certain valuation services related to our group’s securities and assets. Brookfield performs such services in accordance with its valuation policies. From time to time, Brookfield may value a similar or identical asset differently for our group than for itself or a Brookfield Account, including because our group, Brookfield and Brookfield Accounts are subject to different valuation guidelines pursuant to our group’s and their respective governing agreements (e.g., in connection with differing applicable regulatory restrictions), different third party vendors are hired to perform valuation functions for our company, Brookfield or the Brookfield Accounts, or otherwise. In addition, Brookfield faces a conflict with respect to valuations generally because of their effect on Brookfield’s fees and other compensation.

Brookfield Public Securities Group. Brookfield is an active participant, as agent and principal, in the global fixed income, currency, commodity, equities and other markets. Certain of Brookfield’s investment activities are managed independently of, and carried out without any reference to, the management of our group. For example, Brookfield may invest, trade or make a market in the equity, debt or other interests of our group’s portfolio companies without regard to the impact on our group of such activities. In particular, Brookfield’s Public Securities Group, or PSG, manages investment funds and accounts that invest in public debt and equity markets. There is currently an information barrier in place pursuant to which PSG manages its investment operations independently of other parts of Brookfield and does not generally share information relating to such activities. As a result, PSG will not share investment opportunities that may otherwise be suitable for our group with our group, and our group will have no rights with respect to such opportunities. In addition, in certain circumstances, funds and/or accounts managed by PSG may hold an interest in one of our group’s investments and, as a result of different investment objectives and views, PSG may manage such interests in a way that is different from our group (including, for example, by investing in different portions of an issuer’s capital structure, short selling securities, voting securities in a different manner, and/or selling its interests at different times than our group). As a result of the information sharing barrier, our group’s investment team may not be aware of, and may not have the ability to manage, such conflicts. Brookfield may decide at any time, and without notice to our shareholders, to remove or modify such information barrier. In the event that the information barrier is removed or modified, Brookfield may be subject to certain protocols, obligations and restrictions in managing our group, including, for example, conflicts-management protocols, aggregated regulatory reporting obligations and certain potential investment-related restrictions.

Third Party Service Providers. Our group’s service providers or service providers of our group’s portfolio companies (including deal sourcers, consultants, lenders, brokers, accountants, attorneys and outside directors) may be (or their affiliates may be) shareholders and/or sources of investment opportunities and counterparties therein, or may otherwise participate in transactions or other arrangements with our group and/or Brookfield or Brookfield Accounts. These factors may influence Brookfield in deciding whether to select such a service provider. Notwithstanding the foregoing, Brookfield will only select a service provider to the extent Brookfield determines that doing so is appropriate for our group given all surrounding facts and circumstances and is consistent with Brookfield’s responsibilities under applicable law, provided that, for the avoidance of doubt, Brookfield often will not seek out the lowest-cost option when engaging such service providers as other factors or considerations typically prevail over cost.

Our group’s service providers may charge different rates to different recipients based on the specific services provided, the personnel providing the services, or other factors. As a result, the rates paid with respect to these service providers by our group, on the one hand, may be more or less favorable than the rates paid by Brookfield or Brookfield Accounts, on the other hand. Brookfield or Brookfield Accounts may hold investments in companies that provide services to entities in which our group invests generally, and, subject to applicable law, Brookfield may refer or introduce such companies’ services to entities that have issued securities held by our group.

Advisors. Brookfield may engage or retain strategic advisors, senior advisors, operating partners, executive advisors, consultants and/or other professionals who are not employees or affiliates of Brookfield (which may include former Brookfield employees as well as current and former executive officers of Brookfield portfolio companies) and who are expected, from time to time, to receive payments from, or allocations or performance-based compensation with respect to, our group’s portfolio companies (as well as from our group, Brookfield or Brookfield Accounts in which our group is invested). In such circumstances, such payments from, or allocations or performance-based compensation with respect to, our group’s direct and indirect portfolio companies and/or our group or Brookfield Accounts in which our group is invested may be treated as expenses of our group or such Brookfield Accounts. These strategic advisors, senior advisors, operating partners, executive advisors, consultants and/or other professionals (which may include certain former Brookfield employees) may be offered the ability to co-invest alongside our group, including in those investments in which they are involved (and for which they may be entitled to receive performance-based compensation, which will reduce our group’s returns), or otherwise participate in equity plans for management of a portfolio company. In certain cases, these persons may have certain attributes of Brookfield “employees” (e.g., they may have dedicated offices at Brookfield and/or participate in certain benefit arrangements typically reserved for Brookfield employees) even though they are not considered Brookfield employees, affiliates or personnel. Brookfield expects, where applicable, to allocate the costs of such personnel to the applicable portfolio companies, to our group and/or to Brookfield Accounts in which our group is invested. Payments or allocations to Brookfield’s strategic advisors, senior advisors, operating partners, executive advisors, consultants and other similar professionals can be expected to increase the overall costs and expenses borne indirectly by shareholders. There can be no assurance that any of the strategic advisors, senior advisors, operating partners, executive advisors, consultants and/or other professionals will continue to serve in such roles and/or continue their arrangements with Brookfield and/or any portfolio companies or Brookfield Accounts.

Diverse Interests. The various types of investors in and beneficiaries of our group, including Brookfield, may have conflicting investment, tax and other interests with respect to their interests. When considering a potential investment for our group, Brookfield will generally consider our group’s investment objectives, not the investment objectives of any particular investor or beneficiary. Brookfield may make decisions, including with respect to tax or other reporting positions, from time to time that may be more beneficial to one type of investor or beneficiary than another, or to Brookfield than to investors or beneficiaries unaffiliated with Brookfield. Brookfield reserves the right on behalf of itself and its affiliates to take actions adverse to our group or other Brookfield Accounts in these circumstances, including withholding amounts to pay actual or potential tax liabilities.

Furthermore, our group and any entities with which our group co-invests may have conflicting investment, tax and other interests with respect to the investments our group makes directly or indirectly. Conflicts of interest may arise in connection with the structure of the investments or decisions made by Brookfield which may be more beneficial for another investing entity and its partners, on the one hand, than for our group and our group’s securityholders, on the other hand (or vice versa) (for instance, the manner in which investments are structured, financed and/or harvested may produce tax results that are favorable to an investing entity targeted to non-U.S. investors, but not to our group (or vice versa), or are favorable to a taxable investor, as compared to a tax-exempt investor (or vice versa)).

Reputational Considerations. Given the nature of its broader platform, Brookfield has an interest in preserving its reputation, including with respect to certain of its affiliates, and in certain circumstances, such reputational considerations may conflict with our group’s interests. Our company’s directors, the directors of the partnership’s general partner or Brookfield may make decisions on our group’s behalf for reputational reasons that may not be directly aligned with the interests of our group’s securityholders or consistent with the determination our directors, the directors of the partnership’s general partner or Brookfield otherwise would have made absent its interest in Brookfield’s broader reputation. For example, Brookfield may limit transactions and activities on our group’s behalf for reputational or other reasons, including where Brookfield is providing (or may provide) advice or services to an entity involved in such activity or transaction, where a Brookfield Account is or may be engaged in the same or a related activity or transaction to that being considered on our group’s behalf, where a Brookfield Account has an interest in an entity involved in such activity or transaction, or where such activity or transaction on behalf of or in respect of our group could affect our directors, the directors of the partnership’s general partner, Brookfield, Brookfield Accounts or their activities.

Possible Future Activities. Brookfield may expand the range of services that it provides over time. Except as provided herein, Brookfield will not be restricted in the scope of its business or in the performance of any services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. Brookfield has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with companies that may hold or may have held investments similar to those intended to be made by our group. These companies may themselves represent appropriate investment opportunities for our group or may compete with our group for investment opportunities.

Excess Funds Liquidity Arrangement with Related Parties. Our group has an arrangement in place with Brookfield pursuant to which it lends our group excess funds from time to time. This arrangement is intended to enhance the use of excess funds between our group and Brookfield when Brookfield has excess funds and our group has a business need for the capital (including, without limitation, to fund operating or investment activities and/or to pay down higher cost capital), providing (i) to Brookfield, a higher rate of return on the funds than it otherwise would be able to achieve in the market and (ii) to our group, a lower cost of funds than it otherwise would be able to obtain in the market.

Brookfield, in its capacity as the Service Provider, determines when it is appropriate for our group to borrow excess funds from Brookfield. Brookfield has similar arrangements, including arrangements pursuant to which other Brookfield affiliates lend excess funds to Brookfield from time to time, with other affiliates for whom it serves in one or more capacities, including (among others) promoter, principal investor and investment manager. It is therefore possible that, from time to time and to the extent that Brookfield determines this to be in the best interests of the parties, funds that are placed on deposit with Brookfield by other Brookfield affiliates will, in the discretion of Brookfield on a case-by-case basis, be lent on to our group. Because the interest rates charged are reflective of the credit ratings of the applicable borrowers, any loans by Brookfield to its affiliates, including our group (as applicable), generally will be at higher interest rates than the rates then applicable to any balances deposited with Brookfield by other Brookfield affiliates. These differentials are approved according to protocols described below. Accordingly, Brookfield also benefits from these arrangements and will earn a profit as a result of the differential in lending rates.

Amounts our group borrows from Brookfield pursuant to this arrangement generally are repayable at any time upon either side’s request, and Brookfield generally ensures that the borrower has sufficient available capital from another source in order meet potential repayment demands. As noted above, Brookfield determines the interest rate to be applied to loaned amounts taking into account each party’s credit rating and the interest rate that would otherwise be available to it in similar transactions on an arm’s length basis with unrelated parties.

See above under “Risk Factors—Risks Relating to Our Relationship with Brookfield and Brookfield Renewable—Our organizational and ownership structure may create significant conflicts of interest that may be resolved in a manner that is not in the best interests of our company or the best interests of our shareholders”.

RELATIONSHIP WITH BROOKFIELD RENEWABLE

The partnership believes that certain investors in certain jurisdictions may be dissuaded from investing in the partnership because of the tax reporting framework that results from investing in units of a Bermuda-exempted limited partnership. Creating our company, a corporation, and distributing our class A shares, with each share having been structured with the intention of providing an economic return equivalent to one unit, is intended to achieve the following objectives:

•	Provide investors that would not otherwise invest in the partnership with an opportunity to gain access to the partnership’s globally diversified portfolio of high-quality renewable power assets.

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and the dividend level on a class A share will be identical to the post-closing unit distribution level, with the result that the aggregate distribution received by a holder on its units and class A shares will be the same as it would have received if the special distribution had not been made.

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Provide investors with a tax reporting framework that may be favored by investors in some jurisdictions over the tax reporting framework provided by an investment in the partnership, which we believe will attract new investors who will benefit from investing in our business.

•	Create a company that we expect to be eligible for inclusion in several indices, which may be attractive to certain investors.

•	Provide our group with a greater securityholder base, thereby creating enhanced liquidity for our group’s securityholders.

•	Create a company that will provide our group with the ability to access new capital pools.

Each class A share will be structured with the intention of providing an economic return equivalent to one unit (subject to adjustment to reflect certain capital events), including identical dividends on a per share basis as are paid on each unit, and will be exchangeable at the option of the holder for one unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of our group). We therefore expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of our group as a whole. Brookfield Renewable will hold a 75% voting interest in our company through its holding of our class B shares and class C shares.

In order to effect the special distribution, our company will acquire its Business from Brookfield Renewable. In addition, a number of agreements and arrangements are being entered into between our company and Brookfield Renewable to create our company, while keeping it as a part of our group.

Support Agreement

Prior to the completion of the special distribution, our company will enter into the Support Agreement, which will become effective on the second anniversary of the distribution date and pursuant to which Brookfield Renewable will covenant that, so long as class A shares not owned Brookfield Renewable are outstanding, Brookfield Renewable will, among other things:

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not declare or pay any distribution on the units unless: (i) on the same day our company declares or pays, as the case may be, an equivalent distribution on the class A shares; and (ii) our company has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and our articles, of an equivalent distribution on the class A shares;

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advise our company sufficiently in advance of the declaration of any distribution on the units and take other actions reasonably necessary to ensure that the declaration date, record date and payment date for distributions on the class A shares are the same as those for any corresponding distributions on the units;

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ensure that the record date for any distribution declared on the units is not less than ten (10) business days after the declaration date of such distribution (or such shorter time period as may be permitted by law); and

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take all actions reasonably necessary to enable our company to pay the liquidation amount or amount payable on an exchange of our class A shares in the event of a liquidation, dissolution or winding up of our company, an exchange request by a holder of class A shares or a redemption of class A shares by our company, as the case may be.

Notwithstanding the foregoing, we expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution.

The Support Agreement will also provide that, without the prior approval of our company and two-thirds (2/3rds) of votes received from holders of class A shares, Brookfield Renewable will not distribute additional units or rights to subscribe therefor or other property or assets to all or substantially all holders of units, change any of the rights, privileges or other terms of units, or change the then outstanding number of units into a lesser or greater number (except for changes in the outstanding number of units as a result of any offering or repurchases by Brookfield Renewable), unless the same or an equivalent distribution on, or change to, the class A shares (or in the rights of the holders thereof) is made simultaneously. In the event of any proposed cash offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the units, Brookfield Renewable and our company will use reasonable best efforts to take all actions necessary or desirable to enable holders of class A shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of the units, without discrimination.

The Support Agreement will also provide that, as long as any outstanding class A shares are owned by any person or entity other than Brookfield Renewable or our company, Brookfield Renewable will, unless approval to do otherwise is obtained from two-thirds (2/3rds) of votes received from holders of class A shares, remain the direct or indirect beneficial owner of all of the issued and outstanding class B shares.

The Support Agreement may not be amended without the approval of two-thirds (2/3rds) of votes received from holders of class A shares, except in limited circumstances for the purposes of (i) adding to the covenants of any or all of the parties thereto if our board or the board of directors of the general partner of the partnership is of the opinion that such additions will not be prejudicial to the rights or interests of non-Brookfield affiliated holders of class A shares, (ii) evidencing the succession of a person or continuing entity of the partnership as a result of any transaction whereby all of the partnership’s undertaking, property and assets would become the property of such person or entity and the covenants of and obligations assumed by each such person or continuing entity, (iii) making such amendments or modifications that, in the opinion of our board or the board of directors of the general partner of the partnership, is expedient to make, provided such amendments or modifications are not prejudicial to the rights or interests of the non-Brookfield affiliated holders of class A shares; or (iv) making such changes or corrections that are required for the purpose of curing or correcting any ambiguity, defect, inconsistent provision, clerical omission or manifest error, provided such changes or corrections are not prejudicial to the rights or interests of the non-Brookfield affiliated holders of class A shares.

Credit Support

As described elsewhere in this prospectus, the special distribution is being effected in a manner that we expect will not result in any adverse impact on Brookfield Renewable’s credit rating or its preference shareholders, preferred unitholders or debtholders. Upon completion of the special distribution, our subsidiaries LATAM Holdco and BEP Subco Inc. will fully and unconditionally guarantee (i) any unsecured debt securities issued by Brookfield Renewable Partners ULC, which we refer to as Finco, in each case as to payment of principal, premium (if any) and interest when and as the same will become due and payable under or in respect of the trust indenture under which such securities are issued, (ii) the senior preferred shares of Brookfield Renewable Power Preferred Equity Inc., or BRPPE, as to the payment of dividends when due, the payment of amounts due on redemption and the payment of amounts due on the liquidation, dissolution or winding up of

BRPPE, (iii) the partnership’s preferred units, as to payment of distributions when due, the payment of amounts due on redemption and the payment of amounts due on the liquidation, dissolution or winding up of the partnership, and (iv) the obligations of Brookfield Renewable under its bilateral credit facilities, under which LATAM Holdco is also a borrower.

Prior to completion of the special distribution, LATAM Holdco will be removed as a borrower under the Brookfield Renewable bilateral credit facilities.

Subscription Agreement

Our company will enter into subscription agreements with the partnership from time to time, pursuant to which our company will subscribe for such number of units necessary to satisfy our obligations in respect of requests for exchange made by class A shareholders, as and when they arise, or a redemption of our class A shares by our company, in each case at a price per unit equal to the NYSE closing price of one unit on the date that the applicable request for exchange is received by our transfer agent, or the NYSE closing price of one unit on the trading day immediately preceding the announcement of a redemption, as the case may be.

Conversion Agreement

Prior to the completion of the special distribution, we expect to enter into a conversion agreement with Brookfield Renewable, or the Conversion Agreement, pursuant to which Brookfield Renewable may subscribe for class A shares and deliver class C shares in satisfaction of the subscription price. The Conversion Agreement will become effective on the distribution date and continue in full force and effect until all of the class C shares have been cancelled or redeemed. See “Description of Our Share Capital—Class A Shares—Exchange by Holder” and “Description of Our Share Capital—Class C Shares” for further details.

Credit Facilities

Prior to the completion of the special distribution, we expect to enter into two credit agreements with Brookfield Renewable, one as borrower and one as lender, each providing for a ten-year revolving $1.75 billion credit facility to facilitate the movement of cash within our group. Our credit facility will permit our company to borrow up to $1.75 billion from Brookfield Renewable and the other will constitute an operating credit facility that will permit Brookfield Renewable to borrow up to $1.75 billion from our company. We expect that no amounts will be drawn under these credit facilities as of the date of the special distribution.

The credit facilities will be available in U.S. or Canadian dollars, and advances will be made by way of LIBOR, base rate, bankers’ acceptance rate or prime rate loans. Both operating facilities are expected to bear interest at the specified LIBOR or bankers’ acceptance rate plus 2%, plus an applicable spread, in each case, subject to adjustment from time to time as the parties may agree. In addition, each credit facility will contemplate potential deposit arrangements pursuant to which the lender thereunder would, with the consent of a borrower, deposit funds on a demand basis to such borrower’s account at a reduced rate of interest.

Equity Commitment

Prior to the completion of the special distribution, Brookfield Renewable will provide to our company an equity commitment in the amount of $1 billion. The equity commitment may be called by our company in exchange for the issuance of a number of class C shares or preferred shares (as defined below), as the case may be, to Brookfield Renewable, corresponding to the amount of the equity commitment called divided (i) in the case of a subscription for class C shares, by the volume-weighted average of the trading price for our class A shares on the principal stock exchange on which our class A shares are listed for the five (5) days immediately preceding the date of the call, and (ii) in the case of a subscription for preferred shares, $25.00.

The equity commitment will be available in minimum amounts of $10 million and the amount available under the equity commitment will be reduced permanently by the amount so called. Before funds may be called on the equity commitment, a number of conditions precedent must be met, including that Brookfield Renewable continues to control our company and has the ability to elect a majority of our board of directors.

The rationale for the equity commitment is to provide our company with access to equity capital on an as-needed basis and to maximize our flexibility. As discussed above, our company will also enter into credit facilities with Brookfield Renewable for purposes of providing our company and Brookfield Renewable with access to debt financing on an as-needed basis and to maximize our flexibility. Our company may also establish credit facilities with one or more arm’s length banks. We intend to use the liquidity provided by the equity commitment and credit facilities for working capital purposes, and we may use the proceeds from the equity commitment to fund growth capital investments and acquisitions. The determination of which of these sources of funding our company will access in any particular situation will be a matter of optimizing needs and opportunities at that time.

Voting Agreements

Our company and Brookfield Renewable have determined that it is desirable for our company to have control over certain of our entities through which we hold our interest in our operating subsidiaries. Accordingly, our company has entered into voting agreements, or the Voting Agreements, to provide us with voting rights over such entities.

Pursuant to the Voting Agreements, voting rights with respect to any of the applicable entities will be voted in accordance with the direction of our company with respect to certain matters, including: (i) the election of directors; (ii) any sale of all or substantially all of its assets; (iii) any merger, amalgamation, consolidation, business combination or other material corporate transaction, except in connection with any internal reorganization that does not result in a change of control; (iv) any plan or proposal for a complete or partial liquidation or dissolution, or any reorganization or any case, proceeding or action seeking relief under any existing laws or future laws relating to bankruptcy or insolvency; (v) any amendment to its governing documents; or (vi) any commitment or agreement to do any of the foregoing.

Conflicts of Interest

In order to effect the special distribution, our company will acquire its Business from Brookfield Renewable. In addition, as described above, a number of agreements and arrangements are being entered into between our company and Brookfield Renewable to create our company, while keeping it as a part of our group. Given our ownership structure, the rationale for our formation and because each class A share will be structured with the intention of providing an economic return equivalent to one unit, we expect that the interests of our company and Brookfield Renewable will typically be aligned. In addition, starting two years following the special distribution, Brookfield Renewable will provide support to our company in relation to, among other things, the payment of dividends on, and the satisfaction of our exchange obligations in respect of, our class A shares.

However, following the special distribution, conflicts of interest might arise between our company, on the one hand, and Brookfield Renewable, on the other hand. In order to assist our company in addressing such conflicts, our board is expected to include a non-overlapping director. As with conflicts between our company and Brookfield, potential conflicts will be approached in a manner that (i) is fair and balanced taking into account the facts and circumstances known at the time, (ii) includes third party validation and approvals when appropriate or required by applicable law and (iii) supports and reinforces our ownership structure, the rationale for our formation and the economic equivalence between the class A shares and units. We will not generally consider it a conflict for our company and Brookfield Renewable to form part of our group, including participating in acquisitions together, or to complete transactions contemplated by the agreements entered into prior to closing.

DESCRIPTION OF OUR SHARE CAPITAL

Upon completion of the special distribution, our authorized share capital will consist of (i) an unlimited number of class A shares; (ii) an unlimited number of class B shares; (iii) an unlimited number of class C shares; (iv) an unlimited number of class A senior preferred shares (issuable in series); and (v) an unlimited number of class B junior preferred shares (issuable in series), which, together with the class A senior preferred shares, we refer to as the preferred shares.

Upon completion of the special distribution, approximately 77.8 million class A shares, one class B share, approximately 16.1 million class C shares and no preferred shares will be issued and outstanding. Brookfield Renewable will hold all of the class B shares, having a 75% voting interest, and class C shares. In addition, Brookfield will, directly and indirectly, hold approximately 60% of our class A shares immediately upon completion of the special distribution as a result of class A shares distributed to Brookfield in respect of the general partner and the redeemable partnership units that it holds in BRELP and the units and general partner interest that it holds in the partnership.

Class A Shares

The following description of class A shares sets forth certain general terms and provisions of class A shares. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our company’s articles. Through the rights and governance structures described in this prospectus, each class A share is intended to provide its holder with an economic return that is equivalent to that of a unit. Consequently, we expect that the market price of our class A shares will be significantly impacted by the market price of the units and the combined business performance of our group as a whole.

Voting

Except as otherwise expressly provided in the articles or as required by law, each holder of class A shares will be entitled to receive notice of and to attend all meetings of our shareholders and will be entitled to one vote for each class A share held at all meetings of our shareholders, except for meetings at which only holders of another specified class or series of shares of our company are entitled to vote separately as a class or series. Except as otherwise expressly provided in the articles or as required by law, the holders of class A shares and class B shares will vote together and not as separate classes.

Holders of class A shares will hold an aggregate 25% voting interest in our company.

Dividends

The holders of class A shares will be entitled to receive dividends as and when declared by our board subject to the special rights of the holders of all classes and series of the preferred shares and any other shares ranking senior to the class A shares with respect to priority in payment of dividends. It is expected that each class A share will receive identical dividends to the distributions paid on each unit. We expect to commence paying dividends on our class A shares on the first distribution payment date for the units occurring after the distribution date for the special distribution.

Subject to the prior rights of holders of all classes and series of preferred shares at the time outstanding having prior rights as to dividends, and in preference to the class C shares, each class A share will entitle its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on a unit multiplied by (ii) the conversion factor (which initially shall be one, subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) determined in accordance with the articles and in effect on the date of declaration of such dividend, which we refer to as the class A dividend. The record and payment dates for the dividends on the class A shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the distributions upon the units. Share dividends, if any, paid on the class A shares and class C shares will be declared contemporaneously and paid at the same time in equal numbers of additional shares of the same class and series such that share dividends will be paid in class A shares to holders of the class A shares and in class C shares to holders of the class C shares.

If the full amount of a class A dividend is not declared and paid concurrently with a distribution on the units, then the undeclared or unpaid amount of such class A dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such class A dividend has been declared or authorized. Any class A dividend payment made shall first be credited against the earliest accumulated but unpaid class A dividends due which remain payable, which we refer to as unpaid accrued dividends. All class A dividends shall be paid prior and in preference to any dividends or distributions on the class C shares. The holders of class A shares shall not be entitled to any dividends from our company other than the class A dividends.

Exchange by Holder

At any time after the distribution date, holders of class A shares shall have the right to exchange all or a portion of their class A shares for one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our group). If you hold class A shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of class A shares, please contact the transfer agent and follow the process described below.

Each holder of class A shares who wishes to exchange one or more of his or her class A shares for units or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. Once the notice of exchange is delivered, any class A shares specified in such notice of exchange will be irrevocably tendered pending completion of such exchange. Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, deliver to the tendering holder of class A shares, in accordance with instructions set forth in the notice of exchange, one unit per class A share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our company). Upon completion of the exchange of any class A shares as described herein, the holder of class A shares who has exchanged their class A shares will have no further right, with respect to any class A shares so exchanged, to receive any dividends on class A shares with a record date on or after the date on which such class A shares are exchanged.

Notwithstanding the paragraph above, when a notice of exchange has been delivered to us by or on behalf of a tendering holder of class A shares, we will promptly, and in any event, within one (1) business day after receipt thereof, deliver to each of Brookfield and the partnership a written notification of our receipt of such notice of exchange setting forth the identity of the holder of class A shares who wishes to exchange such class A shares and the number of class A shares to be exchanged. The partnership may elect to satisfy our exchange obligation by acquiring all of the tendered class A shares in exchange for one unit per class A share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of the partnership). If the partnership elects to satisfy our exchange obligation, it shall, within three (3) business days from the receipt of the holder’s notice of exchange, provide written notice to us and Brookfield of its intention to satisfy the exchange obligation and shall satisfy such obligation within ten (10) business days from the date that the notice of exchange is received by our transfer agent by delivering to such holder of class A shares the units or its cash equivalent.

In the event that a tendering holder of class A shares has not received the number of units or its cash equivalent (the form of payment to be determined by us or the partnership in each of their sole discretion) in satisfaction of the tendered class A shares, then such tendering holder of class A shares will be entitled to receive the equivalent of such cash amount or units amount from Brookfield pursuant to the Rights Agreement for the first two years from the distribution date and thereafter from the partnership under the Support Agreement. In this scenario, the tendered class A shares will be delivered to the rights agent in exchange for the delivery of the equivalent of the cash amount or units amount from a collateral account of Brookfield administered by the rights agent. See the section entitled “Relationship with Brookfield—Rights Agreement” for a further description of the Rights Agreement. Prior to completion of the special distribution, the partnership will agree to indemnify Brookfield, in its capacity as selling securityholder, for certain liabilities under applicable securities laws concerning selling securityholders, in connection with any units delivered by Brookfield pursuant to the Rights Agreement.

Free and Clear Delivery of Class A Shares. All tendered class A shares are required to be delivered free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such tendered class A shares, our group will not be under any obligation to acquire the same.

No Fractional Units. No fractional units will be issued or delivered upon exchange of class A shares. In lieu of any fractional units to which the tendering holder of class A shares would otherwise be entitled at our group’s election, our group will pay an amount in cash equal to the unit value on the trading day immediately preceding the exchange date multiplied by such fraction of a unit.

Conversion of Tendered Class A Shares. All class A shares acquired by Brookfield Renewable will be entitled to be converted into class C shares on a one-for-one basis. With each acquisition by the partnership of class A shares and/or the election by the partnership to convert these acquired shares for shares of class C shares, the partnership’s indirect ownership interest in our company will increase.

Redemption by Issuer

Our board will have the right upon sixty (60) days’ prior written notice to holders of class A shares to redeem all of the then outstanding class A shares at any time, in its sole direction and subject to applicable law, and may do so in any of the following redemption events: (i) the total number of class A shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the partnership approve an acquisition of the partnership by way of arrangement or amalgamation; (iv) unitholders of the partnership approve a restructuring or other reorganization of the partnership; (v) there is a sale of all or substantially all of the partnership assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (vii) our board, in its sole discretion, concludes that the unitholders of the partnership or holders of class A shares are adversely impacted by a fact, change or other circumstance relating to our company. In addition, the holder of class B shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding class A shares, and upon sixty (60) days’ prior written notice from our company to holders of the class A shares and without the consent of holders of class A shares, our company shall be required to redeem all of the then outstanding class A shares on such redemption date, subject to applicable law.

Upon any such redemption event, the holders of class A shares shall be entitled to receive pursuant to such redemption one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the trading day immediately preceding the announcement of such redemption plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any redemption event, the partnership may elect to acquire all of the outstanding class A shares in exchange for one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the trading day immediately preceding the announcement of such redemption plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of the partnership).

Liquidation

Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of all classes and series of preferred shares and any other class of shares of our company ranking in priority or ratably with the class A shares and after the payment in full to (i) any holder of class A shares or class C shares that has submitted a notice of the exercise of the exchange rights described above at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the class B shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up) and (ii) any unpaid accrued dividends, the holders of class A shares shall be entitled to one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of class A shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, the partnership may elect to acquire all of the outstanding class A shares for one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) plus all unpaid accrued dividends, if any. The acquisition by the partnership of all the outstanding class A shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company.

Automatic Redemption upon Liquidation of the Partnership

Upon any liquidation, dissolution or winding up of the partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding class A shares will be automatically redeemed by us on the day prior to the liquidation, dissolution or winding up of the partnership. Each holder of class A shares shall be entitled to one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the trading day immediately preceding the announcement of such redemption plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any such redemption, the partnership may elect to acquire all of the outstanding class A shares in exchange for one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) plus all unpaid accrued dividends, if any. The acquisition by the partnership of all the outstanding class A shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of the partnership.

Conversion to Class C Shares

At any time after the distribution date, the partnership, or any of its controlled subsidiaries, will be entitled to convert each held class A share to a class C share on a one-for-one basis.

Book-Based System

The class A shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc., or CDS, or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the class A shares may be effected through the book-based system administered by CDS or DTC, as applicable.

This prospectus, which forms a part of a registration statement on Form F-1, constitutes a prospectus of the partnership with respect to the delivery of units to holders of class A shares upon exchange, redemption or purchase of the class A shares as contemplated by our articles and the Rights Agreement (including in connection with any liquidation, dissolution or winding up of our company); however, the partnership intends to file a registration statement on Form F-3 in order to register the delivery of units in connection with any such redemption, exchange or purchase from and after the effective date of the special distribution.

Class B Shares

The following description of class B shares sets forth certain general terms and provisions of class B shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of the articles.

Voting

Except as otherwise expressly provided in the articles or as required by law, each holder of class B shares will be entitled to receive notice of and to attend all meetings of our shareholders, except for meetings at which only holders of another specified class or series of shares of our company are entitled to vote separately as a class or series. Except as otherwise expressly provided in the articles or as required by law, the holders of class A shares and class B shares will vote together and not as separate classes. The holders of the class B shares will be entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the class A shares. The class B share votes shall be allocated to the outstanding class B shares on a pro rata basis.

Dividends

The holders of class B shares will not be entitled to receive dividends.

Liquidation

Upon any liquidation, dissolution or winding up of our company, subject to the prior rights of holders of all classes and series of preferred shares and after the payment in full of the amount due to the holders of class A shares described under the section entitled “Description of Our Share Capital—Class A Shares—Liquidation”, the holders of class B shares shall be entitled to, and in preference to the class C shares, receive one unit per class B share held (subject to adjustment to effect certain capital events) or its cash equivalent based on the NYSE closing price on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company).

Redemption by Holder

At any time after the distribution date, holders of class B shares shall have the right to tender all or a portion of their class B shares for cash for each class B share equal to the NYSE closing price of one unit (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) on the date of the request for redemption. Upon receipt of a request for redemption, we will have thirty (30) days to deliver the cash amount to the exchanging holder.

Class C Shares

The following description of class C shares sets forth certain general terms and provisions of class C shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of the articles.

Dividends

The holders of class C shares will be entitled to receive dividends as and when declared by our board subject to the special rights of the holders of all classes and series of the preferred shares, class A shares any other shares ranking senior to the class C shares with respect to priority in payment of dividends.

Subject to the prior rights of holders of all classes and series of preferred shares and the class A shares at the time outstanding having prior rights as to dividends, each class C share will entitle its holder to dividends as and when declared by our board, which we refer to as the class C dividend. The record and payment dates for the dividends or other distributions upon the class C shares, to the extent not prohibited by applicable law, shall be substantially the same as the record and payment dates for the dividends or other distributions upon the units.

Share dividends, if any, paid on the class A shares and class C shares will be declared contemporaneously at the same time in equal numbers of additional shares of the same class and series such that share dividends will be paid in class A shares to holders of the class A shares and in class C shares to holders of the class C shares.

Liquidation

Upon any liquidation, dissolution or winding up of our company, subject to the prior rights of holders of preferred shares and after the payment in full of the amount due to the holders of class A shares described under the section entitled “Description of Our Share Capital—Class A Shares—Liquidation” and the holders of class B shares described under the section entitled “Description of Our Share Capital—Class B Shares—Liquidation”, the remaining assets and property of our company will be distributed among the holders of class C shares.

Redemption by Holder

At any time after the distribution date, holders of class C shares shall have the right to tender all or a portion of their class C shares for cash in an amount for each class C share equal to the NYSE closing price of one unit (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) on the date of the request for redemption. Upon receipt of a request for redemption, we will have ten (10) days to deliver the cash amount to the exchanging holder.

Preferred Shares

The following description of preferred shares sets forth certain general terms and provisions of class A senior preferred shares and class B junior preferred shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of the articles.

Priority

Each series of class A senior preferred shares will rank on a parity with every other series of class A senior preferred shares with respect to dividends and return of capital, and each series of class B junior preferred shares will rank on a parity with every other series of class B junior preferred shares with respect to dividends and return of capital. The preferred shares shall be entitled to a preference over the class A shares, the class B shares, the class C shares and any other shares ranking junior to the preferred shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, or any other distribution of the assets of our company among our shareholders for the specific purpose of winding up our affairs. The class A senior preferred shares shall be entitled to preference over the class B junior preferred shares for all such matters.

Directors’ Right to Issue in One or More Series

The preferred shares may be issued at any time and from time to time in one or more series. Before any shares of a series are issued, our board shall fix the number of shares that will form such series, if any, and shall, subject to any limitations set out in our articles or in applicable law, determine the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares as the case may be, of such series.

Voting

Except as hereinafter referred to or as required by law or as specified in the rights, privileges, restrictions and conditions attached from time to time to any series of preferred shares, the holders of such preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of our shareholders.

Amendment with Approval of Holder of Preferred Shares

The rights, privileges, restrictions and conditions attached to the preferred shares as a class may be added to, changed or removed but only with the approval of the holders of such class of preferred shares given as hereinafter specified and subject to applicable law.

Approval of Holders of Preferred Shares

The approval of the holders of a class of preferred shares to add to, change or remove any right, privilege, restriction or condition attaching to such class of preferred shares as a class or in respect of any other matter requiring the consent of the holders of such class of preferred shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of such class of preferred shares or passed by the affirmative vote of at least two-thirds (2/3rds) of the votes cast at a meeting of the holders of such class of preferred shares duly called for that purpose.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time required by applicable law as in force at the time of the meeting and those, if any, prescribed by our articles with respect to meetings of shareholders. On every poll taken at every meeting of the holders of a class of preferred shares as a class, or at any joint meeting of the holders of two or more series of a class of preferred shares, each holder of such class of preferred shares entitled to vote thereat shall have one vote in respect of each such preferred share held.

Certain Rights in Connection with a Take-Over Bid

Under applicable Canadian law, an offer to purchase the class B shares would not necessarily require that an offer be made to purchase the class A shares. In accordance with the rules of the TSX, NA HoldCo, as the holder of all of the issued and outstanding class B shares, will enter into a customary coattail agreement, or the Coattail Agreement, with our company and a trustee. The Coattail Agreement prevents the sale, directly or indirectly, of class B shares owned by NA HoldCo pursuant to a take-over bid at a price per share in excess of 115% of the then current market price of the class A shares as determined under applicable National Instrument 62-104—Take-Over Bids and Issuer Bids. This prohibition does not apply if: (a) such sale is made pursuant to an offer to purchase class B shares made to all holders of class B shares and an offer identical in all material respects is made concurrently to purchase class A shares, which identical offer has no condition attached other than the right not to take-up and pay for shares tendered if no shares are purchased pursuant to the offer for class B shares; or (b) there is a concurrent unconditional offer to purchase all of the class A shares at a price per share at least as high as the highest price per share paid pursuant to the take-over bid for the class B shares.

The Coattail Agreement contains provisions for the authorization of action by the trustee to enforce the rights thereunder on behalf of the holders of the class A shares. No holder of class A shares has the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding class A shares after provision of reasonable funds and indemnity to the trustee.

Holders of class A shares may have additional rights under applicable securities legislation in the event of a take-over bid.

COMPARISON OF RIGHTS OF HOLDERS OF OUR CLASS A SHARES AND THE PARTNERSHIP’S UNITS

Our company is a corporation existing under British Columbia law. The partnership is an exempted limited partnership existing under Bermuda law. The rights of holders of class A shares will be governed by the BCBCA and our company’s articles. The rights of holders of the units are governed by the partnership’s limited partnership agreement and certain provisions of Bermuda law.

The following comparison is a summary of certain material differences between the rights of holders of class A shares and holders of the units under the governing documents of our company and the partnership and the applicable laws noted above. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the BCBCA, (ii) the Bermuda Limited Partnership Act 1883, the Bermuda Exempted Partnerships Act 1992 and the Bermuda Partnership Act 1902, (iii) our company’s articles, (iv) the partnership’s limited partnership agreement as amended from time to time and (v) the bye-laws of the partnership’s general partner.

This section does not include a complete description of all of the differences between the rights of holders of class A shares and holders of the units, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of British Columbia law and Bermuda law, as well as the governing documents of each of our company and the partnership, each as amended, restated, supplemented or otherwise modified from time to time, copies of which are available, without charge, to any person, including any beneficial owner of units to whom this prospectus is delivered, by following the instructions listed under “Where You Can Find More Information”.

	CLASS A SHARES	UNITS
Corporate Governance

Our company is a corporation formed under the laws of the Province of British Columbia. The rights of holders of class A shares, upon completion of the special distribution, will be governed by the BCBCA and the company’s articles.

The partnership is a Bermuda-exempted limited partnership registered under the Bermuda Limited Partnership Act 1883 and the Bermuda Exempted Partnerships Act 1992. The partnership’s limited partnership agreement provides for the management and control of the partnership by a general partner, the partnership’s general partner.

Authorized Capital

Our company is authorized to issue an unlimited number of: (i) class A shares; (ii) class B shares; (iii) class C shares; (iv) class A senior preferred shares, issuable in series, and (v) class B junior preferred shares, issuable in series. All class A shares, class B shares, class C shares, class A senior preferred shares and class B junior preferred shares will be issued without par value. The number of authorized

The partnership’s interests consist of the general partner unit, which represents the general partnership interest, the units and the preferred units, representing limited partnership interests in the partnership, and any additional partnership interests representing limited partnership interests that it may issue in the future.

The partnership’s general partner has broad rights to cause the partnership to

	CLASS A SHARES	UNITS

class A shares can be changed in accordance with our articles or, if the articles are silent, by special resolution, in accordance with s. 54(3)(c) of the BCBCA.

Subject to our articles, including the terms of the shares then outstanding, our board has broad rights to issue additional shares (including new classes of shares and options, rights, warrants, and appreciation rights relating to such shares) for any purpose, at any time and on such terms and conditions as it may determine without the approval of any shareholders. Any additional shares may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of shares) as may be determined by our board in its sole discretion.

issue additional partnership interests and may cause the partnership to issue additional partnership interests (including new classes of partnership interests and options, rights, warrants and appreciation rights relating to such interests) for any partnership purpose, at any time and on such terms and conditions as it may determine without the approval of any limited partners, subject to the terms of any preferred units then outstanding. Any additional partnership interests may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of partnership interests) as may be determined by the partnership’s general partner in its sole discretion, all without the approval of the partnership’s limited partners.

Voting Rights

Except as otherwise expressly provided in the articles or as required by law, the holders of class A shares and class B shares, will vote together and not as separate classes. Each holder of a class A share will be entitled to cast one vote per class A share on all matters submitted to a vote. On each such matter, the holders of class B shares will be entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the class A shares. As Brookfield Renewable will hold all of the class B shares, it will hold 75% of the votes eligible to be cast on all matters where the class A shares and class B shares vote together.

At any time that no class A shares are outstanding and for any vote held only in respect of the class B shares, the holder of the class B shares will be entitled to cast one vote per class B share. At any time that no class A

Limited partners are not entitled to vote on matters relating to the partnership, although holders of units are entitled to consent to certain matters with respect to certain amendments to the partnership’s limited partnership agreement and certain matters with respect to the withdrawal of the partnership’s general partner. Each unit entitles the holder thereof to one vote for the purposes of any approvals of holders of units. In addition to their rights under the partnership’s limited partnership agreement, limited partners have consent rights with respect to certain fundamental matters and on any other matters that require their approval in accordance with applicable securities laws and stock exchange rules.

	CLASS A SHARES	UNITS
shares are outstanding, quorum will be at least one holder of class B shares.

Size of Board

Following completion of the special distribution, our company’s board will be set at eight (8) directors. Our board may consist of between three (3) and eleven (11) directors or such other number of directors as may be determined from time to time by a resolution of our company’s shareholders and subject to its articles. We expect that our board of directors will mirror the board of directors of the general partner of the partnership, except for the addition of one additional non-overlapping director who shall be independent of our company, Brookfield and the general partner of the partnership. At least three (3) directors and at least a majority of the directors holding office must be independent of our company, as determined by the full board using the standards for independence established by the NYSE.

The partnership’s general partner board is currently set at seven (7) directors. The board may consist of between three (3) and eleven (11) directors or such other number of directors as may be determined from time to time by a resolution of the shareholders of the partnership’s general partner and subject to its bye-laws. At least three (3) directors and at least a majority of the directors holding office must be independent of the partnership’s general partner and Brookfield, as determined by the full board of directors using the standards of independence established by NYSE.

Election and Removal of Directors

Our company’s board is elected by our shareholders and each of our current directors will serve until the close of the next annual meeting of shareholders of our company or his or her death, resignation or removal from office, whichever occurs first. Vacancies on our board may be filled and additional directors may be added by a resolution of our company’s shareholders or a vote of the directors then in office. A director may be removed from office by a special resolution duly passed by our company’s shareholders. A director will be automatically removed from our board if he or she becomes bankrupt, insolvent or suspends payments to his or her creditors or becomes disqualified by law from acting as a director.

The partnership’s general partner’s board of directors was elected by its shareholder and each of its current directors will serve until the close of the next annual meeting of shareholders of the partnership’s general partner or his or her death, resignation or removal from office, whichever occurs first. Vacancies on the partnership’s general partner’s board of directors may be filled and additional directors may be added by a resolution of the shareholders of the partnership’s general partner or a vote of the directors then in office. A director may be removed from office by a resolution duly passed by the shareholders of the partnership’s general partner or, if the director has been absent without leave from three consecutive meetings of the board of directors, by a written resolution requesting resignation signed by all

	CLASS A SHARES	UNITS

other directors then holding office. A director will be automatically removed from the board of directors if he or she becomes bankrupt, insolvent or suspends payments to his or her creditors or becomes prohibited by law from acting as a director.

Process to Amend the Governing Instruments

Our company may from time to time amend, modify or repeal any provision contained in the articles of our company in a manner authorized by the BCBCA.

Under the BCBCA, alteration of the notice of articles generally requires authorization by either court order, by a two-thirds (2/3rds) vote of all voting shares or by the methods specified in our company’s articles. Certain alterations to matters such as changes to company name or address or a change in directors will not require authorization by the above-mentioned methods. Specific alterations such as those of a nature affecting a particular class or series in a manner that would prejudice or interfere with the rights of such class or series, will entitle the affected class or series to consent by special resolution to the alteration, whether or not such class or series otherwise carries the right to vote.

Under the BCBCA, our company may resolve to alter its articles by the type of resolution specified in the BCBCA, if not specified in the BCBCA, by the type of resolution specified in our articles or if neither the BCBCA or our articles specify the type of resolution, by a two-thirds (2/3rds) vote of all voting shares; provided however, if such alteration would prejudice or interfere with the rights of a particular class or series, such class or series must consent by special resolution to the alteration, whether or not such class or series otherwise carries the right to vote.

Amendments to the partnership’s limited partnership agreement may be proposed only by or with the consent of the partnership’s general partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, the partnership’s general partner must seek approval of a majority of outstanding units required to approve the amendment, either by way of a meeting of the limited partners to consider and vote upon the proposed amendment or by written approval.

No amendment may be made that would: (i) enlarge the obligations of any limited partner without its consent, except any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests may be approved by at least a majority of the type or class of partnership interests so affected; or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by the partnership to, the partnership’s general partner or any of its affiliates without the consent of the partnership’s general partner, which may be given or withheld in its sole discretion. The provision of the partnership’s limited partnership agreement preventing the amendments having the effects described in clauses (i) and (ii) above can be amended upon the approval of the holders of at least 90% of the outstanding units.

CLASS A SHARES	UNITS

Subject to applicable law, the partnership’s general partner may generally make amendments to the partnership’s limited partnership agreement without the approval of any limited partner to reflect: (i) a change in the name of the partnership, the location of its registered office or its registered agent; (ii) the admission, substitution or withdrawal of partners in accordance with the partnership’s limited partnership agreement; (iii) a change that the partnership’s general partner determines is reasonable and necessary or appropriate for the partnership to qualify or to continue its qualification as an exempted limited partnership under the laws of Bermuda or a partnership in which the limited partners have limited liability under the laws of any jurisdiction or is necessary or advisable in the opinion of the partnership’s general partner to ensure that the partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for tax purposes; (iv) an amendment that the partnership’s general partner determines to be necessary or appropriate to address certain changes in tax regulations, legislation or interpretation; (v) an amendment that is necessary, in the opinion of the partnership’s counsel, to prevent the partnership or the partnership’s general partner or its directors or officers, from in any manner being subjected to the provisions of the Investment Company Act, or similar legislation in other jurisdictions; (vi) subject to the terms of any preferred units then outstanding, an amendment that the partnership’s general partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership interests or options, rights, warrants or appreciation rights relating to partnership securities; (vii) any

CLASS A SHARES	UNITS

amendment expressly permitted in the partnership’s limited partnership agreement to be made by the partnership’s general partner acting alone; (viii) an amendment effected, necessitated or contemplated by a merger or consolidation of the partnership with one or more persons in accordance with the provisions of the partnership’s limited partnership agreement; (ix) any amendment that the partnership’s general partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the partnership of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by the partnership’s limited partnership agreement; (x) a change in the partnership’s fiscal year and related changes; or (xi) any other amendments substantially similar to any of the matters described in (i) through (x) above.

In addition, the partnership’s general partner may make amendments to the partnership’s limited partnership agreement without the approval of any limited partner if those amendments, in the discretion of the partnership’s general partner: (i) do not adversely affect the partnership’s limited partners considered as a whole (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect; (ii) are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any governmental agency or judicial authority; (iii) are necessary or appropriate to facilitate the trading of the units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the units are or will be listed for trading;

CLASS A SHARES	UNITS

(iv) are necessary or appropriate for any action taken by the partnership’s general partner relating to splits or combinations of units under the provisions of the partnership’s limited partnership agreement; or (v) are required to effect the intent of the provisions of the partnership’s limited partnership agreement or are otherwise contemplated by the partnership’s limited partnership agreement.

The partnership’s general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described in the preceding two paragraphs should occur. No other amendments to the partnership’s limited partnership agreement will become effective without the approval of holders of at least 90% of the units, unless the partnership obtains an opinion of counsel to the effect that the amendment will not (i) cause the partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the partnership’s general partner has not made the election described below under the section entitled “Qualification”), or (ii) affect the limited liability under the Bermuda Limited Partnership Act 1883 of any of the partnership’s limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will also require the approval of the holders of at least a majority of the outstanding partnership interests of the class so affected.

	CLASS A SHARES	UNITS

In addition, any amendment that reduces the voting percentage required to take any action must be approved by the written consent or affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.

Special Meetings of the Shareholders

A special meeting of the shareholders for any purpose or purposes may be called only by the company board on a date not less than twenty-one (21) days nor more than two (2) months after the sending of the notice of the meeting to each shareholder of record entitled to vote at such meeting.

The partnership’s general partner may call special meetings of the limited partners at a time and place outside of Canada determined by the partnership’s general partner on a date not less than ten (10) days nor more than sixty (60) days after the mailing of notice of the meeting. The limited partners do not have the ability to call a special meeting. Only holders of record on the date set by the partnership’s general partner (which may not be less than ten (10) nor more than sixty (60) days before the meeting) are entitled to notice of any meeting.

Written Consent in Lieu of Meeting

Under the BCBCA, generally, shareholder action without a meeting may only be taken by consent resolution of the shareholders entitled to vote on the resolution: with a written consent executed by shareholders holding two-thirds (2/3rds) of the shares that carry the right to vote at general meetings being effective to approve an action requiring an ordinary resolution; or with a written consent executed by all shareholders that carry the right to vote at general meetings or by all of the shareholders holding shares of the applicable class or series of shares, as the case may be, being effective to approve an action requiring a special resolution or an exceptional resolution.

Written consents may be solicited only by or on behalf of the partnership’s general partner. Any such consent solicitation may specify that any written consents must be returned to the partnership within the time period, which may not be less than twenty (20) days, specified by the partnership’s general partner.

For purposes of determining holders of partnership interests entitled to provide consents to any action described above, the partnership’s general partner may set a record date, which may be not less than ten (10) nor more than sixty (60) days before the date by which record holders are requested in writing by the partnership’s general partner to provide such consents. Only those holders of partnership interests on the record date established by the partnership’s general partner will be entitled to provide consents with

	CLASS A SHARES	UNITS
respect to matters as to which a consent right applies.

Limitation of Liability and Indemnification of Directors and Officers

No director will be personally liable to our company or its shareholders for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted under the BCBCA. Under the BCBCA, no provision in our company’s articles or other contract relieves a director or officer from (i) the duty to act in accordance with the BCBCA and the regulations, or (ii) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to our company.

To the fullest extent permitted by law, our company will indemnify any present or former director or officer of our company (or a person serving as a director, officer, trustee, employee or agent of another corporation), who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action while acting in such capacity, for all liability and loss suffered (including, without limitation, any judgments, fines, or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred. Our company may enter into agreements with any such person to provide such indemnification. The right to indemnification includes the right to be paid by our company the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition, such that the advances are paid by our company within sixty (60) days after the receipt by our company of a statement or statements

Under the partnership’s limited partnership agreement, the partnership is required to indemnify to the fullest extent permitted by law the partnership’s general partner and any of its affiliates (and their respective officers, directors, agents, shareholders, partners, members and employees), any person who serves on a governing body of a holding entity or operating entity of the partnership and any other person designated by the partnership’s general partner as an indemnified person, in each case, against all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with the partnership’s investments and activities or by reason of their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the partnership’s limited partnership agreement: (i) the liability of such persons has been limited to the fullest extent permitted by law, except to the extent that their conduct involves bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful; and (ii) any matter that is approved by the independent directors of the partnership’s general partner will not constitute a breach of the partnership’s limited partnership agreement or any duties stated or implied by law or

CLASS A SHARES	UNITS

from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the articles).

Our company will not indemnify any present or former director or officer of our company for acts of bad faith, fraud, willful misfeasance, gross negligence, knowing violation of law or reckless disregard of the director’s duties or for any act for which indemnification is specifically prohibited under the BCBCA.

equity, including fiduciary duties. The partnership’s limited partnership agreement requires the partnership to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.

The partnership’s general partner’s bye-laws provide that, as permitted by the laws of Bermuda, it will pay or reimburse an indemnified person’s expenses in advance of a final disposition of a proceeding for which indemnification is sought.

Under the partnership’s general partner’s bye-laws, the partnership’s general partner is required to indemnify, to the fullest extent permitted by law, its affiliates, directors, officers, resident representatives, shareholders, employees or any of its subsidiaries and certain others against any and all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with the partnership’s investments and activities or in respect of or arising from their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the partnership’s general partner’s bye-laws: (i) the liability of such persons has been limited to the fullest extent permitted

	CLASS A SHARES	UNITS

by law and except to the extent that their conduct involves bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful; and (ii) any matter that is approved by the independent directors will not constitute a breach of any duties stated or implied by law or equity, including fiduciary duties. The partnership’s general partner’s bye-laws require it to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.

Dividends and Distributions

Pursuant to the articles and subject to the prior rights of holders of all classes and series of preferred shares at the time outstanding having prior rights as to dividends, each class A share will entitle its holder to the class A dividend, in a cash amount equal in value to (i) the amount of any distribution made on a unit multiplied by (ii) the conversion factor determined in accordance with the articles and in effect on the date of declaration of such dividend (which conversion factor will initially be one, subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership). The record and payment dates for the dividends upon the class A shares, to the extent not prohibited by applicable law, shall be substantially the same as

Distributions to partners of the partnership will be made only as determined by the general partner in its sole discretion. However, the general partner will not be permitted to cause the partnership to make a distribution if the partnership does not have sufficient cash on hand to make the distribution, the distribution would render the partnership insolvent, or if, in the opinion of the general partner, the distribution would leave the partnership with insufficient funds to meet any future or contingent obligations, or the distribution would contravene applicable laws.

Subject to the terms of any preferred units outstanding, the general partner has sole authority to determine whether the partnership will make the record and payment dates for distributions on the units.

If the full amount of a class A dividend is not declared and paid concurrent with a distribution on the units, then the undeclared or unpaid amount of such class A dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are distributions and the amount and timing of these distributions.

The partnership has a distribution reinvestment plan for holders of its units who are resident in Canada and the United States. Holders of units who are not resident in Canada or the United States may participate in the distribution reinvestment plan provided that there are not any laws or

	CLASS A SHARES	UNITS

funds legally available for the payment thereof and whether or not such class A dividend has been declared or authorized. Any class A dividend payment made shall first be credited against the earliest accumulated but unpaid class A dividends due which remain payable, which we refer to as unpaid accrued dividends.

All class A dividends shall be paid prior and in preference to any dividends or distributions on the class C shares. Share dividends, if any, paid on the class A shares and class C shares will be declared contemporaneously and paid at the same time in equal numbers of additional shares of the same class and series such that share dividends will be paid in class A shares to holders of the class A shares and in class C shares to holders of the class C shares.

The holders of class A shares shall not be entitled to any dividends from our company other than the class A dividends.

governmental regulations that may limit or prohibit them from doing so.

Exchange by Holder

At any time after the distribution date, holders of class A shares shall have the right to exchange all or a portion of their class A shares for one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the date of the request for exchange (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of our company).

The partnership may elect to satisfy our company’s exchange obligation by acquiring all of the tendered class A shares for one unit per class A share held (subject to adjustment in the

N/A.

	CLASS A SHARES	UNITS

event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of the partnership).

Redemption by Issuer

Our board will have the right upon sixty (60) days’ prior written notice to holders of class A shares to redeem all of the then outstanding class A shares at any time, in its sole discretion, subject to applicable law, and may do so upon certain redemption events described in “Description of Our Share Capital—Class A Shares—Redemption by Issuer”. In addition, the holder of class B shares may deliver a notice to our company specifying a redemption date upon which the company shall redeem all of the then outstanding class A shares, and upon sixty (60) days’ prior written notice from our company to holders of the class A shares and without the consent of holders of class A shares, our company shall be required to redeem all of the then outstanding class A shares on such redemption date, subject to applicable law.

Upon any such redemption event, the holders of class A shares shall be entitled to one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the trading day immediately preceding the announcement of such redemption plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of our company).

N/A.

	CLASS A SHARES	UNITS

Upon any liquidation, dissolution or winding up of the partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding class A shares of our company will be automatically redeemed by our company on the day prior to the liquidation, dissolution or winding up of the partnership. Each holder of class A shares shall be entitled to one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) plus all unpaid accrued dividends.

Qualification	N/A.

If the partnership’s general partner determines in its sole discretion that it is no longer in the partnership’s best interests to continue as a partnership for U.S. federal income tax purposes, the partnership’s general partner may elect to treat partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

Liquidation

Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of preferred shares and any other class of shares of our company ranking in priority or ratably with the class A shares and after the payment in full to (i) any holder of class A shares or class C shares that has submitted a notice of the exercise of the exchange rights described above at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the class B shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up) and (ii) any unpaid accrued dividends, the holders of class A shares shall be entitled to one unit per class A share held (subject to adjustment in the event of certain dilutive or other

The partnership will terminate upon the earlier to occur of: (i) the date on which all of the partnership’s assets have been disposed of or otherwise realized by the partnership and the proceeds of such disposals or realizations have been distributed to partners; (ii) the service of notice by the partnership’s general partner, with the special approval of a majority of its independent directors, that in its opinion the coming into force of any law, regulation or binding authority renders illegal or impracticable the continuation of the partnership; and (iii) at the election of the partnership’s general partner, if the partnership, as determined by the partnership’s general partner, is required to register as an “investment company” under the

CLASS A SHARES	UNITS

capital events by our company or the partnership) or its cash equivalent based on the NYSE closing price of one unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of class A shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, the partnership may elect to acquire all of the outstanding class A shares for one unit per class A share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the partnership) plus all unpaid accrued dividends, if any. The acquisition by the partnership of all the outstanding class A shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company.

Investment Company Act or similar legislation in other jurisdictions.

The partnership will be dissolved upon the withdrawal of the partnership’s general partner as the general partner of the partnership (unless a successor entity becomes the general partner pursuant to the partnership’s limited partnership agreement) or the date on which any court of competent jurisdiction enters a decree of judicial dissolution of the partnership or an order to wind-up or liquidate the partnership’s general partner without the appointment of a successor in compliance with the partnership’s limited partnership agreement. The partnership will be reconstituted and continue without dissolution if within thirty (30) days of the date of dissolution (and provided a notice of dissolution has not been filed with the Bermuda Monetary Authority), a successor general partner executes a transfer deed pursuant to which the new general partner assumes the rights and undertakes the obligations of the general partner, but only if the partnership receives an opinion of counsel that the admission of the new general partner will not result in the loss of limited liability of any limited partner.

Upon the partnership’s dissolution, unless the partnership is continued as a new limited partnership, the liquidator authorized to wind-up the partnership’s affairs will, acting with all of the powers of the partnership’s general partner that the liquidator deems necessary or appropriate in its judgment, liquidate the partnership’s assets and apply the proceeds of the liquidation first, to discharge the partnership’s liabilities as provided in its limited partnership agreement and by law, then to the preferred units up to the amount of the liquidation entitlement of the preferred units, and

	CLASS A SHARES	UNITS

thereafter to the partners pro rata according to the percentages of their respective partnership interests as of a record date selected by the liquidator. The liquidator may defer liquidation of the partnership’s assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of the partnership’s assets would be impractical or would cause undue loss to the partners.

Conversion	At any time after the distribution date, the partnership, or any of its controlled subsidiaries, will be entitled to convert each held class A share to a class C share on a one-for-one basis.	N/A.

BROOKFIELD RENEWABLE PARTNERS L.P.

About the Partnership

The partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Bermuda Exempted Partnerships Act 1992 and the Bermuda Limited Partnership Act 1883. The partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number at that address is +1 441 294-3304.

The partnership’s only substantial asset is its limited partnership interests in the BRELP. BRELP owns, directly or indirectly, all of the common shares of each of (i) Euro Holdco, (ii) NA Holdco, (iii) LATAM Holdco, (iv) BRP Bermuda Holdings II Limited, a corporation incorporated under the laws of Bermuda, (v) BRP Bermuda Holdings III Limited, a corporation incorporated under the laws of Bermuda, and (vi) Investco.

The partnership is a leading global renewable power company that owns and operates high-quality hydroelectric, wind, solar and biomass power, cogeneration and storage assets in North and South America, Europe and Asia Pacific and represents one of the largest, public pure-play renewable businesses globally. The partnership is focused on leveraging its extensive operating experience to maintain and enhance the value of assets, grow cash flows on an annual basis and cultivate positive relations with local stakeholders. The partnership’s units are listed on the NYSE and the TSX and the partnership’s preferred partnership units are listed on the TSX.

The partnership is the flagship listed renewable power company of Brookfield, a leading global alternative asset manager with over $500 billion of assets under management.

Description of Partnership Capital

The partnership’s authorized partnership interests consist of an unlimited number of units and any additional partnership interests representing limited partnership interests of the partnership that may be issued, including preferred units. As of the date of this prospectus, there were approximately 178,945,449 units outstanding (or 308,604,072 units assuming the exchange of all of the redeemable partnership units of BRELP held by BRPI), 2,885,496 class A preferred units (series 5) outstanding, 7,000,000 class A preferred units (series 7) outstanding, 8,000,000 class A preferred units (series 9) outstanding, 10,000,000 class A preferred units (series 11)

outstanding, 10,000,000 class A preferred units (series 13) outstanding and 7,000,000 class A preferred units (series 15) outstanding. The redeemable partnership units of BRELP are subject to a redemption-exchange mechanism pursuant to which units may be issued in exchange for redeemable partnership units on a one for one basis. Brookfield owns approximately 60% of the partnership assuming the exchange of all of Brookfield’s redeemable partnership units of BRELP.

Information Regarding the Units

The units are non-voting limited partnership interests in the partnership. Holders of units are not entitled to the withdrawal or return of capital contributions in respect of the units, except to the extent, if any, that distributions are made to such holders pursuant to the partnership’s limited partnership agreement or upon the liquidation of the partnership as described in the partnership’s Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the partnership’s limited partnership agreement, a holder of units will not have priority over any other holder of units, either as to the return of capital contributions or as to profits, losses or distributions. The units rank junior to the partnership’s preferred limited partnership units with respect to priority in the payment of distributions and in the distribution of the assets of the partnership in the event of the liquidation, dissolution or winding-up of the partnership, whether voluntary or involuntary, as further described in the partnership’s Annual Report. Holders of units will not be granted any preemptive or other similar right to acquire additional interests in the partnership. In addition, holders of units do not have any right to have their units redeemed by the partnership. For a more detailed description of the units, please refer to the partnership’s Annual Report, which his incorporated by reference herein, for further information regarding the principal rights, privileges, restrictions and conditions attaching to the partnership’s units.

The outstanding units are traded on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”. The following table sets forth the price ranges and trading volumes of the units as reported by the TSX for the periods indicated, in Canadian dollars:

	Units
	High	Low	Volume
	(C$)	(C$)
2018
September	41.13	38.87	2,151,802
October	39.52	34.24	2,983,973
November	38.34	35.44	3,028,428
December	38.30	33.32	3,460,534

2019
January	38.71	35.42	3,199,936
February	40.22	37.40	3,933,551
March	42.76	39.53	3,581,412
April	42.92	41.58	2,783,521
May	44.99	41.42	3,200,636
June	46.04	43.35	2,740,696
July	47.96	45.52	3,072,896
August	50.41	47.07	3,228,529
September	54.07	48.04	3,626,930
October	56.60	53.59	5,287,524
November 1—November 6	57.43	55.72	811,156

The following table sets forth the price ranges and trading volumes of the units as reported by the NYSE for the periods indicated, in U.S. dollars:

	Units
	High	Low	Volume
	($)	($)
2018
September	31.7	30.0	2,470,038
October	30.9	26.1	2,470,038
November	29.0	27.1	3,205,917
December	29.0	24.5	4,696,055

2019
January	29.2	25.9	3,822,916
February	30.5	28.1	4,787,575
March	32.0	29.9	3,393,604
April	32.2	31.0	3,073,130
May	33.3	30.7	3,347,798
June	34.8	32.2	2,969,494
July	36.5	34.7	3,443,314
August	37.9	35.3	3,529,101
September	40.9	36.3	3,563,130
October	43.0	40.3	4,498,072
November 1 – November 6	43.6	42.3	912,371

In the 12-month period before the date of this prospectus, the partnership made the following issuances of units:

a)	on December 31, 2018, in connection with the reinvestment of distributions, the partnership issued 68,299 units pursuant to its distribution reinvestment plan at a purchase price of $25.21 per unit;

b)	on March 11, 2019, in connection with a public offering of units, the partnership issued 7,000,000 preferred units to the public at a purchase price of $25.00 per unit;

c)	on March 29, 2019, in connection with the reinvestment of distributions, the partnership issued 50,499 units pursuant to its distribution reinvestment plan at a purchase price of $31.54 per unit;

d)	on June 28, 2019, in connection with the reinvestment of distributions, the partnership issued 54,749 units pursuant to its distribution reinvestment plan at a purchase price of $34.50 per unit; and

e)	on September 30, 2019, in connection with the reinvestment of distributions, the partnership issued 38,997 units pursuant to its distribution reinvestment plan at a purchase price of $38.87 per unit.

Distribution Policy and Distribution History

The partnership pursues a strategy which our group expects will provide for highly stable, predictable cash flows sourced from predominantly long-life hydroelectric assets ensuring a sustainable distribution yield. The partnership’s objective is to pay a distribution that is sustainable on a long-term basis. Our group targets a payout ratio of 70% of FFO.

The following table presents the partnership’s distribution history for the two years ended December 31, 2018 and the nine-month period ended September 30, 2019:

Record Date	Distribution Date	Amount
August 30, 2019	September 30, 2019	$0.515
May 31, 2019	June 28, 2019	$0.515
February 28, 2019	March 29, 2019	$0.515
November 30, 2018	December 31, 2018	$0.49
August 31, 2018	September 28, 2018	$0.49
May 31, 2018	June 29, 2018	$0.49
February 28, 2018	March 29, 2018	$0.49
November 30, 2017	December 29, 2017	$0.4675
August 31, 2017	September 29, 2017	$0.4675
May 31, 2017	June 30, 2017	$0.4675
February 28, 2017	March 31, 2017	$0.4675

Consolidated Capitalization

The following table sets forth the consolidated capitalization of the partnership as at June 30, 2019. The table below should be read together with the detailed information and financial statements of the partnership referenced in this prospectus, including the unaudited interim condensed and consolidated financial statements of the partnership as at and for the six months ended June 30, 2019.

This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the “Unaudited Pro Forma Financial Statements of Our Company”, and the unaudited interim condensed combined carve-out financial statements of the Colombian and Brazilian operations of the partnership as at June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and June 30, 2018 included elsewhere in this prospectus.

The effect of the special distribution on the partnership’s financial statements will be such that class A shares issued by our company will be classified as non-controlling interests within the consolidated financial statements of the partnership on the basis that these class A shares represent equity in a subsidiary not attributable, directly or indirectly, to the parent, being the partnership. Consequently, partnership capital attributed to limited partners, non-controlling interest—redeemable partnership units held by Brookfield and the general partner of the partnership, will be reduced by $1,407 million, $1,022 million, and $21, respectively, as at the effective date of the special distribution with a corresponding increase in the amount of non-controlling interest attributable to the class A shares. The effect of the special distribution on the consolidated financial statements of the partnership relating to partnership capital, net income attributable to the unitholders and non-controlling interest attributable to class A shares, and basic and diluted earnings per unit attributable to limited partners is as follows:

(MILLIONS) As at June 30, 2019	Actual	Following the special distribution
Cash and cash equivalents	$322	$322
Non-recourse borrowings	8,840	8,840
Equity
Non-controlling interests
Participating non-controlling interests—in operating subsidiaries	8,226	8,226
General partnership interest in a holding subsidiary held by Brookfield	65	52
Participating non-controlling interests—in a holding subsidiary—Redeemable/Exchangeable units held by Brookfield	3,166	2,532
Participating non-controlling interest—our company	—	1,520
Preferred equity	591	591
Preferred limited partners’ equity	833	833
Limited partners’ equity	4,369	3,496

	$17,250	$17,250

(MILLIONS, EXCEPT PER UNIT AMOUNTS) For the six months ended June 30, 2019	Actual	Following the special distribution
Net income	$262	$262
Net income attributable to:
Non-controlling interests
Participating non-controlling interests—in operating subsidiaries	168	168
General partnership interest in a holding subsidiary held by Brookfield	1	1
Participating non-controlling interests—in a holding subsidiary—Redeemable/Exchangeable units held by Brookfield	25	20
Participating non-controlling interest—our company	—	12
Preferred equity	13	13
Preferred limited partners’ equity	21	21
Limited partners’ equity	34	27

	$262	$262

Basic and diluted earnings per LP Unit	$0.19	$0.15

(MILLIONS, EXCEPT PER UNIT AMOUNTS) For the twelve months ended December 31, 2018	Actual	Following the special distribution
Net income	$403	$403
Net income attributable to:
Non-controlling interests
Participating non-controlling interests—in operating subsidiaries	297	297
General partnership interest in a holding subsidiary held by Brookfield	1	1
Participating non-controlling interests—in a holding subsidiary—Redeemable/Exchangeable units held by Brookfield	17	14
Participating non-controlling interest—our company	—	8
Preferred equity	26	26
Preferred limited partners’ equity	38	38
Limited partners’ equity	24	19

	$403	$403

Basic and diluted earnings per LP Unit	$0.13	$0.11

SECURITY OWNERSHIP

The following table presents information regarding the beneficial ownership of our class A shares immediately after completion of the special distribution by each person or entity that we know will beneficially own 5% or more of our class A shares. The class A shares held by our principal shareholders do not entitle such shareholders to different voting rights than those of other holders of our class A shares. However, the class A shares and the class B shares have different voting rights. Holders of class A shares hold a 25% voting interest in our company and holders of the class B shares hold a 75% voting interest in our company. See “Description of Our Share Capital—Class A Shares—Voting” and “Description of Our Share Capital—Class B Shares—Voting”.

The current directors of our company, as well as the directors who will serve on the board following completion of the special distribution, together will beneficially own less than 1% of the class A shares.

Class A Shares Beneficially Owned After the Special Distribution(1)(2)(3)
Name and Address	Number	Percentage
Brookfield Asset Management Inc.(4)			%
Partners Limited(5)			%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Class A shares relating to securities currently exercisable or exercisable within sixty (60) days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)

Immediately prior to the special distribution, the partnership will hold all of the class A shares. Brookfield may be deemed to have beneficial ownership of all of the class A shares prior to the special distribution through its ownership of the general partner interest in the partnership.

(3)	The percentages shown are based on class A shares expected to be outstanding after the distribution date.
(4)

Brookfield may be deemed to be the beneficial owner of                class A shares that it will hold through wholly-owned subsidiaries. The business address of Brookfield is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

(5)

Partners Limited owns all of Brookfield’s class B limited voting shares entitling it to appoint one-half of the board of directors of Brookfield. Partners Limited may be deemed the beneficial owner of                 class A

shares, constituting approximately of the issued and outstanding class A shares. The business address of Partners Limited is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

Immediately following the special distribution, Brookfield Renewable will hold all of the class B shares, having a 75% voting interest, and class C shares in our company.

As of June 30, 2019, there were 178,906,452 units outstanding. To our knowledge, as of June 30, 2019, no person or company, other than Brookfield, beneficially owned 5% or more of the units, on a fully-exchanged basis. Brookfield owned 56,068,944 units and 129,658,623 redeemable partnership units of BRELP, or an approximate 60% interest in the partnership (on a fully-exchanged basis) including its indirect general partnership interest in the general partner of the partnership and BRELP. All units, including those held by Brookfield, are non-voting. See also Item 10.B “Memorandum and Articles of Association—Description of Our Units, Preferred Units and Our Limited Partnership Agreement” in the Annual Report for more information. Brookfield’s general partner interest in the partnership is held through Brookfield Renewable Partners Limited, a Bermuda company that is indirectly wholly-owned by Brookfield.

The current directors of the general partner of the partnership and all of the current directors of the general partner of the partnership as a group together beneficially own less than 1% of the units.

The following table sets forth information, as of June 30, 2019, regarding the beneficial ownership of units by each person that is a beneficial owner of more than 5% of the units, on a fully-exchanged basis.

Name and Address	Units Owned(1)	Percentage(2)
Brookfield Asset Management Inc.(3)	185,727,567	60.0%
Partners Limited(4)	185,727,567	60.0%

(1)

Includes 129,658,623 redeemable partnership units of BRELP indirectly held by Brookfield which are redeemable for cash or exchangeable for units in accordance with the redemption-exchange mechanism. All redeemable partnership units and all limited partnership units of BRELP held by the partnership are non-voting. For additional information, see Item 10.B “Memorandum and Articles of Association—Description of Our Units, Preferred Units and Our Limited Partnership Agreement” in the Annual Report.

(2)

Assuming the exchange of all redeemable partnership units of BRELP indirectly held by Brookfield and including Brookfield’s indirect general partnership interests. The number of outstanding units will not change as a result of the special distribution. The table above excludes any class A shares to be issued to Brookfield in connection with the special distribution.

(3)

Consists of 56,068,944 units and 129,658,623 redeemable partnership units of BRELP. In addition, Brookfield has an indirect general partnership interest in the partnership and BRELP through its wholly-owned subsidiary BRPI. The business address of Brookfield is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

(4)

Partners Limited owns all of Brookfield’s class B limited voting shares entitling it to appoint one-half of the board of directors of Brookfield. Partners Limited may be deemed the beneficial owner of 185,727,567 units, constituting approximately 60% of the issued and outstanding units, assuming that all of the redemption partnership units are exchanged for units pursuant to the redemption-exchange mechanism described in 10.B “Memorandum and Articles of Association—Description of Our Units, Preferred Units and Our Limited Partnership Agreement—Redemption-Exchange Mechanics” in the Annual Report. The business address of Partners Limited is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

The partnership’s major unitholders have the same voting rights as all other holders of units.

SELLING UNITHOLDER

The table below sets forth information regarding beneficial ownership of units by Brookfield as of June 30, 2019. Brookfield will enter into the Rights Agreement pursuant to which Brookfield has agreed that, for up to two years from the distribution date, in the event that, on the applicable specified exchange date with respect to any subject class A shares, (i) our company has not satisfied its obligations under our articles by delivering the unit amount or its cash equivalent amount and (ii) the partnership has not, upon its election in its sole and absolute discretion, acquired such subject class A share from the holder thereof and delivered the unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to our articles to exchange such subject class A shares for the unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire class A shares. See “Description of Our Share Capital—Class A Shares—Exchange by Holder” and “Relationship with Brookfield—Rights Agreement”.

Selling Unitholder	Units Beneficially Owned(1)	Percentage of Units Outstanding(2)	Maximum Number of Units That May Be Delivered upon Exchange of Class A Shares	Percentage after Maximum Number of Units are Delivered upon Exchange
Brookfield Asset Management Inc.(3)	185,727,567	60.0%			%

1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Units relating to securities currently exercisable or exercisable within sixty (60) days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)

The percentage of beneficial ownership for the above table is based on 178,821,204 units outstanding and an aggregate of 129,658,623 redeemable partnership units of BRELP held by Brookfield Asset Management Inc. The number of outstanding units will not change as a result of the special distribution. Excludes any class A shares to be issued to Brookfield in connection with the special distribution.

(3)

Brookfield may be deemed to be the beneficial owner of 185,727,567 units that it holds through wholly-owned subsidiaries, constituting approximately 60.0% of the issued and outstanding units, assuming that all of the redeemable partnership units of BRELP are exchanged for units. The business address of Brookfield is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

For a description of our company’s and the partnership’s relationship with Brookfield as well as potential conflicts of interest (and the methods for resolving them) and other material considerations arising from our relationship with BAM, please see “Relationship with Brookfield” in this prospectus.

CLASS A SHARES ELIGIBLE FOR FUTURE SALES

Immediately following the special distribution, we expect to have approximately 77.8 million class A shares outstanding. The actual number of class A shares to be distributed will be determined on the record date. All of the class A shares issued in connection with the special distribution will be freely transferable by persons other than our “affiliates” without restriction or further registration under the U.S. Securities Act. Sales of substantial amounts of our class A shares in the public market could adversely affect prevailing market prices of units and our ability to issue units in the future.

Under Rule 144, a person who has beneficially owned restricted units for at least six months would be entitled to sell their securities provided that (i) such person is not one of our affiliates at the time of, or has not been one of our affiliates at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale.

Persons who have beneficially owned units for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person could not sell within any three-month period a number of class A shares in excess of the greater of: (i) 1% of the total number of class A shares then outstanding and (ii) the average weekly reported trading volume of the class A shares during the four preceding calendar weeks.

Sales under Rule 144 must be made through unsolicited brokers’ transactions. They are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following describes the material Canadian federal income tax consequences with respect to the receipt, holding and disposition of the class A shares acquired by a holder who as beneficial owner, receives the class A shares pursuant to the special distribution described in this prospectus and who, at all relevant times, for the purposes of the Income Tax Act (Canada), or the Tax Act, (i) deals at arm’s length and is not affiliated with our company and the partnership and (ii) holds the class A shares as capital property. Generally, the class A shares will be considered to be capital property to a holder provided the holder does not hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the facts as set out in this prospectus, the current provisions of the Tax Act and the regulations thereunder, and our company’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency, or the CRA, published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the proposed amendments, and assumes that all proposed amendments will be enacted in the form proposed. However, no assurances can be given that the proposed amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary assumes that at all relevant times (i) the class A shares will be listed on a “designated stock exchange” in Canada for the purposes of the Tax Act (which currently includes the TSX) and (ii) all or substantially all of the property of our company and the units of the partnership will not be “taxable Canadian property” (as defined in the Tax Act). This summary also assumes that neither the partnership nor our company is a “tax shelter” or a “tax shelter investment”, each as defined in the Tax Act. However, no assurance can be given in this regard.

Following the special distribution, our company will qualify as a “mutual fund corporation” as defined in the Tax Act. Our company intends to file the necessary election under the Tax Act so that it will be deemed to be a “public corporation” effective from the beginning of its first taxation year, and therefore can qualify as a “mutual fund corporation” throughout its first taxation year. Our company intends to continue to qualify as a “mutual fund corporation” throughout each taxation year in which class A shares are outstanding and this summary assumes that will be the case.

This summary also relies as to certain matters on certificates of officers of our company and a letter obtained from an investment bank.

This summary is not applicable to a holder: (i) an interest in which would be a “tax shelter investment” or who holds units or acquires class A shares as a “tax shelter investment”, (ii) that is a “financial institution” for purposes of the “mark-to-market property” rules, (iii) that reports its “Canadian tax results” in a currency other than Canadian currency, or (iv) that has entered or will enter into a “derivative forward agreement” in respect of the units or the class A shares, each as defined in the Tax Act. Furthermore, this summary is not applicable to a holder that is a “controlling corporation” of our company (for purposes of subsection 191(1) of the Tax Act), a person with whom the controlling corporation does not deal at arm’s length or a partnership or trust of which the controlling corporation or person with whom the controlling corporation does not deal at arm’s length is a member or beneficiary for purposes of the Tax Act. Such holders should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder, and no representation concerning the tax consequences to any particular holder or prospective holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective holders should consult their own tax advisors with respect to an investment in the class A shares having regard to their particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the special distribution and the acquisition, holding or disposition or deemed disposition of a class A share must be expressed in Canadian currency. Amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Taxation of Holders Resident in Canada

The following portion of the summary is applicable to a holder who, at all relevant times, is resident or deemed to be resident in Canada under the Tax Act, or a resident holder. Certain resident holders may be entitled to make, or may have already made, the irrevocable election permitted by subsection 39(4) of the Tax Act the effect of which may be to deem any class A shares (and all other “Canadian securities”, as defined in the Tax Act) owned by such resident holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. Resident holders whose class A shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election.

Special Distribution

The partnership will be deemed to have disposed of class A shares distributed pursuant to the special distribution to the unitholders for proceeds equal to the fair market value of such shares at that time. The adjusted cost base to a resident holder of the class A shares received pursuant to the special distribution will be equal to the fair market value of such shares at the time of the special distribution. The partnership expects that the aggregate deemed proceeds of disposition of the class A shares will be equal to the aggregate of the partnership’s adjusted cost base in such shares at the time of the special distribution such that the partnership will neither realize a capital gain nor sustain a capital loss on the disposition of such shares to the unitholders. (See “Redemptions, Exchanges and Other Dispositions of the Class A Shares” for a general description of the taxation of capital gains and losses.)

In general, the special distribution will reduce the adjusted cost base of a resident holder’s interest in the partnership by an amount equal to the fair market value at the time of the special distribution of the class A shares received by the resident holder. If the adjusted cost base to a resident holder of the resident holder’s interest in the partnership is negative at the end of the fiscal period of the partnership, the absolute value of such amount is generally deemed to be a capital gain realized by the resident holder and the resident holder’s adjusted cost base of the resident holder’s interest in the partnership will be reset to nil. (See “Redemptions, Exchanges and Other Dispositions of the Class A Shares” for a general description of the taxation of capital gains and losses.)

Dividends on the Class A Shares

Taxable dividends received on the class A shares by a resident holder will be included in computing the resident holder’s income.

Dividends on the class A shares received by a resident holder who is an individual will be included in computing the resident holder’s income subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Such dividends will be eligible for the enhanced gross-up and dividend tax credit if our company designates the dividends as “eligible dividends”. There may be limitations on our company’s ability to designate taxable dividends as eligible dividends.

Subject to the potential application of subsection 55(2) of the Tax Act, dividends on the class A shares received by a resident holder that is a corporation (other than a “specified financial institution” for purposes of the Tax Act) will be included in the corporation’s income and will generally be deductible by the corporation in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a resident holder that is a corporation as proceeds of disposition or a capital gain. Resident holders that are corporations should consult their own tax advisors having regard to their own circumstances.

In the case of a resident holder that is a “specified financial institution”, taxable dividends received on the class A shares will be deductible in computing its taxable income only if either:

(a)	the specified financial institution did not acquire the class A shares in the ordinary course of its business; or

(b)	at the time of receipt of the taxable dividends by the specified financial institution,

(i)	the class A shares are listed on a designated stock exchange in Canada for the purposes of the Tax Act (which currently includes the TSX); and

(ii)	dividends are received in respect of not more than 10% of the issued and outstanding class A shares by

A.	the specified financial institution; or

B.	the specified financial institution and persons with whom it does not deal at arm’s length (within the meaning of the Tax Act).

Notwithstanding the discussion above, during the period while the Rights Agreement or Support Agreement is in place, the class A shares will be subject to the “guaranteed share” provisions of the Tax Act. In the case of a holder of class A shares that is a corporation in respect of which dividends on the class A shares will be included in the holder’s income as a taxable dividend, such taxable dividends received on the class A shares during such period will be deductible in computing its taxable income only if, at the time of receipt of the taxable dividends by the corporation, (a) the class A shares are listed on a designated stock exchange (which currently includes the TSX and NYSE); and (b) dividends are received in respect of not more than 10% of the issued and outstanding class A shares by (i) the particular corporation, (ii) persons with whom the particular corporation does not deal at arm’s length, or (iii) partnerships or trusts of which the particular corporation or persons with whom it does not deal at arm’s length is a member of beneficiary.

Holders should be aware that exchanges at the request of holders of class A shares may impact the percentage of class A shares held by such holders.

A resident holder of the class A shares which is a corporation other than a “private corporation” or a “financial intermediary corporation” (each as defined in the Tax Act) will generally be subject to a 10% tax under Part IV.1 of the Tax Act in respect of any taxable dividends received by it on the class A shares to the extent that such taxable dividends are deductible in computing its taxable income.

A resident holder which is a “private corporation” (as defined in the Tax Act) or any other corporation controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay a refundable tax under Part IV of the Tax Act, generally imposed at the rate of 38 1/3%, on taxable dividends received on the class A shares, to the extent that such dividends are deductible in computing its taxable income. Where Part IV.1 tax also applies to a taxable dividend received by a corporation, the rate of Part IV tax payable by the corporation is reduced by the rate of Part IV.1 tax.

The amount of any dividend that our company elects to pay from its “capital gains dividend account” (as defined in the Tax Act), or a capital gains dividend, received by a resident holder of the class A shares from our company will be considered to be a capital gain of such holder from the disposition of capital property in the taxation year of the resident holder in which the capital gains dividend is received.

Having regard to the dividend policy of our company, a resident holder acquiring class A shares may become taxable on income or capital gains accrued or realized before such holder acquired such class A shares.

Taxable dividends or capital gains dividends paid to a resident holder that is an individual (other than certain trusts) may give rise to a liability for alternative minimum tax.

Redemptions, Exchanges and Other Dispositions of the Class A Shares

A resident holder who disposes of, or who is deemed to dispose of, a class A share, including a disposition to our company (whether on a redemption by our company, an exchange at the request of the holder or otherwise), will realize a capital gain (or sustain a capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the resident holder’s adjusted cost base of such share and any reasonable costs of disposition.

In general, one-half of a capital gain realized by a resident holder in a taxation year must be included in income as a taxable capital gain. One-half of a capital loss realized by a resident holder in a taxation year generally must be deducted as an “allowable capital loss” against taxable capital gains realized in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years in accordance with the provisions of the Tax Act.

The amount of any capital loss realized by a resident holder that is a corporation on the disposition of a class A share may be reduced by the amount of any dividends received or deemed to be received by the resident holder on such class A share to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a class A share is owned by a partnership or trust of which a corporation, partnership or trust is a member or beneficiary. Such resident holders should consult their own advisors.

A taxable capital gain realized by a resident holder that is an individual (other than certain trusts) may give rise to a liability for alternative minimum tax.

Additional Refundable Tax

A resident holder that is throughout its taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) will be liable to pay an additional refundable tax on its “aggregate investment income”, which includes an amount in respect of net taxable capital gains.

Eligibility for Investment

Based on the current provisions of the Tax Act, on the distribution date, provided that the class A shares are then listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSX and

NYSE), the class A shares acquired pursuant to the special distribution on the distribution date will be, at that time, qualified investments under the Tax Act for a trust governed by a registered retirement savings plan, or RRSP, deferred profit sharing plan, registered retirement income fund, or RRIF, registered education savings plan, or RESP, registered disability savings plan, or RDSP, or a tax-free savings account, or TFSA.

Notwithstanding that class A shares may be qualified investments for a trust governed by a TFSA, RDSP, RRSP, RRIF or RESP, the holder of a TFSA or RDSP, the annuitant under an RRSP or RRIF or the subscriber of an RESP will be subject to a penalty tax in respect of the class A shares if such class A shares are a “prohibited investment” and not an “excluded property” (each as defined in subsection 207.01(1) of the Tax Act) for the TFSA, RDSP, RRSP, RRIF or RESP, as the case may be. The class A shares will generally not be a prohibited investment for a trust governed by a TFSA, RDSP, RRSP, RRIF or RESP provided the holder of the TFSA or RDSP, the annuitant under the RRSP or RRIF or the subscriber of the RESP, as the case may be, deals at arm’s length with our company for purposes of the Tax Act and does not have a “significant interest” (within the meaning of subsection 207.01(4) of the Tax Act) in our company. Generally, such a holder, annuitant or subscriber, as the case may be, will not have a significant interest in our company provided the holder, annuitant or subscriber, together with persons with whom the holder, annuitant or subscriber does not deal at arm’s length, does not own (and is not deemed to own pursuant to the Tax Act) directly or indirectly, 10% or more of the issued shares of any class of the capital stock of our company or of any corporation that is related to our company (for purposes of the Tax Act). Holders should be aware that exchanges at the request of holders of class A shares may impact the percentage of class A shares held by such holders. Holders of TFSAs or RDSPs, annuitants under RRSPs or RRIFs and subscribers of RESPs should consult their own tax advisors as to whether such securities will be a “prohibited investment”, including with respect to whether the class A shares would be “excluded property”, in their particular circumstances.

Taxation of Holders Not Resident in Canada

The following portion of the summary is generally applicable to a holder who, at all relevant times, for the purposes of the Tax Act, is not, and is not deemed to be, resident in Canada and does not use or hold the class A shares in a business carried on in Canada, or a non-resident holder. Special rules, which are not discussed in this summary, may apply to a non-resident holder that is an insurer that carries on an insurance business in Canada and elsewhere.

Dividends on the Class A Shares

Dividends, other than capital gains dividends, paid or credited on the class A shares or deemed to be paid or credited on the class A shares to a non-resident holder will be subject to Canadian withholding tax at a rate of 25%, subject to any reduction in the rate of withholding to which the non-resident holder is entitled under any applicable income tax convention between Canada and the country in which the non-resident holder is resident.

The same Canadian withholding tax consequences are applicable to capital gains dividends to the extent of the lesser of the amount of the dividend received by the non-resident holder and the non-resident holder’s portion (as determined under the Tax Act) of the “TCP gains balance” (as defined in the Tax Act) of our company. In general, our company’s “TCP gains balance” is the amount of our company’s net capital gains from dispositions of “taxable Canadian property” (as defined in the Tax Act). Our company expects that it will not dispose of any “taxable Canadian property” in circumstances that would give rise to a “TCP gains balance”. Capital gains dividends are otherwise not subject to Canadian withholding tax and capital gains dividends received by a non-resident holder will be considered to be a capital gain of the non-resident holder from the disposition of capital property in the taxation year of the non-resident holder in which the capital gains dividend is received. The non-resident holder will not be subject to tax under the Tax Act in respect of such a capital gains dividend.

Redemptions, Exchanges and Other Dispositions of the Class A Shares

A non-resident holder will not be subject to tax under the Tax Act on a disposition or deemed disposition of class A shares unless the class A shares are “taxable Canadian property” of the non-resident holder for purposes of the Tax Act at the time of the disposition or deemed disposition and the non-resident holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the non-resident holder is resident.

Generally, the class A shares will not constitute “taxable Canadian property” of a non-resident holder at a particular time provided that our company is a mutual fund corporation unless, at any particular time during the 60-month period that ends at that time, both of the following conditions are met concurrently: (a) 25% or more of the issued shares of any class of the capital stock of our company were owned by or belonged to one or any combination of (i) the non-resident holder, (ii) persons with whom the non-resident holder did not deal at arm’s length for purposes of the Tax Act, and (iii) partnerships in which the non-resident holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) more than 50% of the fair market value of the class A shares was derived, directly or indirectly, from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (b)(i) to (iii), whether or not the property exists.

Our company expects that at all relevant times, all or substantially all of its property and the units of the partnership will not be “taxable Canadian property”.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the class A shares may be deemed to be “taxable Canadian property.” Non-resident holders for whom class A shares may constitute “taxable Canadian property” should consult their own tax advisors.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This summary discusses material United States federal income tax considerations for unitholders relating to the special distribution of class A shares described in this prospectus and of the ownership and disposition of class A shares as of the date hereof. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, or the U.S. Internal Revenue Code, on the Treasury Regulations promulgated thereunder, and on published administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This summary should be read in conjunction with the discussion of the principal U.S. federal income tax considerations associated with the operations of the partnership and the purchase, ownership, and disposition of units set forth in Item 10.E “Taxation—Material U.S. Federal Income Tax Considerations” and Item 3.D “Risk Factors—Risks Related to Taxation” in the Annual Report. The following discussion is limited as described in Item 10.E “Taxation—Material U.S. Federal Income Tax Considerations” in the Annual Report and as described herein.

This summary is necessarily general and may not apply to all categories of investors, some of whom may be subject to special rules, including, without limitation, persons that own (directly, indirectly or constructively, applying certain attribution rules) 5% or more of the units or that will own (directly, indirectly or constructively, applying certain attribution rules) 10% or more of the equity interests (by vote or value) of our company, dealers in securities or currencies, financial institutions or financial services entities, mutual funds, life insurance companies, persons that hold units as part of a straddle, hedge, constructive sale or conversion transaction with other investments, persons whose units are loaned to a short seller to cover a short sale of units, U.S. unitholders (as defined below) whose functional currency is not the U.S. dollar, persons who have elected mark-to-market accounting, persons who hold units through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, persons for whom the units are not a capital asset, persons who are liable for the alternative minimum tax, and certain U.S. expatriates or former long-term residents of the United States. This summary does not address the consequences to U.S. unitholders who receive distributions on class A shares other than in U.S. dollars. Except as otherwise specifically provided herein, this summary does not address any tax consequences to holders of preferred units of the partnership. This summary does not address any tax consequences to persons who contributed property to the partnership in exchange for units, and such persons should consult an independent tax advisor regarding the U.S. federal income tax considerations relating to the special distribution, including, without limitation, under Sections 707(a) or 737 of the U.S. Internal Revenue Code. The actual tax consequences of the special distribution of class A shares and of the ownership and disposition of class A shares will vary depending on a unitholder’s individual circumstances.

The following discussion, to the extent it expresses conclusions as to the application of U.S. federal income tax law and subject to the qualifications described herein, represents the opinion of Torys LLP. Such opinion is based in part on facts described in this prospectus and on various other factual assumptions, representations, and determinations. Any alteration or incorrectness of such facts, assumptions, representations, or determinations could adversely affect such opinion. Moreover, opinions of counsel are not binding upon the U.S. Internal Revenue Service (the “IRS”) or any court, and the IRS may challenge the conclusions herein and a court may sustain such challenge. Notwithstanding the foregoing, Torys LLP has rendered no opinion with respect to the following U.S. federal income tax matters: (i) whether the partnership or BRELP is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) of the U.S. Internal Revenue Code (see “Consequences to U.S. Unitholders—Special Distribution of Class A Shares”); (ii) whether any unitholder is an “eligible partner” of the partnership within the meaning of Section 731(c)(3)(C)(iii) of the U.S. Internal Revenue Code (see “Consequences to U.S. Unitholders—Special Distribution of Class A Shares”); (iii) whether the exchange of class A shares for units pursuant to the exercise of the partnership call right qualifies as tax-free under Section 721(a) of the U.S. Internal Revenue Code (see “Consequences to U.S. Unitholders—Ownership of Class A Shares—Exercise of the Partnership Call Right”); and (iv) whether the method used by the general partner of the partnership to estimate a unitholder’s basis in class A shares exchanged for units pursuant to the exercise of the partnership call right is reasonable (see “Consequences to U.S. Unitholders—Ownership of Class A Shares—Exercise of the Partnership Call Right”).

For purposes of this discussion, a “U.S. unitholder” is a beneficial owner of units who receives class A shares pursuant to the special distribution and who is for U.S. federal tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the primary supervision of which is subject to a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. unitholder” is a beneficial owner of units, other than a U.S. unitholder or an entity classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes, who receives class A shares pursuant to the special distribution.

If a partnership holds units, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold units should consult an independent tax advisor.

This discussion does not constitute tax advice and is not intended to be a substitute for tax planning. Each unitholder should consult an independent tax advisor concerning the U.S. federal, state and local income tax consequences particular to the ownership and disposition of units, as well as any tax consequences under the laws of any other taxing jurisdiction.

Partnership Status of the Partnership and BRELP

Each of the partnership and BRELP has made a protective election to be classified as a partnership for U.S. federal tax purposes. An entity that is treated as a partnership for U.S. federal tax purposes generally incurs no

U.S. federal income tax liability. Instead, each partner is generally required to take into account its allocable share of items of income, gain, loss, deduction, or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. The partnership is publicly traded. However, an exception, referred to as the “Qualifying Income Exception”, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act of 1940 if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

The general partner of the partnership and the general partner of BRELP intend to manage the affairs of the partnership and BRELP, respectively, so that the partnership will meet the Qualifying Income Exception in each taxable year. Based upon factual statements and representations made by the general partner of the partnership and the general partner of BRELP, Torys LLP is of the opinion that at least 90% of the partnership’s and BRELP’s gross income has been, and currently is, of a type that constitutes qualifying income. However, the portion of the partnership’s and BRELP’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the partnership’s and BRELP’s gross income in any year will constitute qualifying income.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the partnership’s or BRELP’s status for U.S. federal income tax purposes or whether the partnership’s or BRELP’s operations generate “qualifying income” under Section 7704 of the U.S. Internal Revenue Code. It is the opinion of Torys LLP that, based upon the U.S. Internal Revenue Code, Treasury Regulations, published revenue rulings, and court decisions, and the factual statements and representations made by the general partner of the partnership and the general partner of BRELP, as of the date hereof, each of the partnership and BRELP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes. An opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and provides no assurance that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

In rendering its opinions, Torys LLP has relied on numerous factual representations made by the general partner of the partnership and the general partner of BRELP, including but not limited to the following:

•

Neither the partnership nor BRELP has elected to be classified as a corporation for United States federal tax purposes, and neither the partnership nor the BRELP has any plan or intention to elect to be so classified.

•

For each of the partnership’s and BRELP’s taxable years, more than 90% of each entity’s gross income has consisted of income of a type that Torys LLP is of the opinion constitutes “qualifying income” within the meaning of Section 7704(d) of the U.S. Internal Revenue Code.

Based on the foregoing, the general partner of the partnership believes that the partnership will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.

If the partnership fails to meet the Qualifying Income Exception, other than a failure which is determined by the IRS, to be inadvertent and which is cured within a reasonable time after discovery, or if the partnership is required to register under the Investment Company Act of 1940, then the partnership will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which the partnership fails to meet the Qualifying Income Exception, in return for stock in such corporation, and then distributed the stock to unitholders in liquidation. Thereafter, the partnership would be treated as a corporation for U.S. federal income tax purposes. Certain adverse tax consequences would result, as described in Item 10.E “Taxation—Material U.S. Federal Income Tax Considerations” in the Annual Report. If the partnership were treated as a corporation in the year of the special distribution of class A shares, either as a result of a failure to meet the Qualifying Income Exception, an election by the general partner of the partnership or otherwise, then the special distribution would be treated as a distribution with respect to stock of a corporation instead of units of a partnership. Subject to the potential application of the “passive foreign investment company” rules to the partnership, the special distribution of class A shares to U.S. unitholders would be treated as taxable dividend income to the extent of the partnership’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a tax-free return of capital to the extent of a U.S. unitholder’s adjusted tax basis in its units. Thereafter, to the extent such distribution were to exceed a U.S. unitholder’s adjusted tax basis in its units, the distribution would be treated as gain from the sale or exchange of such units. The amount of a distribution treated as a dividend could be eligible for reduced rates of taxation, provided certain conditions are met. If BRELP were to be treated as a corporation for U.S. federal income tax purposes, consequences similar to those described above would apply.

The remainder of this summary assumes that the partnership and BRELP will be treated as partnerships for U.S. federal tax purposes.

Consequences to U.S. Unitholders

Special Distribution of Class A Shares

For U.S. federal income tax purposes, a partner’s receipt of a distribution of property from a partnership generally is not taxable. However, under Section 731 of the U.S. Internal Revenue Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) of the U.S. Internal Revenue Code and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(C)(iii) of the U.S. Internal Revenue Code. An investment partnership includes any partnership which has never been engaged in a trade or business and substantially all of the assets (by value) of which have always consisted of any combination of money; stock in a corporation; notes, bonds, debentures, or other evidences of indebtedness; foreign currencies; and certain derivative financial instruments. A U.S. unitholder generally is expected to qualify as an “eligible partner” if such unitholder’s contributions to the partnership before the date of the special distribution have consisted solely of cash.

The class A shares are expected to be treated for purposes of Section 731 of the U.S. Internal Revenue Code as marketable securities. However, based on the activities and assets of each of the partnership and BRELP from their respective dates of formation, the general partner of the partnership intends to take the position and believes that each of the partnership and BRELP qualifies as an investment partnership within the meaning of Section 731(c)(3)(C)(i) of the U.S. Internal Revenue Code, so that the special distribution of class A shares to a U.S. unitholder that is an eligible partner qualifies as a non-taxable distribution of property (rather than cash) under Section 731 of the U.S. Internal Revenue Code. Such treatment is not free from doubt, and no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the positions described herein. Each U.S. unitholder should consult an independent tax advisor regarding the application of Section 731 of the U.S. Internal Revenue Code to the special distribution in light of such unitholder’s particular circumstances.

Assuming that the special distribution of class A shares to a U.S. unitholder is treated as a non-taxable distribution of property under Section 731 of the U.S. Internal Revenue Code, then the distribution will result in the following tax consequences to such unitholder:

•	The U.S. unitholder will not recognize income, gain or loss as a result of the receipt of class A shares pursuant to the special distribution.

•

The U.S. unitholder’s initial tax basis in the class A shares received in the special distribution will equal the lesser of (i) the partnership’s adjusted tax basis in such class A shares immediately before the distribution and (ii) such U.S. unitholder’s adjusted tax basis in its interest in the partnership (including, for this purpose, both units and partnership preferred units) reduced by the amount of any cash received in lieu of fractional class A shares pursuant to the special distribution.

•

The U.S. unitholder’s tax basis in its interest in the partnership (including, for this purpose, both units and partnership preferred units) will be reduced, but not below zero, by (i) such U.S. unitholder’s initial tax basis in the class A shares received in the special distribution and (ii) the amount of any cash received in lieu of fractional class A shares pursuant to the special distribution.

•	The U.S. unitholder’s holding period in the class A shares received in the distribution will include the partnership’s holding period in such class A shares.

The basis allocation and holding period rules are complex. Each U.S. unitholder is urged to consult an independent tax advisor regarding the application of the foregoing rules in light of such unitholder’s particular circumstances.

If, contrary to expectation, the special distribution were treated as a distribution of cash (rather than property) under Section 731 of the U.S. Internal Revenue Code, then such deemed distribution of cash generally would not be taxable to a U.S. unitholder, unless the amount of such deemed distribution (plus the amount of cash received in lieu of fractional class A shares pursuant to the special distribution) were to exceed such U.S. unitholder’s adjusted tax basis in its interest in the partnership (including, for this purpose, both units and preferred units). In such case, the amount of such excess generally would be considered gain from the sale or exchange of units. Such gain generally would be taxable as capital gain and would be long-term capital gain if the unitholder’s units were held for more than one year as of the date of the special distribution. For a U.S. unitholder not electing to treat its share of the partnership’s investment in any passive foreign investment company, or a PFIC, as a “qualified electing fund”, gain attributable to such investment in a PFIC would be taxable in the manner described in Item 10.E “Taxation—Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Passive Foreign Investment Companies” in the Annual Report.

Each U.S. unitholder should consult an independent tax advisor regarding the U.S. federal income tax consequences of the special distribution.

Ownership of Class A Shares

Taxation of Distributions. Subject to the discussion below under the heading “—Passive Foreign Investment Company Considerations”, the gross amount of a distribution paid to a U.S. unitholder with respect to class A shares (including amounts withheld to pay Canadian withholding taxes) will be included in such unitholder’s gross income as a dividend to the extent paid out of our company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of a distribution exceeds our company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. unitholder’s tax basis in its class A shares, and to the extent the amount of the distribution exceeds such U.S. unitholder’s tax basis, the excess will be taxed as capital gain.

Dividends received by individuals and other non-corporate U.S. unitholders of class A shares traded on the NYSE generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such unitholders meet certain holding period and other requirements and our company is not treated as a PFIC for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on class A shares generally will not be eligible for the dividends-received deduction allowed to corporations. Each U.S. unitholder should consult an independent tax advisor regarding the application of the relevant rules in light of such unitholder’s particular circumstances.

Dividends paid by our company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. unitholder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. unitholder’s foreign taxes for a particular tax year). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by our company with respect to class A shares generally will constitute “passive category income.” The rules governing the foreign tax credit are complex. Each U.S. unitholder should consult an independent tax advisor regarding the availability of the foreign tax credit with regard to such unitholder’s particular circumstances.

Sale, Redemption, Exchange, or Other Disposition of Class A Shares. Subject to the discussion below under the headings “—Exercise of the Partnership Call Right” and “—Passive Foreign Investment Company Considerations”, a U.S. unitholder generally will recognize capital gain or loss upon a sale, redemption, exchange at the request of the unitholder (other than a redemption or exchange that is treated as a distribution, as discussed below), or other taxable disposition of the class A shares equal to the difference between the amount realized upon the disposition and such unitholder’s adjusted tax basis in the shares so disposed. The amount realized will equal the amount of cash plus the fair market value of any property (such as units) received. Any such capital gain or loss will be long-term capital gain or loss if such unitholder’s holding period for the class A shares exceeds one year at the time of disposition. Gain or loss recognized by a U.S. unitholder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. unitholders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.

The U.S. federal income tax consequences described in the preceding paragraph should also apply to a U.S. unitholder (i) whose exchange request is satisfied by the delivery of cash or units by Brookfield pursuant to the Rights Agreement, or (ii) whose exchange request is satisfied by the delivery of cash by the partnership pursuant to the exercise of the partnership call right. For the U.S. federal income tax consequences to a U.S. unitholder whose exchange request is satisfied by the delivery of units pursuant to the partnership’s exercise of the partnership call right, see the discussion below under the heading “—Exercise of the Partnership Call Right”. The U.S. federal income tax consequences to a U.S. unitholder whose exchange request is satisfied by the delivery of cash or units by our company is described in the following paragraph.

A redemption or exchange of class A shares satisfied by our company will be treated as a sale or exchange as described above if such redemption or exchange is (i) in “complete termination” of the U.S. unitholder’s equity interest in our company (within the meaning of Section 302(b)(3) of the U.S. Internal Revenue Code), (ii) a “substantially disproportionate” redemption of stock (within the meaning of Section 302(b)(2) of the U.S. Internal Revenue Code), or (iii) “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the U.S. Internal Revenue Code). In determining whether any of these tests has been met with respect to the redemption or exchange of the class A shares, each U.S. unitholder may be required to take into account not only the class A shares and other equity interests in our company actually owned by such unitholder, but also other equity interests in our company that are constructively owned by such unitholder within the meaning of Section 318 of the U.S. Internal Revenue Code. If a U.S. unitholder owns (actually or constructively) only an insubstantial percentage of the total equity interests in our company and exercises no control over our company’s corporate affairs, such unitholder may be entitled to sale or exchange treatment on a redemption or exchange of the class A shares if such unitholder experiences a reduction in its equity interest in our company (taking into account any constructively owned equity interests) as a result of the redemption or exchange. If a U.S. unitholder meets none of the alternative tests of Section 302(b) of the U.S. Internal Revenue Code, the redemption or exchange will be treated as a distribution subject to the rules described above under “—Taxation of Distributions”. Because the determination as to whether any of the alternative tests of Section 302(b) of the U.S. Internal Revenue Code is satisfied with respect to any particular U.S. unitholder of class A shares will depend upon the facts and circumstances as of the time the determination is made, each U.S. unitholder should consult an independent tax advisor regarding the tax treatment of a redemption or exchange.

In the event that a redemption or exchange is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property received (such as units) without any offset for a U.S. unitholder’s tax basis in the class A shares. In such case, any tax basis in the redeemed or exchanged class A shares would be transferred to a U.S. unitholder’s remaining class A shares.

Exercise of the Partnership Call Right. The partnership has the right to acquire class A shares directly from a shareholder under certain circumstances in exchange for units or cash (the “partnership call right”). For the U.S. federal income tax consequences to a U.S. unitholder of the exchange of class A shares for cash pursuant to the exercise of the partnership call right, see the discussion above under “Material United States Federal Income Tax Considerations—Sale, Redemption, Exchange, or Other Disposition of Class A Shares.”

The U.S. federal income tax consequences to a U.S. unitholder of the exchange of class A shares for units pursuant to the exercise of the partnership call right will depend in part on whether the exchange qualifies as tax-free under Section 721(a) of the U.S. Internal Revenue Code. For the exchange to so qualify, the partnership (i) must be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) must not be treated as an investment company for purposes of Section 721(b) of the U.S. Internal Revenue Code. With respect to the classification of the partnership as a partnership, see the discussion above under “Material United States Federal Income Tax Considerations—Partnership Status of the Partnership and BRELP”.

Section 721(b) of the U.S. Internal Revenue Code provides that Section 721(a) of the U.S. Internal Revenue Code will not apply to gain realized on a transfer of property to a partnership which would be treated as an investment company (within the meaning of Section 351 of the U.S. Internal Revenue Code) if the partnership were incorporated. Under Section 351 of the U.S. Internal Revenue Code and the Treasury Regulations thereunder, a transfer of property will be considered a transfer to an investment company only if (i) the transfer results, directly or indirectly, in “diversification” of the transferor’s interests, and (ii) the transferee is a regulated investment company, a real estate investment trust, or a corporation more than 80% of the value of whose assets are held for investment and (subject to certain exclusions) are stock or securities, as defined in Section 351(e) of the U.S. Internal Revenue Code. For purposes of this determination, the stock and securities of a corporate subsidiary are disregarded and the parent corporation is treated as owning its ratable share of the subsidiary’s assets if the parent corporation owns 50% or more of the subsidiary corporation’s stock by voting power or value. The Treasury Regulations also provide that whether an entity is an investment company ordinarily will be determined by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination will be made by reference to the later circumstances. Under the Treasury Regulations, a transfer ordinarily results in diversification if two or more persons transfer non-identical assets to a corporation in the exchange.

Based on the Support Agreement, the shareholders’ rights in the event of the liquidation or dissolution of our company (or the partnership) and the terms of the class A shares, which are intended to provide an economic return equivalent to the units (including identical distributions), and taking into account the expected relative values of the partnership’s assets and its ratable share of the assets of its subsidiaries for the foreseeable future, the general partner of the partnership currently does not expect a U.S. unitholder’s transfer of class A shares in exchange for units pursuant to the partnership’s exercise of the partnership call right to be treated as a transfer of property to an investment company within the meaning of Section 721(b) of the U.S. Internal Revenue Code.

Thus, the general partner of the partnership currently expects such exchange to qualify as tax-free under Section 721(a) of the U.S. Internal Revenue Code. However, no definitive determination can be made as to whether any such future exchange will qualify as tax-free under Section 721(a) of the U.S. Internal Revenue Code, as this will depend on the facts and circumstances at the time of the exchange. Many of these facts and circumstances are not within the control of the partnership, and no assurance can be provided as to the position, if any, taken by the general partner of the partnership with regard to the U.S. federal income tax treatment of any such exchange. Nor can any assurance be given that the IRS will not assert, or that a court would not sustain, a position contrary to any future position taken by the partnership. If the partnership were an investment company immediately following the exchange of class A shares for units pursuant to the exercise of the partnership call right, and such exchange were to result in diversification of interests with respect to a U.S. unitholder, then Section 721(a) of the U.S. Internal Revenue Code would not apply with respect to such unitholder, and such unitholder would be treated as if such unitholder had sold in a taxable transaction such unitholder’s class A shares to the partnership for cash in an amount equal to the value of the units received.

Even if a U.S. unitholder’s transfer of class A shares in exchange for units pursuant to the partnership’s exercise of the partnership call right qualifies as tax-free under Section 721(a) of the U.S. Internal Revenue Code, such U.S. unitholder will be subject to special rules that may result in the recognition of additional taxable gain or income. Under Section 704(c)(1) of the U.S. Internal Revenue Code, if appreciated property is contributed to a partnership, the contributing partner must recognize any gain that was realized but not recognized for U.S. federal income tax purposes with respect to the property at the time of the contribution (referred to as “built-in gain”) if the partnership sells such property (or otherwise transfers such property in a taxable exchange) at any time thereafter or distributes such property to another partner within seven years of the contribution in a transaction that does not otherwise result in the recognition of “built-in gain” by the partnership. If Section 704(c)(1) of the U.S. Internal Revenue Code applies with respect to a U.S. unitholder, and such unitholder fails to disclose to the partnership its basis in class A shares exchanged for units pursuant to the exercise of the partnership call right, then, solely for the purpose of allocating items of income, gain, loss, or deduction under Section 704(c) of the U.S. Internal Revenue Code, the general partner of the partnership intends to use a reasonable method to estimate such unitholder’s basis in the class A shares exchanged for units pursuant to the exercise of the partnership call right. To ensure compliance with Section 704(c) of the U.S. Internal Revenue Code, such estimated basis could be lower than a U.S. unitholder’s actual basis in its class A shares. As a result, the amount of gain reported by the partnership to the IRS with respect to such U.S. unitholder in connection with such subsequent transfers could be greater than the correct amount.

If Section 704(c)(1) does not apply as a result of any such subsequent transfers by the partnership or BRELP of class A shares transferred by a U.S. unitholder for units in an exchange qualifying as tax-free under Section 721(a) of the U.S. Internal Revenue Code, then such U.S. unitholder could, nonetheless, be required to recognize part or all of the built-in gain in its class A shares deferred as a result of such exchange under other provisions of the U.S. Internal Revenue Code. Under Section 737 of the U.S. Internal Revenue Code, such U.S. unitholder could be required to recognize built-in gain if the partnership were to distribute any property of the partnership other than money or class A shares to such former holder of class A shares within seven years of exercise of the partnership call right. Under Section 707(a) of the U.S. Internal Revenue Code, such U.S. unitholder could also be required to recognize built-in gain in certain circumstances. Section 707(a) of the U.S. Internal Revenue Code and the Treasury Regulations thereunder create a presumption that any distributions of cash or other property made to a partner that contributed property within two years of the distribution will be treated as a payment in consideration for the property otherwise treated as contributed to the partnership in exchange for a partnership interest, with certain limited exceptions, including an exception for “operating cash flow distributions”. For this purpose, an “operating cash flow distribution” is any distribution, including, but not limited to, a complete or partial redemption distribution, that does not exceed the product of the “net cash flow from operations” (as defined in the applicable Treasury Regulations) of the partnership for the year multiplied by the lesser of the partner’s percentage interest in overall partnership profits for that year or the partner’s percentage interest in overall partnership profits for the life of the partnership. If a distribution to a U.S. unitholder within two years of the transfer of class A shares in exchange for units is treated as part of a deemed sale transaction under Section 707(a) of the U.S. Internal Revenue Code, such U.S. unitholder will recognize gain or loss in an amount equal to the difference between (i) the amount of cash and the fair market value of the property received and (ii) such U.S. unitholder’s adjusted tax basis in the class A shares deemed to have been sold. Such gain or loss will be recognized in the year of the transfer of class A shares in exchange for units, and, if such U.S. unitholder has already filed a tax return for such year, such unitholder may be required to file an amended return. In such a case, the U.S. unitholder may also be required to report some amount of imputed interest income.

If Section 721(a) of the U.S. Internal Revenue Code applies to a U.S. unitholder’s exchange of class A shares for units pursuant to the exercise of the partnership call right by the partnership and none of the special provisions of the U.S. Internal Revenue Code described in the two preceding paragraphs applies, then such U.S. unitholder generally should not recognize gain or loss with respect to class A shares treated as contributed to the partnership in exchange for units, except as described below under the heading “—Passive Foreign Investment Company Considerations”. The aggregate tax basis of the units received by such U.S. unitholder pursuant to the partnership call right would be the same as the aggregate tax basis of the class A shares (or single undivided portion thereof) exchanged therefor, increased by such unitholder’s share of the partnership’s liabilities, if any. The holding period of the units received in exchange for class A shares would include the holding period of the class A shares surrendered in exchange therefor. A U.S. unitholder who acquired different blocks of class A shares at different times or different prices should consult an independent tax advisor regarding the manner in which gain or loss should be determined in such unitholder’s particular circumstances and such unitholder’s holding period in units received in exchange for class A shares.

For a general discussion of the tax consequences to a U.S. unitholder of owning and disposing of units received in exchange for class A shares, see the discussion in Item 10.E “Taxation—Certain Material U.S. Federal Income Tax Considerations” in the Annual Report. The U.S. federal income tax consequences of exchanging class A shares for units are complex, and each U.S. unitholder should consult its own tax advisor regarding such consequences in light of such unitholder’s particular circumstances.

Passive Foreign Investment Company Considerations. Certain adverse tax consequences could apply to a U.S. unitholder if our company is treated as a PFIC for any taxable year during which the U.S. unitholder holds class A shares. A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains.

Based on its expected income, assets, and activities, our company does not expect to be a PFIC for the current taxable year, nor does it expect to become a PFIC in 2020 or for the foreseeable future. However, the determination of whether our company is or will be a PFIC must be made annually as of the close of each taxable year. Because PFIC status depends upon the composition of our company’s income and assets from time to time, there can be no assurance that our company will not be considered a PFIC for any taxable year, or that the IRS or a court will agree with our company’s determination as to its PFIC status.

If our company were a PFIC for any taxable year during which a U.S. unitholder held class A shares, then gain recognized by such U.S. unitholder upon the sale or other taxable disposition of the class A shares would be allocated ratably over the U.S. unitholder’s holding period for the class A shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before our company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. unitholder on its class A shares were to exceed 125% of the average of the annual distributions on the class A shares received during the preceding three years or the U.S. unitholder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Similar rules would apply with respect to any lower-tier PFICs treated as owned indirectly by a U.S. unitholder through such unitholder’s ownership of class A shares. The same rules generally are expected to apply if our company (including any predecessor to our company) were classified as a PFIC for any taxable year preceding the special distribution, if, during such taxable year, a U.S. unitholder indirectly owned an equity interest in our company through the partnership.

Certain elections may be available to U.S. unitholders to mitigate some of the adverse tax consequences resulting from PFIC treatment. If a U.S. unitholder were to make an election to treat such unitholder’s interest in our company as a “qualified electing fund” (“QEF election”) for the first year such unitholder were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, the U.S. unitholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of our company, even if not distributed to the unitholder. A QEF election must be made by a U.S. unitholder on an entity-by-entity basis. To make a QEF election, a U.S. unitholder must, among other things, (i) obtain a PFIC annual information statement and (ii) prepare and submit IRS Form 8621 with such U.S. unitholder’s annual income tax return. To the extent reasonably practicable, our company intends to make available information related to the PFIC status of our company and any other subsidiary of our company that our company is able to identify as a PFIC, including information necessary to make a QEF election with respect to each such entity.

In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis. Pursuant to such an election, a U.S. unitholder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. No assurance can be provided that our company or any of its subsidiaries will qualify as PFICs that are publicly traded or that a mark-to-market election will be available for any such entity.

Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. unitholders is uncertain in certain respects, and the PFIC rules remain subject to recently proposed Treasury Regulations yet to be made final. Each U.S. unitholder should consult an independent tax advisor regarding the application of the PFIC rules, including the foregoing filing requirements and the recently proposed Treasury Regulations, as well as the advisability of making any available election under the PFIC rules, with regard to such unitholder’s ownership and disposition of class A shares.

Additional Tax on Net Investment Income. Certain U.S. unitholders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their dividend income and net gains from the disposition of class A shares. Each U.S. unitholder that is an individual, estate or trust should consult an independent tax advisor regarding the applicability of this tax to its income and gains in respect of class A shares.

Foreign Financial Asset Reporting. Certain U.S. unitholders are required to report information relating to an interest in the class A shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. unitholder is urged to consult an independent tax advisor regarding the information reporting obligations, if any, with respect to such unitholder’s ownership and disposition of class A shares.

Information Reporting and Backup Withholding. Distributions on class A shares made to a U.S. unitholder and proceeds from the sale or other disposition of class A shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the unitholder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the unitholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Unitholders

The general partner of the partnership and the general partner of BRELP intend to use commercially reasonable efforts to structure the activities of the partnership and BRELP, respectively, to avoid the realization by the partnership and BRELP of income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a “United States real property interest”, as defined in the U.S. Internal Revenue Code. If, as anticipated, the partnership is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a non-U.S. unitholder is not itself engaged in a U.S. trade or business, then the special distribution of class A shares generally should not be a taxable event for U.S. federal income tax purposes to such non-U.S. unitholder.

If, contrary to expectation, the partnership is engaged in a U.S. trade or business, then the special distribution of class A shares generally should remain a non-taxable event for U.S. federal income tax purposes to a non-U.S. unitholder unless, also contrary to expectation, either the partnership or BRELP fails to qualify as an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) of the U.S. Internal Revenue Code (see above under “Material United States Federal Income Tax Considerations—Consequences to U.S. Unitholders—Special Distribution of Class A Shares”). The general partner of the partnership intends to take the position and believes that each of the partnership and BRELP qualifies as an investment partnership within the meaning of Section 731(c)(3)(C)(i) of the U.S. Internal Revenue Code. Each non-U.S. unitholder should consult an independent tax advisor regarding the tax consequences of the special distribution with regard to such unitholder’s particular circumstances.

Distributions on class A shares made to non-U.S. unitholders and proceeds from the sale or other disposition of class A shares generally will not be subject to U.S. federal income tax.

Special rules may apply to any non-U.S. unitholder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in the partnership in connection with its U.S. business, (c) a PFIC, (d) a controlled foreign corporation, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Each non-U.S. unitholder should consult an independent tax advisor regarding the application of these special rules.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE PARTNERSHIP, UNITHOLDERS, OUR COMPANY, AND OUR SHAREHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH UNITHOLDER, AND IN REVIEWING THIS PROSPECTUS THESE MATTERS SHOULD BE CONSIDERED. EACH UNITHOLDER SHOULD CONSULT AN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE SPECIAL DISTRIBUTION OF CLASS A SHARES AND OF THE OWNERSHIP AND DISPOSITION OF CLASS A SHARES.

LEGAL MATTERS

The validity of the units offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for the partnership by Appleby (Bermuda) Limited. Certain legal matters relating to the issue and sale of the class A shares, will be passed upon on behalf of our company by Torys LLP. As at the date of this prospectus, the partners and associates of each of Torys LLP and Appleby (Bermuda) Limited beneficially own, directly and indirectly, less than 1.0% of the outstanding securities or other property of the partnership and our company, its associates or its affiliates.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Our company is, from time to time, involved in legal proceedings of a nature considered normal to our business. We believe that none of the litigation in which we are currently involved, or have been involved since the beginning of the most recently completed financial year, individually or in the aggregate, is material to our consolidated financial condition or results of operations.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

To the knowledge of our company, no current or former director, officer or employee of our company, nor any associate or affiliate of any of them, is or was indebted to our company at any time since its formation.

CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of our company, within the past 10 years, none of the current or proposed directors of our company or executive officers of the Service Providers have: (i) served as a director, chief executive officer or chief financial officer of any company that was subject to a “cease trade” or similar order, or an order denying the relevant company access to any exemption under securities legislation, which remained in effect for more than thirty (30) consecutive days, and that was issued: (a) while the current or proposed nominee was acting as director, chief executive officer or chief financial officer; or (b) after the current or proposed nominee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the current or proposed nominee was a director, chief executive officer or chief financial officer; (ii) served as a director or executive officer of any company that, while the current or proposed nominee was acting in that capacity, or within a year after the current or proposed nominee ceased to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold our company’s assets; or (iii) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets. In January 2018, after serving as a strategic advisor to certain bondholders, Mr. de Carvalho Filho was appointed to the transitional board of directors of Oi S.A., a telecommunications company in Brazil under bankruptcy protection. In September 2018, Mr. de Carvalho Filho was elected to the board of directors of Oi S.A. for a two-year term and was elected Chairman. As of the date of this Form 20-F, Oi S.A. remains under bankruptcy protection. Mr. de Carvalho Filho was not on the board of directors at the time that Oi S.A. entered bankruptcy protection.

Penalties or Sanctions

To the knowledge of our company, no current or proposed director of our company or executive officer of the Service Providers, nor any personal holding company thereof owned or controlled by them: (i) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

To the knowledge of our company, within the past 10 years, no current or proposed director of our company or executive officer of the Service Providers, nor any personal holding company thereof owned or controlled by them, has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, has become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets or the assets of his or her holding company.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as discussed in this prospectus, there are no material interests, direct or indirect, of any director or executive officer of our company, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our company’s outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the three years before the date hereof that has materially affected or is reasonably expected to materially affect our company or any of its subsidiaries.

EXPERTS, TRANSFER AGENT AND REGISTRAR

The consolidated financial statements of the partnership, incorporated in this prospectus by reference from the partnership’s Annual Report, and the effectiveness of the partnership’s internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined carve-out financial statements of the Brazilian and Colombian operations of the partnership as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018 included in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of our company as of September 9, 2019 included in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Ernst & Young LLP are located at Ernst & Young Tower, 100 Adelaide Street West, Toronto, ON M5H 0B3.

The consolidated financial statements of TerraForm Power, Inc. incorporated by reference from Amendment No. 2 of the partnership’s Annual Report for the year ended December 31, 2018, and the effectiveness of TerraForm Power Inc.’s internal control over financial reporting as of December 31, 2018, excluding the internal control over financial reporting of Saeta Yield S.A., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the consolidated financial statements is based in part on the report of Deloitte, S.L., independent registered public accounting firm, in connection with the consolidated financial statements of TERP Spanish HoldCo, S.L. and subsidiaries as of December 31, 2018, and for the period from June 12, 2018 to December 31, 2018. The report on the effectiveness of TerraForm Power Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Saeta Yield S.A. from the scope of such firm’s audit of internal control over financial reporting, which conclude, among other things, that TerraForm Power, Inc. did not maintain effective internal control over financial reporting as of December 31, 2018, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weaknesses described in such reports, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of TerraForm Power, Inc. as of December 31, 2017, and for each of the years in the two-year period ended December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The address of KPMG LLP is 8350 Broad St #900, McLean, VA 22102.

The consolidated financial statements of TERP Spanish HoldCo, S.L. (Sociedad unipersonal) and subsidiaries as of December 31, 2018, and for the period from June 12, 2018 to December 31, 2018 have been audited by Deloitte, S.L., independent registered public accounting firm, whose report thereon is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte, S.L. are located at Plaza Pablo Ruiz Pirasso, 1, Torre Picasso, 28020, Madrid, España.

The transfer agent and registrar for the units and class A shares will be Computershare Inc., at its principal office in Canton, Massachusetts, United States.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The partnership is formed under the laws of Bermuda. A substantial portion of our company’s and the partnership’s assets are located outside of Canada and the United States and certain of the directors of our company and the general partner of the partnership may be residents of jurisdictions outside of Canada and the United States. Our company and the partnership have expressly submitted to the jurisdiction of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for directors of our company or the general partner of the partnership since a substantial portion of our assets, the partnership’s assets and the assets of such persons may be located outside of Canada and the United States. The partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the partnership or the directors of the general partner of the partnership depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the partnership or the directors of the general partner of the partnership, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would issue a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the court had proper jurisdiction over the parties subject to the judgment according to Bermuda’s conflicts of law principles; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; and (v) there is due compliance with the applicable common law rules in Bermuda governing the enforcement of a foreign judgment.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the partnership or the directors of the general partner of the partnership in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

WHERE YOU CAN FIND MORE INFORMATION

Our Company

This prospectus is a part of the registration statement filed with the SEC on Form F-1 and does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our class A shares, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included copies of these documents as exhibits to our registration statement.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities laws in the United States that are applicable to domestic U.S. issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material non-public information under Regulation FD.

As long as we are subject to the reporting requirements of the Exchange Act, we expect to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be filed or furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC may be less extensive and less timely compared to that required to be filed with the SEC by U.S. issuers.

The SEC maintains a website at www.sec.gov that contains reports and information statements and other information regarding registrants like us that file electronically with the SEC where you can access the registration statement and its exhibits and the other filings we make with the SEC from time to time.

The Partnership

The partnership is currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, the partnership is required to file reports, including annual reports on Form 20-F, and other information with the SEC. The partnership’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about the partnership, including its SEC filings, is also available at its Internet site at https://bep.brookfield.com. However, the information on the partnership’s Internet site is not a part of this prospectus.

The SEC allows the partnership to incorporate by reference information into this document. This means that the partnership can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

The partnership incorporates by reference the following documents or information that it has filed with the SEC:

•

the Annual Report on Form 20-F of the partnership for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019, as amended by Amendment No. 1 thereto, filed with the SEC on March 1, 2019 and Amendment No. 2 thereto, filed with the SEC on March 22, 2019; and

•	the Reports on Form 6-K of the partnership filed with the SEC on May 2, 2019 (Exhibits 99.1, 99.2 and 99.3 only) and July 31, 2019 (Exhibits 99.1, 99.2 and 99.3 only).

Copies of the documents incorporated by reference herein may be obtained on written or oral request without charge from the office of the partnership’s Corporate Secretary at 73 Front Street, 5th Floor, Hamilton, HM 12, Bermuda, +1 441-294-3309, and are also available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

Any statement contained in this prospectus or in such publicly filed documents with respect to the partnership shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus or in any other subsequently filed document, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Brookfield

More information about Brookfield is available at its Internet site at https://bam.brookfield.com. However, the information on Brookfield’s Internet site is not a part of this prospectus.

MATERIAL CONTRACTS

The following are the only material contracts, other than the contracts entered into in the ordinary course of business, which (i) have been entered into by us since our formation or which are proposed to be entered into by us, (ii) have been entered into by Brookfield Renewable or Brookfield in connection with the special distribution or which are proposed to be entered into by Brookfield Renewable or Brookfield in connection with the special distribution, or (iii) are otherwise material to our company:

1.	Rights Agreement, to be dated as of the distribution date, between Brookfield and Wilmington Trust, National Association, described under the heading “Relationship with Brookfield—Rights Agreement”.

2.

Registration Rights Agreement, to be dated as of the distribution date, between our company and Brookfield Asset Management Inc., described under the heading “Relationship with Brookfield—Registration Rights Agreement”.

3.

Support Agreement, to be dated effective as of the second anniversary of the distribution date, between our company and Brookfield Renewable Partners L.P., described under the heading “Relationship with Brookfield Renewable—Support Agreement”.

4.	Relationship Agreement, described under the heading “Relationship with Brookfield—Relationship Agreement”.

5.

Guarantee, dated November 23, 2011, by LATAM Holdco in favor of BNY Trust Company of Canada, in respect of debt securities issued by Finco, described under “Relationship with Brookfield Renewable—Credit Support”.

6.

Amended and Restated Guarantee Indenture, dated November 25, 2011, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Brookfield Renewable Power Preferred Equity Inc., or BRP Equity, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 1), described under “Relationship with Brookfield Renewable—Credit Support”.

7.

Amended and Restated Guarantee Indenture, dated November 25, 2011, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, BRP Equity, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 2), described under “Relationship with Brookfield Renewable—Credit Support”.

8.

Guarantee Indenture, dated October 11, 2012, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, BRP Equity, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 3), described under “Relationship with Brookfield Renewable—Credit Support”.

9.

Guarantee Indenture, dated October 11, 2012, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, BRP Equity, and Computershare Trust Company of Canada (Class A Preference Shares, Series 4), described under “Relationship with Brookfield Renewable—Credit Support”.

10.

Guarantee Indenture, dated January 29, 2013, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, BRP Equity, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 5), described under “Relationship with Brookfield Renewable—Credit Support”.

11.

Guarantee Indenture, dated May 1, 2013, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, BRP Equity, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 6), described under “Relationship with Brookfield Renewable—Credit Support”.

12.

Guarantee Indenture, dated November 25, 2015, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 7 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

13.

Guarantee Indenture, dated November 25, 2015, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 8 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

14.

Guarantee Indenture, dated February 11, 2016, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 5 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

15.

Guarantee Indenture, dated May 25, 2016, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 9 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

16.

Guarantee Indenture, dated May 25, 2016, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 10 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

17.

Guarantee Indenture, dated February 14, 2017, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 11 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

18.

Guarantee Indenture, dated February 14, 2017, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 12 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

19.

Guarantee Indenture, dated January 16, 2018, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 13 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

20.

Guarantee Indenture, dated January 16, 2018, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 14 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

21.

Guarantee Indenture, dated March 11, 2019, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 15 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

22.

Guarantee Indenture, dated March 11, 2019, by and among the partnership, BRELP, NA HoldCo, LATAM Holdco, Euro Holdco, Investco and Computershare Trust Company of Canada (Series 16 Preferred Units), described under “Relationship with Brookfield Renewable—Credit Support”.

23.

Guarantee Indenture, to be dated as of the distribution date, between BEP Subco Inc. and BNY Trust Company of Canada, in respect of the debt securities issued by Finco, described under “Relationship with Brookfield Renewable—Credit Support.”

24.

Guarantee Indentures, to be dated as of the distribution date, between BEP Subco Inc., Computershare Trust Company of Canada and other parties, in respect of the partnership’s preferred units and preference shares, described under “Relationship with Brookfield Renewable—Credit Support.”

25.	Conversion Agreement, to be dated as of the distribution date, between our company and NA HoldCo, described under the heading “Relationship with Brookfield Renewable—Conversion Agreement”.

26.

Credit Agreement, to be dated as of the distribution date, between our company, as borrower, and the Holding Entities, as lender, described under the heading “Relationship with Brookfield Renewable—Credit Facilities”.

27.

Credit Agreement, to be dated as of the distribution date, between our company, as lender, and the Holding Entities, as borrower, described under the heading “Relationship with Brookfield Renewable—Credit Facilities”.

28.	Equity Commitment Agreement, to be dated as of the distribution date, between our company and NA HoldCo, described under the heading “Relationship with Brookfield Renewable—Equity Commitment”.

29.

First amendment to the Master Services Agreement, to be dated as of the distribution date, by and among Brookfield, the Service Recipients and the Service Providers, described under the heading “Management and the Master Services Agreement”.

30.	Master Services Agreement, described under the heading “Management and the Master Services Agreement—The Master Services Agreement”.

31.

Coattail Agreement, to be dated as of the distribution date, between NA HoldCo, our company and the trustee thereunder, described under the heading “Description of Our Share Capital—Certain Rights in Connection with a Take-Over Bid”.

Copies of the foregoing documents will be available following completion of the special distribution on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

COSTS OF THE SPECIAL DISTRIBUTION

We estimate that the costs in connection with the special distribution will be as set forth below. All of these costs will be paid by Brookfield Renewable.

Item	Amount ($)
U.S. Securities and Exchange Commission registration fee
Listing fees
Printing costs
Legal fees and costs
Transfer agent and related fees
Accounting fees and costs
Miscellaneous costs

TOTAL

GLOSSARY

“Annual Report” means the partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2018 (filed in Canada with the Canadian securities regulatory authorities in lieu of an annual information form), which includes the partnership’s audited consolidated statements of financial position as of December 31, 2018 and December 31, 2017, together with the report thereon of the independent registered public accounting firm and management’s discussion and analysis of the partnership as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018;

“articles” means the notice of articles and articles of our company;

“audit committee” means the audit committee of our board, as further described under “Governance—Corporate Governance Disclosure—Committees of the Board of Directors—Audit Committee”;

“BAM Class A Shares” has the meaning ascribed thereto under “Executive Compensation”;

“BCBCA” means the Business Corporations Act (British Columbia);

“board” means the board of directors of our company;

“BRELP” means Brookfield Renewable Energy L.P.;

“Brookfield” has the meaning ascribed thereto on the cover page of this prospectus;

“Brookfield Accounts” means Brookfield and/or other Brookfield-sponsored vehicles, consortiums and/or partnerships (including private funds, joint ventures and similar arrangements);

“Brookfield Personnel” means the partners, members, shareholders, directors, officers and employees of Brookfield;

“Brookfield Renewable” means the partnership collectively with BRELP, the Holding Entities and the Operating Entities (but excluding our company);

“BRPI” means Brookfield Renewable Power Inc.;

“BRPPE” means Brookfield Renewable Power Preferred Equity Inc.;

“Business” means the initial renewable power business to be acquired by our company immediately prior to the special distribution;

“Canada SubCo” has the meaning ascribed thereto on the cover page of this prospectus;

“Cash Bonus” has the meaning ascribed thereto under “Executive Compensation”;

“CDS” means CDS Clearing and Depository Services Inc.;

“CEE Funds” means the Germany based asset manager that holds renewable energy funds targeting low risk renewable investments, which is a portfolio company of Brookfield;

“chair” means the chairperson of the board;

“class A shares” means the class A subordinate voting shares in the capital of our company, as further described under “Description of Our Share Capital—Class A Shares”, and “class A share” means any one of them;

“class B shares” means the class B multiple voting shares in the capital of our company, as further described under “Description of Our Share Capital—Class B Shares”, and “class B share” means any one of them;

“class C shares” means the class C non-voting shares in the capital of our company, as further described under “Description of Our Share Capital—Class C Shares”, and “class C share” means any one of them;

“Coattail Agreement” has the meaning ascribed thereto under “Description of Our Share Capital—Certain Rights in Connection with a Take-Over Bid”;

“code” means the Code of Business Conduct and Ethics;

“collateral account” means the non-interest bearing trust account established by Brookfield or its affiliates to be administered by the rights agent;

“committees” means the audit committee and the nominating and governance committee;

“company” has the meaning ascribed thereto on the cover page of this prospectus;

“company notice” has the meaning ascribed thereto under “Relationship with Brookfield—Rights Agreement—Satisfaction of Secondary Exchange Rights”;

“conflicts management policy” has the meaning ascribed thereto under “Relationship with Brookfield—Conflicts of Interest and Fiduciary Duties”;

“Conversion Agreement” has the meaning ascribed thereto under “Relationship with Brookfield Renewable—Conversion Agreement”;

“CRA” means the Canada Revenue Agency;

“customary rates” means the same or substantially similar services provided by Brookfield to one or more third parties;

“distribution date” has the meaning ascribed thereto on the cover page of this prospectus;

“DSU Allotment Price” has the meaning ascribed thereto under “Executive Compensation”;

“DSUP” has the meaning ascribed thereto under “Executive Compensation”;

“DSUs” has the meaning ascribed thereto under “Executive Compensation”;

“DTC” means the Depository Trust Company;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov;

“Escrow Company” has the meaning ascribed thereto under “Executive Compensation”;

“Escrowed Shares” has the meaning ascribed thereto under “Executive Compensation”;

“Escrowed Stock Plan” has the meaning ascribed thereto under “Executive Compensation”;

“ESG” means environmental, social and governance;

“Euro Holdco” means Brookfield BRP Europe Holdings (Bermuda) Limited;

“FFO” means Funds from Operations;

“Finco” means Brookfield Renewable Partners ULC;

“forward-looking information” has the meaning ascribed thereto under “Special Note Regarding Forward-Looking Information”;

“group” means collectively, our company and Brookfield Renewable;

“holder” has the meaning ascribed thereto under “Material Canadian Federal Income Tax Considerations”;

“Holding Entities” means LATAM Holdco, NA Holdco, Euro Holdco, Investco and any other direct or indirect wholly-owned subsidiary of BRELP created or acquired after the date of BRELP’s limited partnership agreement;

“HSS&E” has the meaning ascribed thereto under “Our Business—Operating Philosophy”;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Investco” means Brookfield Renewable Investments Limited;

“investing affiliate” has the meaning ascribed thereto under “Relationship with Brookfield—Conflicts of Interest and Fiduciary Duties—Investments by the Investing Affiliate”;

“IRS” means the Internal Revenue Service;

“Isagen” means Isagen S.A. E.S.P.;

“LATAM Holdco” means BRP Bermuda Holdings I Limited;

“LIBOR” means the London Inter-bank Offered Rate;

“Licensing Agreement” has the meaning ascribed thereto under “Relationship with Brookfield—Licensing Agreement”;

“Master Services Agreement” means the second amended and restated master services agreement dated as of February 26, 2015, among the Service Recipients, BRELP, Brookfield, the Service Providers and others, as amended;

“MI 61-101” means Canadian Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions;

“MRE” has the meaning ascribed thereto under “Our Business—Current Operations—Market Opportunity”;

“MSOP” has the meaning ascribed thereto under “Executive Compensation”;

“NA HoldCo” means Brookfield BRP Holdings (Canada) Inc.;

“NEOs” means the named executive officers of our company;

“nominating and governance committee” means the nominating and governance committee of the board, as further described under “Governance—Corporate Governance Disclosure—Committees of the Board of Directors—Nominating and Governance Committee”;

“non-resident holder” has the meaning ascribed thereto under “Material Canadian Federal Income Tax Considerations—Taxation of Holders Not Resident in Canada”;

“non-U.S. unitholder” has the meaning ascribed thereto under “Material United States Federal Income Tax Considerations”;

“NYSE” means the New York Stock Exchange;

“Operating Entities” means the subsidiaries of the Holding Entities which, from time to time, directly or indirectly hold, or may in the future hold, operations or assets, including any of the assets or operations held through joint ventures, partnerships and consortium arrangements;

“operating performance compensation” means performance-based compensation;

“partnership” means Brookfield Renewable Partners L.P.;

“PFIC” has the meaning ascribed thereto under “Material United States Federal Income Tax Considerations—Consequences to U.S. Unitholders—Special Distribution of Class A Shares”;

“PPA” means a power purchase agreement, power guarantee agreement or similar long-term agreement between a seller and buyer of electrical power generation;

“pre-approval policy” means the written policy on auditor independence that the board has adopted;

“preferred shares” has the meaning ascribed thereto under “Description of Our Share Capital”;

“preferred units” means the preferred limited partnership units of the partnership;

“proposed amendments” has the meaning ascribed thereto under “Material Canadian Federal Income Tax Considerations”;

“prospectus” means this prospectus dated as of             ;

“PSG” means Brookfield’s Public Securities Group;

“RDSP” means registered disability savings plan;

“record date” has the meaning ascribed thereto on the cover page of this prospectus;

“Registration Rights Agreement” has the meaning ascribed thereto under “Relationship with Brookfield—Registration Rights Agreement”;

“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

“Relationship Agreement” means the amended and restated relationship agreement dated as of March 28, 2014, as amended from time to time, by, among others, Brookfield Asset Management Inc., the partnership and BRELP;

“resident holder” has the meaning ascribed thereto under “Material Canadian Federal Income Tax Considerations—Taxation of Holders Resident in Canada”;

“RESP” means registered education savings plan;

“Restricted Shares” or “RS” has the meaning ascribed thereto under “Executive Compensation”;

“Restricted Stock Plan” has the meaning ascribed thereto under “Executive Compensation”;

“rights agent” means Wilmington Trust, National Association;

“Rights Agreement” has the meaning ascribed thereto under “Relationship with Brookfield—Rights Agreement”;

“RRIF” means registered retirement income fund;

“RRSP” means registered retirement savings plan;

“RSU Allotment Price” has the meaning ascribed thereto under “Executive Compensation”;

“RSUP” has the meaning ascribed thereto under “Executive Compensation”;

“RSUs” has the meaning ascribed thereto under “Executive Compensation”;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 (United States);

“SEC” means the United States Securities and Exchange Commission;

“SEDAR” means the System for Electronic Document Analysis and Retrieval at www.sedar.com;

“Service Providers” has the meaning ascribed thereto in the Master Services Agreement;

“Service Recipients” has the meaning ascribed thereto in the Master Services Agreement;

“SHPP” has the meaning ascribed thereto under “Our Business—Current Operations—Brazil”;

“special distribution” has the meaning ascribed thereto on the cover page of this prospectus;

“Support Agreement” has the meaning ascribed thereto under “Relationship with Brookfield Renewable—Support Agreement”;

“Tax Act” means the Income Tax Act (Canada);

“TerraForm Power” means TerraForm Power, Inc.;

“TFSA” means tax-free savings account;

“Transactions” has the meaning ascribed thereto under “Unaudited Pro Forma Financial Statements”;

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the U.S. Internal Revenue Code;

“TSX” means the Toronto Stock Exchange;

“Unaudited Pro Forma Financial Statements” means our unaudited condensed combined pro forma financial statements;

“United States” has the meaning ascribed thereto in Regulation S under the U.S. Securities Act;

“units” has the meaning ascribed thereto on the cover page of this prospectus;

“U.S.” means United States;

“U.S. Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder;

“U.S. unitholder” has the meaning ascribed thereto under “Material United States Federal Income Tax Considerations”; and

“Voting Agreement” has the meaning ascribed thereto under “Relationship with Brookfield Renewable—Voting Agreements”.

APPENDIX A

Mandate of the Board of Directors

BROOKFIELD RENEWABLE CORPORATION

BOARD OF DIRECTORS CHARTER

[DATE]

1.	PURPOSE OF THE CORPORATION

Brookfield Renewable Corporation (the “Corporation”) and its related entities have been established by Brookfield Renewable Partners L.P. (“BEP”) to among other things, issue securities (the “Class A Subordinate Voting Shares”) that provide an economic return equivalent to limited partnership units of BEP. In furtherance of the foregoing, the Corporation will (i) establish, acquire and/or hold interests in certain operating subsidiaries (collectively, the “Operating Entities”), (ii) engage in any activity related to the capitalization and financing of the Corporation’s interest in the Operating Entities, and (iii) engage in any activity that is incidental to or in furtherance of the foregoing and that lawfully may be conducted by a corporation incorporated under the Business Corporations Act (British Columbia) and the Corporation’s constating documents, provided that as long as any Class A Subordinate Voting Share is listed and traded on a stock exchange in Canada, the Corporation shall not engage in an activity referred to in (ii) or (iii) to the extent such activity may disqualify the Corporation from being considered a “mutual fund corporation” for purposes of the Income Tax Act (Canada).

2.	ROLE OF THE BOARD

The role of the board of directors (the “Board”) of the Corporation is to oversee, directly and through its committees, the business and affairs of the Corporation. The board’s role includes:

(a)

supervising the affiliates of Brookfield Asset Management Inc. (“BAM”) that are engaged in the provision of management services (collectively, the “Service Providers”) under the master services agreement among the Corporation, BEP, the Service Providers, Brookfield Renewable Energy L.P. and others, as amended from time to time (the “Master Services Agreement”);

(b)	capitalizing and financing the Corporation’s interests in the Operating Entities; and

(c)	overseeing the activities of the Corporation.

3.	AUTHORITY AND RESPONSIBILITIES

The Board meets regularly to review reports by the Service Providers on the Corporation’s performance. Because the Corporation is intimately connected to BEP and its subsidiaries (the “BEP Group”), the Board will also be informed of the performance, risks and business operations of the BEP Group. In addition to the general supervision of the provision of services by the Service Providers, the Board performs the following functions:

(a)	risk assessment – assessing the major risks facing the Corporation and its subsidiaries and reviewing, approving and monitoring the manner of addressing those risks;

(b)

communications and disclosure policy – adopting a communications and disclosure policy for the Corporation, including ensuring the timeliness and integrity of communications to shareholders and establishing suitable mechanisms to receive stakeholder views;

(c)	environmental, social and governance – reviewing the Corporation’s approach to environmental, social, and governance matters;

(d)	corporate governance – developing the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines applicable to the Corporation;

Brookfield Renewable Corporation	Board of Directors Charter

(e)

internal controls – reviewing and monitoring the controls and procedures within the Corporation and its subsidiaries to maintain its integrity, including its disclosure controls and procedures, and its internal controls and procedures for financial reporting and compliance; and

(f)

maintaining integrity – on an ongoing basis, satisfying itself that the chief executive officer and other executive officers of the Service Providers create a culture of integrity throughout the organization, including compliance with BEP’s Code of Business Conduct and Ethics and its anti-bribery and anti-corruption policies.

4.	COMPOSITION AND PROCEDURES

(a)

Size of Board and Selection Process – The directors of the Corporation are elected by its shareholders from time to time. The Nominating and Governance Committee recommends to the full Board the nominees for election to the Board and the Board proposes to its shareholders a slate of nominees for election, the number of which is subject to limits in its articles. The Nominating and Governance Committee also recommends the number of directors from time to time. The Board of the Corporation is expected to mirror the board of directors of the general partner of BEP, except that the Corporation will add one additional non-overlapping board member.

(b)

Qualifications – Directors should have the highest personal and professional ethics and values and be committed to advancing the best interests of the Corporation. They should possess skills and competencies in areas that are relevant to the Corporation’s activities. At least three directors and at least a majority of the directors will be independent directors based on the rules and guidelines of applicable stock exchanges and securities regulatory authorities. If the Chair of the Board is not independent, there shall be a lead independent director (“Lead Independent Director”) of the Board selected by the Board on the recommendation of the Nominating and Governance Committee.

(c)

Director Education and Orientation – The Corporation’s Service Provider is responsible for providing an orientation program for new directors of the Corporation and director roles and responsibilities. In addition, directors will, as required, receive continuing education about the Corporation to maintain a current understanding of the Corporation’s business and operations.

(d)

Meetings – The Board holds at least four scheduled meetings a year. The Board is responsible for its agenda. Prior to each Board meeting, the Chair of the Board discusses agenda items for the meeting with the Service Providers. Materials for each meeting are distributed to the directors in advance of the meetings. If the Chair of the Board is absent from a meeting, the other directors shall select a director from those in attendance to act as chair of the meeting. The directors shall appoint a secretary to be the secretary of all meetings and to maintain minutes of all meetings and deliberations of the Board. At the conclusion of each regularly scheduled meeting, the independent directors meet separately. The Lead Independent Director chairs these in-camera sessions.

(e)

Committees – The Board has established the following standing committees to assist it in discharging its responsibilities: Audit and Nominating and Governance. Special committees may be established from time to time to assist the Board in connection with specific matters. The chair of each committee reports to the Board following meetings of their committee. The governing charter of each standing committee is reviewed and approved annually by the Board.

(f)

Evaluation – The Nominating and Governance Committee performs an annual evaluation of the effectiveness of the Board as a whole, the committees of the Board and the contributions of individual directors, and provides a report to the Board on the findings of this evaluation. In addition, each committee assesses its own performance annually.

Brookfield Renewable Corporation	Board of Directors Charter

(g)

Compensation – The Nominating and Governance Committee recommends to the Board the compensation for directors. In reviewing the adequacy and form of compensation for directors, the Nominating and Governance Committee seeks to ensure that director compensation reflects the responsibilities and risks involved in being a director of the Corporation.

(h)

Access to Outside Advisors – The Board and any committee may at any time retain outside financial, legal or other advisors at the expense of the Corporation. Any director may, subject to the approval of the Chair of the Board, retain an outside advisor at the expense of the Corporation.

(i)

Charter of Expectations – The Board has adopted a Charter of Expectations for Directors which outlines the basic duties and responsibilities of directors and the expectations the Corporation places on them in terms of professional and personal competencies, performance, behaviour, conflicts of interest, security ownership and resignation events. Among other things, the Charter of Expectations outlines the role of directors in stakeholder engagement and the requirement of directors to attend Board meetings and review meeting materials in advance.

This Charter of the Board was reviewed and approved by the Board on [DATE].

APPENDIX B

Audit Committee Charter

BROOKFIELD RENEWABLE CORPORATION

AUDIT COMMITTEE CHARTER

[Date]

A committee of the board of directors (the “Board”) of Brookfield Renewable Corporation (the “Corporation”), to be known as the Audit Committee (the “Committee”), shall have the following terms of reference:

MEMBERSHIP AND CHAIR

Annually the Board shall appoint three or more directors (the “Members” and each a “Member”) to serve on the Committee for the upcoming year or until the Member ceases to be a director, resigns or is replaced, whichever occurs first.

The Members will be selected by the Board on the recommendation of the Nominating and Governance Committee of the Corporation (the “Nominating and Governance Committee”), but will be expected to be the same as the Audit Committee of the general partner of Brookfield Renewable Partners L.P. Any Member may be removed, with or without cause, from office or replaced at any time by the Board. All Members will be Independent (as defined below). Members must disclose any form of association they have with a current or former external or internal auditors of the Corporation, any other member of the BAM Group or any member of the BEP Group to the Nominating and Governance Committee for a determination as to whether this association affects the Member’s status as an Independent Member. In addition, every Member will be Financially Literate (as defined below) and at least one Member will be an Audit Committee Financial Expert (as defined below). Members may not serve on more than two other public company audit committees, except with the prior approval of the Board.

The Board shall appoint one Member as the chair of the Committee (the “Chair”). If the Board fails to appoint a Chair, the Members of the Committee shall elect a Member to act as Chair by majority vote to serve at the pleasure of the majority. If the Chair is absent from a meeting, the Members shall select a Member from those in attendance to act as Chair of the meeting.

RESPONSIBILITIES

The Committee shall:

Auditor

(a)

oversee the work of the Corporation’s independent auditor (the “auditor”) engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation;

(b)

review and evaluate the auditor’s independence, experience, qualifications and performance and determine whether the auditor should be appointed or re-appointed and nominate the auditor for appointment or re-appointment by the Board;

(c)

have the sole authority to retain, compensate, direct, oversee and terminate the auditor and any counsel, other auditors and other advisors hired to assist the Committee, who shall ultimately be accountable to the Committee;

Brookfield Renewable Corporation	Audit Committee Charter

(d)

when a change of auditor is proposed, review all issues related to the change, including the information to be included in the notice of change of auditor as required, and the orderly transition of such change;

(e)	review the terms of the auditor’s engagement and the appropriateness and reasonableness of the proposed audit fees;

(f)	at least annually, obtain and review a report by the auditor describing:

(i)	the auditor’s internal quality-control procedures; and

(ii)

any material issues raised by the most recent internal quality control review, or peer review, of the auditor, or review by any independent oversight body, or inquiry or investigation by any governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and the steps taken to deal with any issues raised in any such review;

(g)

at least annually, confirm that the auditor has submitted a formal written statement describing all of its relationships with the Corporation and any of its subsidiaries; discuss with the auditor any disclosed relationships or services that may affect its objectivity and independence; obtain written confirmation from the auditor that it is objective within the meaning of the applicable rules of professional conduct/code of ethics adopted by the order of chartered accountants to which it belongs and is an independent public accountant within the meaning of the applicable securities legislation, and is in compliance with any independence requirements adopted by the Public Company Accounting Oversight Board; and, confirm that the auditor has complied with applicable laws respecting the rotation of certain members of the audit engagement team;

(h)	review and evaluate the lead partner of the auditor;

(i)	ensure the regular rotation of the audit engagement team members as required by law, and periodically consider whether there should be regular rotation of the auditor firm;

(j)

meet privately with the auditor as frequently as the Committee feels is appropriate to fulfill its responsibilities, which will not be less frequently than annually, to discuss any items of concern to the Committee or the auditor, including:

(i)	planning and staffing of the audit;

(ii)	any material written communications between the auditor and the Service Providers (as defined below) and between the auditor and the auditor’s national office;

(iii)	whether or not the auditor is satisfied with the quality and effectiveness of financial recording procedures and systems;

(iv)	the extent to which the auditor is satisfied with the nature and scope of its examination;

(v)	whether or not the auditor has received the full co-operation of the Service Providers pursuant to the Master Services Agreement (as defined below);

(vi)	the auditor’s opinion of the competence and performance of any key financial personnel of the Corporation;

(vii)	the items required to be communicated to the Committee in accordance with generally accepted auditing standards;

(viii)	all critical accounting policies and practices to be used by the Corporation, and all accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

Brookfield Renewable Corporation	Audit Committee Charter

(ix)

all alternative treatments of financial information within International Financial Reporting Standards (“IFRS”) that have been discussed with the Service Providers, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor;

(x)

any difficulties encountered in the course of the audit work, any restrictions imposed on the scope of activities or access to requested information, any significant disagreements with the Service Providers and the Service Providers’ response; and

(xi)	any illegal act that may have occurred and the discovery of which is required to be disclosed to the Committee pursuant to applicable securities legislation;

(k)

annually review and approve the Audit and Non-Audit Services Policy (“Audit and Non-Audit Services Policy”) which sets forth the parameters by which the auditor can provide certain audit and non-audit services to the Corporation and its subsidiaries not prohibited by law and the process by which the Committee pre-approves such services. The Committee, or a member(s) of the Committee duly delegated, reviews and approves all auditor requests to provide audit and non-audit services that are not pre-approved under the Audit and Non-Audit Policy, or are in excess of the aggregate fee threshold for the amount of services that can be provided by the auditor. At each quarterly meeting of the Committee, the Committee ratifies all audit and non-audit services provided by the auditor to the Corporation and its subsidiaries for the then-ended quarter;

(l)	resolve any disagreements between the Service Providers and the auditor regarding financial reporting;

Financial Reporting

(a)	prior to disclosure to the public, review, and, where appropriate, recommend for approval by the Board, the following:

(i)	audited annual financial statements, in conjunction with the report of the auditor;

(ii)	interim financial statements;

(iii)	annual and interim management discussion and analysis of financial condition and results of operation;

(iv)	reconciliations of the annual or interim financial statements, to the extent required under applicable rules and regulations; and

(v)

all other audited or unaudited financial information contained in public disclosure documents, including, without limitation, any prospectus, or other offering or public disclosure documents and financial statements required by regulatory authorities;

(b)

review and discuss with management prior to public dissemination earnings press releases and other press releases containing financial information (to ensure consistency of the disclosure to the financial statements), as well as financial information and earnings guidance provided to analysts and rating agencies including the use of “pro forma” or “adjusted” non-IFRS information in such press releases and financial information. Such review may consist of a general discussion of the types of information to be disclosed or the types of presentations to be made;

(c)	review the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements;

(d)	review and monitor the effectiveness of and compliance with the Disclosure Policy of the Corporation;

(e)	review disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer of the Service Providers, BRP Energy Group L.P., during their certification process for applicable

Brookfield Renewable Corporation	Audit Committee Charter

securities law filings about any significant deficiencies and material weaknesses in the design or operation of the Corporation’s internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and any fraud involving management or other employees;

(f)

review the effectiveness of the Corporation’s policies and practices concerning financial reporting, any proposed changes in major accounting policies and the appointment and replacement of the person(s) responsible for financial reporting and the internal audit function;

(g)

review the adequacy of the internal controls that have been adopted by the Corporation to safeguard assets from loss and unauthorized use and to verify the accuracy of the financial records and any special audit steps adopted in light of material control deficiencies;

Internal Audit; Controls and Procedures; Risk Management and Other

(a)

meet privately with the person(s) responsible for the Corporation’s internal audit function (which will be provided by the Service Providers) as frequently as the Committee feels appropriate to fulfill its responsibilities, which will not be less frequently than annually, to discuss any items of concern;

(b)

review the mandate, budget, planned activities, staffing and organizational structure of the internal audit function (which will be provided by the Service Providers or may be outsourced to a firm other than the auditor) to confirm that it is independent and has sufficient resources to carry out its mandate. The Committee will discuss this mandate with the auditor; review the appointment and replacement of the person(s) in charge of the Corporation’s internal audit and review the significant reports prepared by the internal auditor and the responses provided. As part of this process, the Committee reviews and approves the governing charter of the internal audit function on an annual basis;

(c)

review the controls and procedures that have been adopted to confirm that material information about the Corporation and its subsidiaries that is required to be disclosed under applicable law or stock exchange rules is disclosed and to review the public disclosure of financial information extracted or derived from the Corporation’s financial statements and periodically assess the adequacy of such controls and procedures;

(d)	review periodically the Corporation’s policies with respect to risk assessment and management, particularly financial risk exposure, including the steps taken to monitor and control risks;

(e)

review the Corporation’s exposures to currency, interest rate, credit and market risks in relation to its capacity to bear risk, and the management of such risks (through hedges, swaps, other financial instruments and otherwise) and be satisfied that measures are in place for the review of such exposures and management of such risks affecting the entities into which the Corporation invests;

(f)

review the Corporation’s insurance coverage, deductible levels, reinsurance requirements, and various risk sharing protocols and be satisfied that measures are in place for the review of such risks affecting the entities into which the Corporation invests;

(g)

review systemic risks and other risk-related matters referred to the Committee, including those identified by the Corporation’s internal auditors, as they relate to the Corporation, and be satisfied that measures are in place for the review of such risks affecting the entities into which the Corporation invests;

(h)	review periodically the status of taxation matters of the Corporation;

(i)	set clear policies for hiring partners and employees and former partners and employees of the auditor;

(j)	review, with legal counsel where required, such litigation, claims, tax assessments, transactions, material inquiries from regulators and governmental agencies or other contingencies which may have a

Brookfield Renewable Corporation	Audit Committee Charter

material impact on financial results or which may otherwise adversely affect the financial well-being of the Corporation;

(k)	review periodically the Corporation’s susceptibility to fraud and oversee the Service Providers’ processes for identifying and managing the risks of fraud; and

(l)	consider other matters of a financial or risk management nature as directed by the Board.

REPORTING

The Committee will regularly report to the Board on:

(a)	the auditor’s qualifications and independence;

(b)	the performance of the auditor and the Committee’s recommendations regarding its reappointment or termination;

(c)	the performance of the Corporation’s internal audit function;

(d)	the adequacy of the Corporation’s internal controls and disclosure controls;

(e)

its recommendations regarding the annual and interim financial statements of the Corporation and, to the extent applicable, any reconciliation of the Corporation’s financial statements, including any issues with respect to the quality or integrity of the financial statements;

(f)	its review of any other public disclosure document including the annual report and the annual and interim management’s discussion and analysis of financial condition and results of operations;

(g)	the Corporation’s compliance with legal and regulatory requirements, particularly those related to financial reporting; and

(h)	all other significant matters it has addressed and with respect to such other matters that are within its responsibilities.

COMPLAINTS PROCEDURE

The Committee will establish a procedure for the receipt, retention and follow-up of complaints received by the Corporation regarding accounting, internal controls, disclosure controls or auditing matters and the procedure for the confidential, anonymous submission of concerns by the individuals engaged in the provision of services regarding such matters pursuant to the Master Services Agreement.

REVIEW AND DISCLOSURE

The Committee will review this Charter at least annually and submit it to the Nominating and Governance Committee together with any proposed amendments. The Nominating and Governance Committee will review this Charter and submit it to the Board for approval with such further amendments as it deems necessary and appropriate.

This Charter will be posted on Brookfield Renewable Partners L.P.’s website and the annual report of the Corporation will state that this Charter is available on the website or is available in print to any shareholder who requests a copy.

ASSESSMENT

At least annually, the Nominating and Governance Committee will review the effectiveness of this Committee in fulfilling its responsibilities and duties as set out in this Charter. The Committee will also conduct its own assessment of the Committee’s performance on an annual basis.

Brookfield Renewable Corporation	Audit Committee Charter

ACCESS TO OUTSIDE ADVISORS AND MANAGEMENT

The Committee may retain any outside advisor, including legal counsel, at the expense of the Corporation, without the Board’s approval, at any time. The Committee has the authority to determine any such advisor’s fees.

The Corporation will provide for appropriate funding, for payment of compensation to any auditor engaged to prepare or issue an audit report or perform other audit, review or attest services, and ordinary administrative expenses of the Committee.

Members will meet privately with the Service Providers as frequently as they feel is appropriate to fulfill the Committee’s responsibilities, but not less than annually.

MEETINGS

Meetings of the Committee may be called by any Member or by the Secretary of the Corporation. Meetings will be held each quarter and at such additional times as is necessary for the Committee to fulfill its responsibilities. The Committee shall appoint a secretary (who may be the Secretary of the Corporation) to be the secretary of each meeting of the Committee and to maintain minutes of the meeting and deliberations of the Committee.

The powers of the Committee shall be exercisable at a meeting at which a quorum is present. A quorum shall be not less than a majority of the Members at the relevant time. Matters decided by the Committee shall be decided by majority vote.

Notice of each meeting shall be given to each Member, the internal auditor, the auditor, and to the Chair of the Board. Notice of meeting may be given orally or by letter, facsimile or telephone not less than 24 hours before the time fixed for the meeting. Members may waive notice of any meeting and attendance at a meeting is deemed waiver of notice. The notice need not state the purpose or purposes for which the meeting is being held.

The Committee may invite from time to time such persons as it may see fit to attend its meetings and to take part in discussion and consideration of the affairs of the Committee. The Committee may require the auditors to attend any or all meetings.

In addition, the Committee shall meet at least annually with the person responsible for the internal audit function and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of the Service Providers present.

DEFINITIONS

Capitalized terms used in this Charter and not otherwise defined have the meaning attributed to them below:

“affiliate” of any person means any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person.

“Audit Committee Financial Expert” means a person who has the following attributes:

(a)	an understanding of generally accepted accounting principles and financial statements;

(b)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities;

Brookfield Renewable Corporation	Audit Committee Charter

(d)	an understanding of internal controls and procedures for financial reporting; and

(e)	an understanding of audit committee functions acquired through any one or more of the following;

(i)

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii)	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(iii)	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv)	other relevant experience.

“BAM” means Brookfield Asset Management Inc.

“BAM Group” means BAM and any affiliates of BAM, other than any member of the BEP Group or the BEPC Group.

“BEP Group” means Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., and their direct and indirect subsidiaries, other than any member of the BEPC Group.

“BEPC Group” means the Corporation and its direct and indirect subsidiaries.

“Financially Literate” means the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

“Independent” has the meaning based on the rules and guidelines of applicable stock exchanges and securities regulating authorities.

“Master Services Agreement” means the master services agreement among the Corporation, Brookfield Renewable Partners L.P., the Service Providers, Brookfield Renewable Energy L.P. and others, as amended from time to time.

“Service Providers” means the affiliates of BAM that provide services pursuant to the Master Services Agreement or any other service agreement or arrangement that is contemplated by the Master Services Agreement.

This Charter of the Committee was reviewed and approved by the Board on [Date].

INDEX TO FINANCIAL STATEMENTS

Combined carve-out financial statements of the Colombian and Brazilian operations of Brookfield Renewable Partners L.P. as of December 31, 2018 and December 31, 2017 and for each of the three years in the period ended December 31, 2018

F-2

Unaudited interim condensed combined carve-out financial statements of the Colombian and Brazilian operations of Brookfield Renewable Partners L.P. as of June 30, 2019 and December 31, 2018 and for the three and six month periods ended June 30, 2019 and June 30, 2018

F-49

Statement of financial position of Brookfield Renewable Corporation as of September 9, 2019	F-72

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE

COLOMBIAN AND BRAZILIAN OPERATIONS OF

BROOKFIELD RENEWABLE PARTNERS L.P.

As of December 31, 2018 and December 31, 2017 and for each of the years in the three years ended December 31, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Brookfield Renewable Partners Limited (General Partner of Brookfield Renewable Partners L.P. on behalf of Brookfield Renewable Corporation)

Opinion on the Combined Carve-out Financial Statements

We have audited the accompanying combined carve-out statements of financial position of the Colombian and Brazilian operations of Brookfield Renewable Partners L.P. (the “Business”) as of December 31, 2018 and 2017, the related combined carve-out statements of income, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “combined carve-out financial statements”).

In our opinion, the combined carve-out financial statements present fairly, in all material respects, the financial position of the Business as at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These combined carve-out financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on the Business’ combined carve-out financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Business in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free of material misstatement, whether due to error or fraud. The Business is not required to have, nor were we engaged to perform an audit of the Business’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined carve-out financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined carve-out financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst and Young LLP

Chartered Professional Accountants

Licensed Public Accountants

We have served as the Business’ auditor since 2019.

Toronto, Canada

November 8, 2019

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31 (MILLIONS)	Notes	2018	2017	2016
Revenues		$1,161	$1,068	$1,009
Other income		9	17	22
Direct operating costs	6	(486)	(486)	(523)
Management service costs	23	(26)	(27)	(19)
Interest expense—borrowings	11	(167)	(190)	(176)
Share of earnings from equity accounted investments	15	1	2	1
Unrealized financial instrument gain (loss)	4	16	(8)	(6)
Depreciation	10	(206)	(251)	(241)
Other	7	(26)	39	17
Income tax recovery (expense)
Current	9	(18)	(33)	(32)
Deferred	9	82	(36)	15

		64	(69)	(17)

Net income		$340	$95	$67

Net income attributable to:
Participating non-controlling interest—in operating subsidiaries	12	$253	$71	$83
Parent company		87	24	(16)

		$340	$95	$67

The accompanying notes are an integral part of these combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31 (MILLIONS)	Notes	2018	2017	2016
Net income		$340	$95	$67
Other comprehensive income (loss) that will not be reclassified to net income
Revaluations of property, plant and equipment	10	2,146	304	51
Actuarial loss on defined benefit plans		—	—	(4)
Deferred income taxes on above items	9	(525)	(62)	5
Equity accounted investments		15	7	—

Total items that will not be reclassified to net income		1,636	249	52
Other comprehensive income (loss) that may be reclassified to net income
Foreign currency translation	8	(524)	1	861
Losses arising during the period on financial instruments designated as cash-flow hedges	4	(2)	—	6
Unrealized gain (loss) on foreign exchange swaps net investment hedge	4	—	—	(90)
Reclassification adjustments for amounts recognized in net income	4	1	—	(6)

Total items that may be reclassified subsequently to net income		(525)	1	771

Other comprehensive income		1,111	250	823

Comprehensive income		$1,451	$345	$890

Comprehensive income attributable to:
Participating non-controlling interest—in operating subsidiaries	12	$999	$196	$464
Parent company		452	149	426

		$1,451	$345	$890

The accompanying notes are an integral part of these combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF FINANCIAL POSITION

AS AT DECEMBER 31 (MILLIONS)	Notes	2018	2017
Assets
Current assets
Cash and cash equivalents	16	$60	$75
Restricted cash	17	10	13
Trade receivables and other current assets	18	290	286
Financial instrument assets	4	7	—
Due from related parties	23	133	61

		500	435
Financial instrument assets	4	5	—
Equity-accounted investments	15	37	28
Property, plant and equipment	10	8,513	7,239
Goodwill	13	828	901
Other long-term assets	19	32	47

Total Assets		$9,915	$8,650

Liabilities
Current liabilities
Accounts payable and accrued liabilities	20	$200	$197
Financial instrument liabilities	4	1	4
Due to related parties	23	27	24
Non-recourse borrowings	11	200	110

		428	335
Financial instrument liabilities	4	—	1
Non-recourse borrowings	11	1,677	1,889
Deferred income tax liabilities	9	1,603	1,264
Other long-term liabilities	21	130	168

		3,838	3,657
Equity in Net Assets
Participating non-controlling interests—in operating subsidiaries	12	$3,321	$2,582
Equity in net assets attributable to parent company		2,756	2,411

Total Equity in Net Assets		6,077	4,993

Total Liabilities and Equity in Net Assets		$9,915	$8,650

The accompanying notes are an integral part of these combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF CHANGES IN EQUITY

		Accumulated other comprehensive income
YEARS ENDED DECEMBER 31 (MILLIONS)	Equity in net assets attributable to parent company	Foreign currency translation	Revaluation surplus	Total equity in net assets attributable to parent company	Participating non- controlling interests—in operating subsidiaries	Total equity in net assets
Balance, as at December 31, 2017	$1,082	$(612)	$1,941	$2,411	$2,582	$4,993
Net income	87	—	—	87	253	340
Other comprehensive income (loss)		(297)	662	365	746	1,111
Capital contribution	193	—	—	193	—	193
Dividends declared and return of capital	(302)	—	—	(302)	(259)	(561)
Other	8	(6)	—	2	(1)	1

Change in period	(14)	(303)	662	345	739	1,084

Balance, as at December 31, 2018	$1,068	$(915)	$2,603	$2,756	$3,321	$6,077

Balance, as at December 31, 2016	$1,278	$(596)	$1,810	$2,492	$2,538	$5,030
Net income	24	—	—	24	71	95
Other comprehensive income (loss)	—	(16)	141	125	125	250
Capital contribution	93	—	—	93	28	121
Dividends declared and return of capital	(313)	—	—	(313)	(175)	(488)
Other	—	—	(10)	(10)	(5)	(15)

Change in period	(196)	(16)	131	(81)	44	(37)

Balance, as at December 31, 2017	$1,082	$(612)	$1,941	$2,411	$2,582	$4,993

Balance, as at December 31, 2015	$340	$(987)	$1,759	$1,112	$129	$1,241
Net income (loss)	(16)	—	—	(16)	83	67
Other comprehensive income	—	391	51	442	381	823
Acquisition	—	—	—	—	1,417	1,417
Capital Contribution	1,054	—	—	1,054	2,153	3,207
Dividends declared and return of capital	(55)	—	—	(55)	(6)	(61)
MTO adjustment (Note 3)	(45)	—	—	(45)	(1,617)	(1,662)
Other	—	—	—	—	(2)	(2)

Change in period	938	391	51	1,380	2,409	3,789

Balance, as at December 31, 2016	$1,278	$(596)	$1,810	$2,492	$2,538	$5,030

The accompanying notes are an integral part of these combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31 (MILLIONS)	Notes	2018	2017	2016
Operating Activities
Net income		$340	$95	$67
Adjustments for the following non-cash items:
Depreciation	10	206	251	241
Unrealized financial instruments gain	4	8	1	11
Share of earnings from equity-accounted investments	15	(1)	(2)	(1)
Deferred income tax (recovery) expense	9	(82)	36	(15)
Other non-cash items		13	(28)	(30)
Dividends received from equity-accounted investments	15	2	4	3
Changes in due to or from related parties		13	(5)	(2)
Net change in working capital balances	24	(28)	(25)	(157)

		471	327	117
Financing activities
Proceeds from non-recourse borrowings	11	712	12	884
Repayments of non-recourse borrowings	11	(694)	(101)	(144)
Capital contributions from (return of capital to) non-controlling interests	12	(1)	28	619
Capital contributions from parent company		193	93	296
Distributions paid:
To non-controlling interests	12	(259)	(175)	(6)
To parent company		(302)	(293)	—
Related party (repayments) borrowings, net	23	(95)	119	449

		(446)	(317)	2,098
Investing activities
Acquisitions net of cash and cash equivalents in acquired entity	3	—	—	(1,910)
Investment in property, plant and equipment	10	(40)	(59)	(93)
Restricted cash and other	17	4	(29)	(71)

		(36)	(88)	(2,074)
Foreign exchange gain (loss) on cash		(4)	—	8

Cash and cash equivalents
Increase (decrease)		(15)	(78)	149
Balance, beginning of period		75	153	4

Balance, end of period		$60	$75	$153

Supplemental cash flow information:
Interest paid		$161	$190	$154
Interest received		$9	$17	$22
Income taxes paid		$40	$35	$34

The accompanying notes are an integral part of these combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Unless the context indicates or requires otherwise, the terms “we”, “us”, and “the Business” means the combined Colombian and Brazilian operations of Brookfield Renewable Partners L.P. Unless the context indicates or requires otherwise, the terms “Brookfield Renewable” means Brookfield Renewable Partners L.P. and its controlled entities, which we also refer to as the parent company to the Business. The ultimate parent of the Business is Brookfield Asset Management Inc. (“Brookfield Asset Management”).

Brookfield Renewable announced that it intends to distribute shares of Brookfield Renewable Corporation (“BEPC”), a British Columbia corporation, to its unitholders. Prior to completing the special distribution, BEPC will acquire the Business from certain of the partnership’s subsidiaries (excluding the partnership’s existing ownership in the Business, which will constitute an 8% interest post-closing). Brookfield Renewable directly and indirectly controlled the Business prior to the special distribution and will continue to control BEPC subsequent to the special distribution through its interests in BEPC. Accordingly, we have reflected the Business and its financial position and results of operations using Brookfield Renewable’s carrying values prior to the special distribution.

The combined carve-out financial statements presented herein reflect the carve-out statements of financial position, operating results, comprehensive income, changes in equity and cash flows of entities to be contributed to BEPC.

The parent company’s registered head office is 73 Front Street, Fifth floor, Hamilton HM12, Bermuda. The Business’ registered office is located at 250 Vesey Street, New York, NY, United States.

The combined carve-out financial statements were approved by the Board of Directors of the parent company and authorized for issue on November 8, 2019.

2. BASIS OF PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of preparation

These combined carve-out financial statements have been prepared in accordance with International Financial Reporting Standards, or IFRS as issued by the International Accounting Standards Board, or IASB using the historical books and records of Brookfield Renewable. The assets and liabilities in the combined carve-out financial statements have been presented on a historical cost basis, as immediately prior to the transfer all of the assets and liabilities presented are controlled by Brookfield Renewable and are being transferred to the Business at carrying value. The financial statements represent a carve-out of the assets, liabilities, revenues, expenses, and cash flows of the Business that will be contributed to BEPC. All intercompany balances, transactions, revenues and expenses within the Business have been eliminated.

The principal operating subsidiaries of the Business generally maintain their own independent management and infrastructure. However, certain resources for oversight of operations and associated overhead are incurred by the partnership. These costs have been allocated on the basis of direct usage where identifiable, with the remainder allocated based on management’s best estimate of costs attributable to the Business.

Management believes the assumptions underlying the combined carve-out financial statements reasonably reflect the utilization of services provided to or the benefit received by the Business during the periods presented. However, the combined carve-out financial statements have not previously been reported on a stand-alone basis and therefore these combined carve-out financial statements may not be indicative of the Business’ financial position, results of operations and cash flow for future periods, nor do they necessarily reflect the financial position, results of operations and cash flow that would have been realized had the Business been a stand-alone entity during the periods presented.

The financial statements present the equity in the net assets attributable to the parent company rather than shareholders’ equity. Non-controlling interests in the net assets and results of the subsidiaries within the Business are shown separately in equity in the combined carve-out statement of financial position.

References to $, R$, COP are to United States (“U.S.”) dollars, Brazilian reais and Colombian pesos, respectively.

All figures are presented in millions of U.S. dollars unless otherwise noted.

(i) Consolidation

These combined carve-out financial statements include the accounts of the Colombian and Brazilian operations of Brookfield Renewable Partners L.P. These are the entities over which the Business will have control upon special distribution. An investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Non-controlling interests in the equity of the Business’ subsidiaries are shown separately in equity in the combined statements of financial position.

(ii) Equity-accounted	investments

Equity-accounted investments are entities over which the Business will have significant influence or joint arrangements representing joint ventures upon special distributions. Significant influence is the ability to participate in the financial and operating policy decisions of the investee, but without controlling or jointly controlling those investees. Such investments are accounted for using the equity method.

A joint venture is a type of joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint venture. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control. The Business accounts for its interests in joint ventures using the equity method.

Under the equity method, the carrying value of an interest in an investee is initially recognized at cost and adjusted for the Business’ share of net income, other comprehensive income (“OCI”), distributions by the equity-accounted investment and other adjustments to the Business’ proportionate interest in the investee.

(b) Recently adopted accounting standards

(i) IFRS	15, Revenue from contracts with customers (“IFRS 15”)

On January 1, 2018 the Business adopted IFRS 15 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related interpretations and it applies, with limited exceptions, to all revenue arising from contracts with its customers. IFRS 15 requires that revenue be recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer using a five-step model, which requires the identification of a contract with a customer, the identification of performance obligations within the contract, determination of the transaction price, the allocation of the transaction price to the performance obligations and the recognition of revenue when performance obligations have been satisfied.

IFRS 15 requires entities to exercise judgement, taking into consideration all the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.

The pattern and timing of revenue recognition under the new standard is consistent with prior practice. There were no adjustments recognized on the adoption of IFRS 15.

(ii) IFRS	9, Financial instruments (“IFRS 9”)

The Business adopted IFRS 9, as issued by the IASB in 2014, which provides more reliable and relevant information for users to assess the amounts, timing and uncertainty of future cash flows. The new accounting policy was applied prospectively, with an initial application date of January 1, 2018. The Business has not restated the comparative information, which continues to be reported under IAS 39, Financial Instruments Recognition and Measurement (“IAS 39”). The adoption of IFRS 9 did not result in any material transition adjustments being recognized as at January 1, 2018.

IFRS 9 replaces certain provisions of IAS 39 that relate to the recognition, classification and measurement of financial assets and financial liabilities; derecognition of financial instruments; impairment of financial assets; and hedge accounting. IFRS 9 also significantly amends other standards dealing with financial instruments such as IFRS 7, Financial Instruments: Disclosures.

(c) Changes to and impact of financial instrument accounting policies

Classification and measurement

Under IFRS 9, financial assets are subsequently measured at fair value through profit or loss, amortized cost, or fair value through OCI. The classification is based on two criteria: the Business’ business objectives for managing the assets; and whether the instruments’ contractual cash flows represent ‘solely payments of principal and interest’ on the principal amount outstanding.

The assessment of the Business’ business objectives was made as of January 1, 2018, the date of initial application. The assessment of whether contractual cash flows on debt instruments are solely comprised of principal and interest was made based on the facts and circumstances as at the initial recognition of the assets.

As at January 1, 2018, the date of initial application, the Business’ financial instruments and new classification categories under IFRS 9 were as follows:

	Classification category
	IAS 39	IFRS 9	Carrying amount IAS 39 and IFRS 9
Financial assets
Cash and cash equivalents	FVPL	Amortized cost	75
Restricted cash(1)	FVPL	Amortized cost	13
Trade receivables and other current assets	Loans and receivables	Amortized cost	286
Due from related parties	Loans and receivables	Amortized cost	61
Financial instrument asset—derivative financial instruments	FVPL	FVPL	—
Financial liabilities
Accounts payable and accrued liabilities	Other liabilities	Amortized cost	197
Financial instrument liabilities—derivative financial instruments(1)(2)	FVPL	FVPL	4
Financial instrument liabilities—derivative financial instruments designated as hedges(2)	Financial instruments designated as hedges	Financial instruments designated as hedges	—
Due to related parties	Other liabilities	Amortized cost	24
Non-recourse borrowings(1)	Other liabilities	Amortized cost	110

(1)	Includes both current and non-current portions.
(2)	Derivative financial instruments comprise of interest rate swaps and foreign exchange swaps.

The classification and measurement requirements of IFRS 9 did not have a significant impact to the Business. The Business continued measuring at fair value all financial assets previously held at fair value under IAS 39. There are no changes in classification and measurement for the Business’ financial liabilities and there have been no financial liabilities designated at fair value through profit or loss.

Impairment

From January 1, 2018, the Business assesses on a forward-looking basis the expected credit losses (“ECL”) associated with its assets carried at amortized cost and FVOCI, including finance lease receivables. For trade receivables only, the Business applies the simplified approach permitted by IFRS 9, which requires expected lifetime losses to be recognized from initial recognition of the receivables. The simplified approach to the recognition of ECL does not require entities to track the changes in credit risk; rather, entities recognize a loss allowance at each reporting date based on the lifetime ECL since the date of initial recognition of the trade receivable.

Evidence of impairment may include:

•	Indications that a debtor or group of debtors is experiencing significant financial difficulty;

•	A default of delinquency in interest or principal payments;

•	Probability that a debtor or a group of debtors will enter into bankruptcy or other financial reorganization; and

•	Changes in arrears or economic conditions that correlate with defaults, where observable data indicates that there is a measurable decrease in the estimated future cash flows.

Trade receivables are reviewed qualitatively on a case by case basis to determine if they need to be written off.

ECL are measured as the difference in the present value of the contractual cash flows that are due under contract and the cash flows expected to be received. ECL is measured by considering the risk of default over the contract period and incorporates forward looking information into its measurement.

Measurement of ECL on financial assets resulted in immaterial amounts; therefore, an allowance for doubtful accounts was not recorded.

Derivatives and hedge accounting

Before January 1, 2018, hedge documentation included identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the Business will assess the effectiveness of changes in the hedging instrument’s fair value in offsetting the exposure to changes in the hedged item’s fair value or cash flows attributable to the hedged risk. Such hedges were expected to be highly effective in achieving offsetting changes in fair value or cash flows and were assessed on an ongoing basis to determine that they had actually been highly effective throughout the financial reporting periods for which they were designated.

Beginning January 1, 2018, the documentation includes identification of the hedging instrument, the hedged item, the nature of the risk being hedged and how the Business will assess whether the hedging relationship meets the hedge effectiveness requirements (including the analysis of sources of hedge ineffectiveness and how the hedge ratio is determined). A hedging relationship qualifies for hedge accounting if it meets all of the following effectiveness requirements:

•	There is ‘an economic relationship’ between the hedged item and the hedging instrument;

•	The effect of credit risk does not ‘dominate the value changes’ that result from that economic relationship; and

•

The hedge ratio of the hedging relationship is the same as that resulting from the quantity of the hedged item that the Business actually hedges and the quantity of the hedging instrument that the Business actually uses to hedge that quantity of hedged item.

Refer to Note 2(i)—Financial Instruments for details of the Business’ accounting policies for hedge accounting from January 1, 2018 under IFRS 9.

(d) Foreign currency translation

All figures reported in the combined financial statements and tabular disclosures to the combined financial statements are reflected in millions of U.S. dollars, which is the functional currency of the Business. Each of the foreign operations included in these combined financial statements determines its own functional currency, and items included in the financial statements of each subsidiary are measured using that functional currency.

Assets and liabilities of foreign operations having a functional currency other than the U.S. dollar are translated at the rate of exchange prevailing at the reporting date and revenues and expenses at the rate of exchange prevailing at the dates of the transactions during the period. Gains or losses on translation of foreign subsidiaries are included in OCI. Gains or losses on foreign currency denominated balances are reported in the same manner.

In preparing the combined financial statements of the Business, foreign currency denominated monetary assets and liabilities are translated into the functional currency using the closing rate at the applicable combined statement of financial position dates. Non-monetary assets and liabilities, denominated in a foreign currency and measured at fair value are translated at the rate of exchange prevailing at the date when the fair value was determined and non-monetary assets measured at historical cost are translated at the historical rate. Revenues and expenses are measured in the functional currency at the rates of exchange prevailing at the dates of the transactions with gains or losses included in income.

(e) Cash and cash equivalents

Cash and cash equivalents include cash, term deposits and money market instruments with original maturities of less than 90 days.

(f) Restricted cash

Restricted cash includes cash and cash equivalents, where the availability of funds is restricted primarily by credit agreements.

(g) Trade receivables and other current assets

Trade receivables and other current assets are recognized initially at fair value, and subsequently measured at amortized cost using the effective interest method, less any provision for expected credit losses.

(h) Related party transactions

In the normal course of operations, the Business enters into various transactions with related parties, which have been measured at their exchange value and are recognized in the combined carve-out financial statements. Related party transactions are further described in Note 23.

(i) Financial instruments

The following accounting policies are applicable to the accounting for financial instruments from January 1, 2018 under IFRS 9. The impact to the combined financial statements of the adoption of IFRS 9 in the current period and comparison to IAS 39 applied in the comparative periods is explained in Note 2(c)—Changes to and impact of financial instrument accounting policies.

Initial recognition

Under IFRS 9, regular purchases and sales of financial assets are recognized on the trade date, being the date on which the Business commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Business has transferred substantially all the risks and rewards of ownership.

At initial recognition, the Business measures a financial asset at its fair value. In the case of a financial asset not categorized as FVPL, transaction costs that are directly attributable to the acquisition of the financial asset are included at initial recognition. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Classification and measurement

Subsequent measurement of financial assets depends on the Business’ business objective for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Business classifies its financial assets:

Amortized cost—Financial assets held for collection of contractual cash flows that represent solely payments of principal and interest are measured at amortized cost. Interest income is recognized as other income in the financial statements, and gains/losses are recognized in profit or loss when the asset is derecognized or impaired.

FVOCI—Financial assets held to achieve a particular business objective other than short-term trading are designated at FVOCI. Unlike debt instruments designated at FVOCI, there is no recycling of gains or losses through profit and loss. Upon derecognition of the asset, accumulated gains or losses are transferred from OCI directly to retained earnings.

FVPL—Financial assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL.

Financial liabilities are classified as financial liabilities at fair value through profit and loss, amortized cost, or derivatives designated as hedging instruments in an effective hedge. The Business determines the classification of its financial liabilities at initial recognition. The Business’ financial liabilities include accounts payable and accrued liabilities, corporate borrowings, non-recourse borrowings, derivative liabilities, and due to related party balances. Financial liabilities are initially measured at fair value, with subsequent measurement determined based on their classification as follows:

FVPL—Financial liabilities held for trading, such as those acquired for the purpose of selling in the near term, and derivative financial instruments entered into by the Business that do not meet hedge accounting criteria are classified as fair value through profit and loss. Gains or losses on these types of liabilities are recognized in profit and loss.

Amortized cost—All other financial liabilities are classified as amortized cost using the effective interest rate method. Gains and losses are recognized in profit and loss when the liabilities are derecognized as well as through the amortization process. Amortized cost is computed using the effective interest method less any principal repayment or reduction. The calculation takes into account any premium or discount on acquisition and includes transaction costs and fees that are an integral part of the effective interest rate. This category includes trade and other payables, dividends payable, interest-bearing loans and borrowings, and corporate credit facilities.

Derivatives and hedge accounting

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured to their fair value at the end of each reporting period. The accounting for subsequent changes in fair value depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged and the type of hedge relationship designated.

The Business designates its derivatives as hedges of:

•	Foreign exchange risk associated with the cash flows of highly probable forecast transactions (cash flow hedges);

•	Commodity price risk associated with cash flows of highly probable forecast transactions (cash flow hedges); and

•	Floating interest rate risk associated with payments of debts (cash flow hedges).

The fair values of various derivative financial instruments used for hedging purposes and movements in the hedge reserve within equity are shown in Note 4—Risk Management and Financial Instruments.

When a hedging instrument expires, is sold, is terminated, or no longer meets the criteria for hedge accounting, any cumulative deferred gain or loss and deferred costs of hedging in equity at that time remain in equity until the forecasted transaction occurs. When the forecasted transaction is no longer expected to occur, the cumulative gain or loss and deferred costs of hedging are immediately reclassified to profit and loss.

If the hedge ratio for risk management purposes is no longer optimal but the risk management objective remains unchanged and the hedge continues to qualify for hedge accounting, the hedge relationship will be rebalanced by adjusting either the volume of the hedging instrument or the volume of the hedged item so that the hedge ratio aligns with the ratio used for risk management purposes. Any hedge ineffectiveness is calculated and accounted for in profit and loss at the time of the hedge relationship rebalancing.

(i) Cash	flow hedges that qualify for hedge accounting

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in the cash flow hedge reserve within equity, limited to the cumulative change in fair value of the hedged item on a present value basis from the inception of the hedge. The gain or loss relating to the ineffective portion is recognized immediately in profit and loss, within unrealized financial instruments gain (loss).

Gains and losses relating to the effective portion of the change in fair value of the entire forward contract are recognized in the cash flow hedge reserve within equity. Amounts accumulated in equity are reclassified in the period when the hedged item affects profit and loss.

(ii) Hedge	ineffectiveness

The Business’ hedging policy only allows for the use of derivative instruments that form effective hedge relationships. Hedge effectiveness is determined at the inception of the hedge relationship and through periodic prospective effectiveness assessments to ensure that an economic relationship exists between the hedged item and hedging instrument. Where the critical terms of the hedging instrument match exactly with the terms of the hedged item, a qualitative assessment of effectiveness is performed. For other hedge relationships, the hypothetical derivative method to assess effectiveness is used.

(j) Property, plant and equipment and revaluation method

Power generating assets are classified as property, plant and equipment and are accounted for using the revaluation method under IAS 16, Property, Plant and Equipment (“IAS 16”). Property, plant and equipment are initially measured at cost and subsequently carried at their revalued amount, being the fair value at the date of the revaluation, less any subsequent accumulated depreciation and any subsequent accumulated impairment losses.

The Business generally determines the fair value of its property, plant and equipment by using a 20-year discounted cash flow model for the majority of its assets. This model incorporates future cash flows from long-term power purchase agreements that are in place where it is determined that the power purchase agreements are linked specifically to the related power generating assets. The model also includes estimates of future electricity prices, anticipated long-term average generation, estimated operating and capital expenditures, and assumptions about future inflation rates and discount rates by geographical location. Construction work-in-progress (“CWIP”) is revalued when sufficient information exists to determine fair value using the discounted cash flow method. Revaluations are made on an annual basis as at December 31 to ensure that the carrying amount does not differ significantly from fair value. For power generating assets acquired through business combinations during the year, the Business initially measures the assets at fair value consistent with the policy described in Note 2(m)—Business combinations. Accordingly, in the year of acquisition, power generating assets are not revalued at year-end unless there is an indication that assets are impaired.

Where the carrying amount of an asset increased as a result of a revaluation, the increase is recognized in income to the extent the increase reverses a previously recognized decrease recorded through income, with the remainder of the increase recognized in OCI and accumulated in equity under revaluation surplus and non-controlling interest. Where the carrying amount of an asset decreased, the decrease is recognized in OCI to the extent that a balance exists in revaluation surplus with respect to the asset, with the remainder of the decrease recognized in income.

Depreciation on power generating assets is calculated on a straight-line basis over the estimated service lives of the assets, which are as follows:

Estimated service lives
Dams	Up to 110 years
Penstocks	Up to 60 years
Powerhouses	Up to 110 years
Hydroelectric generating units	Up to 110 years
Gas-fired cogenerating (“Cogeneration”) units	Up to 65 years
Other assets	Up to 110 years

Costs are allocated to significant components of property, plant and equipment. When items of property, plant and equipment have different useful lives, they are accounted for as separate items (significant components) and depreciated separately. To ensure the accuracy of useful lives and residual values, a review is conducted annually.

Depreciation is calculated based on the cost of the asset less its residual value. Depreciation commences when the asset is in the location and conditions necessary for it to be capable of operating in the manner intended by management. It ceases at the earlier of the date the asset is classified as held-for-sale and the date the asset is derecognized. An item of property, plant and equipment and any significant component is derecognized upon disposal or when no future economic benefits are expected from its use. Other assets include equipment, buildings and leasehold improvements. Buildings, furniture and fixtures, leasehold improvements and office equipment are recorded at historical cost, less accumulated depreciation. Land and CWIP are not subject to depreciation.

The depreciation of property, plant and equipment in Brazil is based on the duration of the authorization or the useful life of a concession asset. The weighted-average remaining duration at December 31, 2018 is 33 years (2017: 13 years). Since land rights are part of the concession or authorization, this cost is also subject to depreciation. In June of 2018, the federal government of Brazil provided further clarification to a law that was passed in 2016, which resulted in the Business including a one-time thirty year concession renewal period in the valuation of certain of its hydroelectric facilities in Brazil.

Any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset, and the net amount is applied to the revalued amount of the asset.

Gains and losses on disposal of an item of property, plant and equipment are recognized in Other income in the combined statements of income. The revaluation surplus is reclassified within the respective components of equity and not reclassified to net income when the assets are disposed.

(i) Asset	impairment

At each statement of financial position date, management assesses whether there is any indication that assets are impaired. For non-financial tangible and intangible assets (including equity-accounted investments), an impairment is recognized if the recoverable amount, determined as the greater of the estimated fair value, less costs to sell, and the discounted future cash flows generated from use and eventual disposal of an asset or cash-generating unit, is less than its carrying value. The projections of future cash flows take into account the relevant operating plans and management’s best estimate of the most probable set of conditions anticipated to prevail. Should an impairment loss subsequently reverse, the carrying amount of the asset is increased to the lesser of the revised estimate of the recoverable amount, and the carrying amount that would have been recorded had no impairment loss been recognized previously.

(k) Revenue and expense recognition

The majority of revenue is derived from the sale of power and power related ancillary services both under contract and in the open market, sourced from the Business’ power generating facilities. The obligations are satisfied over time as the customer simultaneously receives and consumes benefits as the Business delivers electricity and related products. Revenue is recorded based upon the output delivered and capacity provided at rates specified under either contract terms or prevailing market rates. The revenue reflects the consideration the Business expects to be entitled to in exchange for those goods or services. Costs related to the purchases of power or fuel are recorded upon delivery. All other costs are recorded as incurred.

Details of the revenue recognized per geographical region are included in Note 5—Segmented information.

Where available, the Business has elected the practical expedient available under IFRS 15 for measuring progress toward complete satisfaction of a performance obligation and for disclosure requirements of remaining performance obligations. The practical expedient allows an entity to recognize revenue in the amount to which the entity has the right to invoice such that the entity has a right to the consideration in an amount that corresponds directly with the value to the customer for performance completed to date by the entity.

If the consideration in a contract that does not apply the practical expedient available under IFRS 15 for measuring progress toward complete satisfaction of a performance obligation includes a variable amount, the Business estimates the amount of consideration to which it will be entitled in exchange for transferring the goods to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognised will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

The Business also sells power and related products under bundled arrangements. Energy and capacity within power purchase agreements are considered to be distinct performance obligations. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied under IFRS 15. The Business views the sale of energy and capacity as a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. Accordingly, the Business has determined that the pattern of revenue recognition under IFRS 15 is consistent with IAS 18.

(l) Income taxes

Current income tax assets and liabilities are measured at the amount expected to be paid to tax authorities, net of recoveries, based on the tax rates and laws enacted or substantively enacted at the statement of financial position dates. Current income tax assets and liabilities are included in trade receivables and other current assets and accounts payable and accrued liabilities, respectively.

Deferred tax is recognized on taxable temporary differences between the tax bases and the carrying amounts of assets and liabilities. Deferred tax is not recognized if the temporary difference arises from goodwill or from initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither taxable profit nor accounting profit. Deferred income tax assets are recognized for all deductible temporary differences, carry forwards of unused tax credits and unused tax losses, to the extent that it is probable that deductions, tax credits and tax losses can be utilized. The carrying amount of deferred income tax assets is reviewed at each statement of financial position date and reduced to the extent it is no longer probable that the income tax assets will be recovered. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the assets are realized or the liabilities settled, using the tax rates and laws enacted or substantively enacted at the statement of financial position dates.

Current and deferred income taxes relating to items recognized directly in OCI are also recognized directly in OCI.

(m) Business combinations

The acquisition of a business is accounted for using the acquisition method. The consideration for an acquisition is measured at the aggregate of the fair values, at the date of exchange, of the assets transferred, the liabilities incurred to former owners of the acquired business, and equity instruments issued by the acquirer in exchange for control of the acquired business. The acquired business’ identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under IFRS 3, Business Combinations, are recognized at their fair values at the acquisition date, except for income taxes which are measured in accordance with IAS 12, Income Taxes, share-based payments which are measured in accordance with IFRS 2, Share-based Payment and non-current assets that are classified as held-for-sale which are measured at fair value less costs to sell in accordance with IFRS 5, Non-current Assets Held for Sale and Discontinued Operations. The non-controlling interest in the acquiree is initially measured at the non-controlling interest’s proportion of the net fair value of the identifiable assets, liabilities and contingent liabilities recognized or when applicable, at the fair value of the shares outstanding.

To the extent that the aggregate of the fair value of consideration paid, the amount of any non-controlling interest and the fair value of any previously held interest in the acquiree exceeds the fair value of the net identifiable tangible and intangible assets acquired, goodwill is recognized. To the extent that this difference is negative, the amount is recognized as a gain in income. Goodwill is not amortized and is not deductible for tax purposes. However, after initial recognition, goodwill will be measured at cost less any accumulated impairment losses. An impairment assessment will be performed at least annually, and whenever circumstances such as significant declines in expected revenues, earnings or cash flows indicate that it is more likely than not that goodwill might be impaired. Goodwill impairment charges are not reversible.

When a business combination is achieved in stages, previously held interests in the acquired entity are re-measured to fair value at the acquisition date, which is the date control is obtained, and the resulting gain or loss, if any, is recognized in income. Amounts arising from interests in the acquired business prior to the acquisition date that have previously been recognized in OCI are reclassified to income. Upon disposal or loss of control of a subsidiary, the carrying amount of the net assets of the subsidiary (including any OCI relating to the subsidiary) are derecognized with the difference between any proceeds received and the carrying amount of the net assets recognized as a gain or loss in income.

Where applicable, the consideration for the acquisition includes any asset or liability resulting from a contingent consideration arrangement, measured at its acquisition-date fair value. Subsequent changes in fair values are adjusted against the cost of the acquisition where they qualify as measurement period adjustments. All other subsequent changes in the fair value of contingent consideration classified as liabilities will be recognized in the combined statements of income, whereas changes in the fair values of contingent consideration classified within equity are not subsequently re-measured.

(n) Other items

(i) Capitalized	costs

Capitalized costs related to CWIP include all eligible expenditures incurred in connection with the development and construction of the power generating asset. The expenditures consist of cost of materials, direct labor and any other costs directly attributable to bringing the asset to a working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located. Interest and borrowing costs related to CWIP are capitalized when activities that are necessary to prepare the asset for its intended use or sale are in progress, expenditures for the asset have been incurred and funds have been used or borrowed to fund the construction or development. Capitalization of costs ceases when the asset is ready for its intended use.

(ii) Pension	and employee future benefits

Pension and employee future benefits are recognized in the combined financial statements in respect of employees of the operating entities within the Business. The costs of retirement benefits for defined benefit plans and post-employment benefits are recognized as the benefits are earned by employees. The project unit credit method, using the length of service and management’s best estimate assumptions, is used to value its pension and other retirement benefits. All actuarial gains and losses are recognized immediately through OCI in order for the net pension asset or liability recognized in the combined statements of financial position to reflect the full value of the plan deficit or surplus. Net interest is calculated by applying the discount rate to the net defined benefit asset or liability. Changes in the net defined benefit obligation related to service costs (comprising of current service costs, past services costs, gains and losses on curtailments and non-routine settlements), and net interest expense or income are recognized in the combined statements of income.

Re-measurements, comprising of actuarial gains or losses, the effect of the asset ceiling, and the return on plan assets (excluding net interest), are recognized immediately in the combined statements of financial position with a corresponding debit or credit to OCI in the period in which they occur. Re-measurements are not reclassified to profit or loss in subsequent periods. For defined contribution plans, amounts are expensed based on employee entitlement.

(iii) Decommissioning,	restoration and environmental liabilities

Legal and constructive obligations associated with the retirement of property, plant and equipment are recorded as liabilities when those obligations are incurred and are measured at the present value of the expected costs to settle the liability, using a discount rate that reflects the current market assessments of the time value of money and the risks specific to the liability. The liability is accreted up to the date the liability will be incurred with a corresponding charge to operating expenses. The carrying amount of decommissioning, restoration and environmental liabilities is reviewed annually with changes in the estimates of timing or amount of cash flows added to or deducted from the cost of the related asset.

(iv) Interest	and borrowing costs

Interest and borrowing costs are capitalized when such costs are directly attributable to the acquisition, construction or production of a qualifying asset. A qualifying asset is an asset that takes a substantial period of time to prepare for its intended use.

(v) Provisions

A provision is a liability of uncertain timing or amount. A provision is recognized if the Business has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognized for future operating losses. The provision is measured at the present value of the best estimate of the expenditures expected to be required to settle the obligation using a discount rate that reflects the current market assessments of the time value of money and the risks specific to the obligation. Provisions are re-measured at each statement of financial position date using the current discount rate. The increase in the provision due to the passage of time is recognized as interest expense.

(vi) Interest	income

Interest income is earned with the passage of time and is recorded on an accrual basis.

(vii) Government	grants

The Business becomes eligible for government grants by constructing or purchasing renewable power generating assets, and by bringing those assets to commercial operation, coupled with a successful application to the applicable program or agency. The assessment of whether or not a project has complied with the conditions and that there is reasonable assurance the grants will be received will be undertaken on a case by case basis. The

Business reduces the cost of the asset by the amount of the grant. The grant amounts are recognized in income on a systematic basis as a reduction of depreciation over the periods, and in the proportions, in which depreciation on those assets is charged.

With respect to grants related to income, the government assistance (in the form of the difference between market price and guaranteed fixed price) typically becomes payable once electricity is produced and delivered to the relevant grid. It is at this point that the receipt of the grant becomes reasonably assured, and therefore the grant is recognized as revenue in the month that delivery of the electricity occurs.

(o) Critical estimates

The Business makes estimates and assumptions that affect the carrying value of assets and liabilities, disclosure of contingent assets and liabilities and the reported amount of income and OCI for the year. Actual results could differ from these estimates. The estimates and assumptions that are critical to the determination of the amounts reported in the combined financial statements relate to the following:

(i) Property,	plant and equipment

The fair value of the Business’ property, plant and equipment is calculated using estimates and assumptions about future electricity prices from renewable sources, anticipated long-term average generation, estimated operating and capital expenditures, future inflation rates and discount rates, as described in Note 10—Property, plant and equipment, at fair value. Judgment is involved in determining the appropriate estimates and assumptions in the valuation of the Business’ property, plant and equipment. See Note 2(p)(iii)—Critical judgments in applying accounting policies—Property, plant and equipment for further details.

Estimates of useful lives and residual values are used in determining depreciation and amortization. To ensure the accuracy of useful lives and residual values, these estimates are reviewed on an annual basis.

(ii) Financial	instruments

The Business makes estimates and assumptions that affect the carrying value of its financial instruments. The fair value of interest rate swaps is the estimated amount that another party would receive or pay to terminate the swap agreements at the reporting date, taking into account current market interest rates. This valuation technique approximates the net present value of future cash flows. See Note 4—Risk management and financial instruments for more details.

(iii) Deferred	income taxes

The combined financial statements include estimates and assumptions for determining the future tax rates applicable to subsidiaries and identifying the temporary differences that relate to each subsidiary. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply during the year when the assets are realized or the liabilities settled, using the tax rates and laws enacted or substantively enacted at the combined statement of financial position dates. Operating plans and forecasts are used to estimate when the temporary difference will reverse.

(p) Critical judgments in applying accounting policies

The following are the critical judgments that have been made in applying the accounting policies used in the combined financial statements and that have the most significant effect on the amounts in the combined financial statements:

(i) Preparation	of combined financial statements

These combined financial statements present the financial position, results of operations and cash flows of the Business. The Business exercises judgment in determining whether non-wholly owned subsidiaries are controlled by the Business. the Business’ judgement included the determination of (i) how the relevant activities of the subsidiary are directed; (ii) whether the rights of shareholdings are substantive or protective in nature; and (iii) the Business’ ability to influence the returns of the subsidiary.

(ii) Common	control transactions

Common control business combinations specifically fall outside of scope of IFRS 3 and as such management has used its judgment to determine an appropriate policy to account for these transactions, considering other relevant accounting guidance that is within the framework of principles in IFRS and that reflects the economic reality of the transactions, in accordance with IAS 8, Accounting Policies, Changes in Accounting Estimates and Errors. As a result, the combined financial statements account for assets and liabilities acquired at the previous carrying value on the predecessor’s financial statements. Differences between the consideration given and the assets and liabilities received are recorded directly to equity.

(iii) Property,	plant and equipment

The accounting policy relating to the Business’ property, plant and equipment is described in Note 2(j)—Property, plant and equipment and revaluation method. In applying this policy, judgment is used in determining whether certain costs are additions to the carrying amount of the property, plant and equipment as opposed to repairs and maintenance. If an asset has been developed, judgment is required to identify the point at which the asset is capable of being used as intended and to identify the directly attributable costs to be included in the carrying value of the development asset. The useful lives of property, plant and equipment are determined by independent engineers periodically with an annual review by management.

Annually, the Business determines the fair value of its property, plant and equipment using a methodology that it has judged to be reasonable. The methodology is generally a 20-year discounted cash flow model. Twenty years is the period considered reasonable as the Business has 20-year capital plans and it believes a reasonable third party would be indifferent between extending the cash flows further in the model versus using a discounted terminal value.

The valuation model incorporates future cash flows from long-term power purchase agreements that are in place where it is determined that the power purchase agreements are linked specifically to the related power generating assets. With respect to estimated future generation that does not incorporate long-term power purchase agreement pricing, the cash flow model uses estimates of future electricity prices using available market information from independent sources for the years in which there is a liquid market. The valuation of power generating assets not linked to long-term power purchase agreements also requires the development of a long-term estimate of future electricity prices. In this regard the valuation model uses a discount to the all-in cost of construction with a reasonable return, to secure energy from new renewable resources as the benchmark that will establish the market price for electricity for renewable resources.

The Business’ long-term view is anchored to the cost of securing new energy from renewable sources to meet future demand growth by the year 2025 in Colombia and 2022 in Brazil. The year of new entry is viewed as the point when generators must build additional capacity to maintain system reliability and provide an adequate level of reserve generation with the overall increasing demand in Colombia and Brazil. The estimate of future electricity prices is estimated based on the all-in cost of development.

Terminal values are included in the valuation of hydroelectric assets in Colombia. For the hydroelectric assets in Brazil, cash flows have been included based on the duration of the authorization or useful life of a concession asset with consideration of a one-time 30-year renewal in 2018 on our qualifying hydroelectric assets.

Discount rates are determined each year by considering the current interest rates, average market cost of capital as well as the price risk and the geographical location of the operational facilities as judged by management. Inflation rates are also determined by considering the current inflation rates and the expectations of future rates by economists. Operating costs are based on long-term budgets escalated for inflation. Each operational facility has a 20-year capital plan that it follows to ensure the maximum life of its assets is achieved. Foreign exchange rates are forecasted by using the spot rates and the available forward rates, extrapolated beyond the period available. The inputs described above to the discounted cash flow model require management to consider facts, trends and plans in making its judgments as to what derives a reasonable fair value of its property, plant and equipment.

(iv) Financial	instruments

The accounting policy relating to the Business’ financial instruments is described in Note 2(i)—Financial instruments. In applying the policy, judgments are made in applying the criteria set out in IFRS 9 and IAS 39, to record financial instruments at fair value through profit and loss, fair value through other comprehensive income and the assessments of the effectiveness of hedging relationships.

(v) Deferred	income taxes

The accounting policy relating to the Business’ income taxes is described in Note 2(l)—Income taxes. In applying this policy, judgments are made in determining the probability of whether deductions, tax credits and tax losses can be utilized.

(q) Earnings per share

The Business’ historical structure is not indicative of its prospective structure since no direct ownership relationship existed among all the various units comprising the Business. Accordingly, historical earnings per share has not been presented in the combined carve-out financial statements.

(r) Future changes in accounting policies

In January 2016, the IASB published a new standard, IFRS 16. The new standard brings most leases on balance sheet, eliminating the distinction between operating and finance leases. Lessor accounting, however, remains largely unchanged and the distinction between operating and finance leases is retained. IFRS 16 supersedes IAS 17, Leases and related interpretations and is effective for periods beginning on or after January 1, 2019.

The Business is adopting the standard using a modified retrospective approach, whereby any transitional impact is recorded in equity as at January 1, 2019, and comparative periods are not restated. We will apply certain transition reliefs, practical expedients and policy choice options on adoption of the new standard. Specifically, we have elected to apply practical expedients associated with short-term leases.

The transitional impact of the new accounting standard will increase total assets and liabilities by $35 million, and will have no significant impact to equity.

3. ACQUISITIONS

Completed in 2016

The following investments were accounted for using the acquisition method, and the results of operations have been included in the audited annual combined financial statements since the respective dates of acquisition.

Colombia Portfolio

On January 22, 2016, the Business and its institutional partners (the “consortium”) acquired a 57.6% interest in Isagen S.A. E.S.P (“Isagen”) from the Colombian government (the “Initial Investment”). Isagen was a listed entity in Colombia. It is Colombia’s third-largest power generation company and owns and operates a 3,032 MW portfolio, consisting predominantly of a portfolio of largely reservoir-based, hydroelectric facilities. Annual generation is expected to approximate 15,000 GWh.

Following the closing of the Initial Investment, the consortium was required to conduct two mandatory tender offers (“MTOs”) for the Isagen public shareholders at the same price per share paid for its initial 57.6% controlling interest.

The consortium closed the First MTO and the Second MTO on May 13, 2016 and September 14, 2016, respectively. During 2017, the consortium acquired further shares from public shareholders and completed delisting of Isagen from the Colombia Stock Exchange. After giving effect to the MTOs and additional shares the consortium ownership stands at 99.5% as of December 31, 2018.

A subsidiary of the Business will be the general partner of and controls the entity that holds the consortium’s 99.5% interest in Isagen. The Business’ investment is equivalent to an approximate 24% economic interest as at December 31, 2018. The total acquisition costs of $13 million were expensed as incurred and have been classified under Other in the combined carve-out statements of income in 2016.

If the acquisition had taken place at the beginning of 2016, the consolidated revenue from Isagen for the year ended December 31, 2016 would have been $900 million.

Brazil Portfolio

On January 29, 2016, the Business acquired a 51 MW hydroelectric portfolio in Brazil (“Brazil Portfolio”). Total consideration of R$417 million ($103 million) included cash paid of R$355 million ($88 million), deferred consideration of R$35 million ($9 million) and the impact of the foreign currency contracts of R$24 million ($6 million). The Business retains a 100% interest in the portfolio.

The total acquisition costs of less than $1 million were expensed as incurred and classified under Other in the combined carve-out statements of income in 2016.

Purchase price allocations

Final purchase price allocations, at fair value, with respect to the acquisitions completed in 2016 are as follows:

(MILLIONS)	Colombia	Brazil	Total
Cash and cash equivalents	$113	$4	$117
Trade receivables and other current assets	174	2	176
Property, plant and equipment, at fair value	4,772	100	4,872
Other long-term assets	15	—	15
Current liabilities	(463)	(3)	(466)
Non-recourse borrowings	(899)	—	(899)
Deferred income tax liabilities	(1,019)	—	(1,019)
Other long-term liabilities	(149)	—	(149)
Non-controlling interests	(1,417)	—	(1,417)

Fair value of net assets acquired	1,127	103	1,230
Goodwill	799	—	799

Purchase price	$1,926	$103	$2,029

During the years ended December 31, 2017, the purchase price allocations for the acquisitions in 2016 were finalized.

4. RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

RISK MANAGEMENT

The Business’ activities expose it to a variety of financial risks, including market risk (i.e. interest rate risk, and foreign currency risk), credit risk and liquidity risk. The Business uses financial instruments primarily to manage these risks.

The sensitivity analysis discussed below reflect the risks associated with instruments that the Business considers are market sensitive and the potential loss resulting from one or more selected hypothetical changes. Therefore, the discussion below is not intended to fully reflect the Business’ risk exposure.

(a) Market risk

Market risk is defined for these purposes as the risk that the fair value or future cash flows of a financial instrument held by the Business will fluctuate because of changes in market prices.

The Business faces market risk from foreign currency assets and liabilities, the impact of changes in interest rates, and floating rate liabilities. Market risk is managed by funding assets with financial liabilities in the same currency and with similar interest rate characteristics and holding financial contracts, such as interest rate swaps and foreign exchange contracts, to minimize residual exposures. Financial instruments held by the Business that are subject to market risk include borrowings and financial instruments, such as interest rate and currency contracts. The categories of financial instruments that can give rise to significant variability are described below:

(i)    Foreign currency risk

Foreign currency risk is defined for these purposes as the risk that the fair value of a financial instrument held by the Business will fluctuate because of changes in foreign currency rates.

The Business has exposure to the Brazilian real and Colombian peso through its investments in foreign operations. Consequently, fluctuations in the U.S. dollar exchange rate against these currencies increase the volatility of net income and other comprehensive income. The Business holds foreign currency contracts primarily to mitigate this exposure.

The table below summarizes the impact to the Business’ financial instruments of changes in the exchange rate as at December 31. The impact is expressed in terms of the effect on income and OCI. The sensitivities are based on the assumption that the currency exchange rate changes by five percent with all other variables held constant.

Impact of a 5% change in U.S. dollar exchange rates, on outstanding foreign exchange swaps, for the year ended December 31:

	Effect on net income(1)			Effect on OCI(1)
(MILLIONS)	2018	2017	2016	2018	2017	2016
5% increase	$9	$13	$12	$—	$—	$—
5% decrease	(9)	(13)	(12)	—	—	—

(1)	Amounts represent the potential annual net pretax impact.

(ii)    Interest rate risk

Interest rate risk is defined for these purposes as the risk that the fair value or future cash flows of a financial instrument held by the Business will fluctuate, because of changes in interest rates.

The Business’ assets largely consist of long duration physical assets. The Business’ financial liabilities consist primarily of long-term fixed rate debt or floating-rate debt that has been swapped to fixed rates with interest rate financial instruments. All non-derivative financial liabilities are recorded at their amortized cost. The Business also holds interest rate contracts to lock-in fixed rates on certain anticipated future debt issuances.

The Business will enter into interest rate swaps designed to minimize the exposure to interest rate fluctuations on its variable rate debt. Fluctuations in interest rates could impact the Business’ cash flows, primarily with respect to the interest payable against the Business’ variable rate debt, which is limited to certain non-recourse borrowings with a total principal value of $1,597 million (2017: $1,938 million). Of this principal value, $256 million (2017: $nil) has been hedged through the use of interest rate swaps. The fair values of the recognized liability for the interest rate swaps were calculated using a valuation model with observable interest rates.

The table below summarizes the impact of changes in the interest rate as at December 31. The impact is expressed in terms of the effect on income and OCI. The sensitivities are based on the assumption that the interest rate changes by one percent with all other variables held constant.

Impact of a 1% change in interest rates, on outstanding interest rate swaps and variable rate debt, for the year ended December 31:

	Effect on net income(1)			Effect on OCI(1)
(MILLIONS)	2018	2017	2016	2018	2017	2016
1% increase	$(13)	$(19)	$—	$6	$—	$—
1% decrease	13	19	—	(6)	—	—

(1)	Amounts represent the potential annual net pretax impact.

(b) Credit risk

Credit risk is the risk of loss due to the failure of a borrower or counterparty to fulfill its contractual obligations. The Business’ exposure to credit risk in respect of financial instruments relates primarily to counterparty obligations regarding interest rate swaps and forward foreign exchange contracts.

The Business minimizes credit risk with counterparties through the selection, monitoring and diversification of counterparties, and the use of standard trading contracts, and other credit risk mitigation techniques. In addition, the Business’ power purchase agreements are reviewed regularly and are almost exclusively with customers having long standing credit histories or investment grade ratings, which limit the risk of non-collection. See Note 18—Trade receivables and other current assets, for additional details regarding the Business’ trade receivables balance.

The maximum credit exposure at December 31 was as follows:

(MILLIONS)	2018	2017
Trade receivables and other short-term receivables	$215	$218
Due from related parties	133	61
Other long-term assets	32	47

	$380	$326

(c) Liquidity risk

Liquidity risk is the risk that the Business cannot meet a demand for cash or fund an obligation when due. Liquidity risk is mitigated by the Business’ cash and cash equivalent balances and its access to undrawn credit facilities. Details of the available portion of credit facilities are included in Note 11—Borrowings.

The Business is also subject to the risk associated with non-recourse financing. This risk is mitigated by the long-term duration of debt instruments and the diversification in maturity dates over an extended period of time.

CASH OBLIGATIONS

The table below classifies the cash obligations related to the Business’ liabilities into relevant maturity groupings based on the remaining period from the statement of financial position dates to the contractual maturity date. As the amounts are the contractual undiscounted cash flows (gross of unamortized financing fees and accumulated amortization, where applicable), they may not agree with the amounts disclosed in the combined statements of financial position.

AS AT DECEMBER 31, 2018 (MILLIONS)	< 1 year	2-5 years	> 5 years	Total
Accounts payable and accrued liabilities	$200	$—	$—	$200
Financial instrument liabilities(1)	1	—	—	1
Due to related parties	27	—	—	27
Other long-term liabilities—concession payments	1	4	10	15
Non-recourse borrowings(1)	200	831	847	1,878
Interest payable on borrowings(2)	137	433	284	854

Total	$566	$1,268	$1,141	$2,975

AS AT DECEMBER 31, 2017 (MILLIONS)	< 1 year	2-5 years	> 5 years	Total
Accounts payable and accrued liabilities	$193	$—	$—	$193
Financial instrument liabilities(1)	5	1	—	6
Due to related parties	—	—	—	—
Other long-term liabilities—concession payments	1	3	10	14
Non-recourse borrowings(1)	110	1,263	634	2,007
Interest payable on borrowings(2)	155	410	136	701

Total	$464	$1,677	$780	$2,921

(1)	Includes both the current and long-term amounts.
(2)

Represents aggregate interest payable expected to be paid over the entire term of the obligations, if held to maturity. Variable rate interest payments have been calculations based on estimated interest rates.

Fair value disclosures

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values determined using valuation models require the use of assumptions concerning the amount and timing of estimated future cash flows and discount rates. In determining those assumptions, management looks primarily to external readily observable market inputs such as interest rate yield curves, currency rates, commodity prices and, as applicable, credit spreads.

A fair value measurement of a non-financial asset is the consideration that would be received in an orderly transaction between market participants, considering the highest and best use of the asset.

Assets and liabilities measured at fair value are categorized into one of three hierarchy levels, described below. Each level is based on the transparency of the inputs used to measure the fair values of assets and liabilities.

Level 1—inputs are based on unadjusted quoted prices in active markets for identical assets and liabilities;

Level 2—inputs, other than quoted prices in Level 1, that are observable for the asset or liability, either directly or indirectly; and

Level 3—inputs for the asset or liability that are not based on observable market data.

The following table presents the Business’ assets and liabilities measured and disclosed at fair value classified by the fair value hierarchy as at December 31:

	2018
(MILLIONS)	Level 1	Level 2	Level 3	Total	2017
Assets measured at fair value:
Cash and cash equivalents	$60	$—	$—	$60	$75
Restricted cash(1)	16	—	—	16	24
Financial instrument assets(2)
Foreign exchange swaps	—	12	—	12	—
Property, plant and equipment	—	—	8,513	8,513	7,239
Liabilities measured at fair value:
Financial instrument liabilities(2)
Interest rate swaps	—	(1)	—	(1)	—
Foreign exchange swaps	—	—	—	—	(5)
Liabilities for which fair value is disclosed:
Non-recourse borrowings	—	(1,927)	—	(1,927)	(2,055)

Total	$76	$(1,916)	$8,513	$6,673	$5,278

(1)	Includes both the current amount and long-term amount included in Other long-term assets.
(2)	Includes both current and long-term amounts.

Financial instruments disclosures

The aggregate amount of the Business’ net financial instrument positions as at December 31 are as follows:

	2018			2017
(MILLIONS)	Assets	Liabilities	Net Assets (Liabilities)	Net Assets (Liabilities)
Interest rate swaps	$—	$(1)	$(1)	$—
Foreign exchange swaps	12	—	12	(5)

Total	12	(1)	11	(5)
Less: current portion	(7)	1	(6)	4

Long-term portion	$5	$—	$5	$(1)

The following table presents the change in the Business’ total net financial instrument asset position for the year ended December 31:

(MILLIONS)	Note		2018	2017
Balance, beginning of year			$(5)	$(45)
Increases (decreases) in the net financial instrument asset (liability) position:
Unrealized gain (loss) through income on foreign exchange swaps	(b	)	16	(8)
Unrealized loss through OCI on interest rate swaps	(a	)	(1)	—
Acquisitions, settlements and other			1	48

Balance, end of year			$11	$(5)

The following table presents the total net financial instrument asset position as at the year ended December 31:

(MILLIONS)	Note		2018	2017
Financial instrument assets designated at fair value through OCI
Derivative assets not designated as hedging instruments:
Foreign exchange swaps	(b	)	$12	$—
Derivative liabilities not designated as hedging instruments:
Foreign exchange swaps	(b	)	—	(5)
Derivative liabilities designated as hedging instruments:
Interest rate swaps	(a	)	(1)	—

Total financial instruments, net			$11	$(5)

(a)    Interest rate hedges

The Business has entered into interest rate hedge contracts primarily to minimize exposure to interest rate fluctuations on its variable rate debt. All interest rate hedge contracts are recorded in the combined financial statements at fair value.

There is an economic relationship between the hedged items and the hedging instruments as the terms of the interest rate hedges match the terms of the respective variable rate loans (i.e., notional amount, maturity, payment and reset dates). The Business established a hedge ratio of 1:1 for the hedging relationships as the underlying risk of the interest rate swaps are identical to the hedged risks. To test the hedge effectiveness, the Business uses the hypothetical derivative method and compares the changes in the fair value of the hedging instrument against the changes in fair value of the hedged items attributable to the hedged risk.

The hedge ineffectiveness can arise from:

•	Different interest rate curves being applied to discount the hedged item and hedging instrument

•	Differences in timing of cash flows of the hedged item and hedging instrument

•	The counterparties’ credit risk having an asymmetrical impact on the fair value movements of the hedging instrument and hedged item

At December 31, 2018, agreements with a total notional exposure of $256 million were outstanding (2017: $nil) and formally designated as hedging instruments. The weighted-average fixed interest rate resulting from these agreements is 5.0%.

Based on market prices as of December 31, 2018, unrealized losses of $1 million (2017: $nil) recorded in AOCI on interest rate swaps are expected to be settled or reclassified into income in the next twelve months. The actual amount reclassified from AOCI, however, could vary due to future changes in market rates.

The following table summarizes the interest rate hedges designated as hedging instruments:

Interest rate hedges	Dec 31, 2018
Carrying amount (asset/(liability))	(1)
Notional amount—COP(1)	256
Maturity dates	May 2021—Jul 2023
Hedge ratio	1:1
Change in discounted spot value of outstanding hedging instruments	(1)
Change in value of hedged item used to determine hedge effectiveness	(1)

(1)	Notional amounts of foreign currency denominated interest rate hedges are presented at the U.S. dollar equivalent value based on the December 31, 2018 foreign currency spot rate.

There was no hedge ineffectiveness recognized in the combined statements of income related to interest rate contracts (cash flow hedges) for the years ended December 31, 2018, 2017 and 2016.

(b)    Foreign exchange swaps

The Business has entered into foreign exchange swaps to minimize its exposure to currency fluctuations impacting its investments and earnings in foreign operations, and to fix the exchange rate on certain anticipated transactions denominated in foreign currencies.

At December 31, 2018, agreements with a total notional exposure of $181 million were outstanding (2017: $128 million) and not formally designated as hedging instruments.

5. SEGMENTED INFORMATION

Upon the special distribution, Brookfield Renewable’s Chief Executive Officer and Chief Financial Officer (collectively, the chief operating decision maker or “CODM”) will continue to review the results of the Colombian and Brazilian operations, manage operations, and allocate resources based on the type of technology, in conjunction with other segments of Brookfield Renewable.

Our operations are segmented by Colombia and Brazil. This best reflects the way in which the CODM reviews results, manages operations and allocates resources. The Colombia segment aggregates the financial results of its hydroelectric and cogeneration facilities.

The Business reports its results in accordance with these segments and presents prior period segmented information in a consistent manner.

In accordance with IFRS 8, Operating Segments, the Business discloses information about its reportable segments based upon the measures used by the CODM in assessing performance. The accounting policies of the reportable segments are the same as those described in Note 2—Basis of preparation and significant accounting policies.

The following table provides each segment’s results in the format that management organizes its segments to make operating decisions and and assess performance and reconciles our proportionate results to the combined carve-out statements of income on a line by line basis by aggregating the components comprising the earnings from our investments in associates and reflecting the portion of each line item attributable to non-controlling interest for the year ended December 31, 2018:

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenue	$216	$251	$467	$(4)	$698	$1,161
Other income	4	4	8	—	1	9
Direct operating costs	(94)	(93)	(187)	—	(299)	(486)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	4	—	4

Adjusted EBITDA	126	162	288	—	400
Interest expense	(39)	(16)	(55)	—	(112)	(167)
Management service fees	(19)	(7)	(26)	—	—	(26)
Current income taxes	(2)	(9)	(11)	—	(7)	(18)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(281)	(281)

Funds From Operations	66	130	196	—	—
Depreciation	(18)	(125)	(143)	3	(66)	(206)
Deferred taxes and other	6	28	34	—	38	72
Share of earnings from equity-accounted investments	—	—	—	(3)	—	(3)
Net income attributable to non-controlling interests	—	—	—	—	28	28

Net income attributable to parent company	$54	$33	$87	$—	$—	$87

(1)	Share of earnings from equity-investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table provides each segment’s results in the format that management organizes its segments to make operating decisions and and assess performance and reconciles our proportionate results to the combined carve-out statements of income on a line by line basis by aggregating the components comprising the earnings from our investments in associates and reflecting the portion of each line item attributable to non-controlling interest for the year ended December 31, 2017:

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenue	$191	$256	$447	$(5)	$626	$1,068
Other income	2	7	9	—	8	17
Direct operating costs	(94)	(89)	(183)	1	(304)	(486)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	4	—	4

Adjusted EBITDA	99	174	273	—	330
Interest expense	(42)	(17)	(59)	—	(131)	(190)
Management service fees	(19)	(8)	(27)	—	—	(27)
Current income taxes	(5)	(10)	(15)	—	(18)	(33)
Share of Funds From Operations attributable to non-controlling interests			—	—	(181)	(181)

Funds From Operations	33	139	172	—	—
Depreciation	(26)	(133)	(159)	2	(94)	(251)
Deferred taxes and other	1	10	11	—	(16)	(5)
Share of earnings from equity-accounted investments	—	—	—	(2)	—	(2)
Net income attributable to non-controlling interests	—	—	—	—	110	110

Net income attributable to parent company	$8	$16	$24	$—	$—	$24

(1)	Share of earnings from equity-investments of $2 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table provides each segment’s results in the format that management organizes its segments to make operating decisions and and assess performance and reconciles our proportionate results to the combined carve-out statements of income on a line by line basis by aggregating the components comprising the earnings from our investments in associates and reflecting the portion of each line item attributable to non-controlling interest for the year ended December 31, 2016:

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenue	$192	$180	$372	$(4)	$641	$1,009
Other income	3	6	9	—	13	22
Direct operating costs	(107)	(71)	(178)	1	(346)	(523)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	3	—	3

Adjusted EBITDA	88	115	203	—	308
Interest expense	(40)	(18)	(58)	—	(118)	(176)
Management service fees	(13)	(6)	(19)	—	—	(19)
Current income taxes	(6)	(8)	(14)	—	(18)	(32)
Share of interest and taxes from equity accounted investments			—	—	(172)	(172)

Funds From Operations	29	83	112	—	—
Depreciation	(31)	(114)	(145)	2	(98)	(241)
Deferred taxes and other	13	4	17	—	9	26
Share of earnings from equity-accounted investments	—	—	—	(2)	—	(2)
Net income attributable to non-controlling interests	—	—	—	—	89	89

Net income (loss) attributable to parent company	$11	$(27)	$(16)	$—	$—	$(16)

(1)	Share of earnings from equity-investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table presents information on a segmented basis about certain items in the Business’ statements of financial position:

(MILLIONS)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	Total
As at December 31, 2018
Cash and cash equivalents	$7	$41	$48	—	$22	$70
Property, plant and equipment	1,609	1,720	3,329	(38)	5,222	8,513
Total assets	1,869	1,940	3,809	(3)	6,109	9,915
Total borrowings	419	134	553	—	1,324	1,877
Other liabilities	434	128	562	(3)	1,402	1,961
As at December 31, 2017
Cash and cash equivalents	$14	$29	$43	$—	$45	$88
Property, plant and equipment	1,304	1,702	3,006	(29)	4,262	7,239
Total assets	1,576	1,921	3,497	(2)	5,155	8,650
Total borrowings	447	140	587	—	1,412	1,999
Other liabilities	355	155	510	(2)	1,150	1,658

6. DIRECT OPERATING COSTS

The Business’ direct operating costs for the year ended December 31 is comprised of the following:

(MILLIONS)	2018	2017	2016
Operations, maintenance and administration	$195	$218	$191
Water royalties, property taxes and other	16	19	16
Fuel and power purchases	275	249	316

	$486	$486	$523

7. OTHER

The Business’ other for the year ended December 31 is comprised of the following:

(MILLIONS)	2018	2017	2016
Transaction costs	$(1)	$—	$(14)
Change in fair value of property, plant and equipment	(9)	(10)	(2)
Other	(16)	49	33

	$(26)	$39	$17

8. FOREIGN CURRENCY TRANSLATION

The Business’ foreign currency translation for the year ended December 31 shown in the combined statements of comprehensive income is comprised of the following:

(MILLIONS)	Notes	2018	2017	2016
Foreign currency translation on
Property, plant and equipment, at fair value	10	$(697)	$8	$911
Borrowings	11	147	(6)	(143)
Deferred income tax liabilities and assets	9	102	(3)	(137)
Other assets and liabilities		(76)	2	230

		$(524)	$1	$861

9. INCOME TAXES

The major components of income tax recovery (expense) for the year ended December 31 are as follows:

(MILLIONS)	2018	2017	2016
Income tax recovery (expense) applicable to:
Current taxes
Attributed to the current period	$(18)	$(33)	$(32)
Deferred taxes
Income taxes—origination and reversal of temporary differences	(12)	(36)	(25)
Relating to change in tax rates / imposition of new tax laws	94	—	40

	82	(36)	15

Total income tax recovery (expense)	$64	$(69)	$(17)

The major components of deferred income tax recovery (expense) for the year ended December 31 recorded directly to other comprehensive income are as follows:

(MILLIONS)	2018	2017	2016
Deferred income taxes attributed to:
Revaluation surplus
Origination and reversal of temporary differences	$(579)	$(62)	$5
Relating to changes in tax rates / imposition of new tax laws	54	—	—

	$(525)	$(62)	$5

Our Business’ effective income tax (expense) recovery for the year ended December 31 is different from its recovery at its statutory income tax rate due to the differences below:

(MILLIONS)	2018	2017	2016
Statutory income tax (expense) recovery(1)	$(94)	$(55)	$(29)
Reduction (increase) resulting from:
Increase in tax assets not recognized	(5)	(7)	(7)
Differences between statutory rate and future tax rate	91	(4)	45
Subsidiaries’ income taxed at different rates	77	(6)	(30)
Other	(5)	3	4

Effective income tax recovery (expense)	$64	$(69)	$(17)

(1)	Statutory income tax expense is calculated at the domestic rates applicable to the profits in the country concerned.

The above reconciliation has been prepared by aggregating the information for all of the Business’ operations using the domestic rate in each tax jurisdiction.

The Business’ effective income tax rate was (23.1)% for the year ended December 31, 2018 (2017: 42.2% and 2016: 20.6%). The effective tax rate is less than the statutory rate primarily due to rate differentials, legislative changes in tax rates during the year, and non-controlling interests’ income not subject to tax.

The following table details the expiry date, if applicable, of the unrecognized deferred tax assets as at December 31:

(MILLIONS)	2018	2017	2016
2023 and thereafter	$75	$84	$80

The following tables presents the changes to deferred tax liabilities on taxable temporary differences recognized in the combined financial statements for the year ended December 31:

(MILLIONS)	Deferred tax liabilities
As at December 31, 2016	$(1,162)
Recognized in Net income (loss)	(36)
Recognized in equity	(62)
Business combination	—
Foreign exchange	(4)

As at December 31, 2017	(1,264)
Recognized in Net income (loss)	82
Recognized in equity	(525)
Business combination	—
Foreign exchange	104

As at December 31, 2018	$(1,603)

The deferred income tax liabilities include $619 million (2017: $95 million and 2016: $33 million) of liabilities which relate to property, plant and equipment revaluations included in equity.

10. PROPERTY, PLANT AND EQUIPMENT

The following table presents a reconciliation of property, plant and equipment at fair value:

(MILLIONS)	Notes	Colombia	Brazil	Total(1)
As at December 31, 2016		$5,274	$1,857	$7,131
Additions		27	20	47
Items recognized through OCI
Change in fair value		178	126	304
Foreign exchange	8	31	(23)	8
Items recognized through net income
Depreciation		(109)	(142)	(251)

As at December 31, 2017		5,401	1,838	7,239
Additions		29	18	47
Items recognized through OCI
Change in fair value		1,757	389	2,146
Foreign exchange	8	(436)	(261)	(697)
Items recognized through net income
Change in fair value				—
Depreciation		(72)	(134)	(206)
Other		(13)	(3)	(16)

As at December 31, 2018		$6,666	$1,847	$8,513

(1)	Includes intangible assets of $11 million (2017: $13 million) and assets under construction of $52 million (2017: $58 million and 2016: $184 million).

The fair value of the Business’ property, plant and equipment is calculated as described in Notes 2(j)—Property, plant and equipment and revaluation method and 2(o)(i)—Critical estimates—property, plant and equipment. Judgment is involved in determining the appropriate estimates and assumptions in the valuation of the Business’

property, plant and equipment. See Note 2(p)(iii)—Critical judgments in applying accounting policies—Property, plant and equipment. The Business has classified its property, plant and equipment under level 3 of the fair value hierarchy.

Discount rates, terminal capitalization rates and exit dates used in the valuation methodology are provided in the following table:

	Colombia		Brazil
	2018	2017	2018	2017
Discount rate(1)
Contracted	9.6%	11.3%	9.0%	8.9%
Uncontracted	10.9%	12.6%	10.3%	10.2%
Terminal capitalization rate(2)	10.4%	12.6%	N/A	N/A
Exit date	2038	2037	2051	2030

(1)	Discount rates are not adjusted for asset specific risks.
(2)	The terminal capitalization rate applies only to hydroelectric assets in Colombia.

The following table summarizes the impact of a change in discount rates, electricity prices and terminal capitalization rates on the fair value of property, plant and equipment:

	2018			2017
(MILLIONS)	Colombia	Brazil	Total	Colombia	Brazil	Total
25 bps increase in discount rates	$(180)	$(42)	$(222)	$(130)	$(27)	$(157)
25 bps decrease in discount rates	190	44	234	130	27	157
5% increase in future energy prices	440	73	513	370	51	421
5% decrease in future energy prices	(440)	(73)	(513)	(370)	(51)	(421)
25 bps increase in terminal capitalization rate	(30)	—	(30)	(20)	—	(20)
25 bps decrease in terminal capitalization rate	30	—	30	20	—	20

(1)	The terminal capitalization rate applies only to hydroelectric assets in Colombia.

Terminal values are included in the valuation of hydroelectric assets in Colombia. For the hydroelectric assets in Brazil, cash flows have been included based on the duration of the authorization or useful life of a concession asset plus a one-time 30-year renewal term for the majority of our hydroelectric assets. In November 2016, the Brazilian federal government published a new law which allowed a one-time extension of authorization licenses of hydroelectric facilities with installed capacities in the range of 5 MW to 50 MW. Only after the Brazilian federal government clarified the technical and cost requirements associated with the authorization extension in June of 2018 did the Business include the one-time 30-year extension in the valuation of the relevant hydroelectric assets in Brazil. The weighted-average remaining duration of the authorization or useful life of a concession asset at December 31, 2018, including a one-time 30-year renewal for applicable hydroelectric assets, is 33 years (2017: 13 years). Consequently, there is no terminal value attributed to the hydroelectric assets in Brazil at the end of the authorization term.

The following table summarizes the percentage of total generation contracted under power purchase agreements as at December 31, 2018:

	Colombia	Brazil
1-10 years	22%	53%
11-20 years	0%	22%

The following table summarizes power prices from long-term power purchase agreements that are linked specifically to the related power generating assets:

Per MWh(1)	Colombia		Brazil
1-10 years	COP	201,000	R$	300
11-20 years	COP	—	R$	451

(1)	Assumes nominal prices based on weighted-average generation.

The following table summarizes the estimates of future electricity prices:

Per MWh(1)	Colombia		Brazil
1-10 years	COP	252,000	R$	283
11-20 years	COP	354,000	R$	459

(1)	Assumes nominal prices based on weighted-average generation.

The Business’ long-term view is anchored to the cost of securing new energy from renewable sources to meet future demand growth between 2022 and 2025. A further one year change would increase or decrease the fair value of property, plant and equipment by approximately $16 million (2017: $33 million).

Had the Business’ revalued property, plant and equipment been measured on a historical cost basis, the carrying amounts, net of accumulated depreciation would have been as follows at December 31:

(MILLIONS)	2018	2017
Colombia	$4,742	$5,217
Brazil	636	795

Total	$5,378	$6,012

11. BORROWINGS

Non-recourse borrowings

Non-recourse borrowings are typically asset-specific, long-term, and non-recourse borrowings. Non-recourse borrowings in Brazil consist of floating interest rates of Taxa de Juros de Longo Prazo (“TJLP”), the Brazil National Bank for Economic Development’s long-term interest rate, or Interbank Deposit Certificate rate (“CDI”), plus a margin. Non-recourse borrowings in Colombia include floating interest rates of Indicador Bancario de Referencia rate (“IBR”), the Banco Central de Colombia short-term interest rate, or Colombian Consumer Price Index (“IPC”), the Banco Central de Colombia inflation rate, plus a margin.

The composition of non-recourse borrowings as at December 31 is presented in the following table:

	Dec 31, 2018				Dec 31, 2017
	Weighted-average				Weighted-average
(MILLIONS, EXCEPT AS NOTED)	Interest rate (%)	Term (years)	Carrying value	Estimated fair value	Interest rate (%)	Term (years)	Carrying value	Estimated fair value
Non-recourse borrowings
Colombia	7.2%	8	$1,744	$1,792	7.8%	6	$1,865	$1,913
Brazil	8.0%	10	135	135	9.2%	12	142	142

Total	7.3%	8	1,879	$1,927	7.9%	7	2,007	$2,055

Add: Unamortized premiums(1)			—				—
Less: Unamortized financing fees(1)			(2)				(8)
Less: Current portion			(200)				(110)

			$1,677				$1,889

(1)	Unamortized premiums and unamortized financing fees are amortized over the terms of the borrowing.

Future repayments of the Business’ non-recourse borrowings for each of the next five years and thereafter are as follows:

(MILLIONS)	2019	2020	2021	2022	2023	Thereafter	Total
Non-recourse borrowings
Colombia	$194	$40	$95	$82	$528	$805	$1,744
Brazil	6	6	5	5	70	43	135

	$200	$46	$100	$87	$598	$848	$1,879

The following table outlines the change in the unamortized financing fees of non-recourse borrowings for the year ended December 31:

(MILLIONS)	2018	2017	2016
Non-recourse borrowings
Unamortized financing fees, beginning of year	$8	$10	$—
Additional financing fees	—	—	15
Amortization of financing fees	(2)	(2)	(2)
Foreign exchange translation and other	(4)	—	(3)

Unamortized financing fees, end of year	$2	$8	$10

On February 27, 2018, the Business completed a bond financing associated with the Colombian business. The financing was a COP 750 billion ($262 million) of senior unsecured bonds with maturities of 7, 12 and 30 years at rates of 7.12%, IPC + 3.56% and IPC + 3.99%, respectively.

On April 20, 2018, the Business completed a R$160 million ($47 million) refinancing associated with a 120 MW hydroelectric facility in Brazil. The loan bears an interest rate of CDI + 2.00%, maturing in October 2023.

In the second quarter of 2018, the Business completed a refinancing of COP 1,762 billion ($634 million) of bank debt associated with the Colombian business. The new loans mature between 2025 and 2030 years at rates ranging of IBR + 2.97% to IBR + 3.70%.

In July 2018, the Business extended the maturity date of a $100 million revolving credit facility available to our Colombian business by one year to July 2021. As at December 31, 2018, the Business has draws on revolving credit facility of $26 million (December 31, 2017: $84 million).

On August 31, 2018, the Business completed a refinancing of COP 338 billion ($111 million) of debt associated with the Colombian business. The amortizing loan bears a fixed interest rate of 7.48% and matures in August 2025.

On September 14, 2018, the Business completed a R$250 million ($60 million) financing associated with the Brazilian hydroelectric business. The debenture bears interest at 113% of CDI and matures in September 2023.

On November 26, 2018, the Business completed a commercial paper issuance of COP 250 billion ($77 million) associated with the Colombian business. The issuance bears interest at IBR + 0.70% and has a term of 330 days.

On December 11, 2018, the Business extended the maturity of COP 593 billion ($186 million) of local bank debt and $196 million of bank debt associated with the Colombian business by 2 years to January 2023. The COP tranche bears interest at IBR + 3.50% and the USD tranche bears interest at LIBOR + 2.50%.

Supplemental Information

The following table outlines changes in the Business’ borrowings for the year ended December 31:

			Non-cash
(MILLIONS)	Jan 1	Net cash flows from financing activities	Other(1)	Dec 31
2018
Non-recourse borrowings	$1,999	18	(140)	$1,877
2017
Non-recourse borrowings	$2,071	(89)	17	$1,999

(1)	Includes foreign exchange and amortization of unamortized premium and financing fees.

12. NON-CONTROLLING INTERESTS

The net change in non-controlling interests is as follows:

(MILLIONS)	Brookfield Americas Infrastructure Fund	Brookfield Infrastructure Fund III	Isagen institutional investors	Isagen public non- controlling interests	Other	Total
As at December 31, 2015	$107	$—	$—	$—	$22	$129
Net income	(3)	22	47	19	(2)	83
OCI	25	(3)	148	205	6	381
Capital contributions	—	680	1,473	—	—	2,153
Acquisition	—	—	—	1,417	—	1,417
Distributions	(4)	—	—	—	(2)	(6)
MTO adjustment	—	3	7	(1,627)	—	(1,617)
Other	—	(2)	—	—	—	(2)

As at December 31, 2016	$125	$700	$1,675	$14	$24	$2,538
Net income	3	20	47	—	1	71
OCI	12	32	78		3	125
Capital contributions	—	11	19	—	(2)	28
Distributions	(8)	(50)	(115)	—	(2)	(175)
Other	—	—	(3)	(4)	2	(5)

As at December 31, 2017	$132	$713	$1,701	$10	$26	$2,582
Net income (loss)	2	76	174	1	—	253
OCI	13	220	504	5	4	746
Distributions	(15)	(73)	(166)	—	(5)	(259)
Other	—	—	—	—	(1)	(1)

As at December 31, 2018	$132	$936	$2,213	$16	$24	$3,321

Interests held by third parties as at December 31, 2018	75-80%	23-71%	53%	0.5%	24%-30%

In accordance with IFRS 10—Consolidated Financial Statements, we are accounting for the additional interests in Isagen purchased under the MTOs as an equity transaction related to the acquisition of non-controlling interest, separate from the Initial Investment of 57.5% controlling interest. Accordingly, the 42.0% ownership interest in Isagen acquired as part of the MTOs was reflected at fair value at the acquisition date and, when acquired, was accounted for as an acquisition of non-controlling interest. The remaining 0.5% ownership interest in Isagen not held by us and co-investors as at December 31, 2018 remains as non-controlling interest.

The following tables summarize certain financial information of operating subsidiaries of the Business that have non-controlling interests that are material to the Business:

(MILLIONS)	Brookfield Americas Infrastructure Fund	Isagen(1)	Other	Total
Interests held by third parties	75-80%	76%	24%-30%
Place of business	Brazil	Colombia	Brazil
Year ended December 31, 2016:
Revenue	$12	$819	$10	$841
Net income	(2)	110	—	108
Total comprehensive income	29	502	23	554
Net income (loss) allocated to non-controlling interests	(4)	87	—	83
Year ended December 31, 2017:
Revenue	$21	$797	$13	$831
Net income	6	89	2	97
Total comprehensive income (loss)	20	236	5	261
Net (loss) income allocated to non-controlling interests	3	67	1	71
As at December 31, 2017:
Property, plant and equipment, at fair value	$168	$5,401	$101	$5,670
Total assets	184	6,528	110	6,822
Total borrowings	1	1,858	3	1,862
Total liabilities	9	3,334	12	3,355
Carrying value of non-controlling interests	132	2,424	26	2,582
Year ended December 31, 2018:
Revenue	$19	$896	$12	$927
Net income	4	331	1	336
Total comprehensive income (loss)	29	1,290	16	1,335
Net income allocated to non-controlling interests	2	251	—	253
As at December 31, 2018:
Property, plant and equipment, at fair value	$178	$6,665	$109	$6,952
Total assets	186	7,717	113	8,016
Total borrowings	1	1,744	—	1,745
Total liabilities	11	3,548	10	3,569
Carrying value of non-controlling interests	132	3,165	24	3,321

(1)

The total third parties ownership interest in Isagen as of December 31, 2018 was 75.9% and comprised of Brookfield Infrastructure Fund III: 22.9%, Isagen Institutional investors 52.5% and other non-controlling interests: 0.5%.

13. GOODWILL

The following table provides a reconciliation of goodwill:

(MILLIONS)	Total
Balance, as at December 31, 2016	$896
Foreign exchange	5

Balance, as at December 31, 2017	$901
Foreign exchange	(73)

Balance, as at December 31, 2018	$828

The goodwill recorded was created as a result of recording the deferred tax liability in the purchase price allocation in accordance with IAS 12 rather than at fair value. As a a result, the goodwill recorded does not represent ‘core’ goodwill, but rather goodwill created as a result of accounting concepts or ‘non-core’ goodwill. In order to avoid an immediate impairment of this ‘non-core’ goodwill, the Business removed from the carrying value any ‘non-core’ goodwill that continues to be supported by the existence, as of the impairment testing date, of the original deferred tax liability that created the goodwill. As of December 31, 2018, we performed an impairment test at the level that goodwill is monitored by management. In performing this impairment test, we removed all of the goodwill from the carrying value as it continued to be supported by the existence of the original deferred tax liability that gave rise to the goodwill. Consequently, no impairment of the goodwill was recorded during the year.

14. CAPITAL MANAGEMENT

The Business’ primary capital management objectives are to ensure the sustainability of its capital to support continuing operations, meet its financial obligations, allow for growth opportunities and provide stable distributions. The Business’ capital is monitored through debt to total capitalization ratio on a combined basis, as at December 31, 2018 this ratio was 20% (2017: 24%).

The Business’ strategy is to maintain the measures set out in the following schedule as at December 31:

(MILLIONS)	2018	2017
Non-recourse borrowings	$1,879	$2,007
Deferred income tax liabilities, net(1)	1,603	1,264
Total equity in net assets	6,077	4,993

Total capitalization	$9,559	$8,264

Debt to total capitalization	20%	24%

(1)	Deferred income tax liabilities less deferred income tax assets.

15. EQUITY-ACCOUNTED INVESTMENTS

The following are the Business’ equity-accounted investments as at December 31:

(MILLIONS)	2018	2017	2016
Opening balance	$28	$29	$24
Share of net income	1	2	1
Share of other comprehensive income	15	7	—
Dividends received	(2)	(4)	(3)
Foreign exchange translation and other	(5)	(6)	7

Ending balance	$37	$28	$29

The following table summarizes gross revenues and net income of equity-accounted investments in aggregate for the years ended December 31:

(MILLIONS)	2018	2017	2016
Revenue	$8	$11	$7
Net income	2	4	2
Share of net income(1)	1	2	1

(1)	The Business’ ownership interest is 50%.

The following table summarizes gross assets and liabilities of equity-accounted investments as at December 31:

(MILLIONS)	2018	2017
Current assets	$6	$7
Property, plant and equipment	73	53
Other assets	2	—
Current liabilities	(8)	(5)

16. CASH AND CASH EQUIVALENTS

The Business’ cash and cash equivalents as at December 31 are as follows:

(MILLIONS)	2018	2017
Cash	$30	$59
Short-term deposits	30	16

	$60	$75

17. RESTRICTED CASH

The Business’ restricted cash as at December 31 is as follows:

(MILLIONS)	2018	2017
Operations	$5	$8
Credit obligations	5	5

Total	$10	$13

18. TRADE RECEIVABLES AND OTHER CURRENT ASSETS

The Business’ trade receivables and other current assets as at December 31 are as follows:

(MILLIONS)	2018	2017
Trade receivables	$215	$218
Prepaids and others	55	35
Other short-term receivables	20	33

	$290	$286

As at December 31, 2018, 78% (2017: 98%) of trade receivables were current. The Business does not expect issues with collectability of these amounts. Accordingly, as at December 31, 2018 and 2017 an allowance for doubtful accounts for trade receivables was not deemed necessary. Trade receivables are generally on 30-day terms and credit limits are assigned and monitored for all counterparties. In determining the recoverability of trade receivables, management performs a risk analysis considering the type and age of the outstanding receivables and the credit worthiness of the counterparties. Management also reviews trade receivable balances on an ongoing basis.

19. OTHER LONG-TERM ASSETS

The composition of the Business’ other long-term assets as at December 31 is presented in the following table:

(MILLIONS)	Note	2018	2017
Restricted cash	17	$6	$11
Non-current receivables		17	21
Other		9	15

		$32	$47

At December 31, 2018 and 2017, restricted cash was held primarily to satisfy lease payments and credit agreements.

20. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Business’ accounts payable and accrued liabilities as at December 31 are as follows:

(MILLIONS)	2018	2017
Operating accrued liabilities	$96	$94
Interest payable on corporate and non-recourse borrowings	24	18
Accounts payable	41	64
Other	39	21

	$200	$197

21. OTHER LONG-TERM LIABILITIES

The composition of the Business’ other long-term liabilities as at December 31 is presented in the following table:

(MILLIONS)	2018	2017
Pension obligations	$32	$34
Acquisition related provisions	68	81
Concession payment liability	7	9
Other	23	44

	$130	$168

22. COMMITMENTS, CONTINGENCIES AND GUARANTEES

Commitments

In the normal course of business, the Business will enter into capital expenditure commitments which primarily relate to contracted project costs for various growth initiatives. As at December 31, 2018, the Business had $67 million of capital expenditure commitments outstanding, of which $42 million is payable in less than one year, and $25 million in two years.

As at December 31, 2018, the Business had commitments for future operating lease payments under non-cancellable leases which fall due as follows:

(MILLIONS)
2019	$9
2020	7
2021	6
2022	5
2023	5
Thereafter	17

Total	$49

Contingencies

The Business is subject to various legal proceedings, arbitrations and actions arising in the normal course of business. While the final outcome of such legal proceedings and actions cannot be predicted with certainty, it is the opinion of management that the resolution of such proceedings and actions will not have a material impact on the Business’ combined financial position or results of operations.

The Business’ subsidiaries themselves have provided letters of credit, which include, but are not limited to, guarantees for debt service reserves, capital reserves, construction completion and performance.

Letters of credit issued by the Business’ subsidiaries as at December 31, 2018 were $64 million (2017: $94 million).

Guarantees

In the normal course of operations, the Business executes agreements that provide for indemnification and guarantees to third-parties of transactions such as business dispositions, capital project purchases, business acquisitions, and sales and purchases of assets and services. The Business has also agreed to indemnify its directors and certain of its officers and employees. The nature of substantially all of the indemnification undertakings prevents the Business from making a reasonable estimate of the maximum potential amount that the Business could be required to pay third parties as the agreements do not always specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time.

Prior to the completion of the special distribution, Brookfield Renewable Bermuda Ltd. (“LATAM Holdco”) and BEP Subco Inc. (“Canada SubCo”), a direct and indirect wholly-owned subsidiary of BEPC, will fully and unconditionally guarantee (i) medium term notes issued and payable by Brookfield Renewable Partners ULC, a finance subsidiary of Brookfield Renewable, (ii) the senior preferred shares of Brookfield Renewable Power Preferred Equity Inc., (iii) Brookfield Renewable’s preferred units, and (iv) the obligations of Brookfield Renewable under its bilateral credit facilities.

23. RELATED PARTY TRANSACTIONS

The Business’ related party transactions are recorded at the exchange amount. The Business’ related party transactions are primarily with Brookfield Renewable and Brookfield Asset Management.

Since inception, our parent company has had a management agreement (the “Master Services Agreement”) with certain service providers (the “Service Provider”), which are wholly-owned subsidiaries of Brookfield Asset Management.

The Business’ combined carve-out financial statements include general corporate expenses of the parent company which were not historically allocated to the Business’ operations. These expenses relate to management fees payable to Brookfield Asset Management. These allocated expenses have been included as appropriate in the Business’ Combined Carve-Out Statement of Operating Results. Key decision makers of the Business are employees of the ultimate parent company who provide management services under the Business’ Master Services Agreement. However, the financial statements may not include all of the expenses that would have been incurred and may not reflect the Business’ combined results of operations, financial position and cash flows had it been a standalone company during the periods presented. It is not practicable to estimate the actual costs that would have been incurred had the Business been a standalone business during the periods presented as this would depend on multiple factors, including organizational structure and infrastructure.

Pursuant to the Master Services Agreement, on a quarterly basis, Brookfield Renewable pays a management fee, referred to as the management service costs, to the Service Provider equal to a fixed quarterly component of $5 million per quarter, adjusted for inflation, and a variable component calculated as a percentage of the increase in the total capitalization value of Brookfield Renewable over an initial reference value (subject to an annual escalation by a specified inflation factor beginning on January 1, 2013). For purposes of calculating the management service costs, the market value of Brookfield Renewable is equal to the aggregate value of all the outstanding units and other securities issued by the service recipients, plus all outstanding third-party debt with recourse to a recipients of services under the Master Services Agreement, less all cash held by such entities.

The management service costs allocated to the Business was $26 million for the year ended December 31, 2018 (2017: $27 million, 2016: $19 million). The allocation was based on the estimated market value of the Business.

The Business’ subsidiaries may enter into short-term energy purchase and sale agreements in the normal course of operations at an exchange amount to subsidiaries and associates of Brookfield Renewable Partners L.P. For the year ended December 31, 2018, revenues of $25 million were generated (2017: $32 million, 2016: $21 million) and expenses of $17 million were incurred (2017: $13 million, 2016: $4 million).

The Business’ subsidiaries provide business management services to associates of Brookfield Renewable Partners L.P. in Brazil for the provision of management and administrative services. For the year ended December 31, 2018, business management service fees earned of $2 million (2017: $1 million, 2016: $1 million) were recognized in Other income.

The following table reflects the related party agreements and transactions in the combined carve-out statements of income, for the years ended December 31:

(MILLIONS)	2018	2017	2016
Revenues
Energy sales	$25	$32	$21
Other Income
Business management services	$2	$1	$1
Direct operating costs
Energy purchases	$(17)	$(13)	$(4)
Management service costs
Management service agreement	$(26)	$(27)	$(19)

The following table reflects the impact of the related party agreements and transactions on the audited combined carve-out statements of financial position as at December 31:

(MILLIONS)	Related party	2018	2017
Current assets
Due from related parties
Amounts due from	Brookfield Asset Management	$2	$3
	Brookfield Renewable	128	57
	Equity-accounted investments and other	3	1

		$133	$61
Non-current assets
Due from related parties
Amounts due from	Equity-accounted investments and other	$1	$1
Current liabilities
Due to related parties
Amounts due to	Brookfield Asset Management	$1	$1
	Brookfield Renewable	23	18
	Equity-accounted investments and other	3	5

		$27	$24

Current assets

Amounts due from Brookfield Asset Management and Brookfield Renewable are non-interest bearing, unsecured and due on demand.

Current liabilities

Amounts due to Brookfield Asset Management and Brookfield Renewable are unsecured, payable on demand and relate to recurring transactions.

24. SUPPLEMENTAL INFORMATION

The net change in working capital balances for the year ended December 31 shown in the combined statements of cash flows is comprised of the following:

(MILLIONS)	2018	2017	2016
Trade receivables and other current assets	$(40)	$(11)	$20
Accounts payable and accrued liabilities	30	(19)	(144)
Other assets and liabilities	(18)	4	(33)

	$(28)	$(26)	$(157)

COMBINED CONDENSED CARVE-OUT FINANCIAL

STATEMENTS OF THE COLOMBIAN AND BRAZILIAN

OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

(UNAUDITED)

For the three and six months ended June 30, 2019 and 2018

and as of June 30, 2019 and December 31, 2018

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF

THE COLOMBIAN AND BRAZILIAN OPERATIONS OF

BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF INCOME

UNAUDITED (MILLIONS)		Three months ended June 30		Six months ended June 30
	Notes	2019	2018	2019	2018
Revenues		$302	$286	$638	$586
Other income		5	2	7	6
Direct operating costs		(118)	(117)	(249)	(239)
Management service costs		(8)	(7)	(15)	(14)
Interest expense—borrowings	7	(40)	(42)	(78)	(85)
Share of earning from equity-accounted investments	9	1	1	1	1
Unrealized financial instrument gain (loss)		—	8	(7)	(2)
Depreciation	6	(44)	(51)	(87)	(108)
Other		6	(5)	18	1
Income tax expense
Current	5	(11)	(2)	(29)	(6)
Deferred	5	(8)	(7)	(15)	(9)

		(19)	(9)	(44)	(15)

Net income		$85	$66	$184	$131

Net income attributable to:
Participating non-controlling interests—in operating subsidiaries	8	$54	$53	$118	$96
Parent company		31	13	66	35

		$85	$66	$184	$131

The accompanying notes are an integral part of these interim combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF

THE COLOMBIAN AND BRAZILIAN OPERATIONS OF

BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

UNAUDITED (MILLIONS)		Three months ended June 30		Six months ended June 30
	Notes	2019	2018	2019	2018
Net income		$85	$66	$184	$131
Other comprehensive income (loss) that may be reclassified to net income
Foreign currency translation		(19)	(435)	73	(180)
(Losses) gains arising during the period on financial instruments designated as cash-flow hedges		(3)	2	(5)	1
Unrealized gain (loss) on foreign exchange swaps net investment hedge		—	—	—	—
Reclassification adjustments for amounts recognized in net income		1	—	1	—
Deferred income taxes on above items		1	(1)	1	—

Total items that may be reclassified subsequently to net income		(20)	(434)	70	(179)

Other comprehensive income (loss)		(20)	(434)	70	(179)

Comprehensive income (loss)		$65	$(368)	$254	$(48)

Comprehensive income (loss) attributable to:
Participating non-controlling interests—in operating subsidiaries	8	$19	$(115)	$158	$127
Parent company		46	(253)	96	(175)

		$65	$(368)	$254	$(48)

The accompanying notes are an integral part of these interim combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF

THE COLOMBIAN AND BRAZILIAN OPERATIONS OF

BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF FINANCIAL POSITION

(MILLIONS)	Notes	June 30, 2019	December 31, 2018
		(unaudited)
Assets
Current assets
Cash and cash equivalents	10	$211	$60
Restricted cash	11	19	10
Trade receivables and other current assets	12	263	290
Financial instrument assets	3	1	7
Due from related parties	15	280	133

		774	500
Financial instrument assets	3	4	5
Equity-accounted investments	9	36	37
Property, plant and equipment	6	8,592	8,513
Goodwill		839	828
Deferred income tax assets		—	—
Other long-term assets		32	32

Total Assets		$10,277	$9,915

Liabilities
Current liabilities
Accounts payable and accrued liabilities	13	$189	$200
Financial instrument liabilities	3	2	1
Due to related parties	15	30	27
Non-recourse borrowings	7	203	200

		424	428
Financial instrument liabilities	3	2	—
Due to related parties		2	—
Non-recourse borrowings	7	1,935	1,677
Deferred income tax liabilities		1,639	1,603
Other long-term liabilities		157	130

		4,159	3,838
Equity in Net Assets
Participating non-controlling interests—in operating subsidiaries	8	3,268	3,321
Equity in net assets attributable to parent company		2,850	2,756

Total Equity in Net Assets		6,118	6,077

Total Liabilities and Equity in Net Assets		$10,277	$9,915

The accompanying notes are an integral part of these interim combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND

BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF CHANGES IN EQUITY

	Limited partners’ equity	Accumulated other comprehensive income		Total equity in net assets attributable to parent company	Participating non-controlling interest - in operating subsidiaries	Total equity in net assets
UNAUDITED THREE MONTHS ENDED JUNE 30 (MILLIONS)		Foreign currency translation	Revaluation surplus
Balance, as at March 31, 2019	$1,098	$(899)	$2,605	$2,804	$3,384	$6,188
Net income	31	—	—	31	54	85
Other comprehensive income (loss)	—	15	—	15	(35)	(20)
Distributions or dividends declared	—	—	—	—	(134)	(134)
Other		—	—	—	(1)	(1)

Change in period	31	15	—	46	(116)	(70)

Balance as at June 30, 2019	$1,129	$(884)	$2,605	$2,850	$3,268	$6,118

Balance, as at March 31, 2018	$1,322	$(560)	$1,941	$2,703	$2,778	$5,481
Net income	13	—	—	13	53	66
Other comprehensive loss	—	(266)	—	(266)	(168)	(434)
Return of capital	(97)	—	—	(97)	—	(97)
Distributions or dividends declared	—	—	—	—	(97)	(97)

Change in period	(84)	(266)	—	(350)	(212)	(562)

Balance as at June 30, 2018	$1,238	$(826)	$1,941	$2,353	$2,566	$4,919

The accompanying notes are an integral part of these interim combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND

BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED STATEMENTS OF CHANGES IN EQUITY (CONTINUED)

	Limited partners’ equity	Accumulated other comprehensive income		Total equity in net assets attributable to parent company	Non-controlling interests	Total equity in net assets
UNAUDITED SIX MONTHS ENDED JUNE 30 (MILLIONS)		Foreign currency translation	Revaluation surplus
December 31, 2018	$1,068	$(915)	$2,603	$2,756	$3,321	$6,077
Net income	66	—	—	66	118	184
Other comprehensive income (loss)	—	30		30	40	70
Distributions or dividends declared	—	—	—	—	(210)	(210)
Other	—	(2)	—	(2)	(1)	(3)

Change in period	66	28	—	94	(53)	41

Balance as at June 30, 2019	$1,134	$(887)	$2,603	$2,850	$3,268	$6,118

December 31, 2017	$1,082	$(612)	$1,941	$2,411	$2,582	$4,993
Net income (loss)	35			35	96	131
Other comprehensive income (loss)	—	(210)	—	(210)	31	(179)

Capital contribution	121	—	—	121	—	121
Distributions or dividends declared	—	—	0	—	(143)	(143)
Other	—	(4)	0	(4)	—	(4)

Change in period	156	(214)	—	(58)	(16)	(74)

Balance as at June 30, 2018	$1,238	$(826)	$1,941	$2,353	$2,566	$4,919

The accompanying notes are an integral part of these interim combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF

THE COLOMBIAN AND BRAZILIAN OPERATIONS OF

BROOKFIELD RENEWABLE PARTNERS L.P.

COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

UNAUDITED (MILLIONS)		Three months ended June 30		Six months ended June 30
	Notes	2019	2018	2019	2018
Operating activities
Net income		$85	$66	$184	$131
Adjustments for the following non-cash items:
Depreciation	6	44	51	87	108
Unrealized financial instruments loss (gain)	3	(3)	(2)	(3)	12
Share of earnings from equity-accounted investments	9	(1)	(1)	(1)	(1)
Deferred income tax expense		8	7	15	9
Other non-cash items		—	4	(4)	7
Dividends received from equity-accounted investments	9	2	3	2	3
Changes in due to or from related parties		5	(2)	(2)	—
Net change in working capital balances		23	(3)	14	(22)

		163	123	292	247
Financing activities
Proceeds from non-recourse borrowings	7	334	69	361	332
Repayment of non-recourse borrowings	7	(130)	(153)	(134)	(304)
Capital contribution from (return of capital to) parent company		—	(97)	—	121
Distributions paid:
To non-controlling interests	8	(134)	(97)	(210)	(143)
Repayments to related party	15	(75)	45	(136)	(221)

		(5)	(233)	(119)	(215)
Investing activities
Investment in property, plant and equipment	6	(10)	(5)	(14)	(18)
Restricted cash and other		(4)	1	(9)	3

		(14)	(4)	(23)	(15)
Foreign exchange gain (loss) on cash		—	(4)	1	(3)

Cash and cash equivalents
Increase (decrease)		144	(118)	151	14
Balance, beginning of period		67	207	60	75

Balance, end of period		$211	$89	$211	$89

Supplemental cash flow information:
Interest paid		$(31)	$(33)	$(77)	$(78)
Interest received		$3	$2	$4	$5
Income taxes paid		$10	$11	$22	$24

The accompanying notes are an integral part of these interim combined financial statements.

COMBINED CARVE-OUT FINANCIAL STATEMENTS OF THE COLOMBIAN AND BRAZILIAN OPERATIONS OF BROOKFIELD RENEWABLE PARTNERS L.P.

NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Unless the context indicates or requires otherwise, the terms “we”, “us”, and “the Business” mean the combined Colombian and Brazilian operations of Brookfield Renewable Partners L.P. Unless the context indicates or requires otherwise, the terms “Brookfield Renewable” means Brookfield Renewable Partners L.P. and its controlled entities, which we also refer to as the parent company to the Business. The ultimate parent of the Business is Brookfield Asset Management Inc. (“Brookfield Asset Management”).

Brookfield Renewable announced that it intends to distribute shares of Brookfield Renewable Corporation (“BEPC”), a British Colombia corporation, to its unitholders. Prior to completing the special distribution, BEPC will acquire the Business from certain of the partnership’s subsidiaries (excluding the partnership’s existing ownership in the Business, which will constitute an 8% interest post-closing). Brookfield Renewable directly and indirectly controlled the Business prior to the special distribution and will continue to control BEPC subsequent to the special distribution through its interests in BEPC. Accordingly, we have reflected the Business and its financial position and results of operations using Brookfield Renewable’s carrying values prior to the special distribution.

The combined carve-out financial statements presented herein reflect the carve-out statements of financial position, operating results, comprehensive income, changes in equity and cash flows of entities to be contributed to BEPC.

The parent company’s registered head office is 73 Front Street, Fifth floor, Hamilton HM12, Bermuda. The Business’ registered office is located at 250 Vesey Street, New York, NY, United States.

The combined carve-out financial statements were approved by the Board of Directors of the parent company and authorized for issue on November 8, 2019.

2. BASIS OF PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES

(a) Statement of compliance

The unaudited interim combined carve-out financial statements represent a carve-out of the assets, liabilities, revenues, expenses, and cash flows of the Business that will be contributed to BEPC. These financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting. Accordingly, certain information and footnote disclosures normally included in the annual audited combined financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), have been omitted or condensed.

These unaudited interim combined condensed carve-out financial statements should be read in conjunction with the Business’ December 31, 2018 audited combined carve-out financial statements. Except for the recently adopted IFRS 16, Leases (“IFRS 16”) and the early adopted amendment to IFRS 3, Business combinations (“IFRS 3”), the interim combined statements have been prepared on a basis consistent with the accounting policies disclosed in the December 31, 2018 audited combined carve-out financial statements.

These interim combined carve-out financial statements are unaudited and reflect adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods in accordance with IFRS.

The results reported in these unaudited interim combined carve-out financial statements should not be regarded as necessarily indicative of results that may be expected for an entire year. The policies set out below are consistently applied to all periods presented, unless otherwise noted.

Certain comparative figures have been reclassified to conform to the current year’s presentation.

References to $, R$ and COP are to United States (“U.S.”) dollars, Brazilian reais and Colombian pesos, respectively.

All figures are presented in millions of U.S. dollars unless otherwise noted.

(b) Basis of preparation

The unaudited interim combined carve-out financial statements have been prepared on the basis of historical cost, except for the revaluation of property, plant and equipment and certain assets and liabilities which have been measured at fair value. Cost is recorded based on the fair value of the consideration given in exchange for assets.

Consolidation

These unaudited interim combined carve-out financial statements include the accounts of the Business and its subsidiaries, which are the entities over which the Business has control. An investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Non-controlling interests in the equity of the Business’ subsidiaries are shown separately in equity in the interim combined statements of financial position.

(c) Changes to lease accounting policy

The Business has applied IFRS 16 using the modified retrospective approach and therefore the comparative information has not been restated and continues to be reported under IAS 17—Leases (“IAS 17”) and IFRIC 4—Determining Whether an Arrangement Contains a Lease (“IFRIC 4”). The details of accounting policies under IAS 17 and IFRIC 4 are disclosed separately if they are different from those under IFRS 16 and the impact of changes is disclosed in Note 2(d).

Policy applicable from January 1, 2019

At inception of a contract, the Business assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Business assesses whether:

•

the contract specified explicitly or implicitly the use of an identified asset, and that is physically distinct or represents substantially all of the capacity of a physically distinct asset. If the supplier has a substantive substitution right, then the asset is not identified;

•	the Business has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and

•

the Business has the right to direct the use of the asset. The Business has this right when it has the decision-making rights that are most relevant to changing how and for what purpose the asset is used. In rare cases where the decisions about how and for what purpose the asset is used are predetermined, the Business has the right to direct the use of the asset if either:

•	the Business has the right to operate the asset; or

•	the Business designed the asset in a way that predetermines how and for what purpose it will be used.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Business allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. However, for the leases of land and buildings in which it is a lessee, the Business has elected not to separate non-lease components and, therefore, accounts for the lease and non-lease components as a single lease component.

Accounting as a lessee under IFRS 16

The Business recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful lives of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Business’ incremental borrowing rate. Generally, the Business uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability comprise the following:

•	Fixed payments, including in-substance fixed payments;

•	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•	Amounts expected to be payable under a residual value guarantee; and

•

The exercise price under a purchase option that the Business is reasonably certain to exercise, lease payments in an optional renewable period if the Business is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Business is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Business’ estimate of the amount expected to be payable under a residual value guarantee, or if the Business changes its assessment of whether it will exercise a purchase, extension or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made either to the carrying amount of the right-of-use asset or, when the adjustment is a reduction to the right-of-use asset, is recorded in the combined statements of income if the carrying amount of the right-of-use asset has been reduced to zero.

The Business presents right-of-use assets in Property, plant and equipment and lease liabilities in Other long-term liabilities in the combined statement of financial position as at June 30, 2019.

Short-term leases and leases of low-value assets

The Business has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of twelve months or less and leases of low-value assets. The Business recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Policy applicable before January 1, 2019

For contracts entered into before January 1, 2019, the Business determined whether that arrangement was or contained a lease based on the assessment of whether:

•	Fulfillment of the arrangement was dependent on the use of a specific asset or assets; and

•	The arrangement had conveyed a right to use the asset. An arrangement conveyed a right to use the asset if one of the following was met:

•	The purchaser had the ability or right to operate the asset while obtaining or controlling more than an insignificant amount of the output;

•	The purchaser had the ability or right to control physical access to the asset while obtaining or controlling more than an insignificant amount of the output; or

•

Facts and circumstances indicated that it was remote that other parties would take more than an insignificant amount of the output, and the price per unit was neither fixed per unit of output nor equal to the market price per unit of output.

Accounting as a lessee under IAS 17

In the comparative period, as a lessee the Business classified leases that transfer substantially all of the risks and rewards of ownership as finance leases. When this was the case, the lease assets were measured initially at an amount equal to the lower of their fair value and the present value of the minimum lease payments. Minimum lease payments were the payments over the lease term that the lessee was required to make, excluding any contingent rent.

Subsequently, the assets were accounted for in accordance with the accounting policy applicable to that asset.

Assets held under other leases were classified as operating leases and were not recognized in the Business’ combined statements of financial position. Payments made under operating leases were recognized in the combined statements of income on a straight-line basis over the term of the lease. Lease incentives received were recognized as an integral part of the total lease expense, over the term of the lease.

(d) Recently adopted accounting standards

Except for the changes below, the Business has consistently applied the accounting policies to all periods presented in these unaudited interim combined carve-out financial statements.

IFRS 3—Business Combinations

In October 2018, the IASB issued an amendment to IFRS 3, effective for annual periods beginning on or after January 1, 2020 with early adoption permitted. The amendment clarifies that a business must include, at minimum, an input and a substantive process that together contribute to the ability to create outputs, and assists companies in determining whether an acquisition is a business combination or an acquisition of a group of assets by providing supplemental guidance for assessing whether an acquired process is substantive. The Business has decided to early adopt the amendments to IFRS 3 effective January 1, 2019 and shall apply the amended standard in assessing business combinations on a prospective basis. For acquisitions that are determined to be acquisitions of assets as opposed to business combinations, the Business will allocate the transaction price and transaction costs to the individual identified assets acquired and liabilities assumed on the basis of their relative fair values, and no goodwill will be recognized. Acquisitions that continue to meet the definition of a business combination will be accounted for under the acquisition method, without any changes to the Business’ accounting policy.

IFRS 16—Leases

On January 1, 2019 the Business adopted IFRS 16 using the modified retrospective approach, under which the cumulative effect of initial application is recognized in retained earnings at January 1, 2019. As a result, the Business has changed its accounting policy for lease contracts as detailed below.

Definition of a lease

Previously, the Business determined at contract inception whether an arrangement is or contains a lease under IFRIC 4. Under IFRS 16, the Business assesses whether a contract is or contains a lease based on the definition of a lease, as explained in Note 2(c).

On transition to IFRS 16, the Business elected to apply the practical expedient to grandfather the assessment of which transactions are leases. The Business applied IFRS 16 only to contracts that were previously identified as leases. Contracts that were not identified as leases under IAS 17 and IFRIC 4 were not reassessed to determine whether there is a lease. Therefore, the definition of a lease under IFRS 16 was applied only to contracts entered into or changed on or after January 1, 2019.

Leases classified as operating leases under IAS 17

At transition, lease liabilities were measured at the present value of the remaining lease payments, discounted at the Business’ incremental borrowing rate as at January 1, 2019. Right-of-use assets are measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments.

The Business used the following practical expedients when applying IFRS 16 to leases previously classified as operating leases under IAS 17:

•	Applied the exemption not to recognize right-of-use asset and liabilities for leases with less than twelve months of lease term; and

•	Excluded initial direct costs from measuring the right-of-use asset at the date of initial application.

Leases classified as finance leases under IAS 17

For leases that were classified as finance leases under IAS 17, the carrying amount of the right-of-use asset and the lease liability at January 1, 2019 are determined at the carrying amount of the lease asset and lease liability under IAS 17 immediately before that date.

Impacts on financial statements

On transition to IFRS 16, the Business recognized an additional $35 million of right-of-use assets and $35 million of lease liabilities.

When measuring lease liabilities, the Business discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted-average rate applied was 8.4%. The difference between the operating lease commitments disclosed at December 31, 2018 of $49 million and leases liabilities recognized at January 1, 2019 of $35 million is primarily due to the time value of money.

3. RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

RISK MANAGEMENT

The Business’s activities expose it to a variety of financial risks, including market risk (i.e., interest rate risk and foreign currency risk), credit risk and liquidity risk. The Business uses financial instruments primarily to manage these risks.

There have been no material changes in exposure to these risks since the December 31, 2018 audited combined carve-out financial statements.

Fair value disclosures

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values determined using valuation models require the use of assumptions concerning the amount and timing of estimated future cash flows and discount rates. In determining those assumptions, management looks primarily to external readily observable market inputs such as interest rate yield curves, currency rates, commodity prices and, as applicable, credit spreads.

A fair value measurement of a non-financial asset is the consideration that would be received in an orderly transaction between market participants, considering the highest and best use of the asset.

Assets and liabilities measured at fair value are categorized into one of three hierarchy levels, described below. Each level is based on the transparency of the inputs used to measure the fair values of assets and liabilities.

Level 1—inputs are based on unadjusted quoted prices in active markets for identical assets and liabilities;

Level 2—inputs, other than quoted prices in Level 1, that are observable for the asset or liability, either directly or indirectly; and

Level 3—inputs for the asset or liability that are not based on observable market data.

The following table presents the Business’ assets and liabilities measured and disclosed at fair value classified by the fair value hierarchy:

	June 30, 2019				December 31, 2018
(MILLIONS)	Level 1	Level 2	Level 3	Total	Total
Assets measured at fair value:
Cash and cash equivalents	$211	$—	$—	$211	$60
Restricted cash(1)	24	—	—	24	16
Financial instrument assets(2)
Interest rate swaps	—	—	—	—	—
Foreign exchange swaps	—	5	—	5	12
Property, plant and equipment	—	—	8,592	8,592	8,513
Liabilities measured at fair value:
Financial instrument liabilities(2)
Interest rate swaps	—	(4)	—	(4)	(1)
Liabilities for which fair value is disclosed:
Non-recourse borrowings	—	(2,205)	—	(2,205)	(1,927)

Total	$235	$(2,204)	$8,592	$6,623	$6,673

(1)	Includes both the current amount and long-term amount included in Other long-term assets.
(2)	Includes both current and long-term amounts.

Financial instruments disclosures

The aggregate amount of the Business’ net financial instrument positions are as follows:

	June 30, 2019			December 31, 2018
(MILLIONS)	Assets	Liabilities	Net Assets (Liabilities)	Net Assets (Liabilities)
Interest rate swaps	$—	$(4)	$(4)	$(1)
Foreign exchange swaps	5	—	5	12

Total	5	(4)	1	11
Less: current portion	(1)	2	1	(6)

Long-term portion	$4	$(2)	$2	$5

(a) Interest rate hedges

The Business has entered into interest rate hedge contracts primarily to minimize exposure to interest rate fluctuations on its variable rate debt or to lock in interest rates on future debt refinancing. All interest rate hedge contracts are recorded in the interim combined financial statements at fair value.

(b) Foreign exchange swaps

The Business has entered into foreign exchange swaps to minimize its exposure to currency fluctuations impacting its investments and earnings in foreign operations, and to fix the exchange rate on certain anticipated transactions denominated in foreign currencies.

The following table reflects the unrealized gains (losses) included in Unrealized financial instrument loss in the interim combined statements of income:

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Foreign exchange swaps	$—	$8	$(7)	$(2)

The following table reflects the gains (losses) included in other comprehensive income in the interim combined statements of comprehensive income (loss):

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Interest rate swaps	$3	$(2)	$(5)	$(1)

The following table reflects the reclassification adjustments recognized in net income in the interim combined statements of comprehensive income (loss):

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Interest rate swaps	$1	$—	$1	$—

4. SEGMENTED INFORMATION

Upon the special distribution, Brookfield Renewable’s Chief Executive Officer and Chief Financial Officer (collectively, the chief operating decision maker or “CODM”) will continue to review the results of the Colombian and Brazilian operations, manage operations, and allocate resources based on the type of technology, in conjunction with other segments of Brookfield Renewable.

Our operations are segmented by—1) Colombia, 2) Brazil. This best reflects the way in which the CODM reviews results, manages operations and allocates resources. The Colombia segment aggregates the financial results of its hydroelectric and cogeneration facilities.

The Business reports its results in accordance with these segments and presents prior period segmented information in a consistent manner.

In accordance with IFRS 8, Operating Segments, the Business discloses information about its reportable segments based upon the measures used by the CODM in assessing performance. The accounting policies of the reportable segments are the same as those described in Note 2—Basis of preparation and significant accounting policies.

The following table provides each segment’s results in the format that management organizes its segments to make operating decisions and and assess performance and reconciles our proportionate results to the combined carve-out statements of income on a line by line basis by aggregating the components comprising the earnings from our investments in associates and reflecting the portion of each line item attributable to non-controlling interest for the three months ended June 30, 2019.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenue	$57	$68	$125	$(1)	$178	$302
Other income	2	1	3	—	2	5
Direct operating costs	(21)	(32)	(53)	—	(65)	(118)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	1	—	1

Adjusted EBITDA	38	37	75	—	115
Interest expense	(11)	(4)	(15)	—	(25)	(40)
Management service fees	(6)	(2)	(8)	—	—	(8)
Current income taxes	(2)	(2)	(4)	—	(7)	(11)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(83)	(83)

Funds From Operations	19	29	48	—	—
Depreciation	(6)	(19)	(25)	—	(19)	(44)
Deferred taxes and other	(1)	9	8	—	(10)	(2)
Net income attributable to non-controlling interests	—	—	—	—	29	29

Net income (loss) attributable to parent company	$12	$19	$31	$—	$—	$31

(1)	Share of earnings from equity-accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA line.

The following table provides each segment’s results in the format that management organizes its segments to make operating decisions and and assess performance and reconciles our proportionate results to the combined carve-out statements of income on a line by line basis by aggregating the components comprising the earnings from our investments in associates and reflecting the portion of each line item attributable to non-controlling interest for the three months ended June 30, 2018:

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenue	$53	$64	$117	$(1)	$170	$286
Other income	—	1	1	—	1	2
Direct operating costs	(22)	(24)	(46)	—	(71)	(117)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	1	—	1

Adjusted EBITDA	31	41	72	—	100
Interest expense	(9)	(3)	(12)	—	(30)	(42)
Management service fees	(5)	(2)	(7)	—	—	(7)
Current income taxes	—	(2)	(2)	—	—	(2)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(70)	(70)

Funds From Operations	17	34	51	—	—
Depreciation	(4)	(30)	(34)	—	(17)	(51)
Deferred taxes and other	(3)	(1)	(4)	—	—	(4)
Net income attributable to non-controlling interests	—	—	—	—	17	17

Net income (loss) attributable to parent company	$10	$3	$13	$—	$—	$13

(1)	Share of earnings from equity-accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA line.

The following table provides each segment’s results in the format that management organizes its segments to make operating decisions and and assess performance and reconciles our proportionate results to the combined carve-out statements of income on a line by line basis by aggregating the components comprising the earnings from our investments in associates and reflecting the portion of each line item attributable to non-controlling interest for the six months ended June 30, 2019.

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenue	$120	$144	$264	$(2)	$376	$638
Other income	2	2	4	—	3	7
Direct operating costs	(44)	(63)	(107)	—	(142)	(249)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	2	—	2

Adjusted EBITDA	78	83	161	—	237
Interest expense	(19)	(8)	(27)	—	(51)	(78)
Management service fees	(11)	(4)	(15)	—	—	(15)
Current income taxes	(6)	(5)	(11)	—	(18)	(29)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(168)	(168)

Funds From Operations	42	66	108	—	—
Depreciation	(7)	(40)	(47)	1	(41)	(87)
Deferred taxes and other	(5)	10	5	—	(9)	(4)
Share of earnings from equity accounted investments	—	—	—	(1)	—	(1)
Net income attributable to non-controlling interests	—	—	—	—	50	50

Net income (loss) attributable to parent company	30	36	66	—	—	66

(1)	Share of earnings from equity-accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table provides each segment’s results in the format that management organizes its segments to make operating decisions and and assess performance and reconciles our proportionate results to the combined carve-out statements of income on a line by line basis by aggregating the components comprising the earnings from our investments in associates and reflecting the portion of each line item attributable to non-controlling interest for the six months ended June 30, 2018:

(MILLIONS, EXCEPT AS NOTED)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	As per IFRS financials(1)
Revenue	$106	$137	$243	$(2)	$345	$586
Other income	1	2	3	—	3	6
Direct operating costs	(45)	(50)	(95)	—	(144)	(239)
Share of adjusted EBITDA from equity-accounted investments	—	—	—	2	—	2

Adjusted EBITDA	62	89	151	—	204
Interest expense	(19)	(8)	(27)	—	(58)	(85)
Management service fees	(10)	(4)	(14)	—	—	(14)
Current income taxes	—	(5)	(5)	—	(1)	(6)
Share of Funds From Operations attributable to non-controlling interests	—	—	—	—	(145)	(145)

Funds From Operations	33	72	105	—	—
Depreciation	(9)	(66)	(75)	1	(34)	(108)
Deferred taxes and other	(13)	18	5	—	(15)	(10)
Share of earnings from equity-accounted investments	—	—	—	(1)	—	(1)
Net income attributable to non-controlling interests	$—	$—	$—		$49	$49

Net income (loss) attributable to parent company	$11	$24	$35	$—	$—	$35

(1)	Share of earnings from equity-accounted investments of $1 million is comprised of amounts found on the share of Adjusted EBITDA and share of earnings line.

The following table presents information on a segmented basis about certain items in the Business’ statements of financial position:

(MILLIONS)	Colombia	Brazil	Total	Contribution of equity- accounted investments	Attributable to non-controlling interest	Total
As at June 30, 2019
Cash and cash equivalents	$48	$29	$77	$—	$153	$230
Property, plant and equipment	1,634	1,713	3,347	(36)	5,281	8,592
Total assets	1,928	2,004	3,932	(4)	6,349	10,277
Total borrowings	482	133	615	—	1,523	2,138
Other liabilities	446	138	584	(5)	1,442	2,021
As at December 31, 2018
Cash and cash equivalents	$7	$41	$48	$—	$22	$70
Property, plant and equipment	1,609	1,720	3,329	(38)	5,222	8,513
Total assets	1,869	1,940	3,809	(3)	6,109	9,915
Total borrowings	419	134	553	—	1,324	1,877
Other liabilities	434	128	562	(3)	1,402	1,961

5. INCOME TAXES

The Business’ effective income tax rate for the six months ended June 30, 2019 was 19.3% (2018: 10.3%). The effective tax rate differs from the statutory rate primarily due to rate differentials and non-controlling interests’ income not subject to tax.

6. PROPERTY, PLANT AND EQUIPMENT

The following table presents a reconciliation of property, plant and equipment at fair value:

(MILLIONS)	Notes	Colombia	Brazil	Total(1)
As at December 31, 2018		$6,666	$1,847	$8,513
IFRS 16 adoption(2)		29	6	35
Additions		12	8	20
Items recognized through OCI
Foreign exchange		92	20	112
Items recognized through net income
Depreciation		(45)	(42)	(87)
Other		—	(1)	(1)

As at June 30, 2019		$6,754	$1,838	$8,592

(1)	Includes intangible assets of $10 million (2018: $11 million) and assets under construction of $60 million (2018: $52 million).
(2)

On January 1, 2019 the Business adopted IFRS 16. See Note 2—Basis of preparation and significant accounting policies for additional details regarding the impact of the new accounting standard adoption.

7. BORROWINGS

Non-recourse borrowings

Non-recourse borrowings are typically asset-specific, long-term, and non-recourse borrowings. Non-recourse borrowings in Brazil consist of floating interest rates of Taxa de Juros de Longo Prazo (“TJLP”), the Brazil National Bank for Economic Development’s long-term interest rate, or Interbank Deposit Certificate rate (“CDI”), plus a margin. Non-recourse borrowings in Colombia consist of both fixed and floating interest rates indexed to Indicador Bancario de Referencia rate (IBR), the Banco Central de Colombia short-term interest rate, and Colombian Consumer Price Index (IPC), Colombia inflation rate, plus a margin.

The composition of non-recourse borrowings is presented in the following table:

	June 30, 2019				December 31, 2018
	Weighted-average				Weighted-average
(MILLIONS EXCEPT AS NOTED)	Interest rate (%)	Term (years)	Carrying value	Estimated fair value	Interest rate (%)	Term (years)	Carrying value	Estimated fair value
Non-recourse borrowings
Colombia	7.2	8	$2,005	$2,071	7.2	8	$1,744	$1,792
Brazil	7.9	9	134	134	8.0	10	135	135

Total	7.2	8	$2,139	$2,205	7.3	8	$1,879	$1,927

Less: Unamortized financing fees(1)			(1)				(2)
Less: Current portion			(203)				(200)

			$1,935				$1,677

(1)	Unamortized financing fees are amortized over the terms of the borrowing.

On June 6, 2019, the Business completed a bond financing associated with the Colombian business. The financing consisted of COP 1.1 trillion ($334 million) in senior unsecured bonds with maturities of 4, 8, 15 and 30 years at rates of 6.09%, 6.98%, IPC + 3.68% and IPC + 3.97%, respectively.

The Business has $100 million revolving credit facility available to our Colombian business. As at June 30 2019, the Business has draws of $50 million (December 31, 2018: $27 million).

8. NON-CONTROLLING INTERESTS

The net change in non-controlling interests is as follows:

(MILLIONS)	Brookfield Americas Infrastructure Fund	Brookfield Infrastructure Fund III	Isagen institutional investors	Isagen public non- controlling interests	Other	Total
As at December 31, 2017	$132	$713	$1,701	$10	$26	$2,582
Net income	2	76	174	1	—	253
OCI	13	220	504	5	4	746
Distributions	(15)	(73)	(166)	—	(5)	(259)
Other	—	—	—	—	(1)	(1)

As at December 31, 2018	$132	$936	$2,213	$16	$24	$3,321
Net income	2	35	81	—	—	118
OCI	1	12	27	—	—	40
Distributions	(5)	(62)	(138)	(1)	(4)	(210)
Other	—	—	(1)	—	—	(1)

As at June 30, 2019	$130	$921	$2,182	$15	$20	$3,268

Interests held by third parties	75-80%	23-71%	53%	0.5%	24%-30%

9. EQUITY-ACCOUNTED INVESTMENTS

The following are the Business’ equity-accounted investments for the six months ended June 30, 2019.

(MILLIONS)
Opening balance	$37
Share of net income	1
Dividends received	(2)

Ending balance	$36

The following table summarizes gross revenues and net income of equity-accounted investments in aggregate:

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Revenue	$2	$3	$4	$5
Net income	1	1	2	2
Share of net income(1)	1	1	1	1

(1)	The Business’ ownership interest is 50%.

The following table summarizes gross assets and liabilities of equity-accounted investments in aggregate at 100% to the Business:

(MILLIONS)	June 30, 2019	December 31, 2018
Current assets	$5	$6
Property, plant and equipment	72	73
Other assets	4	2
Current liabilities	(10)	(8)

10. CASH AND CASH EQUIVALENTS

The Business’ cash and cash equivalents are as follows:

(MILLIONS)	June 30, 2019	December 31, 2018
Cash	$180	$30
Short-term deposits	31	30

	$211	$60

11. RESTRICTED CASH

The Business’ restricted cash is as follows:

(MILLIONS)	June 30, 2019	December 31, 2018
Operations	$16	$5
Credit obligations	3	5

Total	$19	$10

12. TRADE RECEIVABLES AND OTHER CURRENT ASSETS

The Business’ trade receivables and other current assets are as follows:

(MILLIONS)	June 30, 2019	December 31, 2018
Trade receivables	$197	$215
Prepaids and others	46	55
Other short-term receivables	20	20

	$263	$290

The Business receives payment monthly for invoiced PPA revenues and has no significant aged receivables as of the reporting date. Receivables from contracts with customers are reflected in Trade receivables.

13. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Business’ accounts payable and accrued liabilities are as follows:

(MILLIONS)	June 30, 2019	December 31, 2018
Operating accrued liabilities	$103	$96
Accounts payable	25	24
Interest payable on corporate and subsidiary borrowings	41	41
Other	20	39

	$189	$200

14. COMMITMENTS, CONTINGENCIES AND GUARANTEES

Commitments

In the normal course of business, the Business will enter into capital expenditure commitments which primarily relate to contracted project costs for various growth initiatives.

Contingencies

The Business is subject to various legal proceedings, arbitrations and actions arising in the normal course of business. While the final outcome of such legal proceedings and actions cannot be predicted with certainty, it is the opinion of management that the resolution of such proceedings and actions will not have a material impact on the Business’ combined financial position or results of operations.

The Business, along with institutional investors, have provided letters of credit, which include, but are not limited to, guarantees for debt service reserves, capital reserves, construction completion and performance as it relates to interests in the Brookfield Americas Infrastructure Fund and Brookfield Infrastructure Fund III. The Business’ subsidiaries have similarly provided letters of credit, which include, but are not limited to, guarantees for debt service reserves, capital reserves, construction completion and performance.

Letters of credit issued by the Business’ subsidiaries were as at the following dates:

(MILLIONS)	June 30, 2019	December 31, 2018
Colombia	$52	$55
Brazil	11	9

	$63	$64

Guarantees

In the normal course of operations, the Business executes agreements that provide for indemnification and guarantees to third parties of transactions such as business dispositions, capital project purchases, business acquisitions, and sales and purchases of assets and services. The Business has also agreed to indemnify its directors and certain of its officers and employees. The nature of substantially all of the indemnification undertakings prevents the Business from making a reasonable estimate of the maximum potential amount that the Business could be required to pay third parties as the agreements do not always specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, neither the Business nor its subsidiaries have made material payments under such indemnification agreements.

Prior to the completion of the special distribution, Brookfield Renewable Bermuda Ltd. (“LATAM Holdco”), and BEP Subco Inc. (“Canada SubCo”), a direct and indirect wholly-owned subsidiary of BEPC, will fully and unconditionally guarantee (i) medium term notes issued and payable by Brookfield Renewable Partners ULC, a finance subsidiary of Brookfield Renewable, (ii) the senior preferred shares of Brookfield Renewable Power Preferred Equity Inc., (iii) Brookfield Renewable’s preferred units, and (iv) the obligations of Brookfield Renewable under its bilateral credit facilities.

15. RELATED PARTY TRANSACTIONS

The Business’s related party transactions are recorded at the exchange amount. The Business’s related party transactions are primarily with Brookfield Renewable and Brookfield Asset Management.

The following table reflects the related party agreements and transactions in the interim combined statements of income:

	Three months ended June 30		Six months ended June 30
(MILLIONS)	2019	2018	2019	2018
Revenues
Power purchase and revenue agreements	$16	$9	$36	$17
Other Income
Business management services	$—	$—	$1	$1
Direct operating costs
Energy purchases	$(13)	$(6)	$(26)	$(13)
Management service costs
Management service agreement	$(8)	$(7)	$(15)	$(14)

FINANCIAL STATEMENTS OF BROOKFIELD RENEWABLE CORPORATION

As at September 9, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Brookfield Renewable Partners Limited (General Partner of Brookfield Renewable Partners L.P. on behalf of Brookfield Renewable Corporation Inc.)

Opinion on Opening Balances

We have audited the accompanying statement of financial position of Brookfield Renewable Corporation Inc. (the “Company”) as of September 9, 2019 and the related notes (referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at September 9, 2019, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst and Young LLP

Chartered Professional Accountants

Licensed Public Accountants

We have served as the Company’s auditor since 2019.

Toronto, Canada

November 8, 2019

BROOKFIELD RENEWABLE CORPORATION

STATEMENT OF FINANCIAL POSITION

AS AT SEPTEMBER 9 (MILLIONS)	2019
Assets
Cash	$100

Equity
Common shares	$100

The accompanying notes are an integral part of these financial statements

BROOKFIELD RENEWABLE CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION

Brookfield Renewable Corporation (our “company”) is a Canadian corporation incorporated on September 9, 2019 under, and governed by, the laws of the British Columbia, Canada. The Business is a subsidiary of Brookfield Renewable Partners L.P. (the “partnership”), which we also refer to as the parent company. The Business was established by the partnership to be an alternative investment vehicle for investors who prefer owning our operations through a subsidiary. The partnership contributed $100.

The Business’ registered head office is located at 250 Vesey Street, New York, NY, United States.

The financial statements were approved by the Board of Directors of the parent company and authorized for issue on November 8, 2019.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Statement of Compliance

The Statement of Financial Position has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Separate Statements of Operating Results, Changes in Partners’ Capital and Cash Flows have not been presented as there have been no activities for the Business since incorporation.

(b) Cash

Cash includes cash on hand.

(c) Financial Instruments

The Business classifies cash as amortized cost. The Business assesses if there have been significant increases in credit risk since initial recognition to determine whether lifetime or 12-month expected credit losses should be recognized. Any related loss allowances are recorded through profit or loss.

(d) Critical Accounting Judgments and Key Sources of Estimation Uncertainty

The preparation of financial statements requires management to make critical judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses that are not readily apparent from other sources, during the reporting period. These estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Critical judgments and estimates made by management and utilized in the normal course of preparing the Business’ financial statements are outlined below.

(i) Common control transactions

IFRS 3 (2008) Business Combinations does not include specific measurement guidance for transfers of businesses or subsidiaries between entities under common control. Accordingly, the Business has developed a policy to account for such transactions taking into consideration other guidance in the IFRS framework and pronouncements of other standard-setting bodies. The Business’ policy is to record assets and liabilities recognized as a result of transactions between entities under common control at the carrying value on the transferor’s financial statements, and to have the combined carve-out statements of financial position, operating results, changes in equity and cash flows reflect the results of combining entities for all periods presented for which the entities were under the transferor’s common control, irrespective of when the combination takes place.

BROOKFIELD RENEWABLE CORPORATION

Class A Subordinate Voting Shares of Brookfield Renewable Corporation

Limited Partnership Units of Brookfield Renewable Partners L.P.

(issuable or deliverable upon exchange, redemption or purchase of Class A Subordinate Voting Shares)

Prospectus dated                     , 2020

Until                 , all dealers that effect transactions in the class A shares whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Brookfield Renewable Partners L.P.

The sections of the Annual Report on Form 20-F of Brookfield Renewable Partners L.P. (the “partnership”) for the year ended December 31, 2018 entitled Item 6.A. “Directors and Senior Management—Our Master Services Agreement,” Item 6.A. “Directors and Senior Management—Indemnification and Limitations on Liability,” Item 6.C “Board Practices—Indemnification and Limitations on Liability,” Item 10.B. “Memorandum and Articles of Association—Description of our LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP—Indemnification; Limitations on Liability,” and Item 10.B. “Memorandum and Articles of Association—Description of the Amended and Restated Limited Partnership Agreement of BRELP—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of the partnership’s affiliates and the directors and officers of the partnership’s general partner and the partnership’s service providers and are incorporated by reference herein.

Brookfield Renewable Corporation

Articles

Under the articles of Brookfield Renewable Corporation (our “company,” “our,” “us” or “we”), our company will, to the fullest extent permitted by law, indemnify any present or former director or officer of our company (or a person serving as a director, officer, trustee, employee or agent of another corporation), who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action while acting in such capacity, for all liability and loss suffered (including, without limitation, any judgments, fines, or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred. Our company may enter into agreements with any such person to provide such indemnification. The right to indemnification includes the right to be paid by our company the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition, such that the advances are paid by our company within sixty (60) days after the receipt by our company of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the articles).

Our company will not indemnify any present or former director or officer of our company for acts of bad faith, fraud, willful misfeasance, gross negligence, knowing violation of law or reckless disregard of the director’s duties or for any act for which indemnification is specifically prohibited under the Business Corporations Act (British Columbia) (“BCBCA”).

Insurance

Our company has the benefit of insurance coverage under which the directors of our company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of our company, including certain liabilities under securities laws.

Master Services Agreement

Under the partnership’s existing master services agreement, which will be amended in connection with the completion of the special distribution to include our company as a service recipient (the “Master Services Agreement”), the Service Providers (as defined in the Master Services Agreement) have not assumed and will not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and will not be responsible for any action that the service recipients take in following or declining to follow the advice or recommendations of the Service Providers. The Service Providers have agreed to indemnify each of the service recipients and their affiliates, and their directors, officers, agents, members, partners, shareholders, employees and other representatives to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) resulting from the Service Providers’ bad faith, fraud, willful misconduct, gross negligence and, in the case of a criminal matter, conduct undertaken with the knowledge that the conduct was unlawful. The maximum amount of the aggregate liability of the Service Providers and their affiliates, the directors, officers, employees, contractors, agents, advisers and other representatives of the Service Providers and their affiliates, will be equal to the amounts previously paid in respect of services pursuant to our Master Services Agreement or any other agreement or arrangement contemplated by our Master Services Agreement in the two most recent calendar years by the service recipients. The service recipients have also agreed to indemnify each of the Service Providers, Brookfield Asset Management Inc. and their directors, officers, agents, subcontractors, delegates, members, partners, shareholders and employees to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with our company’s respective businesses, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Service Providers, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud, willful misconduct gross negligence, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the Master Services Agreement, to the fullest extent permitted by law, the indemnified persons will not be liable to the service recipients except for conduct that involved bad faith, fraud, willful misconduct, gross negligence or in the case of a criminal matter, conduct that the indemnified person knew to have been unlawful.

BCBCA

Under the BCBCA, our company may indemnify a present or former director or officer or a person who acts or acted at our company’s request as a director or officer of an associated corporation, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, regulatory action, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of our company or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of our company or the or the associated corporation, as the case may be, and, in the case of a criminal, administrative, regulatory, or investigative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of our company or such other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from our company as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	RECENT SALES OF UNREGISTERED SECURITIES.

On September 9, 2019, one common share of Brookfield Renewable Corporation was issued on formation to the partnership in exchange for $100.

During the past three years, the partnership has made sales of unregistered securities listed below. The partnership believes that each of the following issuances was not subject to or exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

Class of Persons Receiving Securities	Date of Sale or Issuance	Title and Number of Securities	Consideration	Name of Underwriters
Public Investors in Canada	March 11, 2019	7,000,000 class A preferred limited partnership units, series 15, of the partnership	C$175,000,000	CIBC World Markets Inc., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., Scotia Capital Inc., TD Securities Inc., National Bank Financial Inc., HSBC Securities (Canada) Inc., Desjardins Securities Inc., Industrial Alliance Securities Inc., Manulife Securities Incorporated and Raymond James Ltd.

Class of Persons Receiving Securities	Date of Sale or Issuance	Title and Number of Securities	Consideration	Name of Underwriters

Public Investors in Canada	January 16, 2018	10,000,000 class A preferred limited partnership units, series 13, of the partnership	C$250,000,000	TD Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., Scotia Capital Inc., National Bank Financial Inc., HSBC Securities (Canada) Inc., Desjardins Securities Inc., Industrial Alliance Securities Inc., Manulife Securities Incorporated, Raymond James Ltd. and Laurentian Bank Securities Inc.

Public Investors in Canada	July 6, 2017	8,304,000 limited partnership units of the partnership	C$350,013,600

Scotia Capital Inc., TD Securities Inc., CIBC World Markets Inc., Barclays Capital Canada Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Canada Inc., HSBC Securities

(Canada) Inc., Merrill Lynch Canada Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., J.P. Morgan Securities Canada Inc., Wells Fargo Securities Canada, Ltd., Desjardins Securities Inc., GMP Securities L.P., Industrial Alliance Securities Inc., Manulife Securities Incorporated and Raymond James Ltd.

Public Investors in Canada	February 14, 2017	10,000,000 class A preferred limited partnership units, series 11, of the partnership	C$250,000,000

TD Securities Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., Scotia Capital Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., HSBC Securities (Canada) Inc., Desjardins Securities Inc., AltaCorp Capital Inc., GMP Securities L.P., Industrial Alliance Securities Inc., Laurentian Bank Securities Inc., Manulife

Securities Incorporated and Raymond James Ltd.

Item 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

See the Exhibit Index beginning on page II-6 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We and the partnership acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we and the partnership are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the required information is otherwise set forth in the consolidated financial statements or related notes thereto.

Item 9.	UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Document

3.1*	Form of Articles of Brookfield Renewable Corporation

3.2

Certificate of registration of Brookfield Renewable Energy Partners L.P., dated June 29, 2011—filed as Exhibit 1.1 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

3.3

Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated August 29, 2011—filed as Exhibit 1.2 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

3.4

Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated December 21, 2011—filed as Exhibit 1.3 to Brookfield Renewable Partners L.P.’s Annual Report on Form 20-F/A on March 22, 2019, and incorporated herein by reference

3.5

Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated May 11, 2012—filed as Exhibit 1.3 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

3.6

Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Partners L.P., dated May 4, 2016—filed as Exhibit 99.1 to Brookfield Renewable Partners L.P.’s Form 6-K on May 4, 2016, and incorporated herein by reference

3.7

Certificate of Deposit of Memorandum of Increase of Share Capital, dated November 23, 2011—filed as Exhibit 1.6 to Brookfield Renewable Partners L.P.’s Annual Report on Form 20-F/A on March 22, 2019, and incorporated herein by reference

3.8

Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 3, 2016—filed as Exhibit 99.1 to Brookfield Renewable Partners L.P.’s Form 6-K on May 6, 2016, and incorporated herein by reference

3.9

First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 25, 2016—filed as Exhibit 99.1 to Brookfield Renewable Partners L.P.’s Form 6-K on May 26, 2016, and incorporated herein by reference

3.10

Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 14, 2017—filed as Exhibit 99.1 to Brookfield Renewable Partners L.P.’s Form 6-K on February 14, 2017, and incorporated herein by reference

3.11

Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated January 16, 2018—filed as Exhibit 99.1 to Brookfield Renewable Partners L.P.’s Form 6-K on January 17, 2018, and incorporated herein by reference

3.12

Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 28, 2019—filed as Exhibit 99.1 to Brookfield Renewable Partners L.P.’s Form 6-K on February 28, 2019, and incorporated herein by reference

3.13

Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated March 11, 2019—filed as Exhibit 99.1 to Brookfield Renewable Partners L.P.’s Form 6-K on March 11, 2019, and incorporated herein by reference

3.14

Articles of Incorporation of Brookfield Renewable Partners Limited—filed as Exhibit 1.3 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

Exhibit Number	Description of Document

3.15

Form 13 Amending the Registered Office of Brookfield Renewable Partners Limited—filed as Exhibit 1.8 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

3.16	Bye-laws of Brookfield Renewable Partners Limited—filed as Exhibit 1.9 to Brookfield Renewable Partners L.P.’s Annual Report on Form 20-F on February 26, 2016, and incorporated herein by reference

5.1*	Opinion of Appleby (Bermuda) Limited with respect to certain matters of Bermuda law

5.2*	Opinion of Torys LLP with respect to certain matters of Canadian Law

8.1*	Opinion of Torys LLP with respect to certain tax matters

10.1

Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P., dated February 11, 2016—filed as Exhibit 99.2 to Brookfield Renewable Partners L.P.’s Form 6-K on February 11, 2016, and incorporated herein by reference

10.2

First Amendment to the Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P., dated May 25, 2016—filed as Exhibit 99.2 to Brookfield Renewable Partners L.P.’s Form 6-K on May 26, 2016, and incorporated herein by reference

10.3

Second Amendment to the Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P., dated February 14, 2017—filed as Exhibit 99.2 to Brookfield Renewable Partners L.P.’s Form 6-K on February 14, 2017, and incorporated herein by reference

10.4

Third Amendment to the Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P., dated January 16, 2018—filed as Exhibit 99.2 to Brookfield Renewable Partners L.P.’s Form 6-K on January 17, 2018, and incorporated herein by reference

10.5

Fourth Amendment to the Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P., dated February 28, 2019—filed as Exhibit 99.2 to Brookfield Renewable Partners L.P.’s Form 6-K on February 28, 2019, and incorporated herein by reference

10.6

Fifth Amendment to the Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P., dated March 11, 2019—filed as Exhibit 99.2 to Brookfield Renewable Partners L.P.’s Form 6-K on March 11, 2019, and incorporated herein by reference

10.7*	Form of Sixth Amendment to the Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P.

10.8

Second Amended and Restated Master Services Agreement, dated February 26, 2015, by and among Brookfield Asset Management Inc., Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., and others—filed as Exhibit 4.2 to Brookfield Renewable Partners L.P.’s Annual Report on Form 20-F on February 27, 2015, and incorporated herein by reference

10.9*

Form of First Amendment to the Second Amended and Restated Master Services Agreement by and among Brookfield Asset Management Inc., Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., and others

10.10

Relationship Agreement, dated November 28, 2011, by and among Brookfield Asset Management Inc., BRP Energy Group L.P., Brookfield Renewable Energy Group LLC, Brookfield Renewable Energy Group (Bermuda) Limited, Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc. and BRP Bermuda Holdings I Limited—filed as Exhibit 4.3 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.11

Registration Rights Agreement, dated November 28, 2011, between Brookfield Renewable Energy Partners L.P. and Brookfield Renewable Power Inc.—filed as Exhibit 4.4 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.12

Combination Agreement, dated September 12, 2011, by and among Brookfield Renewable Power Inc., Brookfield Renewable Power Fund, Brookfield Renewable Power Trust and Brookfield Renewable Energy Partners L.P.—filed as Exhibit 4.5 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

Exhibit Number	Description of Document

10.13

Amended and Restated Indenture, dated as of November 23, 2011, among Brookfield Renewable Energy Partners ULC (formerly BRP Finance ULC), BNY Trust Company of Canada and The Bank of New York Mellon—filed as Exhibit 4.6 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.14

Amended and Restated Guarantee Indenture, dated November 25, 2011, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield Renewable Power Preferred Equity Inc., Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 1)—filed as Exhibit 4.7 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.15

Amended and Restated Guarantee Indenture, dated November 25, 2011, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield Renewable Power Preferred Equity Inc., Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 2)—filed as Exhibit 4.8 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.16

Guarantee, dated November  23, 2011, by Brookfield Renewable Energy L.P. and BNY Trust Company of Canada—filed as Exhibit 4.9 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.17

Guarantee, dated November 23, 2011, by Brookfield Renewable Energy Partners L.P. and BNY Trust Company of Canada—filed as Exhibit 4.10 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.18

Guarantee, dated November 23, 2011, by BRP Bermuda Holdings I Limited and BNY Trust Company of Canada—filed as Exhibit 4.11 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.19

Guarantee, dated November 23, 2011, by Brookfield BRP Holdings (Canada) Inc. and BNY Trust Company of Canada—filed as Exhibit 4.12 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.20

Energy Revenue Agreement, dated November 23, 2011, between Brookfield Energy Marketing LP and Brookfield Power US Holding America Co.—filed as Exhibit 4.14 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.21

Guarantee Indenture, dated October 11, 2012, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield Renewable Power Preferred Equity Inc., Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 3)—filed as Exhibit 4.15 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.22

Guarantee Indenture, dated October 11, 2012, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield Renewable Power Preferred Equity Inc., Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 4)—filed as Exhibit 4.16 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

Exhibit Number	Description of Document

10.23

Guarantee Indenture, dated January 29, 2013, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield Renewable Power Preferred Equity Inc., Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 5)—filed as Exhibit 4.17 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.24

Guarantee Indenture, dated May 1, 2013, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield Renewable Power Preferred Equity Inc., Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Class A Preference Shares, Series 6)—filed as Exhibit 4.18 to Brookfield Renewable Partners L.P.’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference

10.25

Guarantee, dated October  7, 2014, by Brookfield BRP Europe Holdings (Bermuda) Limited and BNY Trust Company of Canada—filed as Exhibit 4.19 to Brookfield Renewable Partners L.P.’s Annual Report on Form 20-F on February  27, 2015, and incorporated herein by reference

10.26

Guarantee, dated February  26, 2015, by Brookfield Renewable Investments Limited and BNY Trust Company of Canada—filed as Exhibit 4.20 to Brookfield Renewable Partners L.P.’s Annual Report on Form 20-F on February  27, 2015, and incorporated herein by reference

10.27

Guarantee Indenture, dated November 25, 2015, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 7 Preferred Units)—filed as Exhibit 99.3 to Brookfield Renewable Partners L.P.’s Form 6-K on November 27, 2015, and incorporated herein by reference

10.28

Guarantee Indenture, dated November 25, 2015, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 8 Preferred Units)—filed as Exhibit 99.4 to Brookfield Renewable Partners L.P.’s Form 6-K on November 27, 2015, and incorporated herein by reference

10.29

Guarantee Indenture, dated February 11, 2016, by and among Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 5 Preferred Units)—filed as Exhibit 99.3 to Brookfield Renewable Partners L.P.’s Form 6-K on February 11, 2016, and incorporated herein by reference

10.30

Guarantee Indenture, dated May 25, 2016, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, and Computershare Trust Company of Canada (Series 9 Preferred Units)—filed as Exhibit 99.3 to Brookfield Renewable Partners L.P.’s Form 6-K on November 27, 2015, and incorporated herein by reference

10.31

Guarantee Indenture, dated May 25, 2016, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 10 Preferred Units)—filed as Exhibit 99.4 to Brookfield Renewable Partners L.P.’s Form 6-K on November 27, 2015, and incorporated herein by reference

10.32

Guarantee Indenture, dated February 14, 2017, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 11 Preferred Units)—filed as Exhibit 99.3 to Brookfield Renewable Partners L.P.’s Form 6-K on February 14, 2017, and incorporated herein by reference

Exhibit Number	Description of Document

10.33

Guarantee Indenture, dated February 14, 2017, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 12 Preferred Units)—filed as Exhibit 99.4 to Brookfield Renewable Partners L.P.’s Form 6-K on February 14, 2017, and incorporated herein by reference

10.34

Guarantee Indenture, dated January 16, 2018, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 13 Preferred Units)—filed as Exhibit 99.3 to Brookfield Renewable Partners L.P.’s Form 6-K on January 17, 2018, and incorporated herein by reference

10.35

Guarantee Indenture, dated January 16, 2018, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 14 Preferred Units)—filed as Exhibit 99.4 to Brookfield Renewable Partners L.P.’s Form 6-K on January 17, 2018, and incorporated herein by reference

10.36

Guarantee Indenture, dated March 11, 2019, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 15 Preferred Units)—filed as Exhibit 99.3 to Brookfield Renewable Partners L.P.’s Form 6-K on March 11, 2019, and incorporated herein by reference

10.37

Guarantee Indenture, dated March 11, 2019, by and among Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited, Computershare Trust Company of Canada and other guarantor parties from time to time thereto (Series 16 Preferred Units)—filed as Exhibit 99.4 to Brookfield Renewable Partners L.P.’s Form 6-K on March 11, 2019, and incorporated herein by reference

10.38*	Form of Support Agreement by and between Brookfield Renewable Corporation and Brookfield Renewable Partners L.P.

10.39*	Form of Rights Agreement by and between Brookfield Asset Management Inc. and Wilmington Trust, National Association

10.40*	Form of Registration Rights Agreement by and between Brookfield Renewable Corporation and Brookfield Asset Management Inc.

10.41*	Form of Credit Agreement between Brookfield Renewable Corporation, as lender, and certain subsidiaries of Brookfield Renewable Energy L.P., as borrowers

10.42*	Form of Credit Agreement between certain subsidiaries of Brookfield Renewable Energy L.P., as lenders, and Brookfield Renewable Corporation, as borrower

10.43*	Form of Conversion Agreement between Brookfield Renewable Corporation and Brookfield BRP Holdings (Canada) Inc.

10.44*	Form of Guarantee by BEP Subco Inc. and BNY Trust Company of Canada

10.45*	Form of Guarantee Indenture by and among BEP Subco Inc., Brookfield Renewable Power Preferred Equity Inc. and Computershare Trust Company of Canada

10.46*	Form of Guarantee Indenture by and among BEP Subco Inc., Brookfield Renewable Partners L.P. and Computershare Trust Company of Canada

10.47*	Form of Equity Commitment Agreement between Brookfield Renewable Corporation and Brookfield BRP Holdings (Canada) Inc.

10.48*	Form of Coattail Agreement between Brookfield Renewable Corporation, Brookfield BRP Holdings (Canada) Inc. and the trustee thereunder

21.1*	List of Subsidiaries of Brookfield Renewable Corporation

Exhibit Number	Description of Document

21.2

List of Subsidiaries of Brookfield Renewable Partners L.P.–incorporated by reference from Item 4.C “Organizational Structure” in Brookfield Renewable Partners L.P.’s Annual Report on Form 20-F filed on March 1, 2019

23.1*	Consent of Appleby (Bermuda) Limited (included in 5.1 above)

23.2*	Consent of Torys LLP (included in 5.2 above)

23.3

Consent of Ernst & Young LLP, with respect to (i) Brookfield Renewable Partners L.P.’s financial statements as of December 31, 2018 and 2017, and for each of the years in the three year period ended December 31, 2018, (ii) the combined carve-out financial statements of the Colombian and Brazilian operations of Brookfield Renewable Partners L.P. as of December 31, 2018 and 2017, and for each of the years in the three year period ended December 31, 2018, and (iii) the statement of financial position of Brookfield Renewable Corporation as at September 9, 2019.

23.4	Consent of KPMG LLP, with respect to the TerraForm Power Inc. Financial Statements as of and for the two-year period ended December 31, 2017

23.5	Consent of Ernst & Young LLP, with respect to TerraForm Power Inc. Financial Statements as of and for the year ended December 31, 2018

23.6	Consent of Deloitte, S.L., with respect to TERP Spanish HoldCo, S.L. as of December 31, 2018 and for the period from June 12, 2018 to December 31, 2018

23.7	Consent of Jeffrey Blidner

23.8	Consent of Nancy Dorn

23.9	Consent of Eleazar de Carvalho Filho

23.10	Consent of David Mann

23.11	Consent of Lou Maroun

23.12	Consent of Stephen Westwell

23.13	Consent of Patricia Zuccotti

24.1	Powers of Attorney (included in the signatures pages hereto)

99.1	Brookfield Renewable Corporation’s waiver request and representation under Item 8.A.4 of Form 20-F

99.2*	Form of Notice of Exchange

*	To be filed by amendment, if applicable.

The registrants hereby agree to furnish to the SEC at its request copies of long-term debt instruments defining the rights of holders of outstanding long-term debt that are not required to be filed herewith.

SIGNATURES OF BROOKFIELD RENEWABLE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on November 8, 2019.

BROOKFIELD RENEWABLE CORPORATION

By:	/s/ Jennifer Mazin
Name: Jennifer Mazin
Title: Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sachin Shah, Wyatt Hartley, Jennifer Mazin and Douglas Christie, and each of them, as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Subordinate Voting Shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-1 to be filed with the Securities and Exchange Commission with respect to such Class A Subordinate Voting Shares, to any and all amendments or supplements to such registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with such registration statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sachin Shah Sachin Shah	Chief Executive Officer (Principal Executive Officer)	November 8, 2019

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 8, 2019

/s/ Jennifer Mazin Jennifer Mazin	Director	November 8, 2019

/s/ Douglas Christie Douglas Christie	Director	November 8, 2019

SIGNATURES OF BROOKFIELD RENEWABLE PARTNERS L.P.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on November 8, 2019.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sachin Shah, Wyatt Hartley, Jane Sheere, Jennifer Mazin, Gregory Morrison, Gregory McConnie, James Bodi, and Anna Knapman-Scott, and each of them, as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of limited partnership units of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-1 to be filed with the Securities and Exchange Commission with respect to such limited partnership units, to any and all amendments or supplements to such registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with such registration statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sachin Shah Sachin Shah	Chief Executive Officer of BRP Energy Group L.P. (Principal Executive Officer)	November 8, 2019

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer of BRP Energy Group L.P. (Principal Financial and Accounting Officer)	November 8, 2019

/s/ Jeffrey Blidner Jeffrey Blidner	Chairman of the Board of Directors of Brookfield Renewable Partners Limited	November 8, 2019

/s/ Nancy Dorn Nancy Dorn	Director of Brookfield Renewable Partners Limited	November 8, 2019

/s/ Eleazar de Carvalho Filho Eleazar de Carvalho Filho	Director of Brookfield Renewable Partners Limited	November 8, 2019

Signature	Title	Date

/s/ David Mann David Mann	Director of Brookfield Renewable Partners Limited	November 8, 2019

/s/ Lou Maroun Lou Maroun	Director of Brookfield Renewable Partners Limited	November 8, 2019

/s/ Stephen Westwell Stephen Westwell	Director of Brookfield Renewable Partners Limited	November 8, 2019

/s/ Patricia Zuccotti Patricia Zuccotti	Director of Brookfield Renewable Partners Limited	November 8, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned, solely in its capacity as the registrants’ duly authorized representative in the United States, on November 8, 2019.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative